     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998

                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                               NTL INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        DELAWARE                     4899                    52-1822078

     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION         INDUSTRIAL CLASSIFICATION   IDENTIFICATION NUMBER)
   OFINCORPORATION OR             CODE NUMBER)
      ORGANIZATION)


                            110 EAST 59TH STREET
                          NEW YORK, NEW YORK 10022
                               (212) 906-8440
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                            RICHARD J. LUBASCH, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               NTL INCORPORATED
                             110 EAST 59TH STREET
                           NEW YORK, NEW YORK 10022
                                (212) 906-8440
 (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
                           ROBERT M. CHILSTROM, ESQ.
                            THOMAS H. KENNEDY, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                (212) 735-3000

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                               ----------------
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
                                                                 PROPOSED
                                                PROPOSED          MAXIMUM
 TITLE OF EACH CLASS OF        AMOUNT           MAXIMUM          AGGREGATE       AMOUNT OF
    SECURITIES TO BE            TO BE        OFFERING PRICE      OFFERING       REGISTRATION
       REGISTERED            REGISTERED         PER UNIT        PRICE(1)(2)         FEE
--------------------------------------------------------------------------------------------
9 1/2% Series B Senior
 Notes Due 2008........  (Pounds)125,000,000    99.670%     (Pounds)124,587,500  $60,220.30
--------------------------------------------------------------------------------------------
10 3/4% Series B Senior
 Deferred Coupon Notes
 Due 2008..............  (Pounds)300,000,000    58.670%     (Pounds)176,010,000  $85,075.75
--------------------------------------------------------------------------------------------
9 3/4% Series B Senior
 Deferred Coupon Notes
 Due 2008..............    $1,300,000,000       61.724%        $802,412,000     $236,711.54

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Determined solely for the purpose of calculating the registration fee.
(2) Calculation based on an exchange rate of US$1.00=(Pounds)1.6385 being the noon buying rate on June 3, 1998.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS SHALL NOT CONSTITUTE AN + +OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY +
+SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER,             +
+SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION +
+UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                       SUBJECT TO COMPLETION, PRELIMINARY
                         PROSPECTUS DATED JUNE 5, 1998
PROSPECTUS                                                       [LOGO OF NTL
                                                                 INCORPORATED]

                           OFFER FOR ALL OUTSTANDING
                  9 1/2% SENIOR NOTES DUE 2008 IN EXCHANGE FOR
                     9 1/2% SERIES B SENIOR NOTES DUE 2008
                                      AND
         10 3/4% SENIOR DEFERRED COUPON NOTES DUE 2008 IN EXCHANGE FOR
             10 3/4 SERIES B SENIOR DEFERRED COUPON NOTES DUE 2008
                                      AND
          9 3/4% SENIOR DEFERRED COUPON NOTES DUE 2008 IN EXCHANGE FOR
             9 3/4% SERIES B SENIOR DEFERRED COUPON NOTES DUE 2008,
                   WHICH HAVE, IN EACH CASE, BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                       OF
                                NTL INCORPORATED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON      , 1998,
                                UNLESS EXTENDED

  NTL Incorporated, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange (i) an aggregate principal amount of up to (Pounds)125,000,000 9 1/2% Series B Senior Notes Due 2008 of the Company (the "New Sterling Senior Notes"), for a like principal amount of the issued and outstanding 9 1/2% Senior Notes Due 2008 of the Company (the "Old Sterling Senior Notes" and, together with the New Sterling Senior Notes, the "Sterling Senior Notes"), (ii) an aggregate principal amount at maturity of up to (Pounds)300,000,000 10 3/4% Series B Senior Deferred Coupon Notes Due 2008 of the Company (the "New Sterling Deferred Coupon Notes"), for a like principal amount at maturity of the issued and outstanding 10 3/4% Senior Deferred Coupon Notes Due 2008 of the Company (the "Old Sterling Deferred Coupon Notes" and, together with the New Sterling Deferred Coupon Notes, the "Sterling Deferred Coupon Notes"), and (iii) an aggregate principal amount at maturity of up to $1,300,000,000 9 3/4% Series B Senior Deferred Coupon Notes Due 2008 of the Company (the "New USD Deferred Coupon Notes", and together with the New Sterling Senior Notes and the New Sterling Deferred Coupon Notes, the "New Notes"), for a like principal amount at maturity of the issued and outstanding 9 3/4% Senior Deferred Coupon Notes Due 2008 (the "Old USD Deferred Coupon Notes", and, together with the New USD Deferred Coupon Notes, the "USD Deferred Coupon Notes" and, together with the Old Sterling Senior Notes and the Old Sterling Deferred Coupon Notes, the "Old Notes" and, the Old Notes, together with the New Notes, the "Notes"), in each case, from the respective holders thereof (the "Holders"). The terms of the New Notes are identical in all material respects to the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for special interest on the Old Notes under certain circumstances relating to the timing of the Exchange Offer.

  On March 13, 1998 the Company issued (Pounds)125,000,000 aggregate principal amount of Old Sterling Senior Notes, (Pounds)300,000,000 aggregate principal amount at maturity of Old Sterling Deferred Coupon Notes, and $1,300,000,000 aggregate principal amount at maturity of Old USD Deferred Coupon Notes. The Old Notes were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws.

  The Old Notes are, and the New Notes will be, senior unsecured obligations of the Company, ranking pari passu in right of payment of principal, premium, if any, and interest with all other existing and future unsubordinated obligations of the Company and ranking senior to all other existing and future subordinated debt of the Company. The Company is a holding company and, therefore, the Old Notes are, and the New Notes will be, effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries with respect to the cash flow and assets of those subsidiaries. As of March 31, 1998, such subsidiaries had approximately $342 million ((Pounds)205 million) of total liabilities.

  The New Sterling Senior Notes will bear interest from the most recent date to which interest has been paid on the Old Sterling Senior Notes or, if no interest has been paid on the Old Sterling Senior Notes, from March 13, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer, registered holders of New Sterling Senior Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 13, 1998. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer, registered holders of Old Sterling Senior Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid,

                                                           (continued on page 2)

  SEE "RISK FACTORS" ON PAGE 18 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is      , 1998.

(continued from front cover page)

from March 13, 1998. Old Sterling Senior Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Sterling Senior Notes whose Old Sterling Senior Notes are accepted for exchange will not receive any payment in respect of interest on such Old Sterling Senior Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. The Old Sterling Deferred Coupon Notes and the Old USD Deferred Coupon Notes were issued at a substantial discount from their principal amount at maturity. Cash interest will not accrue on the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes prior to April 1, 2003. Commencing April 1, 2003, interest on the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes will accrue at rates of 10.75% and 9.75%, respectively, and will be payable semiannually in arrears on each April 1 and October 1, commencing October 1, 2003. Original issue discount on the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes will accrue from March 13, 1998, the date of original issuance of the Old Sterling Deferred Coupon Notes and the Old USD Deferred Coupon Notes, respectively.

  The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreements (as defined). Based on interpretations of the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. The Company acknowledges and each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of New Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making activities or other trading activities, and who receives New Notes in exchange for such Old Notes pursuant to the Exchange Offer, may be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined) and ending at the close of business on the 180th day following the Expiration Date it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. If the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return Old Notes to the Holders thereof. See "The Exchange Offer."

  The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market and are listed on the Luxembourg Stock Exchange. Prior to this Exchange Offer, there has been no public market for the New Notes. Although the Initial Purchasers (as defined) have informed the Company that they intend to make a market in the New Notes, they are not obligated to do so and any such market-making may be discontinued at any time without notice. If a market for the New Notes should develop, the New Notes could trade at a discount from their principal amount or Accreted Value (as defined), as the case may be. The Company does not currently intend to list the New Notes on any securities exchange (other than the Luxembourg Stock Exchange) or to seek approval for quotations through any automated quotation systems. There can be no assurance that a market for the New Notes will develop.

  UNTIL        1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) DEALERS
AFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS OBLIGATION IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

  The Company is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Any reports, proxy statements, information statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 13th Floor, Seven World Trade Center, New York, New York 10048, and copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq Stock Market, Reports Section, at 1735 K Street, Washington, D.C. 20006. As long as the New Notes are listed on the Luxembourg Stock Exchange, copies of such reports, proxy statements and other information will also be made available free of charge at the specified office of the Company's agent in Luxembourg, Banque Internationale a Luxembourg S.A. (the "Luxembourg Agent").

  The Company has filed with the Commission a Registration Statement on Form S-4 (herein together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the notes offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the notes offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Copies of the documents which are exhibits to, or incorporated as part of, the Registration Statement, will be made available free of charge at the specified office of the Luxembourg Agent. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are hereby incorporated by reference into this Prospectus:

    (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, dated March 30, 1998;

    (b) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, dated May 14, 1998; and

    (c) the Company's Current Reports on Form 8-K dated February 5, 1998 (filed February 6, 1998), March 6, 1998 (filed March 9, 1998), March 18, 1998 (filed March 20, 1998) and May 29, 1998 (filed June 2, 1998).

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of New Notes hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON THE REQUEST OF SUCH PERSON TO: NTL INCORPORATED, 110 EAST 59TH STREET, 26TH FLOOR, NEW YORK, NEW YORK 10022, ATTENTION: RICHARD J. LUBASCH, ESQ.; TELEPHONE: (212) 906-8440. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE NO LESS THAN FIVE DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. IN ADDITION, COPIES OF SUCH DOCUMENTS WILL BE MADE AVAILABLE FREE OF CHARGE AT THE SPECIFIED OFFICE OF THE LUXEMBOURG AGENT.

                                ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY NOTES OTHER THAN THE REGISTERED NOTES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH NOTES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                ----------------

  In this Prospectus, references to "pounds sterling," "(Pounds)" "pence" or "p" are to the lawful currency of the United Kingdom and references to "U.S. dollars," "dollars," "$" or "c" are to the lawful currency of the United States. Solely for the convenience of the reader, this Prospectus contains translations of certain pound sterling amounts into U.S. dollars and certain U.S. dollar amounts into pounds sterling. These translations should not be construed as representations that the pound sterling amounts actually represent such U.S. dollar amounts or vice versa or could have been or could be or will be converted into U.S. dollars or pounds sterling, as the case may be, at the rate indicated or at any other rate. Unless otherwise indicated, the translations of pounds sterling into U.S. dollars have been made at 1.6717 per (Pounds)1.00, the noon buying rate in The City of New York for cable transfers in pounds sterling as certified for customers purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on March 31, 1998. See "Exchange Rates" for information regarding the Noon Buying Rate for the past ten fiscal years. On June 3, 1997, the Noon Buying Rate was 1.6385 per (Pounds)1.00.

                                ----------------

  Although there can be no assurance that a single European currency will be adopted or, if adopted, on what time schedule, the Treaty on the European Economic and Monetary Union provides for the introduction of the Euro in substitution for the national currencies of the member states which adopt the Euro. If the United Kingdom adopts the Euro, the regulations of the European Commission relating to the Euro would apply to each of the Sterling Senior Notes, the Sterling Deferred Coupon Notes, the Sterling Senior Notes Indenture (as defined) and the Sterling Deferred Coupon Notes Indenture (as defined). The circumstances and consequences described in this paragraph entitle neither the Company nor any holder of the Sterling Senior Notes or Sterling Deferred Coupon Notes to early redemption, rescission, notice or repudiation of the terms and conditions of the

Sterling Senior Notes or Sterling Deferred Coupon Notes or the applicable Indentures or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of the Company under the Sterling Senior Notes or Sterling Deferred Coupon Notes and the applicable Indentures.

                                ----------------

  The New Notes exchanged pursuant to the Exchange Offer will be available initially only in book-entry form and will be issued in the form of Global Notes (as defined). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its Participants (as defined). Beneficial interests in the New Notes may be held through the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("CEDEL"). After initial issuance of the Global Notes, New Notes in certificated form will be issued in exchange for the Global Notes only in limited circumstances. See "Book-Entry; Delivery and Form" for further discussion of these matters and for definitions of certain of the capitalized terms used in this paragraph.

                                ----------------

                           FORWARD-LOOKING STATEMENTS

  Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used in this Prospectus, the words, "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated or projected, forecast, estimated or budgeted in or expressed or implied by such forward-looking statements. Such factors include, among others, the risk and other factors set forth under "Risk Factors" as well as the following: general economic and business conditions, industry trends, the Company's ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, and availability, terms and deployment of capital.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus or incorporated in this Prospectus by reference. Prospective investors should carefully consider the factors set forth under the caption "Risk Factors." As used in this Prospectus, the term "Company" or "NTL" means NTL Incorporated and, unless the context otherwise requires, its consolidated subsidiaries and partnerships. Capitalized terms not defined in this Summary have the meanings given them elsewhere in this Prospectus. Unless otherwise stated, statistical data included in this Prospectus are as of March 31, 1998. Certain technical terms used in this Prospectus are defined in the glossary which begins on page A-1 of this Prospectus.

                                  THE COMPANY

  NTL is a leading communications company in the United Kingdom, providing residential, business and wholesale customers with the following services: (i) Residential Telecoms and Television Services including residential telephony, cable television and Internet access services, (ii) National Telecoms Services including national business telecoms, national and international carrier telecommunications, and satellite and radio communications services, and (iii) Broadcast Services including digital and analog television and radio broadcast transmission services.

  NTL provides its broad range of services over local, national and international network infrastructure. The Company operates: (i) advanced local broadband networks serving entire communities throughout NTL's regional franchise areas, (ii) the UK's first synchronous digital hierarchy ("SDH") backbone telecommunications network, as well as satellite earth stations and radio communications facilities from NTL's tower sites across the UK, and (iii) a broadcast transmission network which provides national, regional and local analog and digital transmission services to customers throughout the UK.

  In March 1997, the Company changed its name from International CableTel Incorporated to NTL Incorporated to reflect the integration of the services provided by the Company following its acquisition of NTL Group Limited in 1996, and to capitalize on NTL Group Limited's 30 year history in the United Kingdom as a provider of reliable communications services.

RESIDENTIAL TELECOMS AND TELEVISION SERVICES

  The Company is the third largest operator of local broadband communications systems in the UK as measured by the number of homes in its franchise areas, and has achieved the highest customer penetration and lowest churn rates of any multi-system operator in the UK. The Company is presently the sole provider of broadband services in its franchise areas, offering residential telephony, cable television and Internet access services to customers connected to its networks.

  As of March 31, 1998, the Company had 357,200 residential customers, approximately 90% of which subscribed to both telephone and television services. As of March 31, 1998 the Company had a total of 679,700 Revenue Generating Units ("RGUs") resulting in 38.1% telephone penetration, 38.5% cable penetration and 76.6% RGU penetration of homes marketed. By comparison, based on published statistics of the Independent Television Commission ("ITC"), dated March 9, 1998, as of January 1, 1998, UK cable customer penetration averaged approximately 28.0% for telephone and approximately 22.2% for cable television. As of January 1, 1998, the UK telephony cable industry had connected approximately 3.4 million telephone lines and approximately 2.4 million broadband cable customers.

  The following table illustrates operating statistics for the Company's newly constructed network.

                               MARCH 31,            DECEMBER 31,
                               ---------  ------------------------------------
                                 1998       1997      1996     1995     1994
Homes passed(1)..............  1,070,000  1,007,000  779,100  463,000  144,000
Homes marketed...............    887,400    810,000  467,300  176,200    7,200
Homes marketed (as % of homes
 passed).....................         83%        80%      60%      38%       5%
Total customers(2)...........    357,200    321,300  168,200   57,700    2,280
Total RGUs(3)................    679,700    608,500  302,000  102,330    3,960
Customer penetration.........         40%        40%      36%      33%      32%
RGU penetration(4)...........         77%        75%      65%      58%      55%
Annualized churn.............         14%        11%      10%      NM       NM

--------
(1) "Homes passed" is the expression in common usage in the cable industry as the measurement of the size of a cabled area, meaning the total number of residential premises which have the potential to be connected to the Company's network.
(2) As of March 31, 1998, the Company also provided service to approximately 35,400 customers connected to acquired cable systems over which it does not offer a full range of services.
(3) An RGU (revenue generating unit) is one telephone account or one CATV account; a dual customer represents two RGUs.
(4) RGU penetration is the number of RGUs per 100 homes marketed. As defined, maximum RGU penetration is 200%.
NM Not meaningful due to the limited customer base and recent commencement of services.

  The Company's customer base and RGUs both increased by nearly 100% in 1997 compared to year-end 1996. The Company believes that much of its success during this period has been due to its marketing strategies and the introduction of innovative residential services packages which bundle telephone and a small selection of CATV channels within a single product offering. The Company also gives customers the opportunity to purchase additional channel packages and premium channels. Consistent with the Company's objectives, the high penetration rates generated by this strategy have led to increased levels of gross profit contribution per home passed.

  The Company believes it has also maintained high levels of customer satisfaction as indicated by the Company's low rates of churn. During 1997, the Company maintained an annualized churn rate of less than 11%, a rate which is significantly lower than the published churn rates of all other UK telephony cable operators. In a recent survey of a sample of its customers, NTL found that 89% of its customers would recommend the service to a friend or relative, and that only 15% had ever considered changing their telephone service back to British Telecommunications plc ("BT").

  NTL's local franchise areas cover approximately 2.1 million homes, spanning a wide geography across England, Scotland, Wales and Northern Ireland. As of March 31, 1998, the Company's integrated full-service network had been constructed past over one million (or approximately 51%) of its homes under franchise. NTL's local broadband networks use advanced high capacity SDH fiber rings which serve entire communities, bringing fiber connections directly to businesses and "Siamese" coaxial/copper connections to residences. The Company's local networks cover approximately 2,500 route miles of fiber backbone network, with approximately 175,000 fiber miles, and an estimated 5,000 route miles of "Siamese" coaxial/copper connections.

NATIONAL TELECOMS SERVICES

  The Company's objective in National Telecoms Services is to successfully integrate its strategies for developing, operating and marketing local telephony/cable systems with its national network to provide high-quality voice, data and video communications services throughout the UK. The Company has constructed a national SDH fiber telecoms network, which is one of only five national telecoms networks in the UK. The NTL national network currently covers approximately 1,500 route miles and 40,000 fiber miles throughout England, Scotland and Wales. During 1998, the Company plans to extend the network to include the first resilient fiber connection between Northern Ireland, the Republic of Ireland and England.

  The integration of its local networks with the national telecoms network creates strategic advantages for the Company's telephony business. The national network allows the Company to carry telecommunications traffic between each of its franchise areas and throughout the United Kingdom and, therefore, achieve significant savings on the interconnection fees it pays to other carriers. In addition, using the national telecoms network gives the Company greater pricing flexibility and will enable the Company to design and offer new telephony services packages to its customers, which management believes should have a positive effect on the Company's penetration rates.

  Capitalizing on the extended reach of its national network, the Company is competing for a share of the approximately (Pounds)21 billion UK telecoms market on a national basis. In the business telecoms market, the Company has been increasingly successful in obtaining telecoms contracts from businesses located within its franchise areas. As of March 31, 1998, the Company had a total of approximately 8,100 business customers, which represented growth in the quarter of approximately 23%. The Company's current business customers include major international corporations, universities, local governmental authorities, and small and medium sized businesses. Management believes that it can build on the strengths gained in its local franchise areas to approach targeted business users located in other areas of the UK. To connect the "last mile" to the customers' premises from the national network, NTL has a variety of options, including building fiber where justified, using microwave links from the NTL tower infrastructure, or leasing circuits from other local operators. NTL launched its national business telecoms service in November 1997 and its strategy is to target medium to large businesses, beginning with those located near the major urban areas currently served by the NTL national network.

  The Company also offers a variety of other telecommunications services from its national fiber network and microwave transmission facilities. NTL competes in the growing market for bandwidth and leased line services as a national and international wholesale telecommunications carrier. The Company's international facilities license allows it to carry international traffic, and NTL has recently entered into an agreement for a 25 year lease of international telecommunications capacity on a new transatlantic fiber optic cable connecting The Netherlands, Germany, the UK and the United States. NTL is also expanding its product portfolio to include virtual private networks, managed data networks, ATM and frame relay services and multi-media services.

  In addition to business and carrier telecoms, the Company provides the following telecom services: (i) a full range of services in the design, building and operation of radio based networks, and the provision of infrastructure and support services to customers in the emergency services sector, (ii) global satellite connectivity for clients requiring video, digital audio and data services, and (iii) residential, wholesale and business Internet access and support services, consulting and systems integration services, and Intranet design and implementation.

BROADCAST SERVICES

  The Company's Broadcast Services group includes the original core business of NTL Group Limited which has been providing television and radio broadcasters with broadcast transmission services for more than 30 years.

  NTL transmits television and radio broadcast signals for the UK's main commercial television channels and independent radio stations from a national infrastructure of over 1,200 owned and shared transmission sites across the UK. Current customers include the Independent Television ("ITV" or "Channel 3") companies, Channel 4 and the Welsh Fourth Channel ("S4C"), and Channel 5. Other customers include Teletext and many of the United Kingdom's independent local, regional and national radio broadcasters. The Broadcast Services group provides the Company with a stable contracted revenue stream from a variety of customers, through long-term contracts generally with eight to ten year terms. In addition to transmission services, the Broadcast Services group markets value added services to its existing television customers. This group also designs, installs, operates and maintains new transmitter networks and has a spectrum planning service to plan the coverage of television and radio networks.

  Two of the four recipients of the Digital Terrestrial Television ("DTT") multiplexes awarded to date have selected the Company as the preferred supplier of transmission services. If the Company successfully concludes contractual arrangements with the multiplex operators, the introduction of DTT broadcasting in the UK will significantly expand the Company's broadcasting transmission services business.

  The Company, a Delaware corporation, was incorporated on April 2, 1993. The Company is a holding company and conducts its operations through direct and indirect wholly owned subsidiaries. The Company is not a subsidiary of any other company. The Company's principal executive office is located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 906-8440.

                               RECENT DEVELOPMENT

PROPOSED PARTNERS ACQUISITION

  General. On February 4, 1998, the Company and NTL (Bermuda) Limited, a Bermuda corporation and a wholly owned subsidiary of NTL ("Sub") entered into an Agreement and Plan of Amalgamation as amended, (the "Amalgamation Agreement") with Comcast UK Cable Partners Limited ("Partners") which provides for the amalgamation of Sub with Partners (the "Amalgamation"), with the separate existence of Sub and Partners continuing in the form of the company resulting from the Amalgamation. The form and amount of consideration payable to Partners' shareholders in the Amalgamation is dependent upon the timing of the procedures related to certain purchase rights with respect to Partners' interests in Birmingham Cable Corporation Limited ("Birmingham Cable") and Cable London PLC ("Cable London") described below, whether or not such purchase rights are ultimately exercised and, if exercised, the net after-tax proceeds received by Partners as a result of the exercise of either or both of such purchase rights. The maximum consideration payable to Partners' shareholders is
0.3745 shares of the Company's Common Stock for each Partner's Class A Common Share or Class B Common Share. For more information concerning the Amalgamation, see the Amalgamation Agreement, a copy of which has been filed with the Commission as an exhibit to the Company's Form 8-K dated February 5, 1998, which is incorporated by reference into this Prospectus. See "Incorporation of Certain Documents By Reference." Consummation of the Amalgamation is subject to a number of closing conditions including regulatory approvals, shareholder approval by the Company and Partners and consents from their respective banks and bondholders.

  Partners. Partners, an indirect controlled subsidiary of Comcast Corporation ("Comcast") was incorporated in 1992 to develop, construct manage and operate the interests of Comcast in the UK cable and telecommunications industry. As of March 31, 1998, Partners had interests in four operations (the "Partners Operating Companies"): Birmingham Cable, in which Partners owns a 27.5% interest, Cable London, in which Partners owns a 50.0% interest, Cambridge Holding Company Limited, in which Partners owns a 100% interest and two companies holding the franchises for Darlington and Teesside, England, in which Partners owns a 100% interest.

  The Partners Operating Companies' systems are reported to have the potential to serve approximately 1.6 million homes and the businesses within their franchise areas when their build-out is complete. As of December 31, 1997, Partners reported that the Partners Operating Companies' systems passed more than 1,197,000 homes or approximately 75% of the homes in their franchise areas, and served more than 298,000 cable subscribers, 359,000 residential telephony subscribers and 11,000 business telephony subscribers.

  Purchase Rights Relating to Partners' Interests in Birmingham Cable and Cable London. As a result of the proposed Amalgamation, TeleWest Communications plc ("TeleWest"), which owns a 27.5% interest in Birmingham Cable and a 50% interest in Cable London, has certain rights (the "Purchase Rights") to acquire Partners' 27.5% interest in Birmingham Cable (the "Birmingham Cable Equity Interest") and Partners' 50% interest in Cable London (the "Cable London Equity Interest" and, together with the Birmingham Cable Equity Interest, the "Equity Interests").

  Partners and TeleWest are parties to a Co-Ownership Agreement, dated March 12, 1990, as amended and supplemented (the "Co-Ownership Agreement"), which sets forth certain agreements and arrangements regarding their respective investments in Birmingham Cable. Under the terms of the Co-Ownership Agreement, neither Partners nor TeleWest (each, a "Co-Owner") may sell, assign, transfer, pledge or otherwise dispose of, or encumber, directly or indirectly (including by virtue of any change in control of such Co-Owner), all or any part of any shares of capital stock of Birmingham Cable (the "Birmingham Cable Shares") beneficially owned by such Co-Owner, without first offering the other Co-Owner the right to purchase the Birmingham Cable Shares that are beneficially owned by such Co-Owner. Consummation of the Amalgamation will result in a change in control (as defined in the Co-Ownership Agreement) of Partners and, accordingly, subject to the terms and conditions of the Co-Ownership Agreement, TeleWest has the right to acquire the Birmingham Cable Equity Interest. On February 6, 1998, Partners notified TeleWest of its intent to Transfer (as defined herein) the Birmingham Cable Equity Interest as a result of the proposed Amalgamation. This notification triggered TeleWest's right to acquire the Birmingham Cable Equity Interest, subject to the terms and conditions set forth in the Co-Ownership Agreement.

  Under the terms of Cable London's articles of association, a change of control of Partners will give rise to a deemed offer by partners, as at the date of such change in control, of all of its shares of capital stock in Cable London to TeleWest. Consummation of the Amalgamation will result in a change of control (as defined in Cable London's articles of association) of Partners and, accordingly, subject to the provisions of Cable London's articles of association, TeleWest will have the right to acquire the Cable London Equity Interest. In contrast to TeleWest's right to acquire the Birmingham Cable Equity Interest, which has already been triggered, TeleWest's right to acquire the Cable London Equity Interest will not be triggered until the Amalgamation has been consummated. Thus, unless there is a negotiated agreement between Partners and TeleWest prior to such time, there will have been no resolution at the time of consummation of the Amalgamation (the "Effective Time") of whether TeleWest will exercise such right.

  Effects of the Purchase Rights on the Amalgamation Consideration. The consideration to be received by shareholders of Partners in the Amalgamation is dependent upon the timing of the procedures related to each of the Purchase Rights, whether or not the Purchase Rights are ultimately exercised by TeleWest and, if exercised, the net after-tax proceeds received by Partners in exchange for the Birmingham Cable Equity Interest or the Cable London Equity Interest or both, as the case may be. The consideration to be received by shareholders of Partners in the Amalgamation will be determined as of the fifth business day prior to the Effective Time. This determination will be made by the Company, based in part on the status of the Purchase Rights and in part in the Company's sole discretion.

  On April 16, 1998, TeleWest announced that, subject to the valuations determined for the Equity Interests and the availability of financing, it proposed to exercise its rights to acquire the Equity Interests. There can be no assurances that TeleWest will ultimately exercise its rights to acquire the Equity Interests.

                               THE EXCHANGE OFFER

Notes Offered...............  Up to (Pounds)125,000,000 aggregate principal amount of New Sterling Senior Notes, up to (Pounds)300,000,000 aggregate principal amount at maturity of New Sterling Deferred Coupon Notes and up to $1,300,000,000 aggregate principal amount at maturity of New USD Deferred Coupon Notes. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for special interest on the Old Notes under certain circumstances relating to the timing of the Exchange Offer.

The Exchange Offer..........  The New Sterling Senior Notes are being offered in exchange for a like principal amount of Old Sterling Senior Notes that are properly tendered and accepted. The New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes, respectively, are being offered in exchange for a like principal amount of maturity of Old Sterling Deferred Coupon Notes and Old USD Deferred Coupon Notes, respectively, in each case that are properly tendered and accepted. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreements (the "Registration Rights Agreements") each dated March 13, 1998, by and among the Company and (i) in the case of the Registration Rights Agreements relating to the Old Sterling Senior Notes and the Old Sterling Deferred Coupon Notes, respectively, Donaldson, Lufkin & Jenrette International, Morgan Stanley & Co. International Limited, BT. Alex Brown International, Division of Bankers Trust International PLC, Chase Securities Inc., and Salomon Brothers International Limited, and (ii) in the case of the Registration Rights Agreement relating to the Old Sterling Deferred Coupon Notes, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, BT. Alex Brown Securities Corporation, Chase Securities Inc., and Salomon Brothers Inc (collectively in (i) and (ii) the "Initial Purchasers") as the initial purchasers with respect to the initial sale of the Old Notes. For procedures for tendering, see "The Exchange Offer."

Tenders, Expiration Date;     The Exchange Offer will expire at 5:00 p.m., New
   Withdrawal...............  York City time, on      , 1998, or such later
                              date and time to which it is extended (the
                              "Expiration Date"). Each holder tendering Old
                              Notes must acknowledge that it is not engaging in, nor intends to engage in, a distribution of the New Notes. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Federal Income Tax
   Consequences.............  The exchange pursuant to the Exchange Offer should not result in any income, gain or loss to holders of Old Notes exchanging the same for New Notes pursuant to the Exchange Offer or the Company for federal income tax purposes. See "Certain Federal Income Tax Considerations."

Use of Proceeds.............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent..............  The Chase Manhattan Bank through its specified offices in New York and Luxembourg is serving as the Exchange Agent for the Exchange Offer in respect of the Notes. See "The Exchange Offer-- Exchange Agent."

Shelf Registration
   Statement................  Under certain circumstances, certain holders of
                              Old Notes (including holders who may not participate in the Exchange Offer, or who may not freely resell New Notes received in the Exchange Offer) may require the Company to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Old Notes by such holders. See "Registration Rights."

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

  Based on interpretations by the staff of the Commission in no action letters issued to third parties, generally holders of Old Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Notes are acquired in the ordinary course of the holders' business and such holders, other than brokers-dealers, are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, a distribution of such New Notes.

  Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making activities or other trading activities, and who receives New Notes in exchange for such Old Notes pursuant to the Exchange Offer, may be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See "Plan of Distribution."

  To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Rights Agreements and subject to certain specified limitations therein, to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder of such New Notes reasonably requests in writing. Unless the Company is so requested, the Company does not intend to register or qualify the sale of the New Notes in any such jurisdictions.

  If a Holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to provisions of the applicable Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer contained in the legend on the Old Notes. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will take any action to register Old Notes under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange" and "Registration Rights."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

  The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions under the Registration Rights Agreements providing for special interest on the Old Notes under certain circumstances relating to timing of the Exchange Offer, which on each case will terminate upon consummation of the Exchange Offer.

Securities Offered..........  Up to (Pounds)125,000,000 principal amount of 9
                              1/2% Series B Senior Notes due 2008, up to
                              (Pounds)300,000,000 principal amount at maturity of 10 3/4% Series B Sterling Senior Deferred Coupon Notes due 2008 and up to $1,300,000,000 principal amount at maturity of 9 3/4% Senior Deferred Coupon Notes due 2008.

Maturity Date...............  April 1, 2008.

Yield and Interest..........  Interest on the New Sterling Senior Notes will accrue at the rate of 9.5% per annum and will be payable in cash semiannually on April 1 and October 1, commencing on October 1, 1998. The issue price of each Old Sterling Deferred Coupon Note and each Old USD Deferred Coupon Note represents a yield to maturity of 10.8% and 9.77% per annum, respectively (computed on a semiannual bond equivalent basis). Cash interest will not accrue on the New Sterling Deferred Coupon Notes or the New USD Deferred Coupon Notes prior to April 1, 2003. Commencing April 1, 2003, cash interest on the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes will accrue and be payable, semiannually in arrears on April 1, and October 1, commencing October 1, 2003. See "Description of New Notes."

Ranking.....................  Each class of New Notes (the New Sterling Senior
                              Notes, the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes) will rank senior in right of payment to all subordinated indebtedness of the Company and will rank pari passu in right of payment with each other and with all existing and future unsubordinated obligations of the Company. As of March 31, 1998, the Company had approximately $2.9 billion of unsubordinated debt outstanding. Such unsubordinated debt includes the Company's New Notes, its 10 7/8% Senior Deferred Coupon Notes Due 2003 (the "10 7/8% Notes"), its 12 3/4%
                              Senior Deferred Coupon Notes Due 2005 (the "12 3/4% Notes"), its 11 1/2% Senior Deferred Coupon Notes Due 2006 (the "11 1/2% Notes and, together with the 10 7/8% and the 12 3/4% Notes, the "Existing Deferred Coupon Notes"), and its 10% Senior Notes Due 2007 (the "10% Notes" and, together with the Existing Deferred Coupon Notes, the "Existing Notes"). The New Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries with respect to the cash flow and assets of those subsidiaries. As of March 31, 1998, such subsidiaries had approximately $342 million ((Pounds)205 million) of total liabilities.

                              The New Notes will rank senior to the Company's 7% Convertible Subordinated Notes due 2008 (the "Convertible Notes"). See "Risk Factors-- Potential Adverse Consequences of Leverage."

Optional Redemption.........  On or after April 1, 2003, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control...........  Upon the occurrence of a Change of Control
                              Triggering Event (which requires a Change of
                              Control (as defined) and a Ratings Decline (as defined)), the Company will be required to make an offer to purchase all of the Notes at 101% of principal amount thereof plus accrued and unpaid interest to the date of purchase (or, in the case of repurchases of Sterling Deferred Coupon Notes or USD Deferred Coupon Notes prior to April 1, 2003, at a purchase price equal to 101% of the Accreted Value thereof at the date of repurchase). The Company may not have sufficient funds or the financial resources necessary to satisfy its obligations to repurchase the Notes and other debt that may become repayable upon a Change of Control Triggering Event.

Certain Covenants...........  Each of: (i) the indenture governing the Sterling
                              Senior Notes (the "Sterling Senior Notes
                              Indenture"), (ii) the indenture governing the Sterling Deferred Coupon Notes (the "Sterling Deferred Coupon Notes Indenture") and (iii) the indenture governing the USD Deferred Coupon Notes (the "USD Deferred Coupon Notes Indenture" and, together with the Sterling Senior Notes Indenture and the Sterling Deferred Coupon Notes Indenture, the "Indentures") contain covenants relating to, among other things, the following matters: (i) restricted payments; (ii) incurrence of additional indebtedness and issuance of preferred stock; (iii) liens; (iv) dividend and other payment restrictions affecting subsidiaries; (v) mergers, consolidations and sales of assets; (vi) transactions with affiliates; and (vii) reports.

Original Issue Discount.....  The Old Sterling Deferred Coupon Notes and the
                              Old USD Deferred Coupon Notes were issued on
                              March 13, 1998 at an issue price of
                              (Pounds)586.20 per (Pounds)1,000 and $617.24 per
                              $1,000 principal amount at maturity,
                              respectively. Each of the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes will be treated as having been issued with original issue discount for United States federal income tax purposes. Thus, although cash interest will not accrue on the Sterling Deferred Coupon Notes or the USD Deferred Coupon Notes prior to April 1, 2003, original issue discount (i.e., the difference between the sum of all principal and interest payable on the Sterling Deferred Coupon Notes or the USD Deferred Coupon Notes, as the case may be, and the issue price of the Sterling Deferred Coupon Notes or the USD Deferred Coupon Notes, as the case may be) will accrue from the issue date of the Old Sterling Deferred Coupon Notes or the Old USD Deferred Coupon Notes, as the case may be, and will be included as interest income periodically (including for periods ending prior to October 1, 2003) in a holder's gross income for United States federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations."

Registration Rights.........  Holders of New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, the Company agreed to use its best efforts to file an Exchange Offer Registration Statement (as defined). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement. Under certain circumstances, certain Holders of Notes (including Holders of Notes who may not participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange Offer) may require the Company to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such Holders before making a decision to tender their Old Notes in the Exchange Offer.

Use of Proceeds.............  The Company will not receive any proceeds from the Exchange Offer. The Company intends to use the proceeds of the offering of the Old Notes to finance the construction, capital expenditure and working capital requirements (including debt service and repayment obligations) of the Company and, potentially, to refinance existing indebtedness. In addition, a portion of the net proceeds of the offering of the Old Notes may also be used to make acquisitions of businesses or assets related to the Company's business. See "Use of Proceeds."

Governing Law and             The Notes and the Indentures will be governed
Judgments...................  exclusively by the laws of the State of New York.
                              Under the Judiciary Law of the State of New York, a judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

Form of Notes...............  Each of the New Notes will initially be represented by one or more global New Notes in registered form, without coupons attached (collectively, the "Global New Notes"), each of which will be issued in an aggregate denomination equal to the outstanding principal amount at maturity of the New Notes represented thereby. Except as set forth under "Description of the New Notes," owners of beneficial interests in the Global New Notes will not be entitled to receive physical delivery of New Notes in definitive form or to have the New Notes issued and registered in their names and will not be considered the owners or holders thereof under the applicable Indenture. Interests in the Global New Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by The Depository Trust Company ("DTC") or its nominee with respect to its participants. Ownership of the interests in the Global New Notes will be limited to persons that have accounts with DTC ("Participants") or persons that may hold interests through Participants. Investors may elect to own interests in a Global New Note through the Morgan Guaranty Trust Company, Brussels office as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("CEDEL") in Europe, if they are participants in such systems, or indirectly through organizations which are participants, through their respective depositaries, Morgan Guaranty Trust Company of New York and Citibank, N.A., which in turn will hold such interests in accounts as Participants.

Listing.....................  Application has been made to list the New Notes on the Luxembourg Stock Exchange.

                                  RISK FACTORS

  Holders of Old Notes should carefully consider the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus before tendering their Old Notes in the Exchange Offer, although the risk factors (other than "--Consequences of Failure to Exchange Old Notes" and "--Requirements for Transfer of New Notes") are generally applicable to the Old Notes as well as the New Notes.

                                 RISK FACTORS

  Holders of Old Notes should consider carefully all of the information set forth in this Prospectus and incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Documents By Reference." Holders should particularly evaluate the following risks before tendering their Old Notes in the Exchange Offer, although the risk factors set forth below (other than the first two risk factors) are generally applicable to the New Notes as well as the Old Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer--Certain Conditions to the Exchange Offer" and only after a timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal in respect of such Old Notes and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the provisions of the applicable Indenture regarding transfer and exchange of the Old Notes, the existing restrictions upon transfer thereof set forth in the legend on the Old Notes and in the Offering Memorandum dated March 6, 1998 relating to the Old Notes (the "Offering Memorandum"). Except in certain limited circumstances with respect to certain types of holders of Old Notes (see "Registration Rights"), the Company will have no further obligation to provide for the registration under the Securities Act of such Old Notes. In general, Old Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will take any action to register the Old Notes under the Securities Act or blue sky laws.

REQUIREMENTS FOR TRANSFER OF NEW SECURITIES

  Based on interpretations by the staff of the Commission, as set forth in no action letters issued to third parties, the Company believes that the New Notes issued in exchange for the Old Notes, pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making activities or other trading activities, and who receives New Notes in exchange for such Old Notes pursuant to the Exchange Offer, may be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that starting on the Expiration Date and ending on the close of business of the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration nor qualification is available and is complied with. The Company has agreed, pursuant to the Registration Right Agreements and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdiction as any holder of the Notes reasonably request in writing. Unless the Company is so requested, the Company does not intend to take any action to register or qualify the sale of the New Notes in any such jurisdictions. See "The Exchange Offer-- Consequences of Exchanging Old Notes."

POTENTIAL ADVERSE CONSEQUENCES OF LEVERAGE

  The Company is and, following the consummation of the Exchange Offer will continue to be, highly leveraged. At March 31, 1998, the accrued value of the Company's total long-term indebtedness (including the Redeemable Preferred Stock (as defined)) was approximately $3.5 billion, representing approximately 104% of total capitalization. Chase has agreed under the New Credit Facility to fully underwrite a (Pounds)555 million term loan facility. By April 14, 1999, Chase's commitment will be reduced to no less than (Pounds)480 million or such greater amount as is necessary to ensure that the Company's UK operations remain fully funded by reference to an agreed business plan. As the Company's subsidiaries draw down amounts available under the New Credit Facility, the amount of debt outstanding will increase further. The indentures governing the Existing Notes and the Convertible Notes permit the Company and its subsidiaries to incur substantial additional indebtedness. The ability of the Company and its subsidiaries to make scheduled payments under present and future indebtedness (including the Notes) will depend on, among other things, the Company's and its subsidiaries' ability to complete the build out of the franchises on a timely and cost effective basis, the Company's ability to access the earnings of its subsidiaries (which may be subject to significant contractual and legal limitations), the future operating performance of the Company and its subsidiaries and the Company's ability to refinance its indebtedness when necessary. Each of these factors is to a large extent subject to economic, financial, competitive, regulatory and other factors that are beyond the Company's and its subsidiaries' control. See "--Uncertainty of Construction Progress and Costs," "--Need for Additional Financing" and "-- Holding Company Structure; Dependence Upon Cash Flow from Subsidiaries."

  The New Credit Facility contains, and future agreements and debt instruments may contain, various covenants which, among other things, require the Company to maintain certain financial ratios, restrict or prohibit the payment of dividends and other distributions to the Company by its subsidiaries, restrict asset sales and dictate the use of proceeds from the sale of assets. Although the Company believes that it and its subsidiaries are in compliance with their respective covenants and restrictions, continued compliance with these restrictions, in combination with the leveraged nature of the Company, could limit the ability of the Company to respond to market conditions or meet extraordinary capital needs or otherwise could restrict corporate activities and the ability of certain subsidiaries of the Company to make payments to the Company which might otherwise fund payments due on the Notes and the Company's other obligations as they fall due. See "--Holding Company Structure; Dependence Upon Cash Flow from Subsidiaries." There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs, to service and repay indebtedness (including, without limitation, the Notes) or to engage in other business activities, such as acquisitions, which may be in the interest of the Company.

  The degree to which the Company is leveraged could have important consequences to holders of the Notes including the following: (i) increasing the Company's vulnerability to adverse changes in general economic conditions or increases in prevailing interest rates; (ii) limiting the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes, including the build out of the networks in the franchises and the development and expansion of the Company's business; (iii) requiring a substantial portion of the Company's and its subsidiaries' cash flow from operations to be dedicated to debt service requirements, thereby reducing the funds available for dividends, operations and future business opportunities; and (iv) increasing the Company's and its subsidiaries' exposure to increases in interest rates given that certain of the Company's and its subsidiaries' borrowings may be at variable rates of interest.

  In addition, the Company may under certain circumstances be obligated to offer to repurchase certain outstanding securities prior to maturity and there can be no assurance that the Company will have the financial resources necessary or otherwise be able to repurchase those securities in such circumstances (including, without limitation, on the occurrence of a Change in Control Triggering Event).

NEED FOR ADDITIONAL FINANCING

  The Company will continue to require significant amounts of capital to finance construction of its local and national networks, for connection of telephone, telecommunications and CATV customers to the networks, for other capital expenditures, as well as for cash interest payments. Based on the information currently available, the Company estimates that, from April 1, 1998 through March 31, 1999, these requirements will aggregate (Pounds)354 million (approximately $580 million). The Company intends to fund its requirements from cash, cash equivalents and marketable securities on hand of $1.2 billion as of March 31, 1998. The Company has significant capital requirements for the completion of its telephone, telecommunications and CATV network passed the total of 2,090,000 homes required by its regulatory build schedules, for its LDL payments and for scheduled cash interest and principal payments beyond March 31, 1999. In addition, the Company will require significant amounts of capital to finance the other capital expenditures and the cost of operations of the Company, its subsidiaries and joint ventures and meet all their other obligations as they fall due. The Company intends to fund the requirements referred to in this paragraph from cash, cash equivalents and marketable securities on hand, amounts available under the New Credit Facility and funds internally generated by the operations of the Company's subsidiaries, but there can be no assurance that such resources will be available or adequate to meet expected requirements. See "Description of Certain Indebtedness--The New Credit Facility."

  In addition, all or a substantial portion of the indebtedness of the Company (other than the Notes) matures prior to the maturity of the Notes. The Company's ability to make cash payments pursuant to the terms of the Notes may be dependent, in part, on the Company's ability to refinance that indebtedness which will depend, in part, on factors beyond the control of the Company. The Redeemable Preferred Stock is mandatorily redeemable on February 15, 2009 and such mandatory redemption provisions may have a material adverse effect on the Company's ability to obtain additional financing or refinancing.

  Management does not anticipate that the Company and its subsidiaries will generate sufficient cash flow from operations to repay at maturity the entire principal amount of the Existing Notes, the Convertible Notes and other outstanding indebtedness of the Company and its subsidiaries. In addition, it may be necessary for the Company to refinance the Notes at maturity. Accordingly, the Company will be required to consider a number of measures, including: (i) refinancing all or a portion of such indebtedness, (ii) seeking modifications of the terms of such indebtedness, (iii) seeking additional debt financing, which would be subject to obtaining necessary lender consents, (iv) seeking additional equity financing, or (v) a combination of the foregoing. The particular measures the Company may undertake and the ability of the Company to accomplish those measures will depend on the financial condition of the Company and its subsidiaries at the time, as well as a number of factors beyond the control of the Company and its subsidiaries, including prevailing economic and market conditions and financial, business and other factors. No assurance can be given that any of the foregoing measures can be accomplished, or can be accomplished in sufficient time to make timely payments with respect to the Company's indebtedness. In addition, there can be no assurance that any such measures can be accomplished on terms which are favorable to the Company and its subsidiaries.

  The Company will continue to consider strategic acquisitions and combinations involving businesses operating, or owning licenses to operate, cable, telephone, television or telecommunications systems or services and related businesses principally in the United Kingdom, as attractive opportunities arise. The Company is currently involved in various stages of exploration, development and negotiation of certain transactions, some of which, if completed, would be significant and may involve the incurrence of substantial indebtedness or the raising of additional equity by the Company and its subsidiaries to finance such transactions. There can be no assurances that such transactions will occur. The indentures governing the Notes and the Existing Notes permit indebtedness to be incurred to finance acquisitions only if such acquisitions are acquisitions of either tangible or intangible assets, licenses and computer software used in connection with a Cable Business (as defined in such indentures) or certain entities, directly or indirectly engaged in a Cable Business if such entities meet certain qualifying criteria specified in such indentures.

HOLDING COMPANY STRUCTURE; DEPENDENCE UPON CASH FLOW FROM SUBSIDIARIES

  The Company is a holding company that conducts its operations through its direct and indirect wholly-owned subsidiaries and affiliated joint ventures. As a holding company, the Company holds no significant assets other than its investments in and advances to its subsidiaries and affiliated joint ventures. The Company is, therefore, dependent upon its receipt of sufficient funds from its subsidiaries and affiliated joint ventures to meet its own obligations. The ability of the Company and, therefore, the holders of the Notes, to benefit in the distribution of any assets of any of the Company's subsidiaries and affiliated joint ventures upon any liquidation of any such subsidiary or joint venture will be subject to the prior claims of the subsidiary's or joint venture's creditors, including trade creditors and, to the extent that such subsidiary or joint venture is not directly owned by the Company, to the prior claims of the creditors of any other persons directly or indirectly owning such subsidiary or joint venture.

  Each of the Company's subsidiaries that is a Delaware corporation may pay dividends, under the Delaware General Corporation Law (the "DGCL"), only out of its surplus, or, in the event that it has no surplus, out of its net profits for the fiscal year in which the dividend is declared or for the immediately preceding fiscal year. Each of the Company's subsidiaries that is a United Kingdom company is, under applicable United Kingdom law, prohibited from paying dividends unless such payments are made out of profits available for distribution (which consist of accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made). Other statutory and general English law obligations also affect the ability of directors of the Company's subsidiaries to declare dividends and the ability of the Company's subsidiaries to make payments to the Company on account of intercompany loans. In addition, the United Kingdom may impose a withholding tax on payments of interest and advance corporation tax on distributions (of interest, dividends or otherwise) by United Kingdom subsidiaries of the Company.

  In addition, the terms of the New Credit Facility limit, and the terms of existing and future indebtedness of the Company's subsidiaries may limit, the payment of dividends, loans or other distributions to the Company. In the absence of a default, the New Credit Facility generally permits payments to the Company to pay the interest and principal of existing indebtedness of the Company. See "Description of Certain Indebtedness--The New Credit Facility."

  The Old Notes are, and the New Notes will be, effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, including borrowings under the New Credit Facility. As of March 31, 1998, the total liabilities of the Company's subsidiaries were approximately $342 million ((Pounds)205 million). In addition, the Indentures permit subsidiaries of the Company to incur additional Indebtedness (as defined in the Indentures) to finance the construction, capital expenditure and working capital needs of a Cable Business and the acquisition of Cable Assets (as defined in the Indentures) or the acquisitions of certain entities, directly or indirectly, engaged in a Cable Business, if such entities meet certain qualifying criteria specified in the Indentures. In light of the Company's strategy of continued growth, in part through acquisitions, the Company and its subsidiaries may incur substantial indebtedness in the future. See "Description of New Notes." Borrowings under the New Credit Facility are, and a substantial portion of the Company's and its subsidiaries' future indebtedness is expected to be, secured by liens and other security interests over the assets of the Company's subsidiaries and the Company's equity interests in the Company's subsidiaries. In addition, the ability of the Company and, therefore, the holders of the Notes to benefit from distributions of assets of the Company's subsidiaries may be limited to the extent that the outstanding shares of any of its subsidiaries and such subsidiary's assets are pledged to secure other debt of the Company or its subsidiaries. Any right of the Company to receive assets of any subsidiary upon such subsidiary's liquidation or reorganization will be structurally subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as an unsubordinated creditor of such subsidiary. However, to the extent that the Company is so recognized, the claims of the Company would still be subject to any security interests in the assets of such subsidiary and any liabilities of such subsidiary senior to those held by the Company and may otherwise be challenged by third parties in a liquidation or reorganization proceeding. In addition, the New Credit Facility requires the Company to subordinate its right to repayment of indebtedness outstanding between it and the borrower under such agreement or any other subsidiary of the Company to the rights of the lenders under the agreement. In particular the rights of the Company and other subsidiaries to repayment of principal and interest lent by them to the borrower or other subsidiaries under the New Credit Facility have been and will be subordinated to the rights of the lenders under the New Credit Facility pursuant to subordination agreements with such lenders.

  The principal fixed assets of the Company's subsidiaries are cable headends, cable television and telecommunications distribution equipment, telecommunications switches and customer equipment, transmission towers, masts and antennas and the sites on which they are located. The value of a substantial portion of these fixed assets is derived from their employment in the Company's and its subsidiaries' businesses. These assets are highly specialized and, taken individually, can be expected to have limited marketability. Consequently, in the event that secured creditors seek to realize on the collateral securing debt of the Company's subsidiaries, these creditors would be likely to seek to sell the business as a going concern (possibly through a sale of pledged shares of subsidiaries), either in its entirety, or by franchise or other business unit, in order to maximize the proceeds realized.

THE PROPOSED PARTNERS ACQUISITION

  The Company has entered into the Amalgamation Agreement to acquire Partners. See "Prospectus Summary--Recent Development". Any benefits from the Amalgamation could be less than anticipated. Other potential risks include the risk that integration of Partners with the Company and with the Company's national transmission network may be more difficult than expected, the presence of unknown liabilities and the lack of majority control of certain assets (the Cable London Equity Interest and the Birmingham Cable Equity Interest), and the possible loss of those assets upon exercise of the Purchase Rights. While there have been various oral communications and written correspondence between NTL and Partners, on the one hand, and TeleWest, on the other hand, with respect to matters related to the Purchase Rights, the parties have no agreement, arrangement or understanding with respect to the Purchase Rights and there can be no assurances that the parties will reach any such agreement, arrangement or understanding prior to the consummation of the Amalgamation. On April 16, 1998, TeleWest announced that, subject to the valuation and the availability of financing, it proposed to exercise the Purchase Rights. There can be no assurances that TeleWest will exercise either or both of the Purchase Rights. While the Company believes that the acquisition of Partners will be beneficial to the Company and its shareholders, there can be no assurance that (i) if completed, the expected benefits will be realized, (ii) the potential risks will not be realized, or
(iii) such risks can be managed without adversely affecting the Company.

  The Company has not yet determined whether the Amalgamated Company will be treated as a Restricted Subsidiary or a Non-Restricted Subsidiary under the Indentures, although designation as a Non-Restricted Subsidiary would require consent of a majority of the holders under each of the Indentures governing the Existing Notes. If the Amalgamated Company is designated as a Non-Restricted Subsidiary, it will not be subject to the covenants of the Indentures. Even if the Amalgamated Company is designated as a Restricted Subsidiary, it may continue to be subject to the restrictions on payment of dividends to the Company and other restrictive covenants contained in Partners' existing debt instruments. As a result of such restrictions, there can be no assurance that the Company will be able to gain access to the cash flow of Partners as a source of payment for the Notes or for the Company's other indebtedness. There can also be no assurance that the Amalgamation will be completed, or of the timing of any such completion.

OPERATING LOSSES

  The Company had net losses for the three months ended March 31, 1998 and 1997 and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 of $(93.7 million), $(85.8 million), $(333.1 million), $(254.5 million), $(90.8 million), $(29.6 million) and $(11.1 million), respectively. As of March 31, 1998, the Company's accumulated deficit was $810.7 million. The development of the Company's business to date has resulted in significant expenditures and the continued construction and expansion of its network will require considerable additional expenditures. Construction and operating expenditures have resulted in negative cash flow, which is expected to continue at least until an adequate customer base is established. The Company also expects to incur substantial additional operating losses, and there can be no assurance that the Company will achieve or sustain profitability in the future. Failure to become profitable could adversely affect the Company's ability to sustain operations and obtain additional required funds. See "--Need for Additional Financing." Moreover, such a failure would adversely affect the Company's ability to pay the required payments on the Notes, the Company's other indebtedness and the Redeemable Preferred Stock. See "--Potential Adverse Consequences of Leverage," "--Need for Additional Financing" and "--Holding Company Structure; Dependence Upon Cash Flow from Subsidiaries."

DEFICIENCY OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  For the three months ended March 31, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, the Company's earnings were insufficient to cover fixed charges by approximately $94.6 million, $355.4 million, $257.1 million, $105.4 million, $31.8 million and $10.4 million, respectively. The Company's earnings for the three months ended March 31, 1998 and the year ended December 31, 1997 were insufficient to cover combined fixed charges and preferred stock dividends by $98.2 million and $367.4 million, respectively. Fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest. The issuance of the Old Notes had the effect of increasing the total amount of the Company's indebtedness and increasing its interest expense in subsequent periods.

REQUIREMENT TO MEET BUILD MILESTONES

  The telecommunications license for each franchise contains specific construction milestones. Under the terms of its current telecommunications licenses, by the end of 2005 the Company is required to construct cable television systems passing an aggregate of approximately 2,090,000 premises (residential and business). The Office of Telecommunications ("OFTEL") and the Department of Trade and Industry ("DTI") are the only bodies with the authority to modify the construction milestones in the licenses other than the Northern Ireland and Gwent and Glamorgan local delivery operator licenses ("LDLs") (in respect of which the Independent Television Commission (the "ITC") is the relevant authority for modifying construction milestones). Based on current network construction, the Company believes it will be able to satisfy the Company's milestones in the future, but there can be no assurance that such milestones will be met. See "--Need for Additional Financing" and "-- Uncertainty of Construction Progress and Costs." If the Company is unable to meet the construction milestones required by any of its licenses and is unable to obtain modifications to the milestones, the relevant license or licenses could be revoked, which would have a material adverse effect on the Company.

UNCERTAINTY OF CONSTRUCTION PROGRESS AND COSTS

  At March 31, 1998, construction of the Company's network had passed in excess of 51% of its final regulatory milestone requirements for all its franchises. Successful construction and development of the Company's network will depend on, among other things, the Company's ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. The exact amounts and timing of all of these expenditures are subject to a variety of factors which may vary greatly by market and be beyond the control of the Company. Accordingly, there can be no assurance that the actual costs of network construction will not exceed the aggregate cost of network construction estimated under "--Need for Additional Financing" above or that additional funding substantially in excess of that amount will not be required.

  In building its network, the Company is generally required by its licenses to use underground construction, which is more expensive and time consuming than aerial construction. Mechanized construction methods often cannot be used to install network infrastructure in the Company's franchise areas due to existing underground utility infrastructure. In addition, the Company is responsible for restoring the surface area after its underground construction is completed. Although the Company has recently been able to negotiate construction contracts at rates which it believes are competitive relative to the cable industry as a whole, construction costs could increase significantly over the next few years as existing contracts expire and as demand for cable construction services grows due to anticipated increases in the cable industry's overall construction activity. Accordingly, there can be no assurance that the Company will be able to construct its network in a timely manner or at a reasonable cost.

POSSIBILITY OF INCREASED CUSTOMER CHURN

  Although historically the Company has experienced lower rates of churn than other operators offering similar services, there can be no assurance as to the Company's future churn rates. Higher levels of churn could have a material adverse effect on the Company.

SIGNIFICANT COMPETITION

  The Company faces significant competition from established and new competitors in the areas of residential telephony, business telecoms services and cable television. The Company believes that competition will intensify in each of these business areas, particularly business telecommunications.

  Residential Telephony. The Company competes primarily with BT in providing telephone services to residential customers. BT, formerly the only major national PTO in the United Kingdom, has an established market presence, fully built networks and resources substantially greater than those of the Company. According to OFTEL, at March 31, 1997, nearly 90% of United Kingdom residential telephone exchange line customers are customers of BT. The Company's growth in telecommunications services, therefore, depends upon its ability to convince BT's customers to switch to the Company's telecommunications services. The Company believes that value for money is currently one of the most important factors influencing the decision of United Kingdom customers to switch from BT to a cable telecommunications service. BT has, however, introduced price reductions in certain categories of calls and, due to regulatory price controls, BT will be making further reductions in its telecommunications prices. Accordingly, although the Company intends to remain competitive, in the future it may be unable to offer residential telephone services at rates lower than those offered by BT. In such case, the Company may experience a decline in its average per line residential telecommunications revenues, may not achieve desired penetration rates and may experience a decline in total revenues. There can be no assurance that any such decline in revenues or penetration rates will not adversely affect the of the Company. In addition to BT, other telecommunications competitors which may have substantially greater resources than those of the Company could prevent the Company from increasing its share of the residential telecommunications market.

  On February 8, 1996, the DTI announced the award of two licenses to operate radio fixed access services in the 2 GHz band. These new licenses enable the two licensees, BT and RadioTEL Systems, to provide telecommunications services to customers living in defined remote rural areas mainly in Scotland, Wales and Northern Ireland and create potential additional competition for the Company's residential telephony services in certain remote rural areas of the Company's Northern Ireland franchise. The Company also competes with mobile networks. This technology could grow to become a competitive threat to the Company's networks, particularly if call charges are reduced further on the mobile networks. The Company's Radio Communications group may enable the Company to benefit from the growth in this technology. There can be no assurance, however, that the Company will be able to compete successfully with BT or such other telecommunications operators.

  The Company believes that it has a competitive advantage in the residential market because of its ability to offer integrated telephone, CATV, telecommunications services (including interactive and on-line services) and dual product packages designed to encourage customers to subscribe to both services. However, there can be no assurance that this competitive advantage will continue. Indeed, BT, C&WC and other national PTOs will be entitled to convey CATV services from 2001 and, subject to a review by the Director General (which is already underway), possibly from as early as 1998.

  BSkyB is currently marketing telecommunications services both independently and on behalf of BT. BSkyB's joint marketing efforts with BT enable BSkyB's customers to earn additional discounts on BT's residential telecommunications volume discount plans. In addition, it has been reported from time to time that BT and BSkyB are discussing the formation of cooperative arrangements. Given the respective market positions of BT and BSkyB, the Company believes that, if the two companies successfully combine their respective marketing strengths, the resulting combination would provide significant competition to cable operators including the Company.

  Business Telecommunications. BT is also the Company's principal competitor in providing business telecommunications services. In addition, the Company competes with C&WC, Energis, Scottish Telecom in Scotland and with other companies that have recently been granted telecommunications licenses such as WorldCom and Colt. In the future, the Company may compete with additional entrants to the business telecommunications market, such as AT&T U.K. Competition is based on price range and quality of services, and the Company expects price competition to intensify if C&WC, Energis and other new market entrants compete aggressively. Most of these competitors have substantial resources and there can be no assurance that these or other competitors will not expand their businesses in the Company's existing markets or that the Company will be able to continue to compete successfully with such competitors in the business telecommunications market.

  CATV. The Company's CATV systems compete with direct reception over-the-air broadcast television, direct-to-home ("DTH") satellite services and satellite master antenna systems. In addition, pay television and pay-per-view services offered by the Company compete to varying degrees with other communications and entertainment media, including home video, cinema exhibition of feature films, live theater and newly emerging multimedia services. The Company expects that, in the future, it may face competition from programming provided by video-on-demand services, including those that may be provided by public telephone operators ("PTOs") with national licenses (i.e., national PTOs). Certain companies associated with BT and Mercury (which recently merged with three cable operators that hold such licenses--NYNEX CableComms, Bell Cablemedia plc and Videotron Holdings plc--to form a new company known as Cable & Wireless Communications ("C&WC")) hold licenses to provide cable telephone/television systems that cannot, under current ITC policy, be built in any of the Company's franchises. This ITC policy position may change. Any such change in policy could have a material adverse effect on the Company.

  On September 29, 1993, the ITC issued a statement pursuant to which it took the position (shared by OFTEL and DTI) that BT and the other national PTOs may provide "video-on-demand" services under their existing licenses. No assurance can be given that video-on-demand will not provide substantial competition to the Company within its markets in the future.

  The Broadcasting Act 1996 provides for the regulation of digital terrestrial television ("DTT") that will initially provide an additional 18 or more new terrestrial channels serving between 60% and 90% of the United Kingdom's population. Some of the channels are reserved for digital simultaneous broadcasting by the existing terrestrial broadcasters. The introduction of DTT, as well as digital satellite television will provide both additional programming sources as well as increased competition for the Company and its subsidiaries. There can be no assurance that satisfactory (or any) terms of carriage will be obtained by the Company for digital satellite programs or channels.

  The full extent to which existing or future competitors using existing or developing media will compete with cable television systems may not be known for several years. There can be no assurance, however, that existing, proposed or as yet undeveloped technologies will not become dominant in the future and render cable television systems less profitable or even obsolete.

  Broadcast Services. In February 1997, the United Kingdom Government sold the BBC's Home Service and World Service transmission businesses to a consortium led by Castle Tower Corporation. There can be no assurance that the Company will not encounter significant competition from Castle Transmission for its transmission business from expiration of the Company's current contracts with the ITV contractors and Channel 4/S4C. See "--Dependence Upon ITV and Other Contracts." See "--Dependence Upon Site Sharing Arrangement."

LIMITED ACCESS TO PROGRAMMING

  The Company's ability to make a competitive offering of cable television services is dependent on the Company's ability to obtain access to programming at a reasonable cost. While various sources of programming are available to cable system operators in the United Kingdom, BSkyB is currently the most important supplier of cable programming and the exclusive supplier of certain programming. BSkyB provides the industry with a range of programming, including the most popular mainstream premium movie channels available in the United Kingdom and, currently, exclusive English premier league soccer games. BSkyB also competes with the Company by operating a DTH satellite service that provides programming, including programming that is also offered by the Company, to approximately 4 million subscribers in the United Kingdom. BSkyB's programming is important in attracting and retaining cable television subscribers and, in the absence of more alternative programming sources, BSkyB may be able to set and raise prices for its programming without significant competitive pricing pressure.

  The Company, like many other cable operators, obtains most of its programming through arrangements with BSkyB and other programming suppliers which are not reflected in signed written agreements. To date, the Company has not had a formal contract with BSkyB, although it has been in discussions with BSkyB for some time. There can be no assurance that the Company will be able to enter into a definitive agreement with BSkyB, that the terms of such definitive agreement will not be less favorable to the Company than the current arrangement, or that BSkyB will continue to supply programming to the Company on reasonable commercial terms or at all. Moreover, the Company has not, to date, entered into written contracts with many of its other program suppliers. The loss of BSkyB or other programming, a deterioration in the perceived quality of BSkyB or other programming, or a material increase in the price that the Company is required to pay for BSkyB or other programming could have a material adverse effect on the Company.

  Because of the factors described in the preceding paragraphs, there can be no assurance that its current programming will continue to be available to the Company on acceptable commercial terms, or at all.

POSSIBLE CHANGES IN GOVERNMENT REGULATION

  The principal business activities of the Company in the United Kingdom are regulated and supervised by various governmental bodies, the ITC, the Department of Culture, Media and Sport, the Radio Communications
Agency and OFTEL under the directions of the Director General and the DTI on behalf of the Secretary of State for Trade and Industry. Changes in laws, regulations or governmental policy (or the interpretations of such laws or regulations) affecting the Company's activities and those of its competitors, such as licensing requirements, changes in price regulation, deregulation of interconnection arrangements, acceleration of the date (which is scheduled for 2001 but is subject to review in 1998) from which BT, C&WC and other national PTOs can convey broadcast entertainment services over their existing national networks or a change in policy allowing more than one cable licensee in the franchise area could have a material adverse effect on the Company. The Labour Party, which forms the current United Kingdom Government, signalled in opposition that it was inclined to allow the progressive entry of BT into conveyance of national broadcast entertainment services from 1998 onwards, rather than wait until 2001, or reviewing the matter in 1998. On taking power, the new Government did not immediately implement this policy, and British newspapers in January 1998 quoted Government sources as suggesting that it would shortly announce a revised policy of letting BT enter the market in 2000, one year ahead of the original timescale.

  A substantial portion of the Company's business is also subject to regulation. In particular, the prices that the Company may charge the ITV companies, Channel 4 and S4C for television transmissions services are subject to price controls imposed by OFTEL. On December 24, 1996, the Director General of OFTEL issued the formal modification to the Company's Telecommunications Act License to deal with the new price control for the television transmission services provided by the Company to the ITV companies, Channel 4 and S4C. Under the new arrangements, the total revenues receivable by the Company for such services (excluding certain insignificant items) could not exceed (Pounds)53.15 million in 1997 and, thereafter through 2002, will be adjusted annually by the Retail Prices Index ("RPI") minus 4%. There is no assurance that these price controls will not be reviewed again by OFTEL prior to 2002 or that price controls for the years following December 31, 2002 will not have a material adverse effect on the revenues receivable from the ITV companies, Channel 4 and S4C.

  As the United Kingdom is a member of the European Union ("EU"), the Company may be subject to regulatory initiatives of the European Commission ("EC"). Changes promulgated in EU Directives, particularly to the extent that they require an EU television "production" and "programming" quota, may reduce the range of programs which can be offered and increase the costs of purchasing television programming. In addition, EU Directives may introduce provisions requiring the Company and its subsidiaries to provide access to its cable network infrastructure to other service providers, which could have a material adverse effect on the Company.

DEPENDENCE UPON SITE SHARING ARRANGEMENT

  As a result of, among other factors, a natural shortage of potential transmission sites and the difficulties in obtaining planning permission for erection of further masts, Castle Transmission (as successor to the British Broadcasting Corporation (the "BBC")) and the Company have made arrangements to share a large number of sites. Under the present arrangements, one of the parties (the "Station Owner") is the owner, lessee or licensee of each site and the other party (the "Sharer") is entitled to request a license to use certain facilities at that site. Each site license granted pursuant to the site sharing agreement is for an initial period expiring on December 31, 2005 (subject to title and to the continuation in force of the site sharing agreement) and provides that, if requested by the Sharer, it will be extended for further periods. The site sharing agreement and each site license provide for the Station Owner to be paid a commercial license fee and for the Sharer to be responsible, in normal circumstances, for the costs of accommodation and equipment used exclusively by it. Either party may terminate the agreement by 5 years' notice in writing to the other expiring on December 31, 2005 or at any date which is a date 10 years or a multiple of 10 years after December 31, 2005. Although the Company does not anticipate that the site sharing agreement or the site licenses will be terminated, there can be no assurance that such a termination will not occur. Termination of the site sharing arrangements would have a material adverse effect on the Company's business.

DEPENDENCE UPON ITV AND OTHER CONTRACTS

  The Company's broadcast services business is substantially dependent upon contracts with the ITV contractors, Channel 4/S4C and Vodafone for the provision of transmission services. The prices that the Company may charge these companies for television transmission services are subject to regulation by OFTEL. See "--Possible Changes in Government Regulation." The contracts with the ITV contractors and Channel

4/S4C terminate on December 31, 2002. Although, historically, the ITV contractors and Channel 4/S4C have renewed their contracts with the Company, there can be no assurance that they will do so upon expiration of the current contracts, that they will not negotiate terms for the Company's provision of transmission services on a basis less favorable to the Company or that they would not seek to obtain from third parties a portion of the transmission services currently provided by the Company. The loss of any one of these contracts could have a material adverse effect on the Company.

MANAGEMENT OF GROWTH AND EXPANSION

  The Company has experienced rapid growth and development in a relatively short period of time and plans to continue to do so to meet its strategic objectives and regulatory milestones. The management of such growth will require, among other things, stringent control of construction and other costs, continued development of the Company's financial and management controls, increased marketing activities and the training of new personnel. Failure to manage its rapid growth and development successfully could have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

  The Company's businesses are managed by a small number of key executive officers, the loss of one or more of whom could have a material adverse effect on the Company. The Company believes that its future success will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. The Company has not entered into written employment contracts or non-compete agreements with, nor has it obtained life insurance policies covering, such key executive officers. Certain senior managers of the Company also serve as members of senior management of other companies in the telecommunications business.

RAPID TECHNOLOGICAL CHANGES

  The telecommunications industry is subject to rapid and significant changes in technology and the effect of technological changes on the businesses of the Company cannot be predicted. However, the cost of implementation of emerging and future technologies could be significant, and the Company's ability to fund such implementation will depend on its ability to obtain additional financing. See "--Need for Additional Financing."

CURRENCY RISK

  To the extent that the Company obtains financing in United States dollars and incurs construction and operating expenses in British pounds sterling, it will encounter currency exchange rate risks. In addition, the Company's revenues are generated primarily in British pounds sterling while its interest and principal obligations with respect to most of the Company's existing indebtedness are payable in United States dollars. While the Company may consider entering into transactions to hedge the risk of exchange rate fluctuations, there can be no assurance that the Company will engage in such transactions, or, if the Company decides to engage in such transactions, that they will be successful and that shifts in the currency exchange rates will not have a material adverse effect on the Company.

SUBSTITUTION OF CURRENCY

  Although there can be no assurance that a single European currency will be adopted or, if adopted, on what time schedule, the Treaty on the European Economic and Monetary Union provides for the introduction of the Euro in substitution for the national currencies of the member states which adopt the Euro. If the United Kingdom adopts the Euro, the regulations of the European Commission relating to the Euro shall apply to each of the Sterling Senior Notes, the Sterling Deferred Coupon Notes, the Sterling Senior Notes Indenture and the Sterling Deferred Coupon Notes Indenture. The circumstances and consequences described in this paragraph entitle neither the Company nor any holder of the Sterling Senior Notes or Sterling Deferred Coupon Notes to early redemption, rescission, notice or repudiation of the terms and conditions of the Sterling Senior Notes or Sterling Deferred Coupon Notes or the applicable Indentures or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of the Company under the Sterling Senior Notes or Sterling Deferred Coupon Notes and the applicable Indentures.

INSURANCE COVERAGE

  The Company obtains insurance of the type and in the amounts that it believes are customary in the United Kingdom for similar companies. Consistent with this practice, the Company does not insure the underground portion of its cable network. Any catastrophe affecting a significant portion of the Company's underground cable network could result in substantial uninsured losses.

LACK OF PUBLIC MARKET FOR THE NOTES

  The Old Notes were offered to a small number of institutional buyers and are eligible for trading in the PORTAL Market. The New Notes will be a new issue of securities in which there is no existing trading market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. The Company does not intend to apply for listing for the New Notes on any securities exchange (other than the Luxembourg Stock Exchange) or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the ongoing development or liquidity of any market for the New Notes. If an active public market for the New Notes does not develop or is interrupted, the market price and liquidity of the New Notes may be adversely affected.

FORWARD-LOOKING STATEMENTS

  This Prospectus includes certain projections of broadcast transmission revenues, build-out results and other forward-looking statements, including those using words such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions; in reviewing such information it should be kept in mind that actual results may differ materially from those in such projections and forward-looking statements. Important assumptions and factors that could cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in or expressed or implied by such projections and forward-looking statements include those specified in this Risk Factors section, as well as industry trends, the Company's ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, and availability, terms and deployment of capital. The Company assumes no obligation to update projections or other forward-looking statements to reflect actual funding requirements, capital expenditures and results, changes in assumptions or in the factors affecting such projections or other forward-looking statements. There can be no assurance that: (i) any financings will be obtained when required, on acceptable terms or at all; (ii) the Company or its subsidiaries will be able to access all amounts available under the terms of the New Credit Facility or other financings; (iii) actual amounts required to complete the Company's planned build out will not exceed the amount estimated above (see "--Uncertainty of Construction Progress and Costs") or that additional financing substantially in excess of that amount will not be required; (iv) conditions precedent to advances under the New Credit Facility will be satisfied when funds are required; (v) the Company will not acquire franchises, licenses or other new businesses (in addition to the proposed Amalgamation) that would require additional capital; (vi) operating cash flow will meet expectations or that the Company will be able to access such cash from its subsidiaries' operations to meet any unfunded portion of its capital requirements when required or to satisfy the terms of the Notes, the Existing Notes, the Convertible Notes or the Company's other debt instruments and agreements for the incurrence of additional debt financing (see"--Holding Company Structure; Dependence Upon Cash Flow from Subsidiaries"); (vii) the Company's subsidiaries will not incur losses from their exposure to exchange rate fluctuations or be adversely affected by interest rate fluctuations (see "--Currency Risk"); (viii) there will not be adverse changes in applicable United States or United Kingdom tax laws; or
(ix) the effects of monetary union in Europe, when achieved, will not be materially adverse to the Company. All forward-looking statements in this Prospectus are expressly qualified by the foregoing.

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  The Old Notes were sold by the Company to the Initial Purchasers on March 13, 1998 pursuant to a Purchase Agreement, dated March 6, 1998. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York
City time, on     1998; provided however, that if the Company, in its sole
discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, (Pounds)125,000,000 aggregate principal amount of the Old Sterling Senior Notes, (Pounds)300,000,000 aggregate principal amount at maturity of the Old Sterling Deferred Coupon Notes and $1,300,000,000 aggregate principal amount at maturity of the Old USD Deferred Coupon Notes were outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date of this Prospectus, to all Holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

  The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or (Pounds)1,000, as applicable, and any integral multiple thereof.

  The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

  The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal in respect of the applicable Old Notes, as the case may be. Except as set forth below, a Holder (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility (as defined) system whose name appears on a security position listing as the holder of such Old Notes) who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit the Letter of Transmittal, properly completed and duly executed, including all other documents required by such Letter of Transmittal or (in the case of a book-entry transfer) an Agent's Message in lieu of such Letter of Transmittal to The Chase Manhattan Bank (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent", on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal prior to the Expiration Date, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the appropriate Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date along with the Letter of Transmittal or an Agent's Message in lieu of a Letter of Transmittal, or (iii) the Holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the appropriate Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and make the representations and warranties contained in, the appropriate Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

  THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or by such other Eligible Institution within the meaning of Rule 17 (A)(d)-15 of the Exchange Act (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer, or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the appropriate Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If a Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

  If a Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holders (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making activities or other trading activities, and who receives New Notes in exchange for such Old Notes pursuant to the Exchange Offer, may be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered, issue the New Notes promptly after acceptance of the Old Notes and cause the New Notes to be authenticated by the Trustee. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

  For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note of the same class having a principal amount at maturity equal to that of the surrendered Old Note. If the Exchange Offer is not consummated by January 17, 1999, special interest will accrue (in addition, in the case of the Old Sterling Senior Notes, to the stated interest on the Old Sterling Senior Notes and, in the case of the Old Sterling Deferred Coupon Notes and the Old USD Deferred Coupon Notes, in addition to the amortization of original issue discount and stated interest) from and including January 18, 1999. Special interest, if any, will be payable in cash semiannually in arrears each April 1 and October 1, respectively, to holders of record of the Old Notes on the immediately preceding March 15 and September 15, respectively, at a rate per annum equal to 0.50% of the principal amount of the Old Sterling Senior Notes or the Accreted Value of the Old Sterling Deferred Coupon Notes or the Old USD Deferred Coupon Notes, as applicable (determined daily). The aggregate amount of special interest payable pursuant to the above provisions will in no event exceed 1.50% per annum of the principal amount of the Old Sterling Senior Notes or the Accreted Value of the Old Sterling Deferred Coupon Notes or the Old USD Deferred Coupon Notes, as applicable (determined daily). Upon the consummation of the Exchange Offer after January 17, 1999, the special interest payable on the Old Notes from the date of such consummation will cease to accrue and all accrued and unpaid special interest as of the consummation of the Exchange Offer shall be paid promptly thereafter to the holders of record of the Old Notes immediately prior to the time of such occurrence. Following the consummation of the Exchange Offer the interest terms shall revert to the original terms set forth in the Notes.

  The New Sterling Senior Notes will bear interest from the most recent date to which interest has been paid on the Old Sterling Senior Notes or, if no interest has been paid on the Old Sterling Senior Notes, from March 13, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of the

Exchange Offer, registered holders of New Sterling Senior Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 13, 1998. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer, registered holders of Old Sterling Senior Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 13, 1998. Old Sterling Senior Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Sterling Senior Notes whose Old Sterling Senior Notes are accepted for exchange will not receive any payment in respect of interest, if any, on such Old Sterling Senior Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal properly completed and duly executed or an Agent's Message in lieu thereof and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for an amount or quantity greater than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will request the establishment of accounts with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus unless the Exchange Agent already has established an account with the Book-Entry Transfer Facility suitable for the Exchange Offer, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer.

  ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER AT THE BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES OR AN AGENT'S MESSAGE IN LIEU THEREOF AND ANY OTHER REQUIRED DOCUMENTS, MUST, IN ANY CASE, BE TRANSMITTED TO AND RECEIVED BY THE EXCHANGE AGENT AT ONE OF THE ADDRESSES SET FORTH BELOW UNDER "EXCHANGE AGENT," AS THE CASE MAY BE, ON OR PRIOR TO THE EXPIRATION DATE OR THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH.

GUARANTEED DELIVERY PROCEDURES

  If a Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution the appropriate Notice of Guaranteed delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees, and any other documents required by the appropriate Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed appropriate Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to the Expiration
Date.

  For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the addresses set forth below under "Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount in the case of Old Sterling Senior Notes or the principal amount at maturity in the case of the Old Sterling Deferred Coupon Notes or the Old USD Deferred Coupon Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an Eligible Institution, unless such Holder is an Eligible Institution, must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, the Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes any of the following events shall occur:

    (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, on the sole judgement of the Company, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

    (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the issuer to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

    (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the reasonable judgment of the Company, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which, in the reasonable judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance or exchange or with such exchange.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

  The Chase Manhattan Bank (the "Exchange Agent") has been appointed as the Exchange Agent in respect of the Notes for the Exchange Offer. All executed Letters of Transmittal in respect of the Notes should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal in respect of the Notes and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

           Delivery To: The Chase Manhattan Bank, as Exchange Agent

                                  In New York

    By Mail, By Hand and Overnight                  By Facsimile:
               Courier:                            (212) 638-7380
       The Chase Manhattan Bank                    (212) 638-7381
   Corporate Trust-Securities Window

       Room 234--North Building                 Confirm by Telephone:
            55 Water Street                Carlos Esteves: (212) 638-0828
       New York, New York 10041                      : (212) 638-0454

                                 In Luxembourg

    By Mail, By Hand and Overnight                  By Facsimile:
               Courier:                          (352) 46 26 85 380
 Chase Manhattan Bank Luxembourg S.A.
             5 Rue Plaetis                      Confirm by Telephone:
          L-2338, Luxembourg

                                        Veronique Cridel: (352) 46 26 85 284

DELIVERY OF THE LETTER OF TRANSMITTAL IN RESPECT OF THE NOTES TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL
 .


FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer except for reimbursement of mailing expenses.

  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $250,000.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject, to the provisions in the applicable Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend on the Old Notes and as described in the Offering Memorandum as a consequence of the issuance of such Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the

Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will take any action to register the Old Notes under the Securities Act.

  Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued in exchange of Old Notes, pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders, other than brokers-dealers, are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of such New Notes. If any Holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

  In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company does not currently intend to take any action to register or qualify the sale of the New Notes in any such jurisdictions.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the exchange of Old Notes for New Notes pursuant to the Exchange Offer. The Company intends to use the approximately $1.25 billion net proceeds to the Company from the sale of the Old Notes to finance the construction, capital expenditure and working capital requirements (including, without limitation, debt service and repayment obligations) of the Company and, potentially, refinance existing indebtedness. In addition a portion of the net proceeds may also be used to make acquisitions of businesses or assets related to the Company's cable telephony/television and telecommunications business.

                                EXCHANGE RATES

  The following table sets forth, for the periods indicated, the Noon Buying Rate for pounds sterling expressed in U.S. dollars per (Pounds)l.00.

      YEAR ENDED DECEMBER 31,                 PERIOD END AVERAGE(1) HIGH   LOW
      1988...................................   $1.81      $1.78    $1.91 $1.66
      1989...................................    1.61       1.63     1.82  1.51
      1990...................................    1.93       1.79     1.98  1.59
      1991...................................    1.87       1.76     2.00  1.60
      1992...................................    1.51       1.76     2.00  1.51
      1993...................................    1.48       1.50     1.59  1.42
      1994...................................    1.57       1.53     1.64  1.46
      1995...................................    1.55       1.58     1.64  1.53
      1996...................................    1.71       1.56     1.72  1.49
      1997...................................    1.65       1.64     1.71  1.56
      1998 (through June 3)..................    1.64       1.63     1.69  1.61

     ---------------------
     (1) The average of the Noon Buying Rates on the last day of each month during the relevant period.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at March 31, 1998.

                                                            MARCH 31, 1998
                                                            --------------
                                                            (IN THOUSANDS)
Cash, cash equivalents and marketable securities........... $1,253,290
                                                            ==========
Long-term debt:
  New Credit Facility(1)...................................        --
  9 1/2% Notes due 2008....................................    208,275
  10 3/4% Deferred Coupon Notes due 2008...................    295,318
  9 3/4% Deferred Coupon Notes due 2008....................    805,689
  10 7/8% Notes Due 2003...................................    200,142
  12 3/4% Notes Due 2005...................................    215,889
  11 1/2% Notes Due 2006...................................    765,154
  10% Notes Due 2007 ......................................    400,000
  7 1/4% Convertible Subordinated Notes Due 2005(2)........    191,750
  7% Convertible Subordinated Notes Due 2008...............    275,000
                                                            ----------
    Total long-term debt...................................  3,357,217
Senior redeemable exchangeable preferred stock, par value
 $0.01 per share, plus accreted dividends; liquidation
 preference $107,000,000; 114,000 shares issued and
 outstanding...............................................    112,250
Shareholders' (deficiency):
  Series preferred stock, $.01 par value, 2,500,000 shares
   authorized:
    Series A preferred stock, $.01 par value, liquidation
     preference $78,000,000; 2,000 shares authorized, 780
     shares issued and outstanding(3)......................        --
  Common stock, $.01 par value, 100,000,000 shares
   authorized, 32,302,000 shares issued and
   outstanding(4)..........................................        323
  Additional paid-in capital...............................    536,279
  Accumulated other comprehensive income...................    135,333
  (Deficit)................................................   (810,724)
                                                            ----------
    Total shareholders' (deficiency).......................   (138,789)
                                                            ----------
Total capitalization....................................... $3,330,678
                                                            ==========

---------------------
(1) In August 1997, NTL (UK) Group, Inc., a wholly-owned subsidiary of the Company, which is the holding company for the United Kingdom operations and the parent company of NTLIH, and NTLIH entered into an agreement with The Chase Manhattan Bank pursuant to which Chase has agreed to fully underwrite an (Pounds)555,000,000, eight-year term loan facility with an initial four-year revolving period (the "New Credit Facility"). Chase has provided a portion of the New Credit Facility in the form of a (Pounds)350,000,000 facility pursuant to which no amount has been borrowed as of May 28, 1998. Chase's commitment under the New Credit Facility will be further reduced to no less than (Pounds)480 million by April 14, 1999. See "Description of Certain Indebtedness--The New Credit Facility."
(2) In April 1998, the 7 1/4% Convertible Notes were converted into approximately 6,957,500 shares of Common Stock.
(3) In May 1998, the Series A Preferred Stock was converted into 1,950,000 shares of Common Stock.
(4) Does not include an aggregate of 33,001,500 shares of Common Stock, consisting of: (i) 15,857,000 shares of Common Stock subject to options;
    (ii) 976,000 shares of Common Stock subject to warrants, (iii) 7,261,000 shares of Common Stock issuable upon conversion of the 7% Convertible Notes, (iv) 6,957,500 shares of Common Stock issuable upon conversion of the 7 1/4% Convertible Notes (see Note 2) and (v) 1,950,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock (see
    Note 3).

          SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

  The selected consolidated financial information of the Company presented below under the captions Income Statement Data for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 and Balance Sheet Data as of December 31, 1997, 1996, 1995, 1994 and 1993, were derived from the Consolidated Financial Statements of the Company audited by Ernst & Young LLP. The following information should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes included herein.

                            THREE MONTHS
                                ENDED
                              MARCH 31,                   YEAR ENDED DECEMBER 31,
                          ------------------  ---------------------------------------------------
                            1998      1997      1997       1996       1995       1994      1993
                                   (IN THOUSANDS, EXCEPT PER RATIO AND SHARE DATA)
INCOME STATEMENT DATA:
Revenues................  $147,792  $106,817  $ 491,775  $ 228,343  $  33,741  $ 13,745  $ 10,078
Costs and expenses
 Operating expenses.....    77,333    70,756    301,644    144,315     24,415     7,827     4,441
 Selling, general and
 administrative
 expenses...............    56,728    38,317    169,133    114,992     57,932    19,468     2,685
 Depreciation and
 amortization...........    45,856    33,005    150,509     98,653     29,823    17,916     6,206
 Franchise fees.........     6,195     5,872     23,587     13,117        --        --        --
 Corporate expenses.....     3,642     4,098     18,324     14,899     14,697     8,422     2,357
 Nonrecurring charges...       --        --      20,642        --         --        --        --
                          --------  --------  ---------  ---------  ---------  --------  --------
   Total costs and
    expenses............   189,754   152,048    683,839    385,976    126,867    53,633    15,689
                          --------  --------  ---------  ---------  ---------  --------  --------
 Operating income
  (loss)................   (41,962)  (45,231)  (192,064)  (157,633)   (93,126)  (39,888)   (5,611)
Other income (expense)
 Interest, dividend and
 other income...........     5,143     7,401     28,415     33,634     21,185    18,403     5,182
 Interest expense.......   (58,058)  (47,609)  (202,570)  (137,032)   (28,379)  (11,410)   (2,950)
 Other gains............       --        --      21,497        --         --        --        --
 Foreign currency
 transactions gains
 (losses)...............     1,205      (322)       574      2,408         84     2,062    (7,052)
                          --------  --------  ---------  ---------  ---------  --------  --------
Income (loss) before
 income taxes, minority
 interests and
 extraordinary item.....   (93,672)  (85,761)  (344,148)  (258,623)  (100,236)  (30,833)  (10,431)
Income tax benefit
(provision).............       --        --      15,591     (7,653)     2,477    (1,630)     (645)
                          --------  --------  ---------  ---------  ---------  --------  --------
Income (loss) before
minority interests and
extraordinary item......   (93,672)  (85,761)  (328,557)  (266,276)   (97,759)  (32,463)  (11,076)
Minority interests......       --        --         --      11,822      6,974     2,890       --
Loss from early
extinguishment of debt..       --        --      (4,500)       --         --        --        --
                          --------  --------  ---------  ---------  ---------  --------  --------
Net income (loss).......  $(93,672) $(85,761) $(333,057) $(254,454) $ (90,785) $(29,573) $(11,076)
                          ========  ========  =========  =========  =========  ========  ========
Net income (loss) per
 common share--basic and
 diluted(1).............  $  (3.02) $  (2.73) $  (10.74) $   (8.20) $   (3.01) $   (.98) $   (.83)
                          ========  ========  =========  =========  =========  ========  ========
Weighted average number
 of common shares used
 in computation of net
 income (loss) per
 share(1)...............    32,250    32,084     32,117     31,041     30,190    30,175    13,327
Ratio of earnings to
 fixed charges(2).......       --        --         --         --         --        --        --
OTHER DATA:
Capital expenditures....  $ 97,945  $120,585  $ 503,656  $ 505,664  $ 445,550  $122,962  $  7,612

                           AS OF
                         MARCH 31,                     AS OF DECEMBER 31,
                         ----------  -------------------------------------------------------
                            1998        1997        1996       1995      1994     1993
                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............ $1,169,699  $   98,902  $  445,884 $  175,283 $294,602 $400,097
Working capital.........  1,090,656     (51,916)    242,102     76,128  251,544  410,421
Fixed assets, net.......  1,853,181   1,756,985   1,459,528    639,674  191,725   36,422
Total assets............  3,694,951   2,421,639   2,454,611  1,010,669  664,366  594,976
Long-term debt .........  3,357,217   2,015,057   1,732,168    513,026  143,488  130,553
Redeemable Preferred
 Stock..................    112,250     108,534         --         --       --       --
Paid-in capital.........    536,602     538,376     548,968    462,525  462,423  462,392
Shareholders' equity
 (deficiency)...........   (138,789)    (61,668)    328,114    339,257  436,534  452,402

---------------------
(1) After giving retroactive effect to the four-for-three stock split by way of stock dividend paid in August 1995. For the year ended December 31, 1997, net income (loss) per common share was $10.60 before extraordinary item.
(2) Fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest. The fixed charges coverage deficiency amounted to $94.6 million, $355.4 million, $257.1 million, $105.4 million, $31.8 million and $10.4 million for the three months ended March 31, 1998 and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively. For the three months ended March 31, 1998 and for the year ended December 31, 1997, the Company's earnings were insufficient to cover combined fixed charges and preferred stock dividends by $98.2 million and $367.4 million.

The Company did not declare or pay any cash dividends during the years indicated.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The unaudited pro forma financial data presented herein gives effect to the Amalgamation through which the Company will acquire all of the outstanding capital stock of Partners. The pro forma financial data is based on the historical financial statements of Partners and the Company. The balance sheet data reflects the translation of all UK (Pounds) denominated amounts at the March 31, 1998 rate of $1.6717 = (Pounds)1.00 The statements of operations data reflects the translation of all UK (Pounds) denominated amounts at the average rate for the three months ended March 31, 1998 and the year ended December 31, 1997 of $1.6459 = (Pounds)1.00 and $1.638 = (Pounds)1.00,
respectively.

  The Amalgamation has been accounted for in the pro forma financial data using the purchase method of accounting. Accordingly, Partners' assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses, with appropriate recognition given to the Company's income tax rates.

  Partners currently owns the Birmingham Cable Equity Interest and the Cable London Equity Interest. Partners accounts for the Equity Interests using the equity method. The following pro forma financial data gives effect to four of the possible outcomes depending upon whether TeleWest determines to exercise either or both of the Purchase Rights: (i) Partners retains both Equity Interests; (ii) Partners retains the Cable London Equity Interest but not the Birmingham Cable Equity Interest; (iii) Partners retains the Birmingham Cable Equity Interest but not the Cable London Equity Interest; and (iv) Partners does not retain either Equity Interest. The pro forma financial data assumes that (i) the Purchase Rights are either resolved or exercised as of the Determination Time and (ii) if either or both of the Purchase Rights are exercised, the relevant Equity Interest proceeds will be paid by the Company in cash and not in shares of the Company's Common Stock.

  The consummation of the Amalgamation requires the consent of certain third parties. The pro forma financial data assumes that such consents will be obtained. In the event that the Company or Partners makes cash payments or gives other consideration in exchange for consents, the consideration will be accounted for as additional deferred financing costs and amortized over the remaining term of the debt.

  The pro forma financial data does not give effect to the issuance by the Company in March 1998 of the Old Notes, for which the Company received net proceeds of approximately $1.25 billion after discounts, commissions and expenses. Interest expense would have increased by $29.4 million and $131.4 million for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively.

  The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 gives effect to the Amalgamation as if it had been consummated on January 1, 1997. The unaudited pro forma condensed combined balance sheet as of March 31, 1998 gives effect to the Amalgamation as if it had been consummated on March 31, 1998.

  The pro forma adjustments are based upon available information and assumptions that management of the Company and Partners believes are reasonable at the time made. The unaudited pro forma condensed combined financial statements do not purport to present the financial position or results of operations of the Company had the Amalgamation occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The unaudited pro forma condensed combined statements of operations do not reflect any adjustments for synergies that the Company expects to realize commencing upon consummation of the Amalgamation. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

  The unaudited pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of the Company and the consolidated financial statements and notes of Partners, appearing elsewhere in this Prospectus.

                               NTL INCORPORATED

       PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       ADJUSTMENTS PRO FORMA  ADJUSTMENTS PRO FORMA   ADJUSTMENTS
                      NTL        PARTNERS                 PRO FORMA     TO REMOVE   WITHOUT    TO REMOVE   WITHOUT     TO REMOVE
                  (HISTORICAL) (HISTORICAL) ADJUSTMENTS (ASSUMING ALL)   LONDON     LONDON    BIRMINGHAM  BIRMINGHAM     BOTH
                  ------------ ------------ ----------- -------------- ----------- ---------  ----------- ----------  -----------
REVENUES........    $147,792     $ 28,928     $    --     $ 176,720      $(201)D   $ 176,519    $ (250)D  $ 176,470     $  (451)D
COSTS AND
 EXPENSES
Operating
 expenses.......      77,333        9,317                    86,650                   86,650                 86,650
Selling, general
 and
 administrative
 expenses.......      56,728       13,972                    70,700                   70,700                 70,700
Franchise fees..       6,195                                  6,195                    6,195                  6,195
Corporate
 expenses.......       3,642                                  3,642                    3,642                  3,642
Management
 fees...........         --         1,243                     1,243                    1,243                  1,243
Depreciation and
 amortization...      45,856       11,939       7,887C       65,682       3,098C      62,584     1,535C      64,147       4,633C
                    --------     --------     -------     ---------      ------    ---------    ------    ---------     -------
                     189,754       36,471       7,887       234,112       3,098      231,014     1,535      232,577       4,633
                    --------     --------     -------     ---------      ------    ---------    ------    ---------     -------
Operating loss..     (41,962)      (7,543)     (7,887)      (57,392)      2,897      (54,495)    1,285      (56,107)      4,182
OTHER INCOME (EXPENSE)
Interest and
 other income...       5,143        3,669                     8,812                    8,812                  8,812
Interest
 expense........     (58,058)     (13,941)                  (71,999)                 (71,999)               (71,999)
Other...........       1,205        2,877                     4,082                    4,082                  4,082
Equity in net
 losses of
 affiliates.....         --       (10,558)                  (10,558)      4,910E      (5,648)    5,648E      (4,910)     10,558E
                    --------     --------     -------     ---------      ------    ---------    ------    ---------     -------
Net loss........     (93,672)     (25,496)     (7,887)     (127,055)      7,807     (119,248)    6,933     (120,122)     14,740
Preferred stock
 dividends......      (3,638)                                (3,638)                  (3,638)                (3,638)
                    --------     --------     -------     ---------      ------    ---------    ------    ---------     -------
Net loss
 available to
 common
 shareholders...    $(97,310)    $(25,496)    $(7,887)    $(130,693)     $7,807    $(122,886)   $6,933    $(123,760)    $14,740
                    ========     ========     =======     =========      ======    =========    ======    =========     =======
Net loss per
 common share--
 basic and fully
 diluted........    $  (3.02)                             $   (2.56)               $   (2.72)             $   (2.59)
                    ========                              =========                =========              =========
Weighted average
 shares
 outstanding....      32,250                   18,764B       51,014      (5,817)B     45,197    (3,191)B     47,823      (9,009)B
                    ========                              =========                =========              =========
                  PRO FORMA
                   WITHOUT
                    BOTH
                  ----------
REVENUES........  $ 176,269
COSTS AND
 EXPENSES
Operating
 expenses.......     86,650
Selling, general
 and
 administrative
 expenses.......     70,700
Franchise fees..      6,195
Corporate
 expenses.......      3,642
Management
 fees...........      1,243
Depreciation and
 amortization...     61,049
                  ----------
                    229,479
                  ----------
Operating loss..    (53,210)
OTHER INCOME (EXPENSE)
Interest and
 other income...      8,812
Interest
 expense........    (71,999)
Other...........      4,082
Equity in net
 losses of
 affiliates.....        --
                  ----------
Net loss........   (112,315)
Preferred stock
 dividends......     (3,638)
                  ----------
Net loss
 available to
 common
 shareholders...  $(115,953)
                  ==========
Net loss per
 common share--
 basic and fully
 diluted........  $   (2.76)
                  ==========
Weighted average
 shares
 outstanding....     42,005
                  ==========

                               NTL INCORPORATED

       PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        ADJUSTMENTS PRO FORMA  ADJUSTMENTS  PRO FORMA
                      NTL        PARTNERS                  PRO FORMA     TO REMOVE   WITHOUT    TO REMOVE    WITHOUT
                  (HISTORICAL) (HISTORICAL) ADJUSTMENTS  (ASSUMING ALL)   LONDON     LONDON    BIRMINGHAM   BIRMINGHAM
                  ------------ ------------ -----------  -------------- ----------- ---------  -----------  ----------
REVENUES........   $ 491,775    $  92,812    $     --      $ 584,587      $ (672)D  $ 583,915   $(1,063)D   $ 583,524
COSTS AND
 EXPENSES
Operating ex-
 penses.........     301,644       32,144                    333,788                  333,788                 333,788
Selling, general
 and
 administrative
 expenses.......     169,133       50,532                    219,665                  219,665                 219,665
Franchise fees..      23,587                                  23,587                   23,587                  23,587
Corporate ex-
 penses.........      18,324                                  18,324                   18,324                  18,324
Nonrecurring
 charges........      20,642                                  20,642                   20,642                  20,642
Management
 fees...........         --         5,248                      5,248                    5,248                   5,248
Depreciation and
 amortization...     150,509       41,913      32,387C       224,809       12,393C    212,416      6,142C     218,667
                   ---------    ---------    --------      ---------      -------   ---------   --------    ---------
                     683,839      129,837      32,387        846,063       12,393     833,670      6,142      839,921
                   ---------    ---------    --------      ---------      -------   ---------   --------    ---------
Operating loss..    (192,064)     (37,025)    (32,387)      (261,476)      11,721    (249,755)     5,079     (256,397)
OTHER INCOME
 (EXPENSE)
Interest and
 other income...      28,415       11,890                     40,305                   40,305                  40,305
Interest ex-
 pense..........    (202,570)     (41,348)                  (243,918)                (243,918)               (243,918)
Other...........      22,071       (8,860)                    13,211                   13,211                  13,211
Equity in net
 losses of
 affiliates.....         --       (34,986)                   (34,986)      20,873E    (14,113)    14,113E     (20,873)
                   ---------    ---------    --------      ---------      -------   ---------   --------    ---------
Loss before
 income taxes...    (344,148)    (110,329)    (32,387)      (486,864)      32,594    (454,270)    19,192     (467,672)
Income tax bene-
 fit............      15,591                                  15,591                   15,591                  15,591
                   ---------    ---------    --------      ---------      -------   ---------   --------    ---------
Net loss........    (328,557)    (110,329)    (32,387)      (471,273)      32,594    (438,679)    19,192     (452,081)
Preferred stock
 dividends......     (11,978)                                (11,978)                 (11,978)                (11,978)
                   ---------    ---------    --------      ---------      -------   ---------   --------    ---------
Net loss
 available to
 common
 shareholders...   $(340,535)   $(110,329)   $(32,387)     $(483,251)     $32,594   $(450,657)  $ 19,192    $(464,059)
                   =========    =========    ========      =========      =======   =========   ========    =========
Net loss per
 common share--
 basic and fully
 diluted........   $  (10.60)                              $   (9.50)               $  (10.00)              $   (9.73)
                   =========                               =========                =========               =========
Weighted average
 shares
 outstanding....      32,117                   18,764 B       50,881       (5,817)B    45,064     (3,191)B     47,690
                   =========                               =========                =========               =========
                  ADJUSTMENTS PRO FORMA
                   TO REMOVE   WITHOUT
                     BOTH       BOTH
                  ----------- ----------
REVENUES........    $(1,735)D $ 582,852
COSTS AND
 EXPENSES
Operating ex-
 penses.........                333,788
Selling, general
 and
 administrative
 expenses.......                219,665
Franchise fees..                 23,587
Corporate ex-
 penses.........                 18,324
Nonrecurring
 charges........                 20,642
Management
 fees...........                  5,248
Depreciation and
 amortization...     18,534C    206,275
                  ----------- ----------
                     18,534     827,529
                  ----------- ----------
Operating loss..     16,799    (244,677)
OTHER INCOME
 (EXPENSE)
Interest and
 other income...                 40,305
Interest ex-
 pense..........               (243,918)
Other...........                 13,211
Equity in net
 losses of
 affiliates.....     34,986E        --
                  ----------- ----------
Loss before
 income taxes...     51,785    (435,079)
Income tax bene-
 fit............                 15,591
                  ----------- ----------
Net loss........     51,785    (419,488)
Preferred stock
 dividends......                (11,978)
                  ----------- ----------
Net loss
 available to
 common
 shareholders...    $51,785   $(431,466)
                  =========== ==========
Net loss per
 common share--
 basic and fully
 diluted........              $  (10.30)
                              ==========
Weighted average
 shares
 outstanding....     (9,009)B    41,872
                              ==========

                               NTL INCORPORATED

            PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

                                MARCH 31, 1998
                                (IN THOUSANDS)

                                                                            ADJUSTMENTS PRO FORMA   ADJUSTMENTS PRO FORMA
                          NTL        PARTNERS                  PRO FORMA     TO REMOVE   WITHOUT     TO REMOVE   WITHOUT
                      (HISTORICAL) (HISTORICAL) ADJUSTMENTS  (ASSUMING ALL)   LONDON      LONDON    BIRMINGHAM  BIRMINGHAM
                      ------------ ------------ -----------  -------------- ----------- ----------  ----------- ----------
ASSETS
Current Assets:
  Cash and cash
  equivalents.......   $1,169,699    $164,163    $     --      $1,333,862    $    --    $1,333,862   $    --    $1,333,862
  Other current
  assets............      213,893      14,244                     228,137                  228,137                 228,137
                       ----------    --------    ---------     ----------    --------   ----------   --------   ----------
Total current
assets..............    1,383,592     178,407          --       1,561,999         --     1,561,999        --     1,561,999
Investment in
affiliates..........                   96,464                      96,464      57,891B      38,573     38,573B      57,891
Fixed assets, net...    1,853,181     492,175       64,589B     2,409,945                2,409,945               2,409,945
Intangible assets,
net.................      359,251      78,463      407,590B       845,304     185,883B     659,421     92,117B     753,187
Other assets, net...       98,927      12,162                     111,089                  111,089                 111,089
                       ----------    --------    ---------     ----------    --------   ----------   --------   ----------
    Total assets....   $3,694,951    $857,671    $ 472,179     $5,024,801    $243,774   $4,781,027   $130,690   $4,894,111
                       ==========    ========    =========     ==========    ========   ==========   ========   ==========
LIABILITIES AND SHAREHOLDERS'
EQUITY
Current liabilities:
  Other current
  liabilities.......   $  292,936    $ 44,729    $     --      $  337,665    $    --    $  337,665   $    --    $  337,665
  Current portion of
  long-term debt and
  capital leases....                    3,268                       3,268                    3,268                   3,268
  Due to
  affiliates........                    1,794                       1,794                    1,794                   1,794
                       ----------    --------    ---------     ----------    --------   ----------   --------   ----------
    Total current
    liabilities.....      292,936      49,791          --         342,727         --       342,727        --       342,727
Long-term debt......    3,357,217     522,978                   3,880,195                3,880,195               3,880,195
Other...............          430       4,555                       4,985                    4,985                   4,985
Deferred income
taxes...............       70,907                  132,815B       203,722      57,624B     146,098     28,556B     175,166
Long-term debt, due
to shareholder......                   19,253                      19,253                   19,253                  19,253
Senior redeemable
exchangeable
preferred stock.....      112,250                                 112,250                  112,250                 112,250
Shareholders'
equity:
  Common stock and
  additional paid-in
  capital...........      536,602                  600,458B     1,137,060     186,150B     950,910    102,134B   1,034,926
  Partners' equity..                  261,094     (261,094)B          --                       --                      --
  Accumulated other
  comprehensive
  income............      135,333                                 135,333                  135,333                 135,333
  Deficit...........     (810,724)                               (810,724)                (810,724)               (810,724)
                       ----------    --------    ---------     ----------    --------   ----------   --------   ----------
                         (138,789)    261,094      339,364        461,669     186,150      275,519    102,134      359,535
                       ----------    --------    ---------     ----------    --------   ----------   --------   ----------
    Total
    liabilities and
    shareholders'
    equity..........   $3,694,951    $857,671    $ 472,179     $5,024,801    $243,774   $4,781,027   $130,690   $4,894,111
                       ==========    ========    =========     ==========    ========   ==========   ========   ==========
                      ADJUSTMENTS PRO FORMA
                       TO REMOVE   WITHOUT
                         BOTH        BOTH
                      ----------- -----------
ASSETS
Current Assets:
  Cash and cash
  equivalents.......   $    --    $1,333,862
  Other current
  assets............                 228,137
                      ----------- -----------
Total current
assets..............        --     1,561,999
Investment in
affiliates..........     96,464B         --
Fixed assets, net...               2,409,945
Intangible assets,
net.................    278,000B     567,304
Other assets, net...                 111,089
                      ----------- -----------
    Total assets....   $374,464   $4,650,337
                      =========== ===========
LIABILITIES AND SHAREHOLDERS'
EQUITY
Current liabilities:
  Other current
  liabilities.......   $    --    $  337,665
  Current portion of
  long-term debt and
  capital leases....                   3,268
  Due to
  affiliates........                   1,794
                      ----------- -----------
    Total current
    liabilities.....        --       342,727
Long-term debt......               3,880,195
Other...............                   4,985
Deferred income
taxes...............     86,180B     117,542
Long-term debt, due
to shareholder......                  19,253
Senior redeemable
exchangeable
preferred stock.....                 112,250
Shareholders'
equity:
  Common stock and
  additional paid-in
  capital...........    288,284B     848,776
  Partners' equity..                     --
  Accumulated other
  comprehensive
  income............                 135,333
  Deficit...........                (810,724)
                      ----------- -----------
                        288,284      173,385
                      ----------- -----------
    Total
    liabilities and
    shareholders'
    equity..........   $374,464   $4,650,337
                      =========== ===========

                                NTL INCORPORATED

                             PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)

A CONSENT PAYMENTS...............  $     --
                                   =========
                                   ASSUMING    WITHOUT    WITHOUT     WITHOUT
                                      ALL      LONDON    BIRMINGHAM    BOTH
                                   ---------  ---------  ----------  ---------
B PURCHASE PRICE AND ALLOCATION
PURCHASE PRICE
Partners series A shares out-
 standing........................     37,232     37,232     37,232      37,232
Partners series B shares out-
 standing........................     12,873     12,873     12,873      12,873
                                   ---------  ---------  ---------   ---------
    Total shares outstanding.....     50,105     50,105     50,105      50,105
Exchange ratio...................     0.3745     0.2584     0.3108      0.1947
                                   ---------  ---------  ---------   ---------
  NTL Shares to be issued........     18,764     12,947     15,573       9,755
NTL closing price on February 4,
 1998............................  $   32.00  $   32.00  $   32.00   $   32.00
                                   ---------  ---------  ---------   ---------
Purchase price...................    600,458    414,308    498,324     312,174
Net assets of Partners at March
 31, 1998........................   (261,094)  (261,094)  (261,094)   (261,094)
Partners intangibles at March 31,
 1998............................     78,463     78,463     78,463      78,463
Investment in Birmingham.........                           38,573      38,573
Investment in London.............                57,891                 57,891
                                   ---------  ---------  ---------   ---------
Excess of Purchase Price over net
 tangible assets acquired........  $ 417,827  $ 289,568  $ 354,266   $ 226,007
                                   =========  =========  =========   =========
ALLOCATED TO
Fixed assets.....................  $  64,589  $  64,589  $  64,589   $  64,589
Intangible assets................    486,053    300,170    393,936     208,053
Deferred taxes...................   (132,815)   (75,191)  (104,259)    (46,635)
                                   ---------  ---------  ---------   ---------
                                   $ 417,827  $ 289,568  $ 354,266   $ 226,007
                                   =========  =========  =========   =========
C AMORTIZATION AND DEPRECIATION
For the three months ended March
 31, 1998:
  Depreciation of fixed asset al-
   location (over 7 years).......  $   2,307  $   2,307  $   2,307   $   2,307
  Amortization of additional
   intangibles (over 15 years)...      8,101      5,003      6,566       3,468
  Partners historical amortiza-
   tion of intangibles...........     (2,521)    (2,521)    (2,521)     (2,521)
                                   ---------  ---------  ---------   ---------
                                   $   7,887  $   4,789  $   6,352   $   3,254
                                   =========  =========  =========   =========
For the year ended December 31,
 1997:
  Depreciation of fixed asset
   allocation (over 7 years).....  $   9,227  $   9,227  $   9,227   $   9,227
  Amortization of additional
   intangibles (over 15 years)...     32,404     20,011     26,262      13,870
  Partners historical
   amortization of intangibles...     (9,244)    (9,244)    (9,244)     (9,244)
                                   ---------  ---------  ---------   ---------
                                   $  32,387  $  19,994  $  26,245   $  13,853
                                   =========  =========  =========   =========
D CONSULTING REVENUE
For the three months ended March
 31, 1998........................  $     --   $     201  $     250   $     451
                                   =========  =========  =========   =========
For the year ended December 31,
 1997............................  $     --   $     672  $   1,063   $   1,735
                                   =========  =========  =========   =========
E EQUITY IN NET LOSS
For the three months ended March
 31, 1998........................  $     --   $   4,910  $   5,648   $  10,558
                                   =========  =========  =========   =========
For the year ended December 31,
 1997............................  $     --   $  20,873  $  14,113   $  34,986
                                   =========  =========  =========   =========

                             DESCRIPTION OF NOTES

GENERAL

  Each class of New Notes offered hereby will be issued pursuant to its respective Indenture, each dated as of March 13, 1998, each between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The Indenture will be subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indentures, which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part, does not purport to be complete and is qualified in its entirety by reference to the Indentures. The Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to the Trust Indenture Act, and to all provisions of the Indentures, including the definition of certain terms therein and those terms made part of the Indentures by reference to the Trust Indenture Act, as in effect on the date of the Indentures. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." In this "Description of Notes," the term "Company" refers to NTL Incorporated and not any of its Subsidiaries.

  The Old Notes are, and the New Notes will be unsecured obligations of the Company, ranking pari passu in right of payment with each other and with all senior unsecured Indebtedness of the Company and senior in right of payment to all subordinated Indebtedness of the Company.

  The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. As a result, the Old Notes are, and the New Notes will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of such Subsidiaries with respect to the cash flow and assets of those Subsidiaries.

  The Trustee will authenticate and deliver from time to time New Notes for original issue only in exchange for (i) a like principal amount of Old Sterling Senior Notes, or (ii) a like principal amount at maturity of Old Sterling Deferred Coupon Notes or Old USD Deferred Coupon Notes, as applicable.

  Any Old Notes of a class that remain outstanding after the completion of the Exchange Offer, together with the New Notes of such class issued in connection with the Exchange Offer, will be treated as a single class of securities under the applicable Indenture.

  Application has been made to list the New Notes on the Luxembourg Stock Exchange.

PRINCIPAL, MATURITY AND INTEREST

  The New Sterling Senior Notes will be limited in aggregate principal amount to (Pounds)125,000,000. The New Sterling Senior Notes will accrue interest at the rate of 9.5% per annum and will be payable semiannually on April 1 and October 1 of each year, beginning on October 1, 1998, to the holders of record on the immediately preceding March 15 and September 15, respectively. Interest on the New Sterling Senior Notes will accrue from the most recent date to which interest has been paid on the Old Sterling Senior Notes or, if no interest has been paid on the Old Notes, from March 13, 1998. The New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes will be limited in aggregate principal amount at maturity to (Pounds)300,000,000 and $1,300,000,000, respectively. The Old Sterling Deferred Coupon Notes and the Old USD Deferred Coupon Notes were each issued at a substantial discount from their principal amounts at maturity. Until April 1, 2003, no interest will accrue on the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes, but the Accreted Value of each of the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes will increase (representing amortization of original issue discount) between March 13, 1998 and April 1, 2003, on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value of the New Sterling Deferred Coupon Notes or the New USD Deferred Coupon Notes, as the case may be, shall be equal to the full principal amount at maturity of the New Sterling Deferred Coupon Notes or the New USD Deferred Coupon Notes, as the case may be, on April 1, 2003. Commencing April 1, 2003, interest on each of the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes will accrue at rates of 10.75% per annum and 9.75% per annum, respectively, and will be payable in cash, semiannually in arrears, on each April 1 and October 1, commencing October 1, 2003, to holders of record on the immediately preceding March 15 and September 15. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to the rate borne by the applicable New Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. A reference to a payment of principal in respect of the New Notes includes a payment of premium, if any.

  The New Notes will be payable both as to principal and interest (on presentation of such New Notes if in certificated form) at the offices or agencies of the Company maintained for such purpose within the City and State of New York and London, England and, so long as the New Notes are listed on the Luxembourg Stock Exchange, at the office of the paying agent maintained in Luxembourg or, at the option of the Company, payment of interest may be made by check mailed to the holders of the New Notes at their respective addresses set forth in the register of holders of New Notes or, if a holder so requests, by wire transfer of immediately available funds to an account previously specified in writing by such holder to the Company and the Trustee. Until otherwise designated by the Company, the Company's office or agency in New York and London, respectively, will be the offices of the Trustee maintained for such purpose. The Company has designated Banque Internationale a Luxembourg to act as paying agent in Luxembourg. Each of the New Notes will be payable on maturity on April 1, 2008 at 100% of its principal amount and will be issued in registered form, without coupons, and in denominations of (Pounds)1,000 or $1,000, as applicable, and integral multiples thereof.

OPTIONAL REDEMPTION

  Except as referred to herein under "--Covenants--Additional Amounts; Optional Tax Redemption," the Notes are not redeemable at the Company's option prior to April 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

                                  STERLING SENIOR STERLING DEFERRED USD DEFERRED
      YEAR                             NOTES        COUPON NOTES    COUPON NOTES
      ----                        --------------- ----------------- ------------
      2003.......................     104.750%         105.375%       104.875%
      2004.......................     103.167%         103.583%       103.250%
      2005.......................     101.583%         101.792%       101.625%
      2006 and thereafter........     100.000%         100.000%       100.000%

  In the case of a redemption of any class of Notes referred to herein under "--Covenants--Additional Amounts; Optional Tax Redemption," redemption of such Notes shall be made at the redemption prices specified in the applicable Indentures plus accrued and unpaid interest, if any, to the applicable redemption date.

SUBSTITUTION OF CURRENCY

  Although there can be no assurance that a single European currency will be adopted or, if adopted, on what time schedule, the Treaty on the European Economic and Monetary Union provides for the introduction of the Euro in substitution for the national currencies of the member states which adopt the Euro. If the United Kingdom adopts the Euro, the regulations of the European Commission relating to the Euro shall apply to each of the Sterling Senior Notes, the Sterling Deferred Coupon Notes, the Sterling Senior Notes Indenture and the Sterling Deferred Coupon Notes Indenture. The circumstances and consequences described in this paragraph entitle neither the Company nor any holder of the Sterling Senior Notes or Sterling Deferred Coupon Notes to early redemption, rescission, notice or repudiation of the terms and conditions of the Sterling Senior Notes or Sterling Deferred Coupon Notes or the applicable Indentures or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of the Company under the Sterling Senior Notes or Sterling Deferred Coupon Notes and the applicable Indentures.

MANDATORY REDEMPTION AND REPURCHASE

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company is required to make a Change of Control Offer (as defined below) and an Asset Sale Offer (as defined below) with respect to a repurchase of the Notes under the circumstances described under the captions "Change of Control" and "Asset Sales," respectively.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control Triggering Event, each holder of Notes shall have the right to require the Company to repurchase all or any part (equal to (Pounds)1,000 or $1,000, as applicable, or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (or, in the case of repurchases of Sterling Deferred Coupon Notes or USD Deferred Coupon Notes prior to April 1, 2003, at a purchase price equal to 101% of the Accreted Value thereof as of the date of purchase) (the "Change of Control Payment"). Within 40 days following any Change of Control Triggering Event, the Company shall mail a notice to each holder, and, as long as the Notes are listed on the Luxembourg Stock Exchange, publish a notice in one leading newspaper with circulation in Luxembourg, stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Notes not tendered will continue to accrue interest (and, if applicable, the Accreted Value of any Sterling Deferred Coupon Notes and USD Deferred Coupon Notes not tendered will continue to increase as provided in such Notes); (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date (and, if applicable, the Accreted Value of any Sterling Deferred Coupon Notes and USD Deferred Coupon Notes tendered will cease to increase as provided in such Notes); (5) that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased; and (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to (Pounds)1,000 or $1,000 in principal amount, as applicable, or an integral multiple thereof.

  The Company will comply with the requirements of Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control Triggering Event.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted (or, if such a holder requests, wire transfer immediately available funds to an account previously specified in writing by such holder to the Company and the Paying Agent) payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of (Pounds)1,000 or $1,000, as applicable, or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  Except as described above with respect to a Change of Control Triggering Event, the Indentures do not contain any other provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring. The Indentures contain covenants which may afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction, including the Change of Control provision described above and the provisions described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Merger, Consolidation or Sale of Assets" below. Each such covenant is, however, subject to certain exceptions which may permit the Company to be involved in such a highly leveraged transaction that may adversely affect the holders of the Notes.

  The Change of Control Offer requirement of the Notes may in certain circumstances make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control Offer requirement, however, is not the result of management's knowledge of any specific effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control Offer requirement is a result of negotiations between the Company and the Initial Purchasers. Management has not entered into any agreement or plan involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indentures, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

  The indentures for the 10% Notes, in an aggregate principal amount at maturity of $400,000,000, the 10 7/8% Notes, in an aggregate principal amount at maturity of $212,000,000, the 12 3/4% Notes, in an aggregate principal amount at maturity of $277,803,500, and the 11 1/2% Notes, in an aggregate principal amount at maturity of $1,050,000,000, which rank pari passu with the Notes, also contain change of control provisions. The indentures for the Convertible Notes, which are subordinated to the Notes, also contain change of control provisions.

  The Company's ability to pay cash to the holders of Notes pursuant to a Change of Control Offer may be limited by the Company's then existing financial resources. See "Risk Factors--Potential Adverse Consequences of Leverage" and "--Holding Company Structure; Dependence Upon Cash Flow from Subsidiaries." The Credit Facility does, and any future credit agreements or other agreements relating to indebtedness of the Company may, contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment. In the event a Change of Control Triggering Event occurs at a time when such prohibitions or restrictions are in effect, the Company could seek the consent of its lenders to the purchase of Notes and other Indebtedness containing change of control provisions or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will be effectively prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indentures. Moreover, the events that constitute a Change of Control or require an Asset Sale Offer under the Indentures constitute events of default under the Credit Facility and may also constitute events of default under future debt instruments or credit agreements of the Company or the Company's Subsidiaries. Such events of default may permit the lenders under such debt instruments or credit agreements to accelerate the debt and, if such debt is not paid or repurchased, to enforce their security interests in what may be all or substantially all of the assets of the Company's Subsidiaries. Any such enforcement may limit the Company's ability to raise cash to repay or repurchase the Notes.

  The Company will not be required to make a Change of Control Offer in the event the Company enters into a transaction with management or their affiliates who are Permitted Holders. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries to another Person may be uncertain.

ASSET SALES

  The Indentures will provide that the Company will not and will not permit any of its Restricted Subsidiaries to cause, make or suffer to exist any Asset Sale, unless (i) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale, (ii) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced for purposes of this covenant by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (iii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (w) Cash Equivalents, (x) Replacement Assets, (y) publicly traded Equity Interests of a Person who is, directly or indirectly, engaged primarily in one or more Cable Businesses; provided, however, that the Company or such Restricted Subsidiary shall Monetize such Equity Interests by sale to one or more Persons (other than to the Company or a Subsidiary thereof) at a price not less than the fair market value thereof within 180 days of the consummation of such Asset Sale, or (z) any combination of the foregoing clauses (w) through (y); provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within five Business Days converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be Cash Equivalents (to the extent of the Cash Equivalents received in such conversion) for purposes of this clause (iii).

  Within 360 days after any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) will cause the Net Proceeds from such Asset Sale (i) to be used to permanently reduce Indebtedness of a Restricted Subsidiary or (ii) to be invested or reinvested in Replacement Assets. Pending final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the applicable Indenture. Any Net Proceeds from any Asset Sale that are not used or reinvested as provided in the preceding sentence constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Company will make an offer (an "Asset Sale Offer") to all holders of Notes and Other Qualified Notes to purchase the maximum principal amount of Notes and Other Qualified Notes (determined on a pro rata basis according to the accreted value or principal amount, as the case may be, of the Notes and the Other Qualified Notes; provided, however, that the Asset Sale Offer must be made first to the holders of the Applicable Notes) that may be purchased out of the Excess Proceeds, if any, remaining after the consummation of the aforementioned Asset Sale Offer to the holders of the Applicable Notes (x) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes and (y) with respect to the Notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (or, in the case of repurchases of Sterling Deferred Coupon Notes or USD Deferred Coupon Notes prior to April 1, 2003, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase), in accordance with the procedures set forth in the Indentures. To the extent that the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, if any, remaining after the consummation of the aforementioned Asset Sale Offer to the holders of the Applicable Notes, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, if any, remaining after the consummation of the aforementioned Asset Sale Offer to the holders of the Applicable Notes, then such remaining Excess Proceeds will be allocated pro rata according to accreted value or principal amount, as the case may be, to the Notes and each issue of the Other Qualified Notes, and the Trustee will select the Notes to be purchased from the amount allocated to the Notes on the basis set forth under "Selection and Notice" below. Upon completion of such offers to purchase each of the Applicable Notes and the Notes and the Other Qualified Notes, the amount of Excess Proceeds will be reset at zero. No such Asset Sale Offer to purchase the Notes and Other Qualified Notes shall be required to be made by the Company pursuant to the foregoing provisions if there are no Excess Proceeds remaining after the consummation of the Asset Sale Offer made to holders of the Applicable Notes.

  Notwithstanding the foregoing, the Company and its Subsidiaries may (i) sell, lease, transfer, convey or otherwise dispose of assets or property acquired after October 14, 1993, by the Company or any Subsidiary in a sale-and-leaseback transaction so long as the proceeds of such sale are applied within five Business Days to permanently reduce Indebtedness of a Restricted Subsidiary or if there is no such Indebtedness or such proceeds exceed the amount of such Indebtedness then such proceeds or excess proceeds are reinvested in Replacement Assets within 360 days after such sale, lease, transfer, conveyance or disposition, (ii)(x) swap or exchange assets or property with a Cable Controlled Subsidiary or (y) issue, sell, lease, transfer, convey or otherwise dispose of equity securities of any of the Company's Subsidiaries to a Cable Controlled Subsidiary, in each of cases (x) and (y) so long as (A) the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company after such transaction is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction and (B) either (I) the assets so contributed consist solely of a license to operate a Cable Business and the Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately after and giving effect to such transaction equals or exceeds the number of Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately prior to such transaction or (II) the assets so contributed consist solely of Cable Assets and the value of the Capital Stock received, immediately after and giving effect to such transaction, as determined by an investment banking firm of recognized standing with knowledge of the Cable Business, equals or exceeds the value of the Cable Assets exchanged for such Capital Stock, (iii) sell, transfer or otherwise dispose of Long Distance/Microwave Assets, or (iv) issue, sell, lease, transfer, convey or otherwise dispose of Equity Interests of the Company (or any Capital Stock Sales Proceeds therefrom) to any Person (including Non-Restricted Subsidiaries).

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of any securities exchange on which the Notes are listed, or, in the absence of such requirements or if the Notes are not so listed, on a pro rata basis, provided that no Notes of (Pounds)1,000 or $1,000, as applicable, or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue (and, if applicable, the Accreted Value of any Sterling Deferred Coupon Notes and USD Deferred Coupon Notes tendered will cease to increase as provided in such Notes), on Notes or portions of them called for redemption.

CERTAIN COVENANTS

Restricted Payments

  The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Equity

Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or (y) dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company, or (z) pro rata dividends or pro rata distributions payable by a Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted
Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clauses
  (ii) through (ix) of the next succeeding paragraph), is less than the sum of (x) the difference between Cumulative EBITDA and 1.5 times Cumulative Interest Expense plus (y) Capital Stock Sale Proceeds plus (z) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary); provided, however, that to the extent that any Restricted Investment that was made after the date of the Indentures is sold for cash or otherwise liquidated or repaid for cash, the amount credited pursuant to this clause (z) shall be the lesser of (A) the cash received with respect to such sale, liquidation or repayment of such Restricted Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Restricted Investment, in each case as determined in good faith by the Company's Board of Directors.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the applicable Indenture; (ii) (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or (y) an Investment in any Person, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests (other than any Disqualified Stock) of the Company provided that the Company delivers to the Trustee: (1) with respect to any transaction involving in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction is approved by a majority of the directors on the Board of Directors; and (2) with respect to any transaction involving in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience, together with an Officers' Certificate to the effect that such opinion complies with this clause (2), provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (b)(y), above; (iii) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which
(A) has no Indebtedness on a consolidated basis other than Indebtedness incurred to finance the purchase of equipment used in a Cable Business, (B) has no restrictions (other than restrictions imposed or permitted by the Indentures or the indentures governing the Other Qualified Notes or the Applicable Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries, (C) is or will be a Cable Business and (D) uses the proceeds of such Investment for constructing a Cable Business or the working capital needs of a Cable Business; (iv) the redemption, purchase, defeasance, acquisition or retirement of Indebtedness that is subordinated to the Notes (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, (A) Equity Interests of the Company provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (b)(y), above or (B) Refinancing Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; (v) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which is or will be a Cable Business in an amount not to exceed $80 million in the aggregate plus the sum of (x) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary) and (y) Capital Stock Sale Proceeds (excluding the aggregate net sale proceeds to be received upon conversion of the Convertible Subordinated Notes), provided, that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (b)(y), above; (vi) Investments by the Company or any Restricted Subsidiary in Permitted Non-Controlled Assets; (vii) the extension by the Company or any Restricted Subsidiary of trade credit to a Non-Restricted Subsidiary extended on usual and customary terms in the ordinary course of business, provided that the aggregate amount of such trade credit shall not exceed $25 million at any one time; (viii) the payment of cash dividends on the Preferred Stock accruing on or after February 15, 2004 or any mandatory redemption or repurchase of the Preferred Stock, in each case, in accordance with the Certificate of Designations therefor; and (ix) the exchange of all of the outstanding shares of Preferred Stock for Subordinated Debentures in accordance with the Certificate of Designation for the Preferred Stock.

  Any Investment in a Subsidiary (other than the issuance, transfer or other conveyance of Equity Interests of the Company (or any Capital Stock Sales Proceeds therefrom)) that is designated by the Board of Directors as a Non-Restricted Subsidiary shall become a Restricted Payment made on the date of such designation in the amount of the greater of (x) the book value of such Subsidiary on the date such Subsidiary becomes a Non-Restricted Subsidiary and
(y) the fair market value of such Subsidiary on such date as determined (A) in good faith by the Board of Directors of such Subsidiary if such fair market value is determined to be less than $25 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $25 million.

  Not later than the fifth Business Day after making any Restricted Payment (other than those referred to in sub-clause (vii) of the second paragraph preceding this paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock that is Disqualified Stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock and any of its Restricted Subsidiaries may issue shares of preferred stock that is Disqualified Stock if after giving effect to such issuance or incurrence on a pro forma basis, the sum of (x) Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, (y) the liquidation value of outstanding preferred stock of Restricted Subsidiaries and (z) the aggregate amount payable by the Company and its Restricted Subsidiaries, on a consolidated basis, upon redemption of Disqualified Stock to the extent such amount is not included in the preceding clause (y) shall be less than the product of Annualized Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued multiplied by 7.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such quarter.

  The foregoing limitations will not apply to (a) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to the Credit Facility, (b) the issuance by any Restricted Subsidiary of preferred stock (other than Disqualified Stock) to the Company, any Restricted Subsidiary of the Company or the holders of Equity Interests in any Restricted Subsidiary on a pro rata basis to such holders, (c) the incurrence of

Indebtedness or the issuance of preferred stock by the Company or any of its Restricted Subsidiaries the proceeds of which are (or the credit support provided by any such Indebtedness is), in each case, used to finance the construction, capital expenditure and working capital needs of a Cable Business (including, without limitation, payments made pursuant to any License), the acquisition of Cable Assets or the Capital Stock of a Qualified Subsidiary, (d) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $50 million, (e) the incurrence by the Company or any Restricted Subsidiary of any Permitted Acquired Debt, (f) the incurrence by the Company or any Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the Notes, Existing Indebtedness or Indebtedness referred to in clauses (a), (b), (c),
(d) or (e) above or Indebtedness incurred pursuant to the preceding paragraph (the "Refinancing Indebtedness"); provided, however, that (1) the principal amount of, and any premium payable in respect of, such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have (A) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, and (B) a stated maturity no earlier than the stated maturity of, the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes as and to the extent of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (g) the issuance of the Preferred Stock in lieu of payment of cash interest on the Subordinated Debentures or the incurrence by the Company of Indebtedness represented by the Subordinated Debentures upon the exchange of the Preferred Stock in accordance with the Certificate of Designations therefor, (h) Indebtedness under Exchange Rate Contracts, provided that such Exchange Rate Contracts are related to payment obligations under Existing Indebtedness or Indebtedness incurred under this paragraph or the preceding paragraph that are being hedged thereby, and not for speculation and that the aggregate notional amount under each such Exchange Rate Contract does not exceed the aggregate payment obligations under such Indebtedness,
(i) Indebtedness under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Existing Indebtedness or Indebtedness otherwise incurred pursuant to this paragraph or the preceding paragraph, and not for speculation, (j) the incurrence of Indebtedness between the Company and any Restricted Subsidiary, between or among Restricted Subsidiaries and between any Restricted Subsidiary and other holders of Equity Interests of such Restricted Subsidiary (or other Persons providing funding on their behalf) on a pro rata basis and on substantially identical principal financial terms, provided, however, that if any such Restricted Subsidiary that is the payee of any such Indebtedness ceases to be a Restricted Subsidiary or transfers such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Restricted Subsidiary, as the case may be, at the time of such event, and (k) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary received in the ordinary course of business in connection with the construction or operation of a Cable Business.

  Any redesignation of a Non-Restricted Subsidiary as a Restricted Subsidiary shall be deemed for purposes of the foregoing covenant to be an incurrence of Indebtedness by the Company and its Restricted Subsidiaries of the Indebtedness of such Non-Restricted Subsidiary as of the time of such redesignation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

Liens

  The Indentures will provide that neither the Company nor any of its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except: (i) Permitted Liens; (ii) Liens securing Indebtedness and related obligations incurred under clauses (a), (b), (c), (d), (e), (h), (i) and (k) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; (iii) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and
(iv) Liens securing

Refinancing Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries or (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the Issuance Date, (ii) the Indentures and the Notes, (iii) any agreement covering or relating to Indebtedness permitted to be incurred under clause (a), (b), (c), (d), (e), (h) or (i) (but only, in the case of clause (h) or (i), to the extent contemplated by the then-existing Credit Facility) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, provided that the provisions of such agreement permit any action referred to in clause (a) above in aggregate amounts sufficient to enable the payment of interest and principal and mandatory repurchases pursuant to the terms of the Indentures and the Notes but provided further that: (x) any such agreement may nevertheless encumber, prohibit or restrict any action referred to in clause (a) above if an event of default under such agreement has occurred and is continuing or would occur as a result of any such action; and (y) any such agreement may nevertheless contain (I) restrictions limiting the payment of dividends or the making of any other distributions to all or a portion of excess cash-flow (or any similar formulation thereof) and (II) subordination provisions governing Indebtedness owed to the Company or any Restricted Subsidiary, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indentures, (vi) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) provisions of joint venture or stockholder agreements, so long as such provisions are determined by a resolution of the Board of Directors to be, at the time of such determination, customary for such agreements, (viii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business or the provisions of any agreement with respect to any Asset Sale (or transaction which, but for its size, would be an Asset Sale), solely with respect to the assets being sold, or (ix) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are determined by a resolution of the Board of Directors to be no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Merger, Consolidation or Sale of Assets

  The Indentures will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts (as defined in the Indentures) if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indentures;
(iii) immediately after such transaction no Default or Event of Default exists; (iv) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding the transaction provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction; and (v) such transaction would not result in the loss of any material authorization or Material License of the Company or its Subsidiaries.

Additional Amounts; Optional Tax Redemption

  The Indentures will provide that the "Payment of Additional Amounts" provision therein, relating to United Kingdom, Netherlands, Netherlands Antilles, Bermuda and Cayman Islands withholding and other United Kingdom, Netherlands, Netherlands Antilles, Bermuda and Cayman Islands taxes, and the "Optional Tax Redemption" provision therein, relating to the Company's option to redeem the Notes under certain circumstances if Additional Amounts are payable, apply to the Notes in certain circumstances. The provisions of the Indenture relating to the payment of Additional Amounts will only apply in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. In such circumstances, all payments made by the Company on the Notes will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under the Notes, the Company will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of the Notes after such deduction or withholding shall be not less than the amounts specified in the Notes to which the holder of such Notes is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

    (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), other than the holding of the Notes or the receipt of amounts payable in respect of the Notes and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (ii) the presentation of the Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had the Notes been presented on the last day of such period of 30 days;

    (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of the Notes or, if different, the beneficial owner of the interest payable on the Notes, with a timely request of the Company addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax assessment or governmental charge;

    (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax assessment or other governmental charge;

    (d) any tax assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note or withholding from the proceeds of a sale or exchange of a Note;

    (e) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note, if such payment can be made, and is in fact made, without such withholding by any other paying agent located inside the United States;

    (f) any tax, assessment or other governmental charge imposed on a holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Note;

    (g) any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on the Notes to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the holder of the Notes.

  The Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption (or in the case of redemption of Sterling Deferred Coupon Notes or USD Deferred Coupon Notes at a redemption price equal to 100% of the Accreted Value thereof as of the date of purchase) if after the Issuance Date there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulation or rulings (a "Change in Tax Law") which becomes effective after the Issuance Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes with respect to withholding taxes imposed by the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, (or any political subdivision or taxing authority thereof or therein) (a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Issuance Date provided, that, (i) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, was to occur after the Issuance Date,
(ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

  The Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the person formed after the Issuance Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the person into which the Company is merged after the Issuance Date or to which the Company conveys, transfers or leases its properties and assets after the Issuance substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, was to occur after such date.

  The Company will also pay, or make available for payment, to holders on the redemption date any Additional Amounts resulting from the payment of such redemption price.

Transactions with Affiliates

  The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors and (ii) with respect to any Affiliate Transaction or any series of Affiliate Transactions involving aggregate payments in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided, however, that notwithstanding the foregoing provisions, the following shall not be deemed to be Affiliate
Transactions: (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or its predecessor or such Subsidiary; (ii) transactions between or among the Company and/or its Restricted Subsidiaries;
(iii) transactions permitted by the provisions of the Indentures described above under the covenant "Restricted Payments"; (iv) Liens permitted under the Liens covenant which are granted by the Company or any of its Subsidiaries to an unrelated Person for the benefit of the Company or any other Subsidiary of the Company; (v) any transaction pursuant to an agreement in effect on the Issuance Date; (vi) the incurrence of Indebtedness by a Restricted Subsidiary where such Indebtedness is owed to the holders of the Equity Interests of such Restricted Subsidiary on a pro rata basis and on substantially identical principal financial terms; (vii) management, operating, service or interconnect agreements entered into in the ordinary course of business with any Cable Business in which the Company or any Restricted Subsidiary has an Investment and which is not a Cable Controlled Subsidiary (and of which no Affiliate of the Company is an Affiliate other than as a result of such Investment); and (viii) any tax sharing agreement.

Reports

  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission and furnish to the holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, as required by the rules and regulations of the Commission as in effect on the Issuance Date. As long as the Notes are listed on the Luxembourg Stock Exchange, copies of such reports will also be available at the specified office of the listing, paying and transfer agent in Luxembourg. The Company does not publish unconsolidated financial reports.

EVENTS OF DEFAULT AND REMEDIES

  The Indentures will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest (and Additional Amounts, if applicable) on the Notes; (ii) default in payment when due of principal on the Notes; (iii) failure by the Company to comply with the provisions described under the covenants "Change of Control," "Restricted Payments" or "Incurrence of Indebtedness and Issuance of Preferred Stock";
(iv) failure by the Company for 60 days after notice to comply with certain other covenants and agreements contained in the Indentures or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; (vi) failure by the Company or any Restricted Subsidiary of the Company to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5 million, which judgments are not stayed within 60 days after their entry; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and (viii) the revocation of a Material License.

  If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of each then outstanding class of Notes may declare all the applicable class of Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Material Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indentures or the Notes except as provided in the Indentures. Subject to certain limitations, holders of a majority in principal amount of each then outstanding class of Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  The holders of a majority in aggregate principal amount of each class of Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the applicable class of Notes waive any existing Default or Event of Default and its consequences under the Indentures except a continuing Default or Event of Default in the payment of interest on, or the principal of, the applicable class of Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indentures, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

  No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the Notes or the Indentures or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that a waiver of such liabilities is against public policy.

DEFEASANCE AND DISCHARGE OF THE INDENTURES AND THE NOTES

  If the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee or the Paying Agent, at any time prior to the stated maturity of a class of Notes or the date of redemption of all the outstanding Notes of such class, as trust funds in trust, money or direct noncallable obligations of or guaranteed by the United States of America in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, (without reinvestment thereof) to pay timely and discharge the entire principal of (or, if applicable, all amounts payable in respect of Accreted Value) the then outstanding Notes of such class and all interest due thereon to maturity or redemption, the applicable Indenture shall cease to be of further effect as to all outstanding Notes of such class ("Defeasance") (except, among other things, as to (i) remaining rights of registration of transfer and substitution and exchange of the Notes of such class, (ii) rights of holders to receive payment of principal of (or, if applicable, payments in respect of Accreted Value) and interest on the Notes of such class, and (iii) the rights, obligations and immunities of the Trustee).

  In order to exercise Defeasance: (i) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that the holders of the outstanding Notes of the applicable class will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (ii) no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (iii) such Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (iv) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (v) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (vi) the deposit shall not result in the Company, the Trustee or the trust being subject to the Investment Company Act of 1940; (vii) holders of the Notes of the applicable class will have a valid, perfected and unavoidable (under applicable bankruptcy or insolvency laws), subject to the passage of time referred to in clause (iv) above, first priority security interest in the trust funds; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Defeasance have been complied with.

UNCLAIMED MONEY, PRESCRIPTION

  If money deposited with the Trustee or Paying Agent for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this paragraph, the Indentures do not provide for any prescription period for the payment of interest and principal on the Notes.

TRANSFER AND EXCHANGE

  A holder may transfer or exchange interests in the Notes in accordance with procedures described in "Book-Entry; Delivery and Form." The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indentures. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next succeeding paragraph, any Indenture or class of Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Notes to which such Indenture applies (including consents obtained in connection with a tender offer or exchange offer for such Notes), and any existing default or compliance with any provision of any Indenture or class of Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes to which such Indenture applies (including consents obtained in connection with a tender offer or exchange offer for such Notes).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder of Notes) (i) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (but not any required repurchases of the Notes pursuant to the covenants described above under the captions "--Asset Sales" and "--Change of Control"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a default in the payment of principal of or interest on any Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of any Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes, (vii) waive a redemption payment with respect to any Note or (viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement any Indenture or class of Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under any Indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of any Indenture under the Trust Indenture Act.

  Any notice or communication to a holder of Notes shall be mailed by first-class mail to such holder's address as shown in the register kept by the Registrar. If a notice or communication is mailed in the manner provided in the preceding sentence within the time period prescribed, it is duly given, whether or not the addressee receives it. In addition, as long as the Notes are listed on the Luxembourg Stock Exchange, all notices regarding the Notes shall be published in English in one leading newspaper with circulation in Luxembourg. It is expected that publication of notices will normally be made in the Luxembourger Wort in Luxembourg.

GOVERNING LAW AND JUDGMENTS

  The Notes and the Indentures will be governed exclusively by the laws of the State of New York. Under the Judiciary Law of the State of New York, a judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

CONCERNING THE TRUSTEE

  The Indentures contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of any class of then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the applicable Indenture, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

  The Chase Manhattan Bank is also the trustee for all of the Existing Notes and the Convertible Notes.

LISTING

  Application will be made to list the New Notes on the Luxembourg Stock Exchange. The legal notice relating to the issue of the Notes and the Articles of Association of the Company will be registered prior to the listing with the Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. In addition, as long as the Notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, Notes will be maintained in Luxembourg. The Company has initially designated Banque Internationale a Luxembourg S.A. as its agent for such purposes.

ADDITIONAL INFORMATION

  Anyone who receives this Offering Memorandum may obtain a copy of the Indentures without charge by writing to the Company, 110 East 59th Street, New York, New York 10022, Attention: Richard J. Lubasch, Esq., Senior Vice President, General Counsel and Secretary. As long as the Notes are listed on the Luxembourg Stock Exchange, copies of the Indentures will also be available from the specified office of the listing, paying and transfer agent in Luxembourg.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full definition of all terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Accreted Value" means, as of any date of determination prior to April 1, 2003, with respect to any Sterling Deferred Coupon Note or USD Deferred Coupon Note, as applicable, the sum of (a) the initial offering price (which shall be calculated by discounting the aggregate principal amount at maturity of such Sterling Deferred Coupon Note or USD Deferred Coupon Note, as applicable, at a rate of 10.75% per annum (in the case of a Sterling Deferred Coupon Note) or 9.75% per annum (in the case of a USD Deferred Coupon Note), compounded semiannually on each April 1 and October 1 from October 1, 2003 to the date of issuance) of such Sterling Deferred Coupon Note or USD Deferred Coupon Note, as applicable, and (b) the portion of the excess of the principal amount of such Sterling Deferred Coupon Note or USD Deferred Coupon Note, as applicable, over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 10.75% per annum of the initial offering price of a Sterling Deferred Coupon Note or 9.75% per annum of the initial offering price of a USD Deferred Coupon Note, as the case may be, compounded semiannually on each April 1 and October 1 from the date of issuance of the Sterling Deferred Coupon Note or USD Deferred Coupon Note, as applicable, through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time such Acquired Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such Acquired Person merging with or into or becoming a Subsidiary of such specified Person.

  "Acquired Person" has the meaning specified in the definition of Acquired
Debt.

  "Adjusted Total Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (including the amount of any Investment in any Non-Restricted Subsidiary), except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as calculated in conformity with GAAP. For purposes of this Adjusted Total Assets definition, (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

  "Adjusted Total Controlled Assets" means the total amount of assets of the Company and its Cable Controlled Subsidiaries, except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and such Cable Controlled Subsidiaries; and
(ii) all goodwill, trade names, trademarks, patients, unamortized debt discount and expense and other like intangibles of the Company and such Restricted Subsidiaries, all as calculated in conformity with GAAP; provided that Adjusted Total Controlled Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to the aggregate amount of all Investments of the Company or any such Cable Controlled Subsidiaries in any Person other than a Cable Controlled Subsidiary, except Cash Equivalents. For purposes of this Adjusted Total Controlled Assets definition, (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

  "Annualized Pro Forma EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

  "Applicable Notes" means the Company's 10 7/8% Senior Deferred Coupon Notes Due 2003.

  "Asset Sale" means (i) any sale, lease, transfer, conveyance or other disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of the Indentures described under the captions "Change of Control" or "Merger, Consolidation or Sale of Assets") or
(ii) any issuance, sale, lease,
transfer, conveyance or other disposition of any Equity Interests of any of the Company's Restricted Subsidiaries to any Person; in either case other than
(A) to (w) the Company, (x) any Wholly Owned Subsidiary, or (y) any Subsidiary which is a Subsidiary of the Company on the Issuance Date provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Subsidiary, the Company's ownership percentage in such Subsidiary is equal to or greater than such percentage on the Issuance Date or (B) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of a Subsidiary in exchange for capital contributions made on a pro rata basis by the holders of the Equity Interests of such Subsidiary.

  "Cable Assets" means tangible or intangible assets, licenses (including, without limitation, Licenses) and computer software used in connection with a Cable Business.

  "Cable Business" means (i) any Person directly or indirectly operating, or owning a license to operate, a cable and/or television and/or telephone and/or telecommunications system or service principally within the United Kingdom and/or the Republic of Ireland and (ii) any Cable Related Business.

  "Cable Controlled Property" means a Cable Controlled Subsidiary or a Cable Asset held by a Cable Controlled Subsidiary.

  "Cable Controlled Subsidiary" means any Restricted Subsidiary which is primarily engaged, directly or indirectly, in one or more Cable Businesses.

  "Cable Related Business" means a Person which directly or indirectly owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production and/or licensing business or any programming guide or telephone directory business or content or software related thereto.

  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

  "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including from the sale of any property received for the Capital Stock or the fair market value of such property, as determined by an independent appraisal firm) received by the Company or any Subsidiary of the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock after October 14, 1993 (including Capital Stock of the Company issued after October 14, 1993 upon conversion of or in exchange for other securities of the Company).

  "Cash Equivalents" means (i) Permitted Currency, (ii) securities issued or directly and fully guaranteed or insured by the United States government, a European Union member government or any agency or instrumentality thereof having maturities of not more than six months and one day from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom, the Republic of Ireland or any other European Union member having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated P-1 or the equivalent thereof by Moody's or A-1 or the equivalent thereof by S&P and in each case maturing within six months and one day after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Change of Control" means (i) the sale, lease or transfer of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), (ii) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company, (iii) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Decline.

  "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary,
(ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

  "Convertible Subordinated Notes" means the Company's 7 1/4% Convertible Subordinated Notes issued pursuant to an indenture dated as of April 20, 1995, between the Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee, and the Company's 7% Convertible Subordinated Notes issued pursuant to an indenture dated as of June 12, 1996 also between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee.

  "Credit Facility" means the Facilities Agreement dated October 17, 1997 between NTL (UK) Group Inc., as principal guarantor, Chase Manhattan plc, as arranger, Chase Manhattan International Limited, as agent and security trustee and the Chase Manhattan Bank as issuer, as such Facilities Agreement may be supplemented, amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in an aggregate outstanding principal amount not to exceed the greater of (i) (Pounds)555 million and (ii) the amount of the aggregate commitments thereunder as the same may be increased after the date of the Indenture as contemplated by the Facilities Agreement as amended or supplemented to the date of the Indenture, but in no event greater than (Pounds)875 million, less, in each case, the aggregate amount of all Net Proceeds of Asset Sales that have been applied to permanently reduce Indebtedness under the Credit Facility pursuant to the covenant described above under "--Asset Sales." Indebtedness that may otherwise be incurred under the Indentures may, but need not, be incurred under the Credit Facility without regard to the limit set forth in the preceding sentence. Indebtedness outstanding under the Credit Facility on the date of the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the second paragraph of the covenant described above under "--Incurrence of Indebtedness and Issuance of Preferred Stock."

  "Cumulative EBITDA" means the cumulative EBITDA of the Company from and after the Issuance Date to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero; provided, however, that EBITDA of Non-Restricted Subsidiaries shall not be included.

  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from the Issuance Date to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash item reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for, Capital Stock).

  "European Union member" means any country that is or becomes a member of the European Union or any successor organization thereto.

  "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the Issuance Date, until such amounts are repaid, including, without limitation, the Existing Notes.

  "Existing Notes" means the Old Notes and the Convertible Subordinated Notes.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date and are applied on a consistent basis.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount.

  "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

  "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances and loans, joint property ownership and other arrangements, in each case, made to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Issuance Date" means the date on which the Notes are first authenticated and issued.

  "License" means any license issued or awarded pursuant to the Broadcasting Act 1990, the Cable and Broadcasting Act 1984, the Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 (in each case, as such Acts may, from time to time be, amended, modified or re-enacted) (or equivalent statutes of any jurisdiction) to operate or own a Cable Business.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or successor statutes) of any jurisdiction).

  "Long Distance/Microwave Assets" means any assets, tangible or intangible, choate or inchoate, primarily used in the business conducted by OCOM Corporation in the United States as of the Issuance Date.

  "Material License" means a License held by the Company or any of its Subsidiaries which License at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the Licenses held by the Company and its Subsidiaries at such time.

  "Material Subsidiary" means (i) NTL UK Group, Inc. (formerly known as OCOM Sub II, Inc.), NTLIH, NTL Group Limited, CableTel Surrey Limited, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and
(ii) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933 and the Exchange Act (as such Regulation is in effect on the date of the Indentures).

  "Monetize" means a strategy with respect to Equity Interests that generates an amount of cash equal to the fair value of such Equity Interests.

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Households" means the product of (i) the number of households covered by a License in the United Kingdom and (ii) the percentage of the entity holding such License which is owned directly or indirectly by the Company.

  "Net Income" means, with respect to any Person for a specific period, the net income (loss) of such Person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

  "Non-Controlled Subsidiary" means an entity which is not a Cable Controlled Subsidiary.

  "Non-Recourse Debt" means Indebtedness or that portion of Indebtedness as to which none of the Company, nor any Restricted Subsidiary: (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; or (iii) constitutes the lender.

  "Non-Restricted Subsidiary" means (A) a Subsidiary that (a) at the time of its designation by the Board of Directors as a Non-Restricted Subsidiary has not acquired any assets (other than as specifically permitted by clause (e) of "Permitted Investments" or by the "Restricted Payments" covenant), at any previous time, directly or indirectly from the Company or any of its Restricted Subsidiaries, (b) has no Indebtedness other than Non-Recourse Debt and (c) that at the time of such designation, after giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such designation; (B) any Subsidiary which (a) has been acquired or capitalized out of or by Equity Interests of the Company or Capital

Stock Sales Proceeds therefrom, (b) has no Indebtedness other than Non-Recourse Debt and (c) is designated as a Non-Restricted Subsidiary by the Board of Directors or is merged, amalgamated or consolidated with or into, or its assets or capital stock is to be transferred to, a Non-Restricted Subsidiary; or (C) any Subsidiary of a Non-Restricted Subsidiary.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Old Notes" means the Applicable Notes, the 12 3/4% Notes, the 11 1/2% Notes and the 10% Notes.

  "Other Qualified Notes" means any outstanding senior indebtedness of the Company issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture (including, without limitation, the 12 3/4% Notes, the 11 1/2% Notes and the 10% Notes).

  "Permitted Acquired Debt" means, with respect to any Acquired Person (including, for this purpose, any Non-Restricted Subsidiary at the time such Non-Restricted Subsidiary becomes a Restricted Subsidiary), Acquired Debt of such Acquired Person and its Subsidiaries in an amount (determined on a consolidated basis) not exceeding the sum of (x) amount of the gross book value of property, plant and equipment of the Acquired Person and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Acquired Person (which may be unaudited) prior to the date it becomes an Acquired Person and (y) the aggregate amount of any Cash Equivalents held by such Acquired Person at the time it becomes an Acquired Person.

  "Permitted Currency" means the lawful currency of the United States or a European Union member.

  "Permitted Designee" means (i) a spouse or a child of a Permitted Holder,
(ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

  "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

  "Permitted Investments" means (a) any Investments in the Company or in a Cable Controlled Property or in a Qualified Subsidiary (including, without limitation, (i) Guarantees of Indebtedness of the Company, a Cable Controlled Subsidiary or a Qualified Subsidiary, (ii) Liens securing such Indebtedness or Guarantees or (iii) the payment of any balance deferred and unpaid of the purchase price of any Qualified Subsidiary; (b) any Investments in Cash Equivalents; (c) Investments by the Company in Indebtedness of a counter-party to an Exchange Rate Contract for hedging a Permitted Currency exchange risk that are made, for purposes other than speculation, in connection with such contract to hedge not more than the aggregate principal amount of the Indebtedness being hedged (or, in the case of Indebtedness issued with original issue discount, based on the amounts payable after the amortization of such discount); (d) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Cable Controlled Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; and (e) any issuance, transfer or other conveyance of Equity Interests in the Company (or any Capital Stock Sales Proceeds therefrom) to a Subsidiary of the Company.

  "Permitted Liens" means (a) Liens in favor of the Company; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to the Liens prior to such merger or consolidation; (c) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (d) Liens existing on the Issuance Date; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (f) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that, in the aggregate, are not material in amount, and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries.

  "Permitted Non-Controlled Assets" means Equity Interests in any Person primarily engaged, directly or indirectly, in one or more Cable Businesses if such Equity Interests (x) were acquired by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale or any Investment otherwise permitted under the terms of the Indenture and (y) to the extent that, after giving pro forma effect to the acquisition thereof by the Company or any of its Restricted Subsidiaries, Adjusted Total Controlled Assets is greater than 80% of Adjusted Total Assets based on the most recent consolidated balance sheet of the Company.

  "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and
(ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business (without giving effect to clause (iii) of the definition of Consolidated Net Income); and provided further that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

  "Qualified Subsidiary" means a Wholly Owned Subsidiary, or an entity that will become a Wholly Owned Subsidiary after giving effect to the transaction being considered, that at the time of and after giving effect to the consummation of the transaction under consideration, (i) is a Cable Business or holds only Cable Assets, (ii) has no Indebtedness (other than Indebtedness being incurred to consummate such transaction) and (iii) has no encumbrances or restrictions (other than such encumbrances or restrictions imposed or permitted by the Indentures, the indentures governing the Old Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Subsidiaries.

  "Rating Agencies" means (i) S&P, (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

  "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

  "Rating Date" means that date which is 90 days prior to the earlier of (x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.

  "Ratings Decline" means the occurrence of any of the following events on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or any Person to effect a Change of Control (which period shall be extended so long as the rating of any of the Company's debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event that any of the Company's debt securities are rated by both of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by either of the Rating Agencies shall be below Investment Grade, (b) in the event that any of the Company's debt securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by both of the Rating Agencies shall be below Investment Grade, or
(c) in the event any of the Company's debt securities are rated below Investment Grade by both of the Rating Agencies on the Rating Date, the rating of such securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

  "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

  "Replacement Assets" means (w) Cable Assets, (x) Equity Interests of any Person engaged, directly or indirectly, primarily in a Cable Business, which Person is or will become on the date of acquisition thereof a Restricted Subsidiary as a result of the Company's acquiring such Equity Interests, (y) Permitted Non-Controlled Assets or (z) any combination of the foregoing.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" means any Subsidiary of the Company which is not a Non-Restricted Subsidiary.

  "Restricted Subsidiary Preferred Stock Dividend" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

  "S&P" means Standard & Poor's Ratings Group and its successors.

  "Subordinated Debentures" means the debentures exchangeable by the Company for the Preferred Stock in accordance with the Certificate of Designation therefor.

  "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Company.

                              REGISTRATION RIGHTS

  The following summary of the registration rights provided in the Registration Rights Agreements and the Old Notes does not purport to be complete. It is qualified in its entirety by reference to the terms of the registration rights set forth in the Registration Rights Agreements and the Old Notes.

  Holders of New Notes are not generally entitled to any registration rights with respect to such New Notes. Pursuant to the Registration Rights Agreements, holders of Old Notes are entitled to certain registration rights. Pursuant to the Registration Rights Agreements, the Company agreed to file with the Commission a registration statement, including a prospectus, (the "Exchange Offer Registration Statement") on the appropriate form under the Securities Act with respect to an offer to exchange each class of the Old Notes for New Notes registered under the Securities Act with terms substantially identical to those of each class of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer, who are able to make certain representations with respect to the applicable class of Old Notes, the opportunity to exchange their Transfer Restricted Securities for New Notes of the applicable class. If (i) with respect to any class of the Old Notes the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Notes notifies the Company within the specified time period that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement (a "Shelf Registration Statement") to cover resales of the applicable Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable Registration Statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Act or (v) the date upon which such Old Note ceases to be outstanding.

  The Registration Rights Agreements provide that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to June 12, 1998, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to December 9, 1998, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to January 18, 1999, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission as promptly as practicable after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to January 18, 1999. If, with respect to any class of the Notes (a) the Company fails to file the Exchange Offer Registration Statement on or before the date specified for such filing, (b) the Exchange Offer Registration Statement is not declared effective on or prior to December 9, 1998 or (c) the Company fails to consummate the Exchange Offer, or a Shelf Registration Statement is not declared effective, within the specified time frames (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay special interest pursuant to provisions of the Old Note to each holder of the applicable Old Notes. Special interest will accrue from and including (i) June 13,

1998 in the case of clause (i) above, (ii) December 10, 1998 in the case of clause (ii) above, (iii) January 19, 1999 in the case of clause (iii) above or
(iv) January 19, 1999 in the case of clause (iv) above (each such period referred to in clauses (i)-(iv) above an "Accrual Period"), at a rate per annum equal to 0.50% of the principal amount of the Old Sterling Senior Notes or the Accreted Value of the Old Sterling Deferred Coupon Notes or the Old USD Deferred Coupon Notes, as applicable (determined daily). The amount of the special interest will increase by an additional 0.50% of the principal amount of the Old Sterling Senior Notes or the Accreted Value of the Old Sterling Deferred Coupon Notes or the Old USD Deferred Coupon Notes, as applicable with respect to each subsequent applicable Accrual Period until all Registration Defaults have been cured, up to a maximum amount of special interest of 1.50% per annum of the principal amount of the Old Sterling Senior Notes or the Accreted Value of the Old Sterling Deferred Coupon Notes or the Old USD Deferred Coupon Notes, as applicable (determined daily). All accrued special interest will be paid by the Company on each Interest Payment Date to the applicable Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of special interest will cease.

  In the event that a Shelf Registration Statement is declared effective pursuant to the terms of a Registration Rights Agreement, if the Company fails to keep such Registration Statement continuously effective for the period required by the Registration Rights Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) March 13, 2000 or (iii) the date as of which all of the Transfer Restricted Notes are sold pursuant to the Shelf Registration Statement, special interest pursuant to provisions of the Notes shall accrue at a rate per annum equal to 0.50% of the principal amount of the Old Sterling Senior Notes or the Accreted Value of the Old Sterling Deferred Coupon Notes or the Old USD Deferred Coupon Notes, as applicable (determined daily) (1.00% thereof if the Shelf Registration Statement is no longer effective for 30 days or more) and shall be payable in cash semiannually in arrears on each April 1 and October 1 of each year, to the holders of record on the immediately preceding March 15 and September 15, respectively. The Company will be permitted to suspend use of the prospectus that is part of any Shelf Registration Statement during certain periods of time and in certain circumstances relating to pending corporate developments and public filings with Commission and similar events.

  Special interest on the Old Notes, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding special interest pursuant to provisions of the Old Notes, as set forth above.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

  The following summarizes the principal terms of certain indebtedness of the Company (other than the Notes). It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture or agreement governing the relevant indebtedness, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

                             7%            11 1/2%          12 3/4%           10 7/8%
                         CONVERTIBLE   SERIES B SENIOR  SERIES A SENIOR   SENIOR DEFERRED         10%            REDEEMABLE
                        SUBORDINATED   DEFERRED COUPON  DEFERRED COUPON       COUPON           SERIES B          PREFERRED
                            NOTES           NOTES            NOTES             NOTES         SENIOR NOTES          STOCK
Net Proceeds($)
 (in 000's)......          267,437         582,000          145,125           119,797           389,000            96,625
Issue Date.......       June 12, 1996  January 30, 1996  April 20, 1995   October 7, 1993  February 14, 1997 February 14, 1997
Issue Price(1)...           100%           57.155%          53.995%           58.873%            100%               100%
Aggregate
 Principal Amount
 at Maturity($)
 (in 000's)......          275,000        1,050,000         277,803           212,000           400,000           100,000
Maturity Date....       June 15, 2008  February 1, 2006  April 15, 2005  October 15, 2003  February 15, 2007 February 15, 2009
Yield or Interest
 Rate(2).........            7%            11 1/2%          12 3/4%           10 7/8%             10%               13%
Interest or              June 15 and    February 1 and    April 15 and     April 15 and     February 15 and  May 15, August 15,
 Dividend Payment        December 15       August 1        October 15       October 15         August 15      November 15 and
 Dates...........       from 12-15-96    from 8-1-01     from 10-15-00     from 4-15-99      from 8-15-97       February 15
                                                                                                              from 5-15-97(3)
Earliest Optional
 Redemption
 Date(4).........       June 15, 1999  February 1, 2001  April 15, 2000  October 15, 1998  February 15, 2002 February 15, 2002
Redemption             104.9 (1999) to 105.75 (2001) to 103.64 (2000) to 103.107 (1998) to   105 (2002) to    106.5 (2002) to
 Price(%)(5).....        100 (2006)       100 (2003)       100 (2002)       100 (2000)        100 (2005)         100 (2005)
Conversion
 Price($)(6).....          37.875            N/A              N/A               N/A               N/A               N/A
Senior/Subordinated..   Subordinated        Senior           Senior           Senior            Senior              N/A

---------------------
(1) Percent of aggregate principal amount at maturity (or aggregate liquidation preference in the case of the Redeemable Preferred Stock).
(2) Percent per annum.
(3) Dividend payments on the Redeemable Preferred Stock are payable in cash or additional shares of Redeemable Preferred Stock, at the Company's option. From May 15, 2004, dividend payments are payable in cash.
(4) This is the first date when redeemable at the Company's option. The Redeemable Preferred Stock is mandatorily redeemable for cash on February 15, 2009.
(5) Expressed as a percentage of principal amount or liquidation preference, as applicable, plus, in each case, accrued and unpaid interest or dividends thereon to the applicable redemption date.
(6) This is the conversion price per share of the Company's common stock, adjusted for the four-for-three stock split in August 1995 and subject to further adjustments in certain events.

THE 10 7/8% NOTES

  In October 1993, the Company issued its 10 7/8% Notes at a discount to their aggregate principal amount to generate gross proceeds to the Company of approximately $125 million. The 10 7/8% Notes accrete at a rate of 10 7/8% compounded semi-annually to an aggregate principal amount of $212 million by October 15, 1998. Interest does not accrue on the 10 7/8% Notes prior to October 15, 1998. Thereafter, the 10 7/8% Notes accrue interest in cash at the rate of 10 7/8% per annum on the principal amount payable semiannually on October 15 and April 15, commencing on April 15, 1999, to holders of record on the immediately preceding October 1 and April 1. The 10 7/8% Notes mature on October 15, 2003. Except as described below, the 10 7/8% Notes will not be redeemable prior to October 15, 1998. Thereafter, the 10 7/8% Notes are redeemable, in whole or in part, at the option of the Company, at the redemption prices set forth in the indenture pursuant to which the 10 7/8% Notes were issued (the "10 7/8% Notes Indenture"), plus accrued and unpaid interest to the date of redemption. In the event of a Change in Control (as defined in the 10 7/8% Notes Indenture), each holder of 10 7/8% Notes has the right to require the Company to repurchase its 10 7/8% Notes at a purchase price equal to 101% of the Accreted Value thereof on any purchase date prior to October 15, 1998, or 101% of the principal amount thereof plus accrued and unpaid interest to any purchase date on or after October 15, 1998. Subject to certain conditions, the Company will be obligated to offer to purchase the 10 7/8% Notes with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. The 10 7/8% Note Indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain Asset Sales, transactions with subsidiaries and other Affiliates and mergers and consolidations.

  In January 1996, the Company received the necessary consents of registered holders of the 10 7/8% Notes to amend the 10 7/8% Notes Indenture so as to allow the Company and its subsidiaries to take certain actions that were previously prohibited under the 10 7/8% Notes Indenture, particularly regarding the financing of the Company's and its subsidiaries' business and future acquisitions. In addition, the amendment eliminated some, but not all, of certain differences between the covenants in the 10 7/8% Notes Indenture and the existing 12 3/4% Notes Indenture. On January 23, 1996, the Company and Chemical Bank, now known as The Chase Manhattan Bank, as Trustee, executed a first supplemental indenture to effect such amendment.

  The 10 7/8% Notes are senior unsecured obligations of the Company ranking pari passu in right of payment of principal and interest with all other existing and future senior unsecured obligations of the Company and rank senior to all other existing and future subordinated debt of the Company, including, without limitation, the Convertible Notes.

THE 12 3/4% NOTES

  In April 1995, concurrently with the offering of the 7 1/4% Convertible Notes summarized below, the Company issued $277,803,500 aggregate principal amount at maturity of its 12 3/4% Senior Deferred Coupon Notes Due 2005 (the "Old 12 3/4% Notes") at a discount to their aggregate principal amount to generate gross proceeds to the Company of approximately $150,000,000. The Old 12 3/4% Notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act or in transactions complying with Regulation S under the Securities Act. On August 18, 1995 the Company issued $277,803,500 aggregate principal amount at maturity of the 12 3/4% Series A Senior Deferred Coupon Notes Due 2005 (the "12 3/4% Notes") in exchange for the Old 12 3/4% Notes pursuant to the indenture relating thereto (the "12 3/4% Notes Indenture"). The terms of the 12 3/4% Notes are identical in all material respects to the Old 12 3/4% Notes except for certain transfer restrictions and registration rights applicable to the Old 12 3/4% Notes. The Old 12 3/4% Notes were cancelled on August 18, 1995 on consummation of the exchange offer which was made pursuant to the Company's Prospectus dated July 18, 1995, forming part of the Registration Statement on Form S-4 (File No. 33-92794) filed with the Commission on May 26, 1995.

  The 12 3/4% Notes accrete at a rate of 12 3/4% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $277,803,500. Cash interest on the 12 3/4% Notes does not accrue until prior to April 15, 2000. Thereafter, the 12 3/4% Notes accrue interest in cash at the rate of 12 3/4% per annum on the principal amount payable semiannually on April 15 and October 15 of each year, commencing October 15, 2000 to holders of record on the immediately preceding April 1, and October 1. The 12 3/4% Notes mature on April 15, 2005. The 12 3/4% Notes are redeemable, at the option of the Company at any time, in whole or in part, on or after April 15, 2000 at the redemption prices set forth in the 12 3/4% Notes Indenture, plus any unpaid interest, if any, to the date of redemption. The 12 3/4% Notes may also be redeemed at the option of the Company in whole but not in part in certain circumstances where Additional Amounts (as defined in the 12 3/4% Notes Indenture) are payable under the 12 3/4% Notes. In such circumstances the 12 3/4% Notes to be repurchased must be repurchased at 100% of Accreted Value, or, as the case may be, principal amount thereof. Upon a Change of Control (as defined in the 12 3/4% Notes Indenture), holders of the 12 3/4% Notes have the right to require the Company to repurchase all or any part of the 12 3/4% Notes at a repurchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any. Subject to certain conditions, the Company is obligated to offer to purchase the 12 3/4% Notes and other Qualified Senior Notes (as defined in the 12 3/4% Notes Indenture) with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the Accreted Value or, as the case may be, principal amount thereof plus accrued and unpaid interest. The 12 3/4% Notes Indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain Asset Sales, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

  The 12 3/4% Notes are senior unsecured obligations of the Company ranking pari passu in right of payment of principal and interest with all other existing and future senior unsecured obligations of the Company and rank senior to all other existing and future subordinated debts of the Company, including, without limitation, the Convertible Notes and the 7 1/4% Convertible Notes.

  The Company has recently obtained the necessary consents of the registered holders of the 12 3/4% Notes to certain proposed amendments to the 12 3/4% Notes Indenture. On January 22, 1996, the Company and Chemical Bank, now known as The Chase Manhattan Bank, as Trustee, executed a first supplemental indenture to effect those amendments. In general, the amendments modify the 12 3/4% Notes Indenture by amending the covenant entitled "Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries" and other provisions to facilitate the arrangement of the Potential Credit Facilities and other financings and make certain conforming and other changes to the 12 3/4% Notes Indenture.

  THE 11 1/2% NOTES

  In January 1996, the Company issued $1,050,000,000 aggregate principal amount of maturity of its 11 1/2% Series A Senior Deferred Coupon Notes Due 2006 (the "Old 11 1/2% Notes") at a discount to their aggregate principal amount to generate gross proceeds to the Company of approximately $600,127,500. The Old 11 1/2% Notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On May 23, 1996, the Company issued $1,050,000,000 aggregate principal amount at maturity of the 11 1/2% Series B Senior Deferred Coupon Notes Due 2006 (the "11 1/2% Notes") in exchange for the Old 11 1/2% Notes pursuant to the Indenture relating thereto (the "11 1/2% Notes Indenture"). The terms of the 11 1/2% Notes are identical in all material respects to the Old 11 1/2% Notes except for certain transfer restrictions and registration rights applicable to the Old 11 1/2% Notes. The Old 11 1/2% Notes tendered for exchange were cancelled on May 23, 1996 on consummation of the exchange offer made pursuant to the Company's Prospectus dated April 22, 1996, forming part of the Company's Registration Statement on Form S-4 (File No. 333-1010) filed with the Commission on April 16, 1996.

  The 11 1/2% Notes accrete at a rate of 11 1/2% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $1,050,000,000. Cash interest on the 11 1/2% Notes does not accrue until February 1, 2001. Thereafter, the 11 1/2% Notes accrue interest in cash at the rate of 11 1/2% per annum on the principal amount payable semiannually on February 1 and August 1 of each year, commencing August 1, 2001, to holders of record on the immediately preceding January 15, and July 15. The 11 1/2% Notes mature on February 1, 2006. The 11 1/2% Notes are redeemable, at the option of the Company at any time, in whole or in part, on or after February 1, 2001 at the redemption prices set forth in the 11 1/2% Notes Indenture plus any accrued unpaid interest to the date of redemption. The 11 1/2% Notes may also be redeemed at the option of the Company in whole but not in certain circumstances where "Additional Amounts" (as defined in the 11 1/2% Notes Indenture) are payable under the 11 1/2% Notes. In such circumstances, the 11 1/2% Notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control (as defined in the 11 1/2% Notes Indenture), holders of the 11 1/2% Notes have the right to require the Company to repurchase all or any part of the 11 1/2% Notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to certain conditions, the Company is obligated to offer to purchase the 11 1/2% Notes and other Qualified Senior Notes (as defined in the 11 1/2% Notes Indenture) with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The 11 1/2% Notes Indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

  The 11 1/2% Notes are senior unsecured obligations of the Company ranking pari passu in right of payment of principal and interest with all other existing and future senior unsecured obligations of the Company and rank senior to all other existing and future subordinated debt of the Company, including, without limitation, the Convertible Notes and the 7 1/4% Convertible Notes.

THE 10% NOTES

  In February 1997, the Company issued $400,000,000 aggregate principal amount of its 10% Series A Senior Notes Due 2007 (the "Old 10% Notes"). The Old 10% Notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On June 27, 1997 the Company issued $400,000,000 aggregate principal amount at maturity of the 10% Series B Senior Notes Due 2007 (the "10% Notes") in exchange for the Old 10% Notes pursuant to the indenture relating thereto (the "10% Notes Indenture"). The terms of the 10% Notes are identical in all material respects to the Old 10% Notes except for certain transfer restrictions and registration rights applicable to the Old 10% Notes. The Old 10% Notes tendered for exchange were cancelled on June 27, 1997 on consummation of the exchange offer made pursuant to the Company's Prospectus dated May 27, 1997, forming part of the Company's Registration Statement on Form S-4 (File No. 333-25577) filed with the Commission on April 21, 1997.

  The 10% Notes accrue interest in cash at the rate of 10% per annum on the principal amount payable semiannually on February 15 and August 15 of each year, to holders of record on the immediately preceding February 1, and August
1. The 10% Notes mature on February 15, 2007. The 10% Notes are redeemable, at the option of the Company at any time, in whole or in part, on or after February 15, 2002 are redemption prices set forth in the 10% Notes Indenture, plus any accrued unpaid interest to the date of redemption. The 10% Notes may also be redeemed at the option of the Company in whole but not in certain circumstances where "Additional Amounts" (as defined in the 10% Notes Indenture) are payable under the 10% Notes. In such circumstances, the 10% Notes to be repurchased must be repurchased at 100% of the principal amount thereof plus accrued and unpaid interest. Upon a Change of Control (as defined in the 10% Notes Indenture), holders of the 10% Notes have the right to require the Company to repurchase all or any part of the 10% Notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any. Subject to certain conditions, the Company is obligated to offer to purchase the 10% Notes and other Qualified Senior Notes (as defined in the 10% Notes Indenture) with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any. The 10% Notes Indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

  The 10% Notes are senior unsecured obligations of the Company ranking pari passu in right of payment of principal and interest with all other existing and future senior unsecured obligations of the Company and rank senior to all other existing and future subordinated debt of the Company.

THE NEW CREDIT FACILITY

  In August 1997, NTL (UK) Group, Inc., a wholly-owned subsidiary of the Company, which is the holding company for the United Kingdom operations and the parent company of NTLIH, and NTLIH entered into an agreement with The Chase Manhattan Bank pursuant to which Chase has agreed to fully underwrite an (Pounds)875 million eight-year term loan facility with an initial four-year revolving period (which amount is likely to be reduced as a result of the Offering). The New Credit Facility will be used to finance capital expenditures and working capital for the Company's United Kingdom operations, including its local broadband, national telecommunications and national digital television networks. A portion of the facility ((Pounds)75 million) is conditional upon the execution of contracts to provide digital television transmission services to certain third parties. Chase has provided a portion of the New Credit Facility in the form of a (Pounds)350 million facility to the Company on substantially the same terms as to restrictions, covenants, guarantees and security as the New Credit Facility.

Prior to the Offering of the Old Notes, Chase had a commitment to increase the amounts available to be borrowed thereunder to (Pounds)875 million. Upon completion of the offering of the Old Notes, Chase's commitment under the New Credit Facility was reduced to (Pounds)555 million. If a portion of proceeds of the offering of the Old Notes is used for the repayment of existing indebtedness in certain circumstances or, if such proceeds are not so used by April 14, 1999, Chase's commitment will be further reduced to no less than (Pounds)480 million or such greater amount as is necessary to ensure that the Company's UK operations remain fully funded by reference to an agreed business plan. At March 20, 1998, the Company had outstanding (Pounds)10 million of the (Pounds)350 million currently available under the New Credit Facility. The final maturity of the principal amount outstanding under the (Pounds)350 million facility is December 31, 2005. Interest will be payable either monthly, quarterly or semi-annually, at the option of NTLIH, at LIBOR plus, at a maximum, 2.25% per annum. The commitment fee is .375% per annum on the unutilized portion of the (Pounds)350 million facility and is payable quarterly in arrears. The facility is secured by first fixed and floating charges over all present and future assets and undertakings of the United Kingdom group. The facility contains customary financial covenants, and certain restrictions relating to, among other things: (i) incurrence of additional indebtedness or guarantees, (ii) investments, acquisitions and mergers and (iii) dividend and other payment restrictions. In the absence of a default, the New Credit Facility generally permits payments to the Company to pay the interest and principal on existing indebtedness of the Company.

  In connection with the New Credit Facility, NTL (UK) Group, Inc. entered into a European Currency Option with a bank in which NTL (UK) Group, Inc. may purchase U.S. dollars at a fixed rate of (Pounds)1 to $1.40. The option is exercisable on specified dates commencing through June 2001 for specified amounts of U.S. dollars. The dates and U.S. dollar amounts correspond to the Company's interest payment dates and amounts for its U.S. dollar denominated debt and anticipated amounts of parent company expenses.

THE 7% CONVERTIBLE NOTES

  In June 1996, the Company issued and sold an aggregate principal amount of $275,000,000 of its 7% Convertible Subordinated Notes Due 2008 in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Cash interest on the 7% Convertible Notes is payable semiannually on June 15 and December 15 of each year, commencing December 16, 1996. The 7% Convertible Notes mature on June 15, 2008. The 7% Convertible Notes are convertible at the option of the holder thereof at any time prior to maturity, unless previously redeemed, into shares of Common Stock of the Company, at a conversion price of $37.875 per share subject to further adjustment in certain events. The 7% Convertible Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after June 15, 1999, at the redemption prices set forth in the indenture pursuant to which the 7% Convertible Notes were issued (the "7% Convertible Notes Indenture"). Upon a Change of Control (as defined in the 7% Convertible Notes Indenture) holders of the 7% Convertible Notes have the right to require the Company to purchase all or any part of the 7% Convertible Notes at a purchase price equal to 101% of the principal amount thereof and any accrued and unpaid interest to the date of purchase. The 7% Convertible Notes Indenture contains certain restrictions with respect to, among other things, certain Asset Sales, payment of Additional Amounts and mergers and consolidations.

  The 7% Convertible Notes are unsecured obligations of the Company, subordinated in right of payment to all exiting and future Senior Debt of the Company (as defined in the 7% Convertible Notes Indenture) including, without limitations, the 10 7/8% Notes, the 12 3/4% Notes and the 11 1/2% Notes.

  On September 13, 1996, the Commission declared effective the Company's shelf registration statement relating to the resale of the 7% Convertible Notes and the Common Stock issuable upon conversion thereof by the holders thereof.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a discussion of the material U.S. federal income tax consequences of an exchange of Old Notes for the New Notes and the ownership of the New Notes. It deals only with Notes held as capital assets by initial holders of Old Notes, and does not deal with special situations, such as those of dealers in securities, financial institutions, insurance companies and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to straddle or "hedging" transactions. The discussion below is based upon the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (including retroactively) so as to result in federal income tax consequences different from those discussed below. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES THAT MAY BE SPECIFIC TO THEM OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP OF THE NEW NOTES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN LAWS.

  As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate or trust described in Section 7701(a)(30) of the Code, or (iv) a person whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net income basis (a "U.S. Holder"). As used herein, the term "Non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

EXCHANGE OF NOTES

  There will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer since the Exchange Offer will be by operation of the original terms of the Old Notes, pursuant to a unilateral act by the Company, and will not result in any material alteration in the terms of the Old Notes. Each exchanging holder will have the same adjusted tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

TAXATION OF NOTES--U.S. HOLDERS

  Payments of Interest. Payments of Interest on Sterling Senior Notes, which are not included in original issue discount, as discussed below, generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. Holder's method of accounting for federal income tax purposes).

  Original Issue Discount. Because the Old USD Deferred Coupon Notes and the Old Sterling Deferred Coupon Notes (the "Old Discount Notes") were issued with original issue discount ("OID"), the New Notes issued in exchange for the Old Discount Notes ("New Discount Notes") will also bear OID that each U.S. Holder of a New Discount Note generally will be required to include in income as it accrues on a yield-to-maturity basis over the term of the New Discount Note in advance of cash payments attributable to such income (regardless of whether the holder is a cash or accrual basis taxpayer). The amount of OID with respect to a New Discount Note will equal the excess of the stated redemption price at maturity of such New Discount Note over its issue price. The stated redemption price at maturity will include all payments required to be made on the New Discount Note, whether denominated as principal or interest (other than payments subject to remote or incidental contingencies). The issue price of the New Discount Notes equals the issue price of the Old Discount Notes, which was $617.24 per $1,000 principal amount at maturity in the case of the Old USD Deferred Coupon Notes and (Pounds)586.20 per (Pounds)1,000 principal amount at maturity in the case of the Old Sterling Deferred Coupon Notes.

  A U.S. Holder of a debt instrument that bears OID is required to include in gross income an amount equal to the sum of the daily portions of OID for each day during the taxable year in which such holder holds the debt instrument. The daily portions of OID are determined by allocating to each day in an accrual period the pro rata portion of the OID that is allocable to the accrual period. The amount of OID that is allocable to an accrual period with respect to New Discount Notes generally will be equal to the product of the adjusted issue price of such notes at the beginning of the accrual period (the issue price of the New Discount Notes determined as described above, generally increased by all prior accruals of OID with respect to the particular Old Discount Notes and New Discount Notes and decreased by the amount of payments made on such New Discount Notes) and the New Discount Notes' yield-to-maturity (the discount rate, which, when applied to all payments under the particular New Discount Notes and Old Discount Notes, results in a present value equal to the issue price of such New Discount Notes). In the case of the final accrual period, the allocable OID generally is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the accrual period. All payments on a Discount Note generally will be viewed first as a payment of previously accrued OID (to the extent thereof), with payments considered made from the earliest accrual period, and then as a payment of principal.

  The Company will furnish annually to the Internal Revenue Service (the "IRS") and to U.S. Holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while the Discount Notes were held by the U.S. Holders.

  Under certain circumstances described above, the Company will be required to pay special interest on the Discount Notes if it fails to comply with certain of its obligations under the Registration Rights Agreement. Although not free from doubt, such additional amount should be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such holder's regular method of accounting. It is possible, however, that the IRS may take a different position, in which case the timing and the amount of income on the Discount Notes may be different.

  Disposition of Notes. A U.S. Holder will generally recognize gain or loss upon the sale, exchange, retirement or other disposition of New Notes equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest) and the U.S. Holder's adjusted tax basis in the New Notes. A U.S. Holder's adjusted tax basis in a New Note will generally be the cost of the Old Note, increased by any OID previously included in income by such holder and decreased by any amount received on the Note that is not treated as ordinary interest income. Such gain or loss generally would be capital gain or loss (except to the extent of any exchange gain or loss with respect to foreign currency, as discussed below).

  In the case of a U.S. Holder who is an individual, such capital gain will be subject to tax at a maximum 28% rate if the holding period for the New Note (which includes the holding period of the Old Note) is more than 12 months but not more than 18 months at the time of the sale, exchange, retirement or other disposition, and a maximum 20% rate if such holding period is more than 18 months at such time.

NOTES DENOMINATED IN POUNDS STERLING

  The Sterling Senior Notes and the Sterling Deferred Coupon Notes (the "Sterling Notes") are denominated in a currency unit other than the U.S. dollar. The following is a summary of certain of the United States federal income tax consequences to U.S. Holders of the ownership of the Sterling Notes.

  Payments of Interest in Foreign Currency--Cash Method. A U.S. Holder who uses the cash method of accounting for federal income tax purposes and who receives interest on a Sterling Note (other than attributable to OID that has already been included in income) will be required to include in income the U.S. dollar value of the foreign currency payment, determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such foreign currency.

  Payments of Interest in Foreign Currency--Accrual Method. A U.S. Holder who uses the accrual method of accounting for federal income tax purposes, or who is otherwise required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income accrued and is

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

otherwise required to be taken into account with respect to a Sterling Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period, or with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. Whether or not such election is made, a U.S. Holder may recognize exchange gain or loss (which will be treated as ordinary income or loss, but not interest income or expense) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

  Disposition of New Notes. As discussed above, upon the sale, exchange or retirement of a New Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the New Note. Such gain or loss generally will be capital gain or loss (except to the extent of any amounts attributable to accrued but unpaid interest) and the gain or loss will be capital gain or loss subject to tax at a 28% maximum rate if the holder is an individual whose holding period in such New Note (which includes such holder's holding period in the Old Note) exceeds 12 months but does not exceed 18 months at the time of the sale, exchange, retirement or other disposition, and will be subject to tax at a 20% maximum rate if the holder is an individual whose holding period in such Note exceeds 18 months. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in Foreign Currency" above. If a U.S. Holder receives foreign currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the foreign currency on the date of disposition (assuming the New Notes are not publicly traded). A U.S. Holder's adjusted tax basis in a New Note will equal the U.S. dollar cost of the Old Note (determined on the date of purchase) to such holder, increased by the U.S. dollar value of the amounts of any OID previously included in income by the holder and reduced by the U.S. dollar value of any payments received by the holder (other than payments representing ordinary interest income). In the case of an adjustment resulting from the accrual of OID, such adjustment will be made at the rate at which such OID is translated into U.S. dollars under the rules described below. If a U.S. Holder purchased an Old Note with previously owned foreign currency, the holder will recognize ordinary income or loss in an amount equal to the difference, if any, between such holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase such Note, determined on the date of purchase.

  For purposes of the foregoing, there is a special rule for purchases and sales of publicly traded Sterling Notes by a cash basis taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual basis taxpayer may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of publicly traded Sterling Notes, provided the election is applied consistently. Such election cannot be changed without the consent of the IRS.

  Gain or loss realized upon the sale, exchange or retirement of a New Note that is attributable to fluctuations in currency rates will be ordinary income or loss, which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount (which means, for this purpose, purchase price) of the Old Note, determined on the date such payment is received or the New Note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the Old Note, determined on the date the U.S. holder acquired the Old

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

Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the New Note.

  Original Issue Discount. In the case of a Sterling Deferred Coupon Note, (i) OID will be determined in units of foreign currency, (ii) such accrued discount will be translated into U.S. dollars as described in "Payments of Interest in Foreign Currency--Accrual Method" above and (iii) the amount of the foreign currency gain or loss on the accrued discount will be determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of discount accrued, as translated above.

  Exchange of Foreign Currencies. A U.S. Holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Old Notes) will be ordinary income or loss.

  The above discussion assumes that any change to denominate New Notes denominated in pounds sterling to New Notes denominated in a single European currency ("Euros") pursuant to directives of the European counsel will not be a taxable event for U.S. federal income tax purposes. Holders should be aware that the IRS has announced that it is studying the conversion to Euros, including whether conversion to a Euro-denominated currency is the appropriate time to recognize any resulting gain or loss. Holders should consult their own tax advisors regarding the tax effect, if any, of changing to Euro-denominated New Notes from pounds sterling denominated New Notes.

TAXATION OF NOTES--NON-U.S. HOLDERS

  The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a New Note that is a Non-U.S. Holder.

  Subject to the discussion of backup withholding below, payments of interest (including OID) on a New Note to any Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that (1) the holder is not (i) a direct or indirect owner of 10% or more of the total voting power of all voting stock of the Company, (ii) a controlled foreign corporation related to the Company through stock ownership or (iii) a foreign tax-exempt organization or a foreign private foundation for U.S. federal income tax purposes, (2) such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (3) the Company or its paying agent receives (i) from the Non-U.S. Holder, a properly completed Form W-8 (or substitute Form W-8) under penalties of perjury which provides the Non-U.S. Holder's name and address and certifies that the Non-U.S. Holder of the Note is a Non-U.S. Holder or (ii) from a security clearing organization, bank or other financial institution that holds the Notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Non-U.S. Holder, certification under penalties of perjury that such a Form W-8 (or substitute Form W-8) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of the Form W-8 (or substitute Form W-8) is furnished to the payor.

  A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest (including OID) on the New Notes.

  If the payments of interest (including OID) on a New Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject

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

to United States withholding tax so long as the holder provides the Company or its paying agent with a properly executed Form 4224. In addition, if the Company can show to the satisfaction of the IRS that at least 80% of the gross income from all sources for the 3-year period ending with the close of the Company's taxable year preceding the interest payment (or such period as may be applicable) is "active foreign business income," then such interest would be treated as foreign source income that is not subject to U.S. withholding. Active foreign business income is generally gross income of a corporation derived from sources outside the U.S., or is attributable to income so derived by a subsidiary of the corporation, which is attributable to the active conduct of a trade or business in the foreign jurisdiction by the corporation (or subsidiary). It is uncertain whether the Company would meet this test for treating interest income as non-U.S. source.

  Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax exemption from or reduction of branch profits tax, or other rules different from those described above.

  Sale, Exchange or Redemption of Notes. Subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, retirement or other disposition of a New Note generally will not be subject to a U.S. federal income tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

  Federal Estate Tax. New Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and (ii) income on the Notes was not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Payments (including OID) with respect to the New Notes and the proceeds upon the sale or other disposition of the New Notes may be subject to the information reporting and possible U.S. backup withholding at a 31% rate. Backup withholding will not apply to U.S. Holders who furnish a correct taxpayer identification number and provide other certification or who are otherwise exempt from backup withholding. Copies of those information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

  The regulations provide that backup withholding (which generally is a withholding tax imposed at the rate of 31% on payments to persons that fail to furnish certain required information) and information reporting will not apply to payments made in respect to the New Notes by the Company to a Non-U.S. Holder, if the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a U.S. person or that the condition of any other exemption are not, if fact, satisfied).

  The payment of the proceeds from the disposition of New Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, if fact, satisfied. The payment of the proceeds from the disposition of a New Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business.

  In the case of the payment of proceeds from the disposition of New Notes to or through a non-U.S. office of a broker that is a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

  Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's federal income tax liability, provided that the requisite procedures are followed.

  The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the final regulations.

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

                             PLAN OF DISTRIBUTION

  Each broker-dealer who holds Old Notes for its own account as a result of market-making activities or other trading activities and who receives New Notes in exchange for Old Notes pursuant to the Exchange Offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company acknowledges and each holder, other than a broker-dealer, must acknowledge that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of New Notes. The Company has agreed that starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal state that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

  The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         BOOK-ENTRY; DELIVERY AND FORM

THE EXCHANGE

  New Notes exchanged for Old Notes through the Book-Entry Transfer Facility may be represented by one or more Global Notes (the "Global New Notes"). The Global New Notes will be deposited on the date of the closing of the Exchange Offer (the "Closing Date") with the Trustee as custodian of DTC and pursuant to a FAST Balance Certificate Agreement between the Trustee or the Registrar, as the case may be, and DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Security Holder").

  New Notes exchanged for Old Notes which are in the form of registered definitive certificates (the "Certificated Notes") will be issued in the form of Certificated Notes. Such Certificated Notes may, unless the Global New Notes has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global New Notes representing the principal amount at maturity of New Notes being transferred.

DEPOSITORY PROCEDURES

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold notes for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own notes held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each note held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

  Euroclear and CEDEL hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective Participants through electronic book-entry changes in accounts of such Participants. Euroclear and CEDEL provide to their Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and CEDEL interface with domestic securities markets. Euroclear and CEDEL Participants and financial institutions such as Initial Purchasers, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or CEDEL is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or CEDEL Participant, either directly or indirectly.

  DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global New Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global New Notes representing the New Notes and (ii) ownership of such interests in the Global New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global New Notes).

  Investors in a Global New Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are Participants in such system. Euroclear and CEDEL will hold interests in a Global New Note on behalf of their participants through their respective depositories, which in turn will hold such interests in the Global New Note customers' securities accounts in their respective names on the books of DTC. The Morgan Guaranty Trust Company, Brussels office, will initially act as depository for Euroclear, and Citibank, N.A., will initially act as depository for CEDEL. All interests in a Global New Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global New Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global New Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NEW NOTES WILL NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS OF NEW NOTES UNDER THE INDENTURES FOR ANY PURPOSE.

  Payments in respect of the principal of (and premium, if any) and interest on a Global New Note will be made through one or more paying agents (the "Paying Agent") appointed under the Indentures (which will initially include the Trustee) and will be payable to DTC or its nominee in its capacity as the registered holder under the applicable Indenture. DTC will distribute payments to its Participants only in U.S. dollars unless a holder of a beneficial interest in a New Global Sterling Senior Note or a New Global Sterling Deferred Coupon Note elects to receive payments in pounds sterling in accordance with the procedures discussed below. Under the terms of the Indentures, the Company and the Trustee will treat the persons in whose names the New Notes, including the Global New Notes representing the New Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee, any Transfer Agent or any agent of the Company, the Trustee, any Transfer Agent has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global New Notes, or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

  In addition to acting in its capacity as Payment Agent, the Paying Agent may act as a foreign exchange dealer for purposes of converting British pounds sterling to U.S. dollars for distribution through DTC, as described in the paragraph below. When acting as a foreign exchange dealer, the Paying Agent will derive profits from such activities in addition to the fees earned by it for its services as Paying Agent. Each such conversion will be made on such terms, conditions, and charges not inconsistent with the terms of the New Notes as the Paying Agent may from time to time establish in accordance with its regular foreign exchange practices, and subject to applicable U.S. law and regulations.

  Holders of beneficial interests in the New Global Sterling Senior Notes or New Global Sterling Deferred Coupon Notes may elect to receive payment of principal and interest in pounds sterling or U.S. dollars, respectively, by causing DTC through the relevant DTC Participant to notify the Paying Agent by the time specified below of: (i) such holder's election to receive all or a portion of such payment in pounds sterling or in U.S. dollars, respective, and
(ii) wire transfer instructions to a pounds sterling account or U.S. dollars account, respectively. Such election in respect of any payment must be made by the holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable and shall relate only to such payment. DTC notifications of such election, wire transfer instructions and the amount payable in pounds sterling or in U.S. dollars, respectively, must be received by the Paying Agent prior to 5:00 p.m. New York time on the fifth New York Business Day following the relevant Record Date in the case of interest, and prior to 5:00 p.m. New York time on the tenth day prior to the payment date for the payment of principal. Any payments in pounds sterling or in U.S. dollars, respectively, shall be made by wire transfer of same-day funds to the appropriate account designated by DTC. The term "New York Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

  The Company has been informed by Euroclear and CEDEL that, prior to each payment date, Euroclear and CEDEL, acting on behalf of their participants, will elect to receive payments of principal and interest in respect of the beneficial interests in the Global New Notes representing New Sterling Senior Notes or New Sterling Deferred Coupon Notes held by them in pounds sterling, and principal and interest in respect of the beneficial interests in the Global New Notes representing New USD Deferred Coupon Notes held by them in U.S. dollars. In the event Euroclear and CEDEL become unwilling or unable to make such an election on behalf of their Participants, each individual holder of a beneficial interest in the Global Notes will be required to make its own currency election (in accordance with the procedures set forth above) in order to avoid payment in U.S. dollars.

  DTC has advised the Company that its current practice, upon receipt of any payment in respect of notes such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will not be the responsibility of any of DTC, the Trustee, the Registrar, the Transfer Agent or the Company. None of the Company, the Registrar, the Transfer Agent or the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Notes, and the Company, the Registrar, the Transfer Agent and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.

  Except for trades involving only Euroclear and CEDEL participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants. Investors in the Global New Notes related to any of the Sterling Notes will be able to effect trades through DTC's Same-Day Funds Settlement System only if payment for such trades is made in U.S. dollars. Settlements in the New Sterling Notes in pounds sterling may be arranged by the participants in any such transactions outside the facilities of DTC.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between the account holders in DTC, on the one hand, and account holders in Euroclear or CEDEL, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and CEDEL account holders may not deliver instructions directly to the depositories for Euroclear or CEDEL.

  Because of time zone differences, the securities account of a Euroclear or CEDEL account holder purchasing an interest in a Global Note from an account holder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global New Note by or through a Euroclear or CEDEL account holder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "--Exchange of Book Entry Notes for Certificated Notes" occurs, DTC reserves the right to exchange the Global New Notes for Notes in certificated form and to distribute such New Notes to its Participants.

  The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global New Notes among account holders in DTC and account holders of Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Registrar, the Transfer Agent or the Trustee nor any agent of the Company, the Registrar, the Transfer Agent or the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants, indirect participants or account holders of their respective obligations under the rules and procedures governing their operations.

 EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

  A Global New Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for the Global New Note and the Company thereupon fails to appoint a successor depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

  If certificated New Notes are issued and a holder of a certificated New Note claims that the Note has been lost, destroyed or wrongfully taken or if such New Note is mutilated and is surrendered to the Trustee (or, as long as the New Notes are listed on the Luxembourg Stock Exchange, at the specified office of the transfer agent in Luxembourg), the Company shall issue and the Trustee shall authenticate a replacement New Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a New Note is replaced. The Company may charge for its expenses in replacing a New Note.

  In case any such mutilated, destroyed, lost or stolen New Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to the provisions of the Indenture, the Company in its discretion may, instead of issuing a new New Note, pay or purchase such New Note, as the case may be.

                                 LEGAL MATTERS

  The validity of the issuance of the New Notes will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel for the Company.

                                    EXPERTS

  The consolidated financial statements of the Company included herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Comcast UK Cable Partners Limited and subsidiaries included herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are also included herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Birmingham Cable Corporation Limited and Cable London PLC included herein have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are also included herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      ENFORCEABILITY OF CIVIL LIABILITIES

  A substantial majority of the assets of the Company are located outside the United States. As a result, it may not be possible for holders of the Notes to realize in the United States upon judgments of courts of the United States predicated upon the civil liability under the federal securities laws of the United States. The United States and England do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of a fixed debt or sum of money rendered by any United States court based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not automatically be enforceable in England. In order to enforce in England a United States judgment, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. An English court will, subject to what is said below, normally order summary judgment on the basis that there is no defense to the claim for payment and will not reinvestigate the merits of the original dispute. In such an action, an English court will treat the United States judgment as creating a valid debt upon which the judgment creditor could bring an action for payment, as long as (i) the United States court had jurisdiction over the original proceeding, (ii) the judgment is final and conclusive on the merits, (iii) the judgment does not contravene English public policy, (iv) the judgment must not be for a tax, penalty or a judgment arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained and (v) the judgment has not been obtained by fraud or in breach of the principles of natural justice. Based on the foregoing, there can be no assurance that Holders of Notes will be able to enforce in England judgments in civil and commercial matters obtained in any United States court. There is doubt as to whether an English court would impose civil liability in an original action predicated solely upon the United States federal securities laws brought in a court of competent jurisdiction in England.

                              GENERAL INFORMATION

CLEARING SYSTEMS

  The International Security Identification Number ("ISIN") for the New
Sterling Senior Notes is      and the Common Code is    . The ISIN for the New
Sterling Deferred Coupon Notes is      and the Common Code is    . The ISIN
for the New USD Deferred Coupon Notes is      and the Common Code is    .

AUTHORIZATION

  The issue of the New Notes was authorized by a resolution of the Board of Directors of the Company on January 13, 1998.

AVAILABLE DOCUMENTS, FINANCIAL REPORTS AND INFORMATION

  Copies of the Indentures and the Registration Rights Agreements referred to herein will, so long as the Notes are listed on the Luxemburg Stock Exchange, be available for inspection during normal business hours at the specified office of the Luxembourg Agent.

  A copy of the Certificate of Incorporation and By-laws of the Company will be available for inspection during normal business hours at the specified office of the Luxembourg Agent.

  Whether or not required by the rules and regulations of the Commission, so long as the Notes are outstanding, the Company will file with the Commission and furnish to holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis or Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent public accountants, in each case, as required by the rules and regulations of the Commission as in effect on March 13, 1998.

  In compliance with Forms 10-Q and 10-K, the Company currently publishes audited annual consolidated financial reports and unaudited quarterly consolidated financial reports. As long as the Notes are listed on the Luxembourg Stock Exchange, copies of such reports or any other reports the Company is required to furnish to holders of the Notes in accordance with the preceding paragraph, will be available at the specified office of the listing, paying and transfer agent in Luxembourg. The Company does not publish unconsolidated financial reports.

  Copies of reports, proxy statements and other information concerning the Company filed by the Company with the Commission will, as long as the Notes are listed on the Luxembourg Stock Exchange, be available at the specified office of the listing, paying and transfer agent in Luxembourg.

MATERIAL ADVERSE CHANGE

  Except as disclosed in this Prospectus, there has been no material adverse change in the financial position of the Company since March 31, 1998.

                                                                        ANNEX A

                                   GLOSSARY

  Broadband: A general term used to describe wide bandwidth equipment or systems which can carry a large proportion of the electromagnetic spectrum. A broadband communications system can deliver multiple channels and other services.

  BSkyB: British Sky Broadcasting Limited, the largest provider of multichannel programming in the United Kingdom.

  BT: British Telecommunications plc, the dominant national provider of telecommunications services in the United Kingdom. BT, which was privatized from 1984 to July 1993, provides both long distance and local exchange telephone services.

  Buildout: The process of installing ducts by digging, filling and covering underground trenches in the streets which pass by the homes and businesses in a franchise.

  Cable operator: A company who has been granted a license to build and manage a cable network.

  CATV: Cable television.

  Churn: Subscriber termination rates.(/1/)

  Coaxial cable: Cable consisting of a central conductor surrounded by and insulated from another conductor. It is standard material used in traditional cable systems. Signals are transmitted through it at different frequencies, giving greater channel capacity than is possible with twisted pair cable, but less than is allowed by optical fiber.

  Copper pair telephone networks: A telephone network where each telephone is connected by a dedicated copper wire pair to the local telephone switch.

  DTH: Abbreviation for "Direct-to-Home.' The DTH market is single dwellings, each served by a single satellite dish, as distinct from a cable system.

  DTI: Department of Trade and Industry. Grants licenses to operate and use the physical network over which television programs and telecommunications services may be provided.

  DTT: Digital terrestrial television.

  Duopoly Policy: A policy in place in the UK from 1983 to 1991, allowing only two companies, BT and Mercury, to provide national fixed link telecommunications services to the public.

  Duopoly Review: A review of the telecommunications industry in the United Kingdom issued by the United Kingdom Government in 1991.

  Fiber miles: Route miles of fiber multiplied by the number of strands of fiber in the cable.

  GHz: Gigahertz.

  Headend: Collection of satellite hardware, typically including dish, satellite receivers, modulators and amplifiers. Signals, when processed, are then combined for distribution within the cable network.

  homes passed: The expression in common usage as the measurement of the size of a cabled area, meaning the total number of residential premises which have the potential to be connected to the cable system.(/1/)
--------
(/1/) Statistical data published by sources other than the Company may not be prepared on a basis that is entirely consistent with that used by the Company.

  Interconnection: The point at which cable operators transfer calls to a trunk operator, where the call is switched to the appropriate termination point.

  ITC: Independent Television Commission, the regulatory body which oversees and licenses all types of broadcasting in the United Kingdom.

  "last mile" telecommunications services: Provision of voice, data and video services from a distribution point directly to the end user of such services.

  LDL: Local delivery operator licenses granted by the ITC for the purpose of providing the cable television program and telecommunications services.

  Mercury: Mercury is part of the merged group Cable & Wireless Communications and is a national PTO which competes directly with BT in the national and international long-distance telephone business.

  Microwave transmission: The transmission of voice or data using microwave radio frequencies (generally above 1 GHz).

  New build: Cable network installed in area not previously served.

  One-2-One: Mercury's mobile telephone network in the U.K.

  OFTEL: Office of Telecommunications. The licensing and monitoring body established by the Telecommunications Act 1984, headed by the Director General of Telecommunications.

  Optical fiber: Cable made of glass fibers through which signals are transmitted as pulses of light. Capacity for a very large number of channels can easily be provided.

  Penetration rate: The measurement of the take-up of cable services. The number of subscribers is expressed as a percentage of the homes marketed.

  PPV (Pay-per-view): Payment made for individual cable programs as opposed to a monthly subscription for a whole channel or group of channels. Not currently used in the UK, but envisioned as a means of providing certain popular sporting events or blockbuster movies for which subscribers may be prepared to make a special payment. Cannot very effectively be done on an old-fashioned cable system but is straightforward with a system providing control of each subscriber serviced from the headend (addressability).

  Premium channels: Cable programming service available only for additional subscription over and above the basic service.

  BT's Price Cap Review: Periodic reviews of BT's price cap (the maximum rate at which BT's prices may increase).

  PTO: Public telephone operator licensed by the DTI.

  Regional Areas: The six areas comprising the 16 separate franchises of the Company being: (i) Central & Scotland, (ii) South Wales, (iii) Suburban London (Surrey), (iv) Suburban London (Luton), (v) West Yorkshire, and (vi) Northern Ireland.

  Resiliant: A network segment with diverse routing that provides for more than one path between points.

  RPI (Retail Price Index): The United Kingdom index corresponding to the Consumer Price Index in the United States.

  RGU (revenue generating unit): A cable television account or a telephone account (i.e., a dual customer counts as two RGUs).

  SDH: Synchronous digital hierarchy (similar to SONET).

  VPNs: Virtual Private Networks; provide secure delivery of private business data over the public Internet.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
NTL INCORPORATED AND SUBSIDIARIES
Report of Independent Auditors...........................................   F-3
Consolidated Balance Sheets as of December 31, 1997 and December 31,
 1996....................................................................   F-4
Consolidated Statements of Operations for the Years Ended December 31,
 1997, December 31, 1996 and December 31, 1995...........................   F-5
Consolidated Statement of Shareholders' Equity (Deficiency) for the Years
 Ended December 31, 1997, December 31, 1996 and December 31, 1995........   F-6
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1997, December 31, 1996 and December 31, 1995...........................   F-7
Notes to Consolidated Financial Statements...............................   F-8
Condensed Consolidated Balance Sheet as of March 31, 1998 (Unaudited)....  F-28
Condensed Consolidated Statements of Operations for the Three Months
 Ended March 31, 1998 and 1997 (Unaudited)...............................  F-29
Condensed Consolidated Statement of Shareholders' (Deficiency) for the
 Three Months Ended March 31, 1998 (Unaudited)...........................  F-30
Condensed Consolidated Statements of Cash Flows for the Three Months
 Ended March 31, 1998 and 1997 (Unaudited)...............................  F-31
Notes to Condensed Consolidated Financial Statements (Unaudited).........  F-32
COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES
Independent Auditors' Report.............................................  F-37
Consolidated Balance Sheet as of December 31, 1997 and December 31,
 1996....................................................................  F-38
Consolidated Statement of Operations for the Years Ended December 31,
 1997, December 31, 1996 and December 31, 1995...........................  F-39
Consolidated Statement of Cash Flows for the Years Ended December 31,
 1997, December 31, 1996 and December 31, 1995...........................  F-40
Consolidated Statement of Shareholders' Equity for the Years Ended
 December 31, 1997, December 31, 1996 and December 31, 1995..............  F-41
Notes to Consolidated Financial Statements...............................  F-42
Condensed Consolidated Balance Sheet Quarter Ended March 31, 1998
 (Unaudited).............................................................  F-57
Condensed Consolidated Statement of Operations and Accumulated Deficit
 for the Three Months Ended March 31, 1998 and 1997 (Unaudited)..........  F-58
Condensed Consolidated Statement of Cash Flows for the Three Months Ended
 March 31, 1998 and 1997 (Unaudited).....................................  F-59
Notes to Condensed Consolidated Financial Statements (Unaudited).........  F-60
BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES
Independent Auditors' Report.............................................  F-64
Consolidated Balance Sheet as of December 31, 1997 and December 31,
 1996....................................................................  F-65
Consolidated Statement of Operations for the Years Ended December 31,
 1997, December 31, 1996 and December 31, 1995...........................  F-66
Consolidated Statement of Cash Flows for the Years Ended December 31,
 1997, December 31, 1996 and December 31, 1995...........................  F-67
Consolidated Statement of Shareholders' Equity for the Years Ended
 December 31, 1997, December 31, 1996 and December 31, 1995..............  F-68
Notes to Consolidated Financial Statements...............................  F-69
CABLE LONDON PLC AND SUBSIDIARIES
Independent Auditors' Report.............................................  F-76
Consolidated Balance Sheet as of December 31, 1997 and December 31,
 1996....................................................................  F-77

                                                                           PAGE
                                                                           ----
Consolidated Statement of Operations for the Years Ended December 31,
 1997, December 31, 1996 and December 31, 1995............................ F-78
Consolidated Statement of Cash Flows for the Years Ended December 31,
 1997, December 31, 1996 and December 31, 1995............................ F-79
Consolidated Statement of Shareholders' (Deficiency) Equity for the Years
 Ended December 31, 1997, December 31, 1996 and December 31, 1995......... F-80
Notes to Consolidated Financial Statements................................ F-81

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
NTL Incorporated

  We have audited the consolidated balance sheets of NTL Incorporated and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NTL Incorporated and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

New York, New York
March 20, 1998

                       NTL INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                         DECEMBER 31,
                                                 ------------------------------
                                                      1997            1996
                                                 --------------  --------------
                    ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................  $   98,902,000  $  445,884,000
  Marketable securities........................       4,998,000             --
  Accounts receivable--trade, less allowance
   for doubtful accounts of $8,056,000 (1997)
   and $3,870,000 (1996).......................      66,022,000      28,340,000
  Other........................................      67,232,000      66,817,000
                                                 --------------  --------------
    Total current assets.......................     237,154,000     541,041,000
FIXED ASSETS, net..............................   1,756,985,000   1,459,528,000
INTANGIBLE ASSETS, net.........................     364,479,000     392,933,000
OTHER ASSETS, net of accumulated amortization
 of $25,889,000 (1997) and $21,789,000 (1996)..      63,021,000      61,109,000
                                                 --------------  --------------
    Total assets...............................  $2,421,639,000  $2,454,611,000
                                                 ==============  ==============
     LIABILITIES AND SHAREHOLDERS' EQUITY
                  (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable.............................  $   45,475,000  $   57,960,000
  Accrued expenses and other...................     181,605,000     101,228,000
  Accrued construction costs...................      26,930,000      62,723,000
  Deferred revenue.............................      35,060,000      16,491,000
  Deferred purchase price......................             --       60,537,000
                                                 --------------  --------------
    Total current liabilities..................     289,070,000     298,939,000
LONG-TERM DEBT.................................   2,015,057,000   1,732,168,000
OTHER..........................................         428,000         459,000
COMMITMENTS AND CONTINGENT LIABILITIES
DEFERRED INCOME TAXES..........................      70,218,000      94,931,000
SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK,
 $.01 par value, plus accreted dividends;
 liquidation preference $107,000,000; less
 unamortized discount of $3,444,000 (1997);
 issued and outstanding 110,000 shares (1997)
 and none (1996)...............................     108,534,000             --
SHAREHOLDERS' EQUITY (DEFICIENCY)
  Series preferred stock--$.01 par value;
   authorized 2,500,000 shares; liquidation
   preference $78,000,000; issued and
   outstanding 780 shares (1997 and 1996)......             --              --
  Common stock--$.01 par value; authorized
   100,000,000 shares; issued and outstanding
   32,210,000 (1997) and 32,066,000 (1996)
   shares......................................         322,000         321,000
  Additional paid-in capital...................     538,054,000     548,647,000
  Cumulative translation adjustment............     117,008,000     163,141,000
  (Deficit)....................................    (717,052,000)   (383,995,000)
                                                 --------------  --------------
                                                    (61,668,000)    328,114,000
                                                 --------------  --------------
    Total liabilities and shareholders' equity
     (deficiency)..............................  $2,421,639,000  $2,454,611,000
                                                 ==============  ==============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            YEAR ENDED DECEMBER 31,
                                   -------------------------------------------
                                       1997           1996           1995
                                   -------------  -------------  -------------
REVENUES
  Local telecommunications and
   television..................... $ 189,407,000  $  89,209,000  $  24,804,000
  National and international
   telecommunications.............   162,738,000     45,430,000            --
  Broadcast transmission and
   other..........................   130,799,000     83,618,000            --
  Other telecommunications........     8,831,000     10,086,000      8,937,000
                                   -------------  -------------  -------------
                                     491,775,000    228,343,000     33,741,000
COSTS AND EXPENSES
  Operating expenses..............   301,644,000    144,315,000     24,415,000
  Selling, general and
   administrative expenses........   169,133,000    114,992,000     57,932,000
  Franchise fees..................    23,587,000     13,117,000            --
  Corporate expenses..............    18,324,000     14,899,000     14,697,000
  Nonrecurring charges............    20,642,000            --             --
  Depreciation and amortization...   150,509,000     98,653,000     29,823,000
                                   -------------  -------------  -------------
                                     683,839,000    385,976,000    126,867,000
                                   -------------  -------------  -------------
    Operating (loss)..............  (192,064,000)  (157,633,000)   (93,126,000)
OTHER INCOME (EXPENSE)
  Interest and other income.......    28,415,000     33,634,000     21,185,000
  Interest expense................  (202,570,000)  (137,032,000)   (28,379,000)
  Other gains.....................    21,497,000            --             --
  Foreign currency transaction
   gains..........................       574,000      2,408,000         84,000
                                   -------------  -------------  -------------
  (Loss) before income taxes,
   minority interests and
   extraordinary item.............  (344,148,000)  (258,623,000)  (100,236,000)
  Income tax benefit (provision)..    15,591,000     (7,653,000)     2,477,000
                                   -------------  -------------  -------------
  (Loss) before minority interests
   and extraordinary item.........  (328,557,000)  (266,276,000)   (97,759,000)
  Minority interests..............           --      11,822,000      6,974,000
                                   -------------  -------------  -------------
  (Loss) before extraordinary
   item...........................  (328,557,000)  (254,454,000)   (90,785,000)
  Loss from early extinguishment
   of debt........................    (4,500,000)           --             --
                                   -------------  -------------  -------------
    Net (loss).................... $(333,057,000) $(254,454,000) $ (90,785,000)
                                   =============  =============  =============
BASIC AND DILUTED NET (LOSS) PER
 COMMON SHARE
  (Loss) before extraordinary
   item........................... $      (10.60) $       (8.20) $       (3.01)
  Extraordinary item..............          (.14)           --             --
                                   -------------  -------------  -------------
    Net (loss) per common share... $      (10.74) $       (8.20) $       (3.01)
                                   =============  =============  =============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                              SERIES         COMMON STOCK--
                         PREFERRED STOCK     $.01 PAR VALUE     ADDITIONAL    CUMULATIVE
                         ----------------- -------------------   PAID-IN     TRANSLATION
                          SHARES    PAR      SHARES     PAR      CAPITAL      ADJUSTMENT     (DEFICIT)
                         ----------------- ---------- -------- ------------  ------------  -------------
BALANCE, DECEMBER 31,
 1994...................                   22,635,000 $226,000 $462,197,000  $ 12,867,000  $ (38,756,000)
 Exercise of stock
  options...............                       20,000    1,000      101,000
 Stock split............                    7,547,000   75,000      (75,000)
 Net loss for the year
  ended December 31,
  1995..................                                                                     (90,785,000)
 Currency translation
  adjustment............                                                       (6,594,000)
                                           ---------- -------- ------------  ------------  -------------
BALANCE, DECEMBER 31,
 1995...................                   30,202,000  302,000  462,223,000     6,273,000   (129,541,000)
 Exercise of stock
  options...............                      396,000    4,000    1,362,000
 Exercise of warrants...                       53,000    1,000      298,000
 Issuance of warrants in
  connection with
  consent
  solicitations.........                                          1,641,000
 Shares issued for
  acquisitions..........     780     $ --   1,415,000   14,000   83,123,000
 Net loss for the year
  ended December 31,
  1996..................                                                                    (254,454,000)
 Currency translation
  adjustment............                                                      156,868,000
                          ------  -------- ---------- -------- ------------  ------------  -------------
BALANCE, DECEMBER 31,
 1996...................     780       --  32,066,000  321,000  548,647,000   163,141,000   (383,995,000)
 Exercise of stock
  options...............                      119,000    1,000    1,532,000
 Exercise of warrants...                       25,000               138,000
 Accreted dividends on
  senior redeemable
  exchangeable preferred
  stock.................                                        (11,978,000)
 Accretion of discount
  on senior redeemable
  exchangeable preferred
  stock.................                                           (285,000)
 Net loss for the year
  ended December 31,
  1997..................                                                                    (333,057,000)
 Currency translation
  adjustment............                                                      (46,133,000)
                          ------  -------- ---------- -------- ------------  ------------  -------------
BALANCE, DECEMBER 31,
 1997...................     780     $ --  32,210,000 $322,000 $538,054,000  $117,008,000  $(717,052,000)
                          ======  ======== ========== ======== ============  ============  =============



                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           YEAR ENDED DECEMBER 31,
                                  --------------------------------------------
                                      1997            1996           1995
                                  -------------  --------------  -------------
OPERATING ACTIVITIES
 Net loss........................ $(333,057,000) $ (254,454,000) $ (90,785,000)
 Adjustment to reconcile net loss
  to net cash (used in) operating
  activities:
 Depreciation and amortization...   150,509,000      98,653,000     29,823,000
 Loss from early extinguishment
  of debt........................     4,500,000             --             --
 Amortization of noncompetition
  agreements.....................     1,852,000       2,906,000      3,256,000
 Provision for losses on
  accounts receivable............     6,891,000       2,597,000        709,000
 Minority interests..............           --      (11,822,000)    (6,974,000)
 Deferred income taxes...........   (16,852,000)      5,063,000            --
 Amortization of original issue
  discount.......................   122,639,000     104,264,000     29,379,000
 Other...........................    (8,148,000)      8,578,000      6,229,000
 Changes in operating assets and
  liabilities, net of effect
  from business acquisitions:
  Accounts receivable............   (30,430,000)     10,050,000     (6,496,000)
  Other current assets...........    (6,563,000)    (20,316,000)    (6,749,000)
  Other assets...................     2,303,000         (24,000)      (123,000)
  Accounts payable...............    (4,615,000)     (2,869,000)    20,583,000
  Accrued expenses and other.....    74,706,000      35,691,000      9,926,000
  Deferred revenue...............    18,994,000         278,000      1,075,000
                                  -------------  --------------  -------------
   Net cash (used in) operating
    activities...................   (17,271,000)    (21,405,000)   (10,147,000)
INVESTING ACTIVITIES
 Purchase of fixed assets........  (503,656,000)   (505,664,000)  (445,550,000)
 Payment of deferred purchase
  price..........................   (57,330,000)            --             --
 Increase in other assets........    (4,322,000)     (6,013,000)    (3,361,000)
 Acquisitions of subsidiaries and
  minority interests, net of cash
  acquired.......................           --     (332,693,000)   (12,412,000)
 Purchase of marketable
  securities.....................  (145,939,000)            --             --
 Proceeds from sales of
  marketable securities..........   142,596,000             --             --
                                  -------------  --------------  -------------
   Net cash (used in) investing
    activities...................  (568,651,000)   (844,370,000)  (461,323,000)
FINANCING ACTIVITIES
 Proceeds from borrowings and
  sale of preferred stock, net of
  financing costs................   490,302,000   1,146,190,000    326,166,000
 Principal payments..............  (242,424,000)    (95,283,000)    (9,963,000)
 Cash released from escrow.......           --        1,600,000      2,810,000
 Capital contribution from
  minority partner...............           --              --      12,626,000
 Proceeds from borrowings from
  minority partner...............           --       31,232,000     19,065,000
 Proceeds from exercise of stock
  options and warrants...........     1,671,000       1,665,000        102,000
                                  -------------  --------------  -------------
   Net cash provided by financing
    activities...................   249,549,000   1,085,404,000    350,806,000
EFFECT OF EXCHANGE RATE CHANGES
 ON CASH.........................   (10,609,000)     50,972,000      1,345,000
                                  -------------  --------------  -------------
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS................  (346,982,000)    270,601,000   (119,319,000)
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR...............   445,884,000     175,283,000    294,602,000
                                  -------------  --------------  -------------
CASH AND CASH EQUIVALENTS AT END
 OF YEAR......................... $  98,902,000  $  445,884,000  $ 175,283,000
                                  =============  ==============  =============
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION
 Cash paid during the period for
  interest exclusive of amounts
  capitalized.................... $  72,047,000  $   27,595,000  $   1,735,000
 Income taxes paid...............     1,107,000         367,000      1,695,000
SUPPLEMENTAL SCHEDULE OF NONCASH
 FINANCING ACTIVITIES
 Accretion of dividends and
  discount on senior redeemable
  exchangeable preferred stock... $  12,263,000  $          --   $         --
 Warrants issued in connection
  with consent solicitations.....           --        1,641,000            --
 Common stock issued for
  acquisition....................           --       34,137,000            --
 Preferred stock issued for
  acquisition of minority
  interest, including notes
  payable to minority partner....           --       49,000,000            --
 Liabilities incurred in
  connection with acquisitions...           --       81,906,000            --

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

  NTL Incorporated (the "Company"), through its subsidiaries and joint ventures, owns and operates television and radio broadcasting, cable television, telephone and telecommunications systems in the United Kingdom and provides long-distance telephone service in the United States. Based on revenues and identifiable assets, the Company's predominant lines of business are television and radio broadcasting, cable television, telephone and telecommunications services in the United Kingdom.

2. SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and entities where the Company's interest is greater than 50%. Significant intercompany accounts and transactions have been eliminated in consolidation.

 Foreign Currency Translation

  The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the current exchange rates at the respective balance sheet dates. Statement of operations amounts have been translated using the average exchange rates for the respective years. The gains or losses resulting from the change in exchange rates have been reported separately as a component of shareholders' equity (deficiency).

 Cash Equivalents

  Cash equivalents are short-term highly liquid investments purchased with a maturity of three months or less. Cash equivalents were $55,894,000 and $339,249,000 at December 31, 1997 and 1996, respectively, which consisted primarily of repurchase agreements and corporate commercial paper. At December 31, 1997 and 1996, none and $238,862,000, respectively, of such cash equivalents were denominated in British pounds sterling.

 Marketable Securities

  Marketable securities are classified as available-for-sale, which are carried at fair value. Unrealized holding gains and losses on securities, net of tax, are carried as a separate component of shareholders' equity (deficiency). The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value judged to be other than temporary will be included in interest income. The cost of securities sold or matured is based on the specific identification method. Interest on securities is included in interest income.

  Marketable securities at December 31, 1997 consist of federal agency notes. During the year ended December 31, 1997, there were no realized gains or losses on sales of securities. All of the marketable securities as of December 31, 1997 had a contractual maturity of less than one year.

                       NTL INCORPORATED AND SUBSIDIARIES

 Fixed Assets

  Fixed assets are stated at cost, which includes amounts capitalized for labor and overhead expended in connection with the design and installation of operating equipment. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows: operating equipment--5 to 40 years and other equipment--3 to 22.5 years.

  Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

 Intangible Assets

  Intangible assets include goodwill and license acquisition costs. Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over the periods benefited, principally 30 years. License acquisition costs represent the portion of purchase price allocated to the cable television and telecommunications licenses acquired in business combinations. License acquisition costs are amortized on a straight-line basis over the remaining life of the license as follows: cable television license--7 to 12 years and telecommunications license--23 years. The Company continually reviews the recoverability of the carrying value of these assets using the same methodology that it uses for the evaluation of its other long-lived assets.

 Other Assets

  Other assets consist primarily of noncompetition agreements obtained in exchange for the issuance of warrants to purchase an aggregate of 899,000 shares of common stock and deferred financing costs. The noncompetition agreements were valued at the difference between the fair market value of the common stock on the date of grant and the exercise price of the warrants. The noncompetition agreements are being expensed on a straight-line basis over the noncompetition period of primarily five years. Deferred financing costs were incurred in connection with the issuance of debt and are amortized over the term of the related debt.

 Capitalized Interest

  Interest is capitalized as a component of the cost of fixed assets constructed. In 1997, 1996 and 1995, interest of $6,770,000, $10,294,000 and
$12,183,000, respectively, was capitalized.

 Revenue Recognition

  Revenues are recognized at the time the service is provided to the customer.

 Cable Television System Costs, Expenses and Revenues

  The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable television, telephone and telecommunications systems in accordance with SFAS No. 51, "Financial Reporting by Cable Television Companies."

 Advertising Expense

  The Company expenses the cost of advertising as incurred. Advertising costs were $31,003,000, $22,727,000 and $10,370,000 in 1997, 1996 and 1995,
respectively.

                       NTL INCORPORATED AND SUBSIDIARIES

 Net (Loss) Per Share

  In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The Company adopted SFAS No. 128 for each of the three years in the period ended December 31, 1997.

 Stock-Based Compensation

  The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans.

 Reclassifications

  Certain prior year amounts have been reclassified to conform to the 1997 presentation.

3. RECENT ACCOUNTING PRONOUNCEMENTS

 Comprehensive Income

  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 in the first interim period for its fiscal year ending December 31, 1998.

 Segment Reporting

  In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 for its fiscal year ending December 31, 1998.

4. CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

 Need for Additional Financing

  The Company will require additional financing in the future. There can be no assurance that the required financing will be obtainable on acceptable terms.

 Requirements to Meet Build Milestones

  The telecommunications license for each United Kingdom franchise contains specific construction milestones. Based on current network construction scheduling, the Company believes it will be able to satisfy its milestones in the future, but there can be no assurance that such milestones will be met. If the Company is unable

                       NTL INCORPORATED AND SUBSIDIARIES
to meet the construction milestones required by any of its licenses and is unable to obtain modifications to the milestones, the relevant licenses could be revoked.

 Concentrations

  The Company's television and radio broadcasting business is substantially dependent upon contracts with a small group of companies for the right to broadcast their programming, and upon a site sharing agreement for a large number of its transmission sites. The loss of any one of these contracts or the site sharing agreement could have a material adverse effect on the business of the Company.

 Limited Access to Programming

  The Company's ability to make a competitive offering of cable television services is dependent on the Company's ability to obtain access to programming at a reasonable cost. There can be no assurance that the Company's current programming will continue to be available on acceptable commercial terms or at all.

 Currency Risk

  To the extent that the Company obtains financing in United States dollars and incurs construction and operating costs in British pounds sterling, it will encounter currency exchange rate risks. In addition, the Company's revenues are generated primarily in British pounds sterling while its interest and principal obligations with respect to most of the Company's existing indebtedness are payable in United States dollars. The Company has entered into an option agreement to hedge some of the risk of exchange rate fluctuations related to interest payments on United States dollar denominated debt.

5. FIXED ASSETS

  Fixed assets consists of:

                                                          DECEMBER 31
                                                 ------------------------------
                                                      1997            1996
                                                 --------------  --------------
   Operating equipment.......................... $1,612,440,000  $1,080,135,000
   Other equipment..............................    225,514,000     197,368,000
   Construction-in-progress.....................    134,795,000     305,372,000
                                                 --------------  --------------
                                                  1,972,749,000   1,582,875,000
   Accumulated depreciation.....................   (215,764,000)   (123,347,000)
                                                 --------------  --------------
                                                 $1,756,985,000  $1,459,528,000
                                                 ==============  ==============

6. INTANGIBLE ASSETS

  Intangible assets consists of:

                                                           DECEMBER 31
                                                    -------------------------
                                                        1997         1996
                                                    ------------ ------------
   License acquisition costs, net of accumulated
    amortization of $46,620,000 (1997) and
    $34,894,000 (1996)............................. $123,116,000 $134,909,000
   Goodwill, net of accumulated amortization of
    $13,449,000 (1997) and $5,986,000 (1996).......  241,363,000  258,024,000
                                                    ------------ ------------
                                                    $364,479,000 $392,933,000
                                                    ============ ============

                       NTL INCORPORATED AND SUBSIDIARIES

  In October 1996, the Company acquired the remaining 40% interest it did not already own in CableTel Newport in exchange for 780 shares of the Company's Series A Preferred Stock. CableTel Newport owns and operates cable television, telephone and telecommunications franchises in South Wales. The Series A Preferred Stock was valued at $49,000,000, based on an appraisal as of the date of issuance. The fair value of the net tangible assets acquired of $67,710,000 exceeded the aggregate purchase price of $49,062,000 (including costs incurred of $62,000) by $18,648,000, which is classified as a reduction to license acquisition costs.

  In September 1996, the Company acquired the remaining 30% minority interest of English Cable Enterprises, Inc. ("ECE") that the Company did not own, in exchange for 1,415,000 shares of its common stock. ECE, through its subsidiaries, owns four cable television, telephone and telecommunications licenses in the northern suburbs of London. The value of the shares, based on the market price on the date of issuance, of $34,137,000 plus costs incurred of $204,000 exceeded the fair value of the net tangible assets acquired by $28,649,000, which is classified as license acquisition costs.

  In May 1996, an indirect wholly-owned subsidiary of the Company, NTL Investment Holdings Limited ("NTLIH"), acquired NTL Group Limited for payments of approximately (Pounds)204,000,000 at closing, (Pounds)17,100,000 in October 1996 and (Pounds)35,000,000 in May 1997. NTL Group Limited provides television and radio transmission services and a range of other services in the broadcasting and telecommunications industries. This acquisition has been accounted for as a purchase, and, accordingly, the net assets and results of operations of NTL Group Limited have been included in the consolidated financial statements from the date of acquisition. The aggregate purchase price of (Pounds)256,100,000 ($439,000,000) plus costs incurred of $3,700,000 exceeded the fair value of the net tangible assets acquired by $263,000,000, which is classified as goodwill.

  The pro forma unaudited consolidated results of operations for the year ended December 31, 1996 assuming consummation of the above mentioned transactions as of January 1, 1996 is as follows:

     Total revenue............................................... $ 289,638,000
     Net loss....................................................  (265,180,000)
     Basic and diluted net loss per share........................         (8.31)

  In October 1995, CableTel South Wales Limited, a wholly-owned subsidiary of CableTel Newport, acquired the cable television business of Metro Cable TV Limited in South Wales ("Metro Wales"), and CableTel Central Hertfordshire Limited, a wholly-owned subsidiary of ECE, acquired the cable television business of Metro Cable TV Limited in Hertfordshire ("Metro Herts"), for an aggregate consideration of $12,125,000. These acquisitions have been accounted for as purchases, and, accordingly, the net assets and results of operations of Metro Wales and Metro Herts have been included in the consolidated financial statements from the date of acquisition. The aggregate purchase price exceeded the fair value of the net tangible assets acquired by $10,167,000, which is classified as license acquisition costs. In 1996, the Metro Wales license acquisition costs were reduced by $565,000.

                       NTL INCORPORATED AND SUBSIDIARIES

7. LONG-TERM DEBT

  Long-term debt consists of:

                                                           DECEMBER 31
                                                  -----------------------------
                                                       1997           1996
                                                  -------------- --------------
   10 7/8% Senior Deferred Coupon Notes
    ("10 7/8% Notes")(a)......................... $  194,959,000 $  175,368,000
   12 3/4% Series A Senior Deferred Coupon Notes
    ("12 3/4% Notes")(b).........................    209,387,000    185,043,000
   11 1/2% Series B Senior Deferred Coupon Notes
    ("11 1/2% Notes")(c).........................    743,961,000    665,257,000
   10% Series B Senior Notes
    ("10% Notes")(d).............................    400,000,000            --
   7 1/4% Convertible Subordinated Notes
    ("7 1/4% Convertible Notes")(e)..............    191,750,000    191,750,000
   7% Convertible Subordinated Notes
    ("7% Convertible Notes")(f)..................    275,000,000    275,000,000
   Term Loan and Revolving Facility(g)...........            --     239,750,000
                                                  -------------- --------------
                                                  $2,015,057,000 $1,732,168,000
                                                  ============== ==============

--------
(a) In October 1993, the Company issued $212,000,000 aggregate principal amount of 10 7/8% Senior Deferred Coupon Notes due 2003. The 10 7/8% Notes were issued at a price to the public of 58.873% or $124,811,000. The Company incurred $5,019,000 in fees and expenses which is included in deferred financing costs. The original issue discount on the 10 7/8% Notes accretes at a rate of 10 7/8%, compounded semiannually, to an aggregate principal amount of $212,000,000 by October 15, 1998. Interest will thereafter accrue at 10 7/8% per annum, payable semiannually beginning on April 15, 1999. During 1997, 1996 and 1995, the Company recognized $19,591,000, $17,620,000 and $15,851,000, respectively, of the original issue discount as interest expense.

    The 10 7/8% Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries. The 10 7/8% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after October 15, 1998 at 103.107% the first year, 101.554% the second year and 100% thereafter, plus accrued and unpaid interest to the date of redemption. The indenture governing the 10 7/8% Notes contains restrictions relating to, among other things: (i) incurrence of additional indebtedness and issuance of preferred stock; (ii) dividend and other payment restrictions; and (iii) mergers, consolidations and sales of assets.

(b) In April 1995, the Company issued $277,803,500 aggregate principal amount of 12 3/4% Senior Deferred Coupon Notes due 2005. The 12 3/4% Notes were issued at a price to the public of 53.995% or $150,000,000. The Company incurred $6,192,000 in fees and expenses in connection with the issuance of 12 3/4% Notes which is included in deferred financing costs. The original issue discount accretes at a rate of 12 3/4%, compounded semiannually, to an aggregate principal amount of $277,803,500 by April 15, 2000. Interest will thereafter accrue at 12 3/4% per annum, payable semiannually beginning on October 15, 2000. During 1997, 1996 and 1995, the Company recognized $24,344,000, $21,515,000 and $13,528,000, respectively, of original issue discount as interest expense.

    The 12 3/4% Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, rank pari passu in right of payment with all senior unsecured indebtedness and rank senior in right of payment to all subordinated indebtedness of the Company. The 12 3/4% Notes may be redeemed at the Company's option, in whole or in part, at any time on

                       NTL INCORPORATED AND SUBSIDIARIES
    or after April 15, 2000 at 103.64% the first year, 101.82% the second year and 100% thereafter, plus accrued and unpaid interest to the date of redemption. The indenture governing the 12 3/4% Notes contains restrictions relating to, among other things: (i) incurrence of additional indebtedness and issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

(c) In January 1996, the Company issued $1,050,000,000 aggregate principal amount of 11 1/2% Series B Senior Deferred Coupon Notes due 2006. The
    11 1/2% Notes were issued at a price to investors of 57.155% of the aggregate principal amount at maturity or $600,127,500. The Company incurred $19,273,000 in fees and expenses in connection with the issuance of the 11 1/2% Notes which is included in deferred financing costs. The original issue discount accretes at a rate of 11 1/2%, compounded semiannually, to an aggregate principal amount of $1,050,000,000 by February 1, 2001. Interest will thereafter accrue at 11 1/2% per annum, payable semiannually beginning on August 1, 2001. During 1997 and 1996, the Company recognized $78,704,000 and $65,129,000 of original issue discount as interest expense.

    The 11 1/2% Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, rank pari passu in right of payment with all senior unsecured indebtedness and rank senior in right of payment to all subordinated indebtedness of the Company. The 11 1/2% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after February 1, 2001 at 105.75% the first year, 102.875% the second year and 100% thereafter, plus accrued and unpaid interest to the date of redemption. The indenture governing the 11 1/2% Notes contains restrictions relating to, among other things: (i) incurrence of additional indebtedness and issuance of preferred stock; (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

(d) In February 1997, the Company issued $400,000,000 aggregate principal amount of 10% Senior Notes due 2007. The Company received net proceeds of $389,000,000 after discounts and commissions from the issuance of the 10% Notes. Discounts, commissions and other fees incurred of $11,885,000 are included in deferred financing costs. The 10% Notes accrue interest at 10% per annum, payable semiannually as of August 15, 1997.

    The 10% Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries. The 10% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after February 15, 2002 at a redemption price of 105% that declines annually to 100% in 2005, in each case together with accrued and unpaid interest to the date of redemption. The indenture governing the 10% Notes contains restrictions relating to, among other things: (i) incurrence of additional indebtedness and the issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

(e) In April and May 1995, the Company issued $191,750,000 principal amount of 7 1/4% Convertible Subordinated Notes due 2005. Interest payments began on October 15, 1995 and interest is payable every six months thereafter. The 7 1/4% Convertible Notes will mature on April 15, 2005. The 7 1/4% Convertible Notes are unsecured obligations convertible into shares of common stock prior to maturity at a conversion price of $27.56 per share, subject to adjustment. There are approximately 6,958,000 shares of common stock reserved for issuance upon the conversion of the 7 1/4% Convertible Notes. The 7 1/4% Convertible Notes are redeemable, in whole or in part, at the option of the Company at any time on or after April 15, 1998, at a redemption price of 105.08% that declines annually to 100.73% in 2004, in each case together with accrued interest to the redemption date. The Company incurred $6,822,000 in fees and expenses in connection with the issuance of the 7 1/4% Convertible Notes, which is included in deferred financing costs.

    In March 1998, the Company announced that it was calling for redemption all of the 7 1/4% Convertible Notes. The redemption date is April 20, 1998 and the redemption price is 105.08% of the principal amount, plus accrued and unpaid interest through the date of redemption.

                       NTL INCORPORATED AND SUBSIDIARIES

(f) In June 1996, the Company issued $275,000,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2008. Interest payments began on December 15, 1996 and interest is payable every six months thereafter. The 7% Convertible Notes mature on June 15, 2008. The 7% Convertible Notes are unsecured obligations convertible into shares of common stock prior to maturity at a conversion price of $37.875 per share, subject to adjustment. There are approximately 7,261,000 shares of common stock reserved for issuance upon conversion of the 7% Convertible Notes. The 7% Convertible Notes are redeemable, in whole or in part, at the option of the Company at any time on or after June 15, 1999, at a redemption price of 104.9% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the redemption date. The Company incurred $8,616,000 in fees and expenses in connection with the issuance of the 7% Convertible Notes, which is included in deferred financing costs.

(g) To finance a substantial portion of the purchase price for NTL Group Limited, NTLIH obtained from a syndicate of lenders senior secured loan facilities (the "NTLIH Facility") of a maximum principal amount of (Pounds)165,000,000 comprised of: (i) a long-term loan facility of (Pounds)140,000,000 and (ii) a revolving credit facility of (Pounds)25,000,000. One of the Lenders also made available to NTLIH a secured loan facility of (Pounds)60,000,000 (the "Bridge Facility") to finance the remainder of the payment due at closing and acquisition costs and expenses due at closing. Loans under the NTLIH Facility incurred interest at an annual rate equal to LIBOR plus a margin that varied from 0.75% per annum to 1.75% per annum, based on certain financial ratios of NTLIH and certain of its subsidiaries. Interest was payable either monthly, quarterly or semiannually, at the option of NTLIH. The effective interest rate on the NTLIH Facility at December 31, 1996 was 7.972%. The Bridge Facility was repaid in full in August 1996. In October 1997, the principal and accrued interest outstanding under the NTLIH Facility of (Pounds)140,138,000 ($231,466,000) was repaid using cash on hand.

    In 1997, NTL (UK) Group, Inc., a wholly-owned subsidiary of the Company, which is the holding company for the United Kingdom operations and the parent company of NTLIH, and NTLIH entered into an agreement with The Chase Manhattan Bank pursuant to which Chase has agreed to fully underwrite a (Pounds)555,000,000, eight-year term loan facility with an initial four-year revolving period. By April 14, 1999, Chase's commitment will be reduced to no less than (Pounds)480,000,000 or such greater amount as is necessary to ensure that the Company's United Kingdom operations remain fully funded by reference to an agreed business plan. The facility will be used to finance capital expenditures and working capital for the Company's United Kingdom operations, including its local broadband, national telecommunications and national digital television networks. A portion of the facility ((Pounds)75,000,000) is conditional upon the execution of contracts to provide digital television transmission services to certain third parties. Chase has provided a portion of the (Pounds)555,000,000 facility in the form of a (Pounds)350,000,000 facility to the Company on the same terms as to restrictions, covenants, guarantees and security as the (Pounds)555,000,000 facility. As of March 20, 1998, (Pounds)10,000,000 ($16,517,000) is
    outstanding under the (Pounds)350,000,000 facility. The principal amount outstanding under the (Pounds)350,000,000 facility is required to be repaid on December 31, 2005. Interest is payable either monthly, quarterly or semi-annually, at the option of NTLIH, at LIBOR plus, at a maximum, 2.25% per annum. The commitment fee is .375% per annum on the unutilized portion of the (Pounds)350,000,000 facility and is payable quarterly in arrears. The facility is secured by first fixed and floating charges over all present and future assets and undertakings of the United Kingdom group. The facility contains customary financial covenants, and certain restrictions relating to, among other things: (i) incurrence of additional indebtedness or guarantees, (ii) investments, acquisitions and mergers and (iii) dividend and other payment restrictions. In the absence of a default, the facility generally permits payments to the Company to pay interest and principal of existing indebtedness of the Company. At December 31, 1997, restricted net assets were approximately $1,861,000,000.

                       NTL INCORPORATED AND SUBSIDIARIES

  In March 1998, the Company issued (Pounds)125,000,000 aggregate principal amount of 9 1/2% Senior Notes due 2008 (the "Sterling Senior Notes"), (Pounds)300,000,000 aggregate principal amount of 10 3/4% Senior Deferred Coupon Notes due 2008 (the "Sterling Deferred Coupon Notes") and $1,300,000,000 aggregate principal amount of 9 3/4% Senior Deferred Coupon Notes due 2008 (the "Dollar Deferred Coupon Notes") (together the "New Notes"). The Sterling Senior Notes, Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes were issued at a price to the public of 99.67% or (Pounds)124,588,000, 58.62% or (Pounds)175,860,000 and 61.724% or
  $802,412,000, respectively. The Company received net proceeds of (Pounds)121,161,000, (Pounds)170,584,000 and $778,340,000, after discounts and commissions, from the issuance of the Sterling Senior Notes, the Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes, respectively.

  The original issue discount of the Sterling Deferred Coupon Notes accretes at a rate of 10 3/4%, compounded semiannually, to an aggregate principal amount of (Pounds)300,000,000 by April 1, 2003. The original issue discount of the Dollar Deferred Coupon Notes accretes at a rate of 9 3/4%, compounded semiannually, to an aggregate principal amount of $1,300,000,000 by April 1, 2003. Interest on each of the Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes will thereafter accrue at 10 3/4% per annum and 9 3/4% per annum, respectively, payable semiannually, beginning on October 1, 2003. The Sterling Senior Notes accrue interest at 9 1/2% per annum, payable semiannually, beginning on October 1, 1998.

  The New Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, rank pari passu in right of payment with each other and with all senior unsecured indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

  The New Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 1, 2003, at a redemption price of 104 3/4% to 105 3/8% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

  The indentures governing the New Notes contain restrictions relating to, among other things: (i) incurrence of additional indebtedness and the issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

8. REDEEMABLE PREFERRED STOCK

  In February 1997, the Company issued $100,000,000 of its 13% Senior Redeemable Exchangeable Preferred Stock (the "Redeemable Preferred Stock"). The Company received net proceeds of $96,625,000 after discounts and commissions from the issuance of the Redeemable Preferred Stock. Discounts, commissions and other fees incurred of $3,729,000 were recorded as unamortized discount at issuance.

  Of the 2,500,000 authorized shares of Series Preferred Stock, 100,000 shares of Redeemable Preferred Stock were issued. Dividends accrue at 13% per annum ($130 per share) and are payable quarterly in arrears as of May 15, 1997. Dividends, whether or not earned or declared, will accrue without interest until declared and paid, which declaration may be for all or part of the accrued dividends. Dividends accruing on or prior to February 15, 2004 may, at the option of the Company, be paid in cash, by the issuance of additional Redeemable Preferred Stock or in any combination of the foregoing. As of December 31, 1997, the Company has accrued $11,978,000 for dividends and has issued approximately 10,000 shares for $10,187,000 of such accrued dividends. The Redeemable Preferred Stock may be redeemed, at the Company's option, in whole or in part, at any time on or after February 15, 2002 at a redemption price of 106.5% of the liquidation preference of $1,000 per share that declines annually to 100% in 2005, in each case together with accrued and unpaid dividends to the redemption date. The Redeemable Preferred Stock is subject to mandatory redemption on February 15, 2009. On any scheduled dividend payment date, the Company may, at its option, exchange all of the shares of Redeemable Preferred Stock then outstanding for the Company's 13% Subordinated Exchange Debentures due 2009 (the "Subordinated Debentures").

                       NTL INCORPORATED AND SUBSIDIARIES

  The Subordinated Debentures, if issued, will bear interest at a rate of 13% per annum, payable semiannually in arrears on February 15 and August 15 of each year commencing with the first such date to occur after the date of exchange. Interest accruing on or prior to February 15, 2004 may, at the option of the Company, be paid in cash, by the issuance of additional Subordinated Debentures or in any combination of the foregoing. The Subordinated Debentures will be redeemable, at the Company's option, in whole or in part, on or after February 15, 2002 at a redemption price of 106.5% that declines annually to 100% in 2005, in each case together with accrued and unpaid interest to the redemption date.

9. NONRECURRING CHARGES INCLUDING RESTRUCTURING CHARGES

  Nonrecurring charges of $20,642,000 in 1997 include deferred costs written-off of $5,013,000 and restructuring costs of $15,629,000. The deferred costs written-off relate to the Company's unsuccessful bid for United Kingdom digital terrestrial television multiplex licenses. Restructuring costs relate to the Company's announcement in September 1997 of a reorganization of certain of its operations. The Company is consolidating the Customer Operations departments that serve its three franchise areas in England into one department, and is consolidating certain operations and management groups within the Broadcast Services division, as well as certain other consolidations or cessations of activities. This charge consisted of employee severance and related costs of $6,726,000 for approximately 280 employees to be terminated, lease exit costs of $6,539,000 and penalties of $2,364,000 associated with the cancellation of contractual obligations. As of December 31, 1997, $5,441,000 of the provision has been used.

10. OTHER GAINS

  Other gains of $21,497,000 in 1997 include a legal settlement of $10,000,000 and a gain on the sale of fixed assets of $11,497,000. In October 1997, following the U.S. District Court's decision to dismiss the Company's complaint against LeGroupe Videotron Ltee and its subsidiary, the Company entered into a Settlement Agreement dismissing the Company's complaint in exchange for a payment of $10,000,000. In December 1997, a U.S. subsidiary of the Company sold its fixed and other assets utilized in its microwave transmission service business and recognized a gain of $11,497,000.

11. INCOME TAXES

  The provision (benefit) for income taxes consists of the following:

                                                 YEAR ENDED DECEMBER 31
                                           ------------------------------------
                                               1997         1996       1995
                                           ------------  ---------- -----------
   Current:
     Federal.............................. $         --  $       -- $  (181,000)
     State and local......................    1,261,000     344,000     167,000
     Foreign..............................          --    2,246,000  (2,463,000)
                                           ------------  ---------- -----------
       Total current......................    1,261,000   2,590,000  (2,477,000)
                                           ------------  ---------- -----------
   Deferred:
     Federal..............................          --          --          --
     State and local......................          --          --          --
     Foreign..............................  (16,852,000)  5,063,000         --
                                           ------------  ---------- -----------
       Total deferred.....................  (16,852,000)  5,063,000         --
                                           ------------  ---------- -----------
                                           $(15,591,000) $7,653,000 $(2,477,000)
                                           ============  ========== ===========

                       NTL INCORPORATED AND SUBSIDIARIES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows:

                                                          DECEMBER 31
                                                  ----------------------------
                                                      1997           1996
                                                  -------------  -------------
   Deferred tax liabilities:
     Fixed assets................................ $  68,380,000  $  78,433,000
     Depreciation and amortization...............           --      30,623,000
     Other.......................................     4,894,000      6,018,000
                                                  -------------  -------------
       Total deferred tax liabilities............    73,274,000    115,074,000
   Deferred tax assets:
     Net operating losses........................   107,208,000     99,227,000
     Net deferred interest expense...............    94,689,000     51,770,000
     Depreciation and amortization...............    16,935,000            --
     Other.......................................    18,164,000     10,396,000
                                                  -------------  -------------
       Total deferred tax assets.................   236,996,000    161,393,000
   Valuation allowance for deferred tax assets...  (233,940,000)  (141,250,000)
                                                  -------------  -------------
   Net deferred tax assets.......................     3,056,000     20,143,000
                                                  -------------  -------------
   Net deferred tax liabilities.................. $  70,218,000  $  94,931,000
                                                  =============  =============

  At December 31, 1997, the Company had net operating loss carryforwards of approximately $56,000,000 for U.S. federal income tax purposes that expire as follows: $500,000 in 2008, $1,100,000 in 2009, $21,000,000 in 2010,
$27,700,000 in 2011 and $5,700,000 in 2012. The Company also has United Kingdom net operating loss carryforwards of approximately $290,000,000 which have no expiration date. Pursuant to United Kingdom law, these losses are only available to offset income of the separate entity that generated the loss.

  The reconciliation of income taxes computed at U.S. federal statutory rates to income tax expense is as follows:

                                            YEAR ENDED DECEMBER 31
                                    -----------------------------------------
                                        1997           1996          1995
                                    -------------  ------------  ------------
   Provision (benefit) at federal
    statutory rate (35%)........... $(120,452,000) $(90,518,000) $(35,083,000)
   Add (deduct):
     State and local income tax,
      net of federal benefit.......       820,000       224,000       109,000
     Foreign losses with no
      benefit......................    59,804,000    44,610,000     6,699,000
     Amortization of goodwill and
      license acquisition costs....     3,925,000     4,031,000     3,696,000
     U.S. losses with no benefit...    40,312,000    49,184,000    22,507,000
     Other.........................           --        122,000      (405,000)
                                    -------------  ------------  ------------
                                    $ (15,591,000) $  7,653,000  $ (2,477,000)
                                    =============  ============  ============

                       NTL INCORPORATED AND SUBSIDIARIES

12. FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents: The carrying amounts reported in the consolidated balance sheets approximate fair value.

  Long-term debt: The fair values of the 10 7/8% Notes, the 12 3/4% Notes, the 11 1/2% Notes, the 10% Notes, the 7 1/4% Convertible Notes and the 7% Convertible Notes are based on the quoted market price. The fair value of the Term Loan and Revolving Facility is estimated using discounted cash flow analysis, based on the Company's incremental borrowing rate for similar types of borrowing arrangements.

  Redeemable Preferred Stock: The fair value is based on the quoted market price.

  The carrying amounts and fair values of the Company's financial instruments are as follows:

                                 DECEMBER 31, 1997        DECEMBER 31, 1996
                              ----------------------- -------------------------
                               CARRYING                 CARRYING
                                AMOUNT    FAIR VALUE     AMOUNT     FAIR VALUE
                              ----------- ----------- ------------ ------------
Cash and cash equivalents.... $98,902,000 $98,902,000 $445,884,000 $445,884,000
Long-term debt:
  10 7/8% Notes.............. 194,959,000 199,810,000  175,368,000  179,140,000
  12 3/4% Notes.............. 209,387,000 230,577,000  185,043,000  202,797,000
  11 1/2% Notes.............. 743,961,000 819,000,000  665,257,000  714,000,000
  10% Notes.................. 400,000,000 422,000,000          --           --
  7 1/4% Convertible Notes... 191,750,000 212,843,000  191,750,000  206,611,000
  7% Convertible Notes....... 275,000,000 264,688,000  275,000,000  251,625,000
  Term Loan and Revolving
   Facility..................         --          --   239,750,000  239,750,000
  Redeemable Preferred
   Stock..................... 108,534,000 121,846,000          --           --

13. RELATED PARTY TRANSACTIONS

  On July 25, 1990, Cellular Communications, Inc. ("CCI") and AirTouch Communications, Inc. ("AirTouch") entered into a Merger and Joint Venture Agreement, as amended as of December 14, 1990. In connection with this agreement, on July 31, 1991, CCI distributed to its shareholders the stock of the Company.

  Through August 1996, CCI provided management, financial and legal services to the Company. Amounts charged to the Company included direct costs where identifiable, and indirect costs allocated utilizing direct labor hours as reported by the common officers and employees of CCI and the Company. For the years ended December 31, 1996 and 1995, CCI charged $1,194,000, and $1,644,000, respectively, which is included in corporate expenses. In August 1996, upon the merger of CCI with AirTouch, the Company commenced providing management, financial, legal and technical services to Cellular Communications International, Inc. ("CCII") and CoreComm Incorporated ("CoreComm"). In 1996, the Company charged CCII and CoreComm $351,000 and $200,000, respectively, which included direct costs where identifiable and allocated corporate overhead based upon the amount of time incurred on CCII and CoreComm business by the common officers and employees of the Company, CCII and CoreComm. These charges reduced corporate expenses in 1996.

  In January 1997, the Company, CoreComm and CCII agreed to a change in the Company's fee for the provision of services. In 1997, the Company charged CoreComm and CCII $1,492,000 and $871,000, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead. These charges

                       NTL INCORPORATED AND SUBSIDIARIES
reduced corporate expenses. In the opinion of management of the Company, the allocation methods are reasonable.

  As of December 31, 1997 and 1996, the Company had receivables of $69,000 and $586,000 from CCII and $71,000 and $102,000 from CoreComm, respectively.

  In 1993, the Company entered into a consulting agreement with Insight Communications Company, L.P. ("Insight U.S."), under which Insight U.S. provided advice and assistance to the Company with respect to its cable television, telephone and telecommunications operations in the United Kingdom. Two members of the Company's Board of Directors are partners in Insight U.S. Pursuant to the consulting agreement, which had a term of three years, the Company paid Insight U.S. a fee of $50,000 per month for the first year, $40,000 per month for the second year and $30,000 per month for the third year. The fees for the years ended December 31, 1996 and 1995 of $270,000 and $450,000, respectively, are included in corporate expenses.

14. NET LOSS PER COMMON SHARE

  The following table sets forth the computation of basic and diluted net loss per share:

                                            YEAR ENDED DECEMBER 31
                                   ------------------------------------------
                                       1997           1996           1995
                                   -------------  -------------  ------------
   Numerator:
     Loss before extraordinary
      item........................ $(328,557,000) $(254,454,000) $(90,785,000)
     Preferred stock dividend.....   (11,978,000)           --            --
                                   -------------  -------------  ------------
                                    (340,535,000)  (254,454,000)  (90,785,000)
   Extraordinary item.............    (4,500,000)           --            --
                                   -------------  -------------  ------------
   Loss available to common
    shareholders.................. $(345,035,000) $(254,454,000) $(90,785,000)
   Denominator for basic net loss
    per common share..............    32,117,000     31,041,000    30,190,000
     Effect of dilutive
      securities..................           --             --            --
                                   -------------  -------------  ------------
   Denominator for diluted net
    loss per common share.........    32,117,000     31,041,000    30,190,000
                                   -------------  -------------  ------------
   Basic and diluted net loss per
    common share:
     Loss before extraordinary
      item........................ $      (10.60) $       (8.20) $      (3.01)
     Extraordinary item...........          (.14)           --            --
                                   -------------  -------------  ------------
       Net (loss)................. $      (10.74) $       (8.20) $      (3.01)
                                   =============  =============  ============

  Stock options, warrants and convertible securities are excluded from the calculation of net loss per common share as their effect would be antidilutive.

15. SHAREHOLDERS' EQUITY (DEFICIENCY)

 Stock Split

  On July 25, 1995, the Company declared a 4-for-3 stock split by way of stock dividend, which was paid on August 11, 1995. All common stock data in the Consolidated Financial Statements give effect to the stock split.

 Series Preferred Stock

  In October 1996, the Board of Directors created and authorized for issuance 2,000 shares of 5% Non-Voting Convertible Preferred Stock, Series A ("Series A Preferred Stock"), of which 780 shares were issued in

                       NTL INCORPORATED AND SUBSIDIARIES
connection with the CableTel Newport acquisition. Each share of Series A Preferred Stock has a stated value of $100,000, subject to certain exceptions. The holders of Series A Preferred Stock are entitled to receive cumulative dividends beginning in October 2001 at the rate of 5% of the stated value, payable semi-annually in arrears, subject to certain exceptions. Dividends may be paid, in the sole discretion of the Board of Directors, in cash, in common stock or in additional shares of Series A Preferred Stock. The Company has the right, exercisable at any time, to redeem all or some of the Series A Preferred Stock at a price equal to the aggregate stated value of the shares to be redeemed, together with all accrued and unpaid dividends, in cash or in shares of common stock (based on the average market price of the common stock, as defined). The holder of Series A Preferred Stock has the right to convert shares of Series A Preferred Stock into common stock equal to the aggregate stated value of Series A Preferred Stock divided by the greater of (a) $40.00 or (b) the average market price of the common stock, as defined. The Series A Preferred Stock has a liquidation preference equal to the stated value per share plus accrued and unpaid dividends.

 Warrants

  In 1993, the Company issued warrants to purchase an aggregate of approximately 899,000 shares of common stock at an initial exercise price of $8.35 per share in connection with certain noncompetition agreements. The exercise price decreased to $6.96 per share in the second year after the grant and to $5.57 per share thereafter. The warrants were valued at $13,193,000, the difference between the fair market value of the common stock on the date of grant and $5.57 per share. The warrants expire in 2000.

  In 1996, pursuant to the terms of the consent solicitations to the holders of the 10 7/8% Notes and to the holders of the 12 3/4% Notes to gain consent to modify certain indenture provisions, the Company paid an aggregate of $3,592,000 in consent payments and issued warrants to purchase 164,000 shares of common stock at an exercise price of $23.78 per share in lieu of additional consent payments of $1,641,000. The warrants expire in 2006.

 Shareholder Rights Plan

  The Rights Agreement provides that one Right will be issued with each share of common stock issued on or after October 13, 1993. The Rights are exercisable upon the occurrence of certain potential takeover events and will expire in October 2003 unless previously redeemed by the Company. When exercisable, each Right entitles the owner to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock ("Rights Preferred Stock") at a purchase price of $100.

  The Rights Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $.01 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per share of common stock. In the event of liquidation, the holders of Rights Preferred Stock will be entitled to a minimum preferential liquidation payment of $1 per share and will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Rights Preferred Stock will have 100 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are changed or exchanged, each share of Rights Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

  There are 2,500,000 authorized shares of Series Preferred Stock of which 1,000,000 shares are designated Rights Preferred Stock.

                       NTL INCORPORATED AND SUBSIDIARIES

 Stock Options

  There are 2,164,000 shares of common stock reserved for issuance under the OCOM Corporation (a wholly-owned subsidiary of the Company) 1991 Stock Option Plan. The plan provides that incentive stock options ("ISOs") be granted at the fair market value of OCOM's common stock on the date of grant, and nonqualified stock options ("NQSOs") be granted at not less than 85% of the fair market value of OCOM's common stock on the date of grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant.

  There are 6,653,000 shares of common stock reserved for issuance under the NTL Incorporated 1993 Stock Option Plan. The exercise price of an ISO may not be less than 100% of the fair market value of the Company's common stock on the date of grant, and the exercise price of a NQSO may not be less than 85% of the fair market value of the Company's common stock on the date of grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant.

  There are 100,000 shares of common stock reserved for issuance under the OCOM Corporation Non-Employee Director Stock Option Plan. The plan provides that all options be granted at the fair market value of OCOM's common stock on the date of grant, and options will expire ten years after the date of the grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each subsequent anniversary of the grant date, while the optionee remains a director of the Company. Options will expire ten years after the date of the grant.

  There are 320,000 shares of common stock reserved for issuance under the NTL Incorporated 1993 Non-Employee Director Stock Option Plan. Under the terms of this plan, options will be granted to members of the Board of Directors who are not employees of the Company or any of its affiliates. The plan provides that all options be granted at the fair market value of the Company's common stock on the date of grant, and options will expire ten years after the date of the grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each subsequent anniversary of the grant date while the optionee remains a director of the Company. Options will expire ten years after the date of the grant.

  Pro forma information regarding net loss and net loss per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1996 and 1995: risk-free interest rates of 5.89%, 6.56% and 6.61%, respectively, dividend yield of 0%, volatility factor of the expected market price of the Company's common stock of .276, .255 and .255, respectively, and a weighted-average expected life of the option of 10 years.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                       NTL INCORPORATED AND SUBSIDIARIES

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Following is the Company's pro forma information:

                                             YEAR ENDED DECEMBER 31
                                    ------------------------------------------
                                        1997           1996           1995
                                    -------------  -------------  ------------
   Pro forma net (loss)...........  $(343,850,000) $(261,245,000) $(93,688,000)
   Basic and diluted pro forma net
    (loss) per share..............  $      (11.08) $       (8.42) $      (3.10)

  A summary of the Company's stock option activity and related information for the years ended December 31, follows:

                                    1997                 1996                 1995
                             -------------------- -------------------- --------------------
                                        WEIGHTED-            WEIGHTED-            WEIGHTED-
                                         AVERAGE              AVERAGE              AVERAGE
                             NUMBER OF  EXERCISE  NUMBER OF  EXERCISE  NUMBER OF  EXERCISE
                              OPTIONS     PRICE    OPTIONS     PRICE    OPTIONS     PRICE
                             ---------  --------- ---------  --------- ---------  ---------
   Outstanding-beginning of
    year...................  6,738,000   $14.10   5,934,000   $11.04   4,795,000   $ 8.09
   Granted.................  1,571,000    23.97   1,390,000    25.94   1,164,000    23.07
   Exercised...............   (119,000)   12.85    (396,000)    3.44     (21,000)    4.78
   Forfeited...............    (33,000)   23.78    (190,000)   27.39      (4,000)   17.50
                             ---------            ---------            ---------
   Outstanding-end of
    year...................  8,157,000   $15.98   6,738,000   $14.10   5,934,000   $11.04
                             =========            =========            =========
   Exercisable at end of
    year...................  5,663,000   $12.39   4,258,000   $10.71   3,410,000   $ 8.22
                             =========            =========            =========

  Weighted-average fair value of options, calculated using the Black-Scholes option pricing model, granted during 1997, 1996 and 1995 is $12.74, $13.98 and $12.47, respectively.

  The following table summarizes the status of the stock options outstanding and exercisable at December 31, 1997:

                                 STOCK OPTIONS OUTSTANDING    STOCK OPTIONS EXERCISABLE
                              ------------------------------- --------------------------
                                         WEIGHTED-  WEIGHTED-                WEIGHTED-
                                         REMAINING   AVERAGE                  AVERAGE
                              NUMBER OF CONTRACTUAL EXERCISE   NUMBER OF      EXERCISE
   RANGE OF EXERCISE PRICES    OPTIONS     LIFE       PRICE     OPTIONS        PRICE
   ------------------------   --------- ----------- --------- ------------- ------------
   $0.19 to $0.56..........      77,000  3.6 Years   $ 0.245         77,000  $ 0.245
   $0.73 to $1.12..........     150,000  3.6 Years   $ 0.745        150,000  $ 0.745
   $1.53 to $2.69..........     356,000  3.6 Years   $ 2.157        356,000  $ 2.157
   $3.09 to $4.50..........      75,000  4.4 Years   $ 3.230         75,000  $ 3.230
   $8.81 to $14.63.........   3,312,000  5.4 Years   $ 8.873      3,305,000  $ 8.861
   $15.19 to $22.88........   1,498,000  7.4 Years   $21.685        882,000  $21.659
   $23.06 to $32.38........   2,689,000  8.9 Years   $25.038        818,000  $25.213
                              ---------                       -------------
     Total.................   8,157,000                           5,663,000
                              =========                       =============

  The Company has 25,309,000 shares of its common stock reserved for issuance upon the exercise of warrants and stock options and the conversion of debt and preferred stock.

16. EMPLOYEE BENEFIT PLANS

  Certain subsidiaries of NTL Group Limited operate a defined benefit pension plan in the United Kingdom. The assets of the Plan are held separately from those of NTL Group Limited and are invested in specialized

                       NTL INCORPORATED AND SUBSIDIARIES
portfolios under the management of an investment group. The pension cost is calculated using the attained age method. The Company's policy is to fund amounts to the defined benefit plan necessary to comply with the funding requirements as prescribed by the laws and regulations in the United Kingdom. The change in the projected benefit obligation in 1997 is due to the change in actuarial assumptions used.

  The components of net pension costs are as follows:

                                                      YEAR ENDED DECEMBER 31
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
   Service cost..................................... $ 10,693,000  $  7,997,000
   Interest cost....................................   12,765,000    11,679,000
   Actual return on plan assets.....................  (30,852,000)  (16,103,000)
   Net amortization and deferral....................   17,327,000     4,241,000
                                                     ------------  ------------
                                                     $  9,933,000  $  7,814,000
                                                     ============  ============

  The funded status (assets exceed accumulated benefits) of the plan is as follows:

                                                          DECEMBER 31
                                                   --------------------------
                                                       1997          1996
                                                   ------------  ------------
   Accumulated benefit obligation:
     Vested....................................... $178,828,000  $148,809,000
     Nonvested....................................          --            --
                                                   ------------  ------------
                                                   $178,828,000  $148,809,000
                                                   ============  ============
   Fair value of plan assets, principally U.K.
    equity securities............................. $195,226,000  $166,195,000
   Projected benefit obligation...................  204,340,000   170,795,000
                                                   ------------  ------------
     Excess of projected benefit obligation over
      assets......................................   (9,114,000)   (4,600,000)
   Unrecognized net transition obligation.........   10,203,000    11,541,000
   Unrecognized net gain..........................   (1,065,000)   (5,098,000)
                                                   ------------  ------------
     Prepaid pension cost......................... $     24,000  $  1,843,000
                                                   ============  ============
   Actuarial assumptions:
     Weighted average discount rate...............         7.25%         8.25%
     Weighted average rate of compensation
      increase....................................         8.00%         8.00%
     Expected long-term rate of return on plan
      assets......................................         9.00%         9.50%

17. LEASES

  Leases for buildings, office space and equipment extend through 2031. Total rental expense for the years ended December 31, 1997, 1996 and 1995 under operating leases was $20,674,000, $14,886,000 and $2,607,000, respectively.

                       NTL INCORPORATED AND SUBSIDIARIES

  Future minimum lease payments under noncancellable operating leases as of December 31, 1997 are as follows:

         YEAR ENDED DECEMBER 31:
         -----------------------
           1998...................................... $ 21,169,000
           1999......................................   20,933,000
           2000......................................   20,572,000
           2001......................................   20,235,000
           2002......................................   16,352,000
           Thereafter................................   82,420,000
                                                      ------------
                                                      $181,681,000
                                                      ============

18. COMMITMENTS AND CONTINGENT LIABILITIES

  As of December 31, 1997, the Company was committed to pay approximately $78,000,000 for equipment and services.

  The Company has licenses issued by the United Kingdom Department of Trade and Industry ("DTI") and the United Kingdom Independent Television Commission ("ITC") for its cable television, telephone and telecommunications business. The initial terms of the Company's licenses was 23 years for the DTI licenses and 15 years for the ITC licenses. The Company's licenses expire in 2008 to 2016 for the DTI licenses and 1999 to 2005 for the ITC licenses. The DTI requires a fixed annual renewal fee of (Pounds)2,500 ($4,200) per license. The ITC requires an annual license fee ranging from (Pounds)1,300 ($2,200) to (Pounds)7,900 ($13,100) per license based on the number of homes in the licensed area, which is subject to adjustment annually. The Company's license fees in 1997 were $316,000.

  In addition, the Company was awarded certain newly issued licenses by the ITC in 1995. Pursuant to the terms of the local delivery license ("LDL") for Northern Ireland granted to a wholly-owned subsidiary of the Company, the Company is required to make annual cash payments to the ITC for fifteen years commencing in January 1997 in the amount of approximately (Pounds)14,400,000 ($23,800,000) (subject to adjustments for inflation). Such payments are in addition to the percentages of qualifying revenue already set by the ITC of 0% for the first ten years and 2% for the last five years of the fifteen year license. The Company paid $23,587,000 in 1997.

  Pursuant to the terms of the LDL for Glamorgan and Gwent, Wales granted to a wholly-owned subsidiary of the Company, the Company is required to make annual cash payments to the ITC for fifteen years, commencing in the first full calendar year after the start of operations, in the amount of (Pounds)104,188 ($172,000). Such payments are in addition to the percentages of qualifying revenue already set by the ITC of 0% for the first five years, 2% for the second five years and 4% for the last five years of the fifteen-year license.

  A significant portion of NTL Group Limited's revenues is attributable to the provision of television and radio transmission and distribution services and the provision of telecommunications services. In the United Kingdom, the provision of such services is governed by the Telecommunications Act and The Wireless Telegraphy Act 1949. NTL Group Limited holds five licenses under the Telecommunications Act. The initial terms of these licenses were 10 or 25 years. These licenses expire in 2002 to 2021. NTL Group Limited holds a number of Wireless Telegraphy Act licenses which continue in force primarily from year to year unless revoked or unless any of the license fees are not paid. The Company paid $3,447,000 in 1997 in connection with these licenses.

                       NTL INCORPORATED AND SUBSIDIARIES

  The Company is involved in, or has been involved in, certain disputes and litigation arising in the ordinary course of its business, including claims involving contractual disputes and claims for damages to property and personal injury resulting from the construction of the Company's networks and the maintenance and servicing of the Company's transmission masts. None of these matters are expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

19. INDUSTRY SEGMENTS AND GEOGRAPHIC AREAS

  The Company operates its long distance telephone and microwave transmission business in the United States and its television and radio broadcasting, cable television, telephone and telecommunications businesses in the United Kingdom. The Company acquired its national and international telecom segment and its broadcast transmission and other segment in 1996. Identifiable corporate assets consist primarily of cash and cash equivalents. The industry segments and geographic area information as of and for the years ended December 31, 1997, 1996 and 1995 are as follows:

                             LONG
                           DISTANCE
                          TELEPHONE     LOCAL       NATIONAL     BROADCAST
                             AND       TELECOM         AND      TRANSMISSION
                          MICROWAVE      AND      INTERNATIONAL     AND
                         TRANSMISSION TELEVISION     TELECOM       OTHER     CORPORATE  CONSOLIDATED
                         ------------ ----------  ------------- ------------ ---------  ------------
                                                      (IN THOUSANDS)
Year ended December 31,
 1997
  Total revenues........   $ 8,831    $  189,407    $162,738      $130,799   $     --    $  491,775
  Operating income
   (loss)...............    (1,207)     (208,815)     (5,327)       42,652    (19,367)     (192,064)
  Depreciation and
   amortization.........     2,368       103,704      17,454        20,328      6,655       150,509
  Identifiable assets...    27,623     1,579,044     350,704       358,302    105,966     2,421,639
  Fixed asset
   additions............     1,541       333,037     101,088        38,984        156       474,806
Year ended December 31,
 1996
  Total revenues........   $10,086    $   89,209    $ 45,430      $ 83,618   $     --    $  228,343
  Operating income
   (loss)...............       773      (164,108)     (7,774)       26,376    (12,900)     (157,633)
  Depreciation and
   amortization.........     2,744        69,200       8,601        13,152      4,956        98,653
  Identifiable assets...    15,660     1,655,759     220,764       412,989    149,439     2,454,611
  Fixed asset
   additions............       552       478,761      38,812        26,056      1,894       546,075
Year ended December 31,
 1995
  Total revenues........   $ 8,937    $   24,804    $    --       $    --    $    --     $   33,741
  Operating (loss)......    (4,531)      (76,161)        --            --     (12,434)      (93,126)
  Depreciation and
   amortization.........     2,729        25,650         --            --       1,444        29,823
  Identifiable assets...    15,774       892,935         --            --     101,960     1,010,669
  Fixed asset
   additions............     1,557       473,795         --            --         --        475,352

20. SUBSEQUENT EVENT

  In February 1998, the Company entered into an agreement and plan of amalgamation (the "Agreement") with Comcast UK Cable Partners Limited ("Partners"). Under the Agreement, Partners' shareholders will receive 0.3745 shares of the Company's Common Stock for each share of Partners Common Stock. Based on the closing price of the Company's Common Stock on the date of the Agreement, the transaction is valued at approximately $600,000,000. The Agreement contains provisions such that if the purchase price per Partners

                       NTL INCORPORATED AND SUBSIDIARIES
share falls below $10.00, Partners has the right to terminate the transaction, subject to the Company's right to adjust the exchange ratio such that Partners' shareholders would receive $10.00 for each Partners share. Under certain circumstances, the consideration payable to Partners' shareholders may be adjusted based on the proceeds of the potential exercise of certain rights of first refusal with respect to Partners' interests in the London and Birmingham franchises. Completion of the transaction is subject to a number of closing conditions including regulatory approvals, shareholder approvals and consents from the holders of the Company's and Partners' debt.

                       NTL INCORPORATED AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                  MARCH 31,
                                                                     1998
                                                                --------------
                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents...................................  $1,169,699,000
  Marketable securities.......................................      83,591,000
  Accounts receivable--trade, less allowance for doubtful
   accounts of $9,940,000.....................................      79,093,000
  Other.......................................................      51,209,000
                                                                --------------
    Total current assets......................................   1,383,592,000
FIXED ASSETS, net.............................................   1,853,181,000
INTANGIBLE ASSETS, net........................................     359,251,000
OTHER ASSETS, net of accumulated amortization of $28,897,000..      98,927,000
                                                                --------------
    Total assets..............................................  $3,694,951,000
                                                                ==============
          LIABILITIES AND SHAREHOLDERS' (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable............................................  $   68,296,000
  Accrued expenses and other..................................     145,661,000
  Interest payable............................................      17,758,000
  Accrued construction costs..................................      27,764,000
  Deferred revenue............................................      33,457,000
                                                                --------------
    Total current liabilities.................................     292,936,000
LONG-TERM DEBT................................................   3,357,217,000
OTHER.........................................................         430,000
COMMITMENTS AND CONTINGENT LIABILITIES
DEFERRED INCOME TAXES.........................................      70,907,000
SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK, $.01 par
 value, plus accreted dividends; liquidation preference
 $107,000,000; less unamortized discount of $3,366,000; issued
 and outstanding 114,000 shares...............................     112,250,000
SHAREHOLDERS' (DEFICIENCY)
  Series preferred stock--$.01 par value; authorized 2,500,000 shares; liquidation preference $78,000,000; issued and
   outstanding 780 shares.....................................             --
  Common stock--$.01 par value; authorized 100,000,000 shares;
   issued and outstanding 32,302,000 shares...................         323,000
  Additional paid-in capital..................................     536,279,000
  Accumulated other comprehensive income......................     135,333,000
  (Deficit)...................................................    (810,724,000)
                                                                --------------
                                                                  (138,789,000)
                                                                --------------
    Total liabilities and shareholders' (deficiency)..........  $3,694,951,000
                                                                ==============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                     --------------------------
                                                         1998          1997
                                                     ------------  ------------
REVENUES
  Local telecommunications and television........... $ 61,584,000  $ 31,880,000
  National and international telecommunications.....   51,012,000    40,585,000
  Broadcast transmission and other..................   33,418,000    32,113,000
  Other telecommunications..........................    1,778,000     2,239,000
                                                     ------------  ------------
                                                      147,792,000   106,817,000
COSTS AND EXPENSES
  Operating expenses................................   77,333,000    70,756,000
  Selling, general and administrative expenses......   56,728,000    38,317,000
  Franchise fees....................................    6,195,000     5,872,000
  Corporate expenses................................    3,642,000     4,098,000
  Depreciation and amortization.....................   45,856,000    33,005,000
                                                     ------------  ------------
                                                      189,754,000   152,048,000
                                                     ------------  ------------
OPERATING (LOSS)....................................  (41,962,000)  (45,231,000)
OTHER INCOME (EXPENSE)
  Interest and other income.........................    5,143,000     7,401,000
  Interest expense..................................  (58,058,000)  (47,609,000)
  Foreign currency transaction gains (losses).......    1,205,000      (322,000)
                                                     ------------  ------------
NET (LOSS).......................................... $(93,672,000) $(85,761,000)
                                                     ============  ============
BASIC AND DILUTED NET (LOSS) PER COMMON SHARE....... $      (3.02) $      (2.73)
                                                     ============  ============


                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

         CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIENCY)
                                  (UNAUDITED)

                               SERIES         COMMON STOCK--                                  ACCUMULATED
                          PREFERRED STOCK     $.01 PAR VALUE     ADDITIONAL                      OTHER
                          ----------------- -------------------   PAID-IN     COMPREHENSIVE  COMPREHENSIVE
                           SHARES    PAR      SHARES     PAR      CAPITAL        INCOME         INCOME       (DEFICIT)
                          ----------------- ---------- -------- ------------  -------------  ------------- -------------
BALANCE, DECEMBER 31,
 1997...................      780  $    --  32,210,000 $322,000 $538,054,000                 $117,008,000  $(717,052,000)
 Exercise of stock
  options...............                        84,000    1,000    1,800,000
 Exercise of warrants...                         8,000               141,000
 Accreted dividends on
  senior redeemable
  exchangeable preferred
  stock.................                                          (3,638,000)
 Accretion of discount
  on senior redeemable
  exchangeable preferred
  stock.................                                             (78,000)
 Comprehensive income...
 Net loss for the three
  months ended March 31,
  1998..................                                                      $(93,672,000)                  (93,672,000)
 Currency translation
  adjustment............                                                        18,325,000     18,325,000
                                                                              ------------
 Total..................                                                      $(75,347,000)
                           ------  -------- ---------- -------- ------------  ============   ------------  -------------
BALANCE, MARCH 31,
 1998...................      780  $    --  32,302,000 $323,000 $536,279,000                 $135,333,000  $(810,724,000)
                           ======  ======== ========== ======== ============                 ============  =============



                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                  -----------------------------
                                                       1998           1997
                                                  --------------  -------------
Net cash (used in) operating activities.........  $  (16,605,000) $ (13,435,000)
INVESTING ACTIVITIES
  Purchase of fixed assets......................     (97,945,000)  (120,585,000)
  Increase in other assets......................        (426,000)    (1,299,000)
  Purchase of marketable securities.............     (78,481,000)  (101,234,000)
  Proceeds from sales of marketable securities..             --      20,000,000
                                                  --------------  -------------
    Net cash (used in) investing activities.....    (176,852,000)  (203,118,000)
FINANCING ACTIVITIES
  Proceeds from borrowings and sale of preferred
   stock, net of financing costs................   1,332,902,000    493,143,000
  Principal payments............................     (65,836,000)           --
  Proceeds from exercise of stock options and
   warrants.....................................       1,942,000        448,000
                                                  --------------  -------------
    Net cash provided by financing activities...   1,269,008,000    493,591,000
  Effect of exchange rate changes on cash.......      (4,754,000)   (16,544,000)
                                                  --------------  -------------
    Increase in cash and cash equivalents.......   1,070,797,000    260,494,000
  Cash and cash equivalents at beginning of
   period.......................................      98,902,000    445,884,000
                                                  --------------  -------------
    Cash and cash equivalents at end of period..  $1,169,699,000  $ 706,378,000
                                                  ==============  =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest
   exclusive of amounts capitalized.............  $   20,366,000  $   4,516,000
  Income taxes paid.............................          19,000            --
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
 ACTIVITIES
  Accretion of dividends and discount on senior
   redeemable exchangeable preferred stock......  $    3,716,000  $   1,697,000


                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--BASIS OF PRESENTATION

  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 1997 included herein.

  In March 1998, the Company issued debt denominated in British pounds sterling. Interest expense has been translated using the average exchange rate for the period and the debt balance has been translated using the current exchange rate at the balance sheet date. Foreign currency gains and losses arising from exchange rate fluctuations are included in the results of operations.

  The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income".

  Certain prior year amounts have been reclassified to conform to the 1998 presentation.

NOTE B--FIXED ASSETS

  Fixed assets as of March 31, 1998 consist of:

       Operating equipment...................................... $1,704,728,000
       Other equipment..........................................    241,168,000
       Construction-in-progress.................................    162,715,000
                                                                 --------------
                                                                  2,108,611,000
       Accumulated depreciation.................................   (255,430,000)
                                                                 --------------
                                                                 $1,853,181,000
                                                                 ==============

NOTE C--INTANGIBLE ASSETS

  Intangible assets as of March 31, 1998 consist of:

       License acquisition costs, net of accumulated
        amortization of $50,337,000............................. $119,399,000
       Goodwill, net of accumulated amortization of
        $18,023,000.............................................  239,852,000
                                                                 ------------
                                                                 $359,251,000
                                                                 ============

                       NTL INCORPORATED AND SUBSIDIARIES

NOTE D--LONG-TERM DEBT

  Long-term debt as of March 31, 1998 consist of:

     10 7/8% Senior Deferred Coupon Notes......................  $  200,142,000
     12 3/4% Series A Senior Deferred Coupon Notes.............     215,889,000
     11 1/2% Series B Senior Deferred Coupon Notes.............     765,154,000
     10% Series B Senior Notes.................................     400,000,000
     9 1/2% Senior Sterling Notes, less unamortized discount of
      $687,000.................................................     208,275,000
     10 3/4% Senior Deferred Coupon Sterling Notes.............     295,318,000
     9 3/4% Senior Deferred Coupon Notes.......................     805,689,000
     7 1/4% Convertible Subordinated Notes.....................     191,750,000
     7% Convertible Subordinated Notes.........................     275,000,000
                                                                 --------------
                                                                 $3,357,217,000
                                                                 ==============

  In March 1998, the Company called for redemption all of its $191,750,000 principal amount 7 1/4% Convertible Subordinated Notes due 2005. The redemption date was April 20, 1998, at a redemption price of 105.08% of the principal amount plus accrued and unpaid interest through the date of redemption. The 7 1/4% Notes were convertible into Common Stock at a conversion price of $27.56 per share. In April 1998, all of the 7 1/4% Notes were converted into approximately 6,957,500 shares of the Company's Common Stock.

  In March 1998, the Company issued (Pounds)125,000,000 aggregate principal amount of 9 1/2% Senior Notes due 2008 (the "Sterling Senior Notes"), (Pounds)300,000,000 aggregate principal amount of 10 3/4% Senior Deferred Coupon Notes due 2008 (the "Sterling Deferred Coupon Notes") and $1,300,000,000 aggregate principal amount of 9 3/4% Senior Deferred Coupon Notes due 2008 (the "Dollar Deferred Coupon Notes") (together the "New Notes"). The Sterling Senior Notes, Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes were issued at a price to the public of 99.67% or (Pounds)124,588,000, 58.62% or (Pounds)175,860,000 and 61.724% or
$802,412,000, respectively. The Company received net proceeds of (Pounds)121,161,000, (Pounds)170,584,000 and $778,340,000, after discounts and commissions, from the issuance of the Sterling Senior Notes, the Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes, respectively. The aggregate of the discounts, commissions and other fees incurred of $38,787,000 is included in deferred financing costs.

  The original issue discount of the Sterling Deferred Coupon Notes accretes at a rate of 10 3/4%, compounded semiannually, to an aggregate principal amount of (Pounds)300,000,000 by April 1, 2003. The original issue discount of the Dollar Deferred Coupon Notes accretes at a rate of 9 3/4%, compounded semiannually, to an aggregate principal amount of $1,300,000,000 by April 1, 2003. Interest on each of the Sterling Deferred Coupon Notes and the Dollar Deferred Coupon Notes will thereafter accrue at 10 3/4% per annum and 9 3/4% per annum, respectively, payable semiannually, beginning on October 1, 2003. The Sterling Senior Notes accrue interest at 9 1/2% per annum, payable semiannually, beginning on October 1, 1998.

  The New Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, rank pari passu in right of payment with each other and with all senior unsecured indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

  The New Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 1, 2003, at a redemption price of 104 3/4% to 105 3/8% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

  The indentures governing the New Notes contain restrictions relating to, among other things: (i) incurrence of additional indebtedness and the issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

                       NTL INCORPORATED AND SUBSIDIARIES

NOTE E--CONVERSION OF SERIES PREFERRED STOCK

  In May 1998, the 780 outstanding shares of 5% Non-Voting Convertible Preferred Stock, Series A were converted into 1,950,000 shares of Common Stock.

NOTE F--GRANT OF STOCK OPTIONS

  In March 1998, options to purchase approximately 7,800,000 shares of Common Stock were granted to officers, non-employee directors and employees at an exercise price of $36.50 per share. Officers and senior management employees were granted options to purchase 3,260,000 shares and 2,765,000 shares, respectively. These employees will not be granted any further options in 1998 to 2001 inclusive. These options will vest beginning January 1, 1999 through January 1, 2004. The non-employee directors were granted options to purchase an aggregate of 450,000 shares which vest on the same schedule. Supervisory employees were granted options to purchase an aggregate of approximately 1,000,000 shares which are exercisable as to 20% of the shares subject thereto on the date of grant and an additional 20% each January 1 thereafter, while the optionee remains an employee of the Company. Finally, each employee who is not included in the groups described above and who has at least one year of service as of March 1, 1998 was granted an option to purchase 100 shares which are exercisable on a 20% per year schedule.

  Beginning in 1999 and in each year thereafter, each employee who is not otherwise granted options and has completed at least one year of employment at the relevant date will be granted an option to purchase 100 shares of the Company's Common Stock each year. The exercise price for these options will be equal to the closing price of the Company's Common Stock on the date of issuance, and these options will vest on a 20% per year schedule. It is anticipated that approximately 1,850,000 options will be granted each year in 1999, 2000 and 2001 to supervisory and other employees.

NOTE G--RESTRUCTURING CHARGES

  In September 1997, the Company announced a reorganization of certain of its operations. Restructuring costs of $15,629,000 were recorded in September 1997 consisting of employee severance and related costs of $6,726,000 for approximately 280 employees to be terminated, lease exit costs of $6,539,000 and penalties of $2,364,000 associated with the cancellation of contractual obligations. As of March 31, 1998, $6,200,000 of the provision has been used.

NOTE H--NET LOSS PER COMMON SHARE

  The following table sets forth the computation of basic and diluted net loss per common share:

                                                      THREE MONTHS ENDED
                                                           MARCH 31
                                                   --------------------------
                                                       1998          1997
                                                   ------------  ------------
   Numerator:
   Net loss....................................... $(93,672,000) $(85,761,000)
   Preferred stock dividend.......................   (3,638,000)   (1,697,000)
                                                   ------------  ------------
   Loss available to common shareholders.......... $(97,310,000) $(87,458,000)
                                                   ============  ============
   Denominator for basic net loss per common
    share.........................................   32,250,000    32,084,000
   Effect of dilutive securities..................          --            --
                                                   ------------  ------------
   Denominator for diluted net loss per common
    share.........................................   32,250,000    32,084,000
                                                   ============  ============
   Basic and diluted net loss per common share.... $      (3.02) $      (2.73)
                                                   ============  ============

                       NTL INCORPORATED AND SUBSIDIARIES

  The shares issuable upon the exercise of stock options and warrants and upon the conversion of convertible securities are excluded from the calculation of net loss per common share as their effect would be antidilutive.

NOTE I--COMMITMENTS AND CONTINGENT LIABILITIES

  As of March 31, 1998, the Company was committed to pay approximately $103,300,000 for equipment and services.

  The Company has licenses issued by the United Kingdom Department of Trade and Industry ("DTI") and the United Kingdom Independent Television Commission ("ITC") for its cable television ("CATV"), telephone and telecommunications business. The initial terms of the Company's licenses was 23 years for the DTI licenses and 15 years for the ITC licenses. The Company's licenses expire in 2008 to 2016 for the DTI licenses and 1999 to 2005 for the ITC licenses. The DTI requires a fixed annual renewal fee of (Pounds)2,500 ($4,100) per license. The ITC requires an annual license fee ranging from (Pounds)1,300 ($2,100) to (Pounds)7,900 ($13,000) per license based on the number of homes in the licensed area, which is subject to adjustment annually. The provision of the Company's transmission and distribution services is governed by the Telecommunications Act and the Wireless Telegraphy Act 1949. The Company holds five licenses under the Telecommunications Act. The initial terms of these licenses were 10 or 25 years. These licenses expire in 2002 to 2021. The Company holds a number of Wireless Telegraphy Act licenses which continue in force primarily from year to year unless revoked or unless any of the license fees are not paid. The Company's license fees paid in the three months ended March 31, 1998 were $634,000.

  In addition, the Company was awarded certain newly issued licenses by the ITC in 1995. Pursuant to the terms of the local delivery license ("LDL") for Northern Ireland granted to a wholly-owned subsidiary of the Company, the Company is required to make annual cash payments to the ITC for fifteen years commencing in January 1997 in the amount of approximately (Pounds)14,400,000 ($24,100,000) (subject to adjustments for inflation). The fee for 1998 is (Pounds)14,951,661. Such payments are in addition to the percentages of qualifying revenue already set by the ITC of 0% for the first ten years and 2% for the last five years of the fifteen year license. The Company paid $6,152,000 in the three months ended March 31, 1998.

  Pursuant to the terms of the LDL for Glamorgan and Gwent, Wales granted to a wholly-owned subsidiary of the Company, the Company is required to make annual cash payments to the ITC for fifteen years, commencing in January 1998, in the amount of (Pounds)104,188 ($174,000). Such payments are in addition to the percentages of qualifying revenue already set by the ITC of 0% for the first five years, 2% for the second five years and 4% for the last five years of the fifteen year license. The Company paid $43,000 in the three months ended March 31, 1998.

  The Company is involved in, or has been involved in, certain disputes and litigation arising in the ordinary course of its business, including claims involving contractual disputes and claims for damages to property and personal injury resulting from construction of the Company's networks and the maintenance and servicing of the Company's transmission masts. None of these matters are expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE J--PARTNERS ACQUISITION

  In February 1998, the Company entered into an agreement and plan of amalgamation (the "Agreement") with Comcast UK Cable Partners Limited ("Partners"). Under the Agreement, Partners' shareholders will receive 0.3745 shares of the Company's Common Stock for each share of Partners Common Stock. Based on the closing price of the Company's Common Stock on the date of the Agreement, the transaction is valued at approximately $600,000,000. The Agreement contains provisions such that if the purchase price per Partners

                       NTL INCORPORATED AND SUBSIDIARIES
share falls below $10.00, Partners has the right to terminate the transaction, subject to the Company's right to adjust the exchange ratio such that Partners' shareholders would receive $10.00 for each Partners share. Under certain circumstances, the consideration payable to Partners' shareholders may be adjusted based on the proceeds of the potential exercise by a third party of certain purchase rights with respect to Partners' interests in the London and Birmingham franchises. Completion of the transaction is subject to a number of closing conditions including regulatory approvals, shareholder approvals and consents from the holders of the Company's and Partners' debt.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Comcast UK Cable Partners Limited

  We have audited the accompanying consolidated balance sheet of Comcast UK Cable Partners Limited (a company incorporated in Bermuda) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Comcast UK Cable Partners Limited and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 27, 1998

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                     (IN (Pounds)000'S, EXCEPT SHARE DATA)

                                                        DECEMBER 31,
                                               --------------------------------
                                                    1997             1996
                                               ---------------  ---------------
                   ASSETS
CURRENT ASSETS
  Cash and cash equivalents..................  (Pounds) 37,372  (Pounds) 63,314
  Short-term investments.....................                            61,466
  Accounts receivable, less allowance for
   doubtful accounts of (Pounds)2,598 and
   (Pounds)1,338.............................            4,255            2,922
  Other current assets.......................            5,419            5,359
                                               ---------------  ---------------
    Total current assets.....................           47,046          133,061
                                               ---------------  ---------------
INVESTMENTS IN AFFILIATES....................           61,363           69,472
                                               ---------------  ---------------
PROPERTY AND EQUIPMENT.......................          315,702          232,112
  Accumulated depreciation...................          (33,000)         (13,765)
                                               ---------------  ---------------
  Property and equipment, net................          282,702          218,347
                                               ---------------  ---------------
DEFERRED CHARGES.............................           60,770           60,867
  Accumulated amortization...................          (13,985)          (8,379)
                                               ---------------  ---------------
  Deferred charges, net......................           46,785           52,488
                                               ---------------  ---------------
FOREIGN EXCHANGE PUT OPTIONS AND OTHER, net..            7,958           11,002
                                               ---------------  ---------------
                                               (Pounds)445,854  (Pounds)484,370
                                               ===============  ===============
    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses......  (Pounds) 23,605  (Pounds) 23,086
  Current portion of long-term debt..........            1,683            1,463
  Foreign exchange call options..............                             4,086
  Due to affiliates..........................              920              676
                                               ---------------  ---------------
    Total current liabilities................           26,208           29,311
                                               ---------------  ---------------
LONG-TERM DEBT, less current portion.........          234,010          202,626
                                               ---------------  ---------------
FOREIGN EXCHANGE CALL OPTIONS................            2,688            3,079
                                               ---------------  ---------------
LONG-TERM DEBT, due to shareholder...........           11,272           10,322
                                               ---------------  ---------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred shares, (Pounds).01 par value--
   authorized, 10,000,000 shares; issued
   none......................................
  Class A common shares, (Pounds).01 par val-
   ue--authorized, 50,000,000 shares; issued,
   37,231,997................................              372              372
  Class B common shares, (Pounds).01 par val-
   ue--authorized, 50,000,000 shares; issued,
   12,872,605................................              129              129
  Additional capital.........................          358,548          358,548
  Accumulated deficit........................         (187,373)        (120,017)
                                               ---------------  ---------------
    Total shareholders' equity...............          171,676          239,032
                                               ---------------  ---------------
                                               (Pounds)445,854  (Pounds)484,370
                                               ===============  ===============

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
               (AMOUNTS IN (Pounds)000'S, EXCEPT PER SHARE DATA)

                                        YEAR ENDED DECEMBER 31
                            -------------------------------------------------
                                 1997             1996             1995
                            ---------------  ---------------  ---------------
REVENUES
  Service income........... (Pounds) 55,603  (Pounds) 31,358  (Pounds)  1,530
  Consulting fee income....           1,059            1,070            1,313
                            ---------------  ---------------  ---------------
                                     56,662           32,428            2,843
                            ---------------  ---------------  ---------------
COSTS AND EXPENSES
  Operating................          19,624           12,211              683
  Selling, general and
   administrative..........          30,850           25,073            7,815
  Management fees..........           3,204            2,997            3,105
  Depreciation and
   amortization............          25,588           16,700            3,049
                            ---------------  ---------------  ---------------
                                     79,266           56,981           14,652
                            ---------------  ---------------  ---------------
OPERATING LOSS.............         (22,604)         (24,553)         (11,809)
OTHER (INCOME) EXPENSE
  Interest expense.........          25,243           23,627            3,539
  Investment income........          (7,259)         (12,555)         (11,758)
  Equity in net losses of
   affiliates..............          21,359           18,432           23,677
  Exchange losses (gains)
   and other...............           5,409          (13,482)           1,695
                            ---------------  ---------------  ---------------
                                     44,752           16,022           17,153
                            ---------------  ---------------  ---------------
NET LOSS................... (Pounds)(67,356) (Pounds)(40,575) (Pounds)(28,962)
                            ===============  ===============  ===============
NET LOSS PER SHARE......... (Pounds)  (1.34) (Pounds)   (.84) (Pounds)   (.70)
                            ===============  ===============  ===============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES
 OUTSTANDING...............          50,105           48,216           41,245
                            ===============  ===============  ===============


                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                               (IN (Pounds)000'S)

                                         YEAR ENDED DECEMBER 31
                             -------------------------------------------------
                                  1997             1996             1995
                             ---------------  ---------------  ---------------
OPERATING ACTIVITIES
 Net loss................... (Pounds)(67,356) (Pounds)(40,575) (Pounds)(28,962)
 Adjustments to reconcile
  net loss to net cash
  provided by (used in)
  operating activities:
  Depreciation and
   amortization.............          25,588           16,700            3,049
  Amortization on foreign
   exchange contracts.......           2,770            2,752              (75)
  Non-cash interest
   expense..................          24,684           23,209            3,539
  Non-cash investment
   income...................          (2,521)          (2,854)          (5,016)
  Exchange losses (gains)...           2,852          (18,857)             944
  Equity in net losses of
   affiliates...............          21,359           18,432           23,677
  Other.....................             991             (199)             619
                             ---------------  ---------------  ---------------
                                       8,367           (1,392)          (2,225)
  Increase in accounts
   receivable, other current
   assets and other.........          (3,447)          (1,154)          (2,658)
  Increase in accounts
   payable and accrued
   expenses.................             519            1,045           10,002
  Increase (decrease) in due
   to affiliates............             244           (1,548)          (4,628)
                             ---------------  ---------------  ---------------
    Net cash provided by
     (used in) operating
     activities.............           5,683           (3,049)             491
                             ---------------  ---------------  ---------------
FINANCING ACTIVITIES
  Proceeds from borrowings..                                           192,542
  Repayments of debt........          (1,633)          (1,711)
  Debt acquisition costs....                                            (6,089)
  Purchase of foreign
   exchange put options.....                                           (13,855)
  Proceeds from sales of
   foreign exchange call
   options..................                            2,125            3,415
  Other.....................                                               (53)
                             ---------------  ---------------  ---------------
    Net cash (used in)
     provided by financing
     activities.............          (1,633)             414          175,960
                             ---------------  ---------------  ---------------
INVESTING ACTIVITIES
  Acquisition, net of cash
   acquired.................                          (10,373)
  Proceeds from sales
   (purchases) of short-term
   investments, net.........          61,466           (4,226)         (43,141)
  Capital contributions and
   loans to affiliates......          (8,713)         (10,667)         (25,829)
  Capital expenditures......         (82,125)         (70,624)         (45,308)
  Additions to deferred
   charges..................            (620)            (392)             (59)
                             ---------------  ---------------  ---------------
    Net cash used in
     investing activities...         (29,992)         (96,282)        (114,337)
                             ---------------  ---------------  ---------------
(DECREASE) INCREASE IN CASH
 AND CASH EQUIVALENTS.......         (25,942)         (98,917)          62,114
CASH AND CASH EQUIVALENTS,
 beginning of year..........          63,314          162,231          100,117
                             ---------------  ---------------  ---------------
CASH AND CASH EQUIVALENTS,
 end of year................ (Pounds) 37,372  (Pounds) 63,314  (Pounds)162,231
                             ===============  ===============  ===============

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                              A COMMON           B COMMON
                         ------------------ ------------------   ADDITIONAL       ACCUMULATED
                         SHARES   AMOUNT    SHARES   AMOUNT        CAPITAL          DEFICIT            TOTAL
                         ------ ----------- ------ ----------- ---------------  ----------------  ---------------
BALANCE, JANUARY 1,
 1995................... 28,372 (Pounds)284 12,873 (Pounds)129 (Pounds)287,450  (Pounds) (50,480) (Pounds)237,383
  Net loss..............                                                                 (28,962)         (28,962)
  Other.................                                                   (53)                               (53)
                         ------ ----------- ------ ----------- ---------------  ----------------  ---------------
BALANCE, DECEMBER 31,
 1995................... 28,372         284 12,873         129         287,397           (79,442)         208,368
  Net loss..............                                                                 (40,575)         (40,575)
  Shares issued in
   connection with
   SingTel Transaction..  8,860          88                             71,151                             71,239
                         ------ ----------- ------ ----------- ---------------  ----------------  ---------------
BALANCE, DECEMBER 31,
 1996................... 37,232         372 12,873         129         358,548          (120,017)         239,032
  Net loss..............                                                                 (67,356)         (67,356)
                         ------ ----------- ------ ----------- ---------------  ----------------  ---------------
BALANCE, DECEMBER 31,
 1997................... 37,232 (Pounds)372 12,873 (Pounds)129 (Pounds)358,548  (Pounds)(187,373) (Pounds)171,676
                         ====== =========== ====== =========== ===============  ================  ===============



                See notes to consolidated financial statements.

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. BUSINESS

  Comcast UK Cable Partners Limited and subsidiaries (the "Company"), a Bermuda company incorporated in 1992, was formed to develop, construct, manage and operate the interests of Comcast Corporation ("Comcast") in the United Kingdom ("UK") cable and telecommunications industry. The Company is a controlled subsidiary of Comcast U.K. Holdings, Inc. ("Holdings"), a Delaware corporation indirectly wholly owned by Comcast. As of December 31, 1997, the Company has interests in four operations (the "Operating Companies"):
Birmingham Cable Corporation Limited ("Birmingham Cable"), in which the Company owns a 27.5% interest, Cable London PLC ("Cable London"), in which the Company owns a 50.0% interest, Cambridge Holding Company Limited ("Cambridge Cable"), in which the Company owns a 100% interest and two companies holding the franchises for Darlington and Teesside, England ("Teesside"), in which the Company owns a 100% interest. The Company also owns a 100% interest in Comcast UK Holdings Limited ("UK Holdings"), a company incorporated in Bermuda in December 1997.

  On February 4, 1998, the Company entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned Bermuda subsidiary of NTL Incorporated ("NTL"). NTL is an alternative telecommunications company in the UK and is listed on Nasdaq. The NTL Transaction is expected to close in 1998, subject to, among other things, the receipt of required Bermuda and UK regulatory approvals, the approval of the Company's and NTL's shareholders, the consent of the Company's and NTL's bondholders, the consent of certain NTL bank lenders and other customary closing matters. Comcast, through Holdings, is the sole holder of the multiple-voting Class B Common Shares of the Company and has agreed to vote for the transaction, assuring its approval by the Company's shareholders. Upon consummation of the NTL Transaction, the Company would become a wholly owned subsidiary of NTL.

  Except in the circumstances described below, the Company's shareholders will receive 0.3745 shares of NTL common stock for each of the Company's Class A Common Shares or Class B Common Shares. If the average closing price of the NTL common stock for a specified period of time prior to the Company's shareholders meeting to approve the NTL Transaction (the "Average Price") is less than $26.70, the Company will have the option to terminate the NTL Transaction, subject to the right of NTL to adjust the exchange ratio such that one share of the Company's Class A Common Shares or Class B Common Shares will be exchanged for a number of shares of NTL common stock equal to $10.00 (based on the Average Price).

  Pursuant to existing arrangements between the Company and Telewest Communications plc ("Telewest"), a co-owner of interests in Cable London and Birmingham Cable, Telewest has certain rights (the "Telewest Rights") to acquire either or both of the Company's interests in these systems as a result of the NTL Transaction. However, as described in the following paragraphs, the consummation of the NTL Transaction is not dependent on the resolution of the Telewest Rights.

  If the Telewest Rights have been exercised prior to the closing of the NTL Transaction, the Company's shareholders may receive (at the option of NTL), in lieu of a portion of the consideration allocable to the interest subject to the exercised Telewest Rights, the per share proceeds from the sale of the interest to Telewest (net of taxes on gain on sale), payable in cash or shares of NTL common stock valued at the greater of $30.00 per share or the Average Price at closing (the "Exercise Consideration").

  Similarly, if at closing either of the Telewest Rights have not been exercised and have not been waived or otherwise expired, the Company's shareholders may receive (at the option of NTL), shares of a new class of NTL preferred stock equal to a portion of the consideration allocable to the interest subject to the unexercised Telewest Rights. Any shares of NTL preferred stock would have the same voting and dividend rights as shares

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

of NTL common stock, would be subject to redemption as described below, and would be expected to be listed for trading on Nasdaq. If following closing the Telewest Rights are exercised, the NTL preferred stock will be redeemed for the Exercise Consideration (based on the Average Price at the time of exercise). If the Telewest Rights are resolved without being exercised, the NTL preferred stock will be redeemed for NTL common stock on a one-for-one basis.

  Of the consideration to be received by the Company's shareholders in the NTL Transaction, the parties have allocated 31% to the Company's interest in Cable London and 17% to the Company's interest in Birmingham Cable. However, if either or both of the Telewest Rights are exercised, the actual consideration to be received by the Company's shareholders may be materially different from the portion of the consideration (the "allocable portion") which has been allocated by the parties to the Company's respective interests in Cable London and Birmingham Cable, depending on, among other things, the value of these interests, as finally determined, whether NTL exercises its option to deliver the Exercise Consideration in lieu of the allocable portion and, the amount of any taxes payable by the Company on the sale of these interests.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  Subsidiaries of the Company maintain their books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 and 1996 was US $1.65 and US $1.71, respectively.

 Basis of Consolidation

  The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

 Management's Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Values

  The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997 and 1996, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates. A reasonable estimate of the amounts due to affiliates

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

and long-term debt due to shareholder is not practicable to obtain because of the related party nature of these items and the lack of quoted market prices.

 Cash Equivalents and Short-term Investments

  Cash equivalents consist principally of commercial paper, time deposits and money market funds with maturities of three months or less when purchased. Short-term investments as of December 31, 1996 consist principally of commercial paper and corporate floating rate notes with maturities greater than three months when purchased. The carrying amounts of the Company's cash equivalents and short-term investments, classified as available for sale securities, approximate their fair values.

 Investments in Affiliates

  Investments in entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method. Equity method investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment, additional contributions made and dividends received. The differences between the Company's recorded investments and its proportionate interests in the book value of the investees' net assets are being amortized to equity in net losses of affiliates over the remaining original lives of the related franchises of eight years.

 Prematurity Period

  The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems in Teesside and Cambridge Cable under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

  Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor and construction overhead are capitalized. Subscriber-related costs and general and administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based upon the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

  During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period, depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

  As of December 31, 1997, two of the Company's five franchise areas which are under construction have completed their Prematurity Period. The remaining Prematurity Periods are expected to terminate at various dates in 1998 and 1999.

 Property and Equipment

  Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

 System assets

  Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

  Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

   Plant............................................................ 15-40 years
   Network..........................................................    15 years
   Subscriber equipment.............................................  6-10 years
   Switch...........................................................    10 years
   Computers........................................................     4 years

 Non-system assets

  Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

   Buildings........................................................... 40 years
   Fixtures, fittings and equipment....................................  5 years
   Vehicles............................................................  4 years
   Computers...........................................................  4 years

 Leased Assets

  Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in long-term debt. Capital lease payments include principal and interest, with the interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

 Deferred Charges

  Deferred charges consist primarily of franchise acquisition costs attributable to obtaining, developing and maintaining the franchise licenses of Teesside and Cambridge Cable, debt acquisition costs relating to the sale of approximately $517.3 million principal amount at maturity of the Company's 11.20% Senior Discount Debentures Due 2007 (the "2007 Discount Debentures"-- see Note 7) and goodwill arising from the SingTel Transaction (see Note 4). Franchise acquisition costs are being amortized on a straight-line basis over the remaining original lives of the related franchises of 12 to 15 years. Debt acquisition costs are being amortized on a straight-line basis over the term of the 2007 Discount Debentures of 12 years. Goodwill is being amortized on a straight-line basis over the remaining original lives of the related franchises of 11 years.

 Valuation of Long-Lived Assets

  The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


 Revenue Recognition

  Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

 Stock-Based Compensation

  Effective January 1, 1996, the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which encourages, but does not require, companies to record compensation cost for stock-based compensation plans at fair value. The Company has elected to continue to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, as permitted by SFAS No. 123. Compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation expense for stock appreciation rights is recorded annually based on changes in quoted market prices of the Company's stock or other determinants of fair value at the end of the year (see Note 8).

 Income Taxes

  The Company is exempt from US federal, state and local income taxes. At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda and, accordingly, no provision for such taxes has been recorded by the Company. In the event that such taxes are levied, the Company has received an undertaking from the Bermuda Government exempting it from all such taxes until March 2016.

  The Company's wholly owned subsidiaries recognize deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of their assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

 Derivative Financial Instruments

  The Company uses derivative financial instruments, principally foreign exchange option contracts ("FX Options"), to manage its exposure to fluctuations in foreign currency exchange rates. Written FX Options are marked-to-market on a current basis in the Company's consolidated statement of operations (see Note 6).

  Those instruments that have been entered into by the Company to hedge exposure to foreign currency exchange rate risks are periodically examined by the Company to ensure that the instruments are matched with underlying liabilities, reduce the Company's risks relating to foreign currency exchange rates, and, through market value and sensitivity analysis, maintain a high correlation to the underlying value of the hedged item. For those instruments that do not meet the above criteria, variations in their fair value are marked-to-market on a current basis in the Company's consolidated statement of operations.

  The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments (see Notes 6 and 7). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


 Net Loss Per Share

  In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share," which was adopted by the Company effective for the year ended December 31, 1997, as required by the statement. For the years ended December 31, 1997, 1996 and 1995, the Company's potential common shares have an antidilutive effect on the loss per share and, therefore, have not been used in determining the total weighted average number of common shares outstanding. Diluted loss per share for 1997, 1996 and 1995 is antidilutive and, therefore, has not been presented.

 Reclassifications

  Certain reclassifications have been made to the prior years' consolidated financial statements to conform to those classifications used in 1997.

3. TEESSIDE ACQUISITION

  In June 1994, the Company acquired all of the outstanding shares of two companies that owned Teesside, which comprise an area containing approximately 254,000 homes. The construction of Teesside's cable telecommunications network commenced in the third quarter of 1994. Teesside added its initial cable and telephony subscribers in June 1995.

4. SINGTEL TRANSACTION

  In March 1996, the Company completed the acquisition (the "SingTel Transaction") of Singapore Telecom International Pte. Limited's ("Singapore Telecom") 50% interest in Cambridge Cable, pursuant to the terms of a Share Exchange Agreement executed by the parties in December 1995. In exchange for Singapore Telecom's 50% interest in Cambridge Cable and certain loans made to Cambridge Cable, with accrued interest thereon, the Company issued approximately 8.9 million of its Class A Common Shares and paid approximately (Pounds)11.8 million to Singapore Telecom. The Company accounted for the SingTel Transaction under the purchase method. As a result of the SingTel Transaction, the Company owns 100% of Cambridge Cable and Cambridge Cable was consolidated with the Company effective March 31, 1996.

  The following unaudited pro forma information for the years ended December 31, 1996 and 1995 has been presented as if the SingTel Transaction had occurred on January 1, 1995. This unaudited pro forma information is based on historical results of operations adjusted for acquisition costs and, in the opinion of management, is not necessarily indicative of what results would have been had the Company owned 100% of Cambridge Cable since January 1, 1995 (in thousands, except per share data).

                                                          YEAR ENDED
                                                         DECEMBER 31,
                                                 ------------------------------
                                                      1996            1995
                                                 --------------  --------------
   Revenues..................................... (Pounds)38,651  (Pounds)22,859
   Net loss.....................................        (42,300)        (37,616)
   Net loss per share...........................           (.84)           (.75)

5. INVESTMENTS IN AFFILIATES

  The Company has historically invested in three affiliates (the "Equity Investees," which term excludes Cambridge Cable as of, and subsequent to March 31, 1996--see Note 4): Birmingham Cable, Cable London and Cambridge Cable. The Equity Investees operate integrated cable communications, residential telephony and

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

business telecommunications systems in their respective major metropolitan areas under exclusive cable television licenses and non-exclusive telecommunications licenses. As of December 31, 1997, the Company's ownership interest in the Equity Investees is as follows:

       Birmingham Cable................................................... 27.5%
       Cable London....................................................... 50.0%

  The Company also has a 16.4% interest in Cable Programme Partners-1 Limited Partnership ("CPP-1") which previously developed and distributed cable programming in the UK. During 1995, CPP-1 sold its only channel and has wound down its operations to a minimal level of activity. The carrying value of the Company's investment in CPP-1 has been reduced to zero and the Company has no future funding commitments to CPP-1.

  Included in investments in affiliates as of December 31, 1997 and 1996, are loans to Cable London of (Pounds)28.5 million and (Pounds)22.5 million and accrued interest of (Pounds)6.0 million and (Pounds)3.6 million, respectively. The loans accrue interest at a rate of 2% above the published base lending rate of Barclays Bank PLC (9.25% effective rate as of December 31, 1997) and are subordinate to Cable London's revolving bank credit facility. Of these loans, (Pounds)21.0 million as of December 31, 1997 and 1996 are convertible into ordinary shares of Cable London at a per share conversion price of (Pounds)2.00. Also included in investments in affiliates as of December 31, 1997 are loans to Birmingham Cable of (Pounds)1.9 million and accrued interest of (Pounds)133,000. The Birmingham Cable loans accrue interest at a fixed rate of 7.80% and are subordinate to Birmingham Cable's credit facility. Loans to Cambridge Cable and related accrued interest have been eliminated in consolidation subsequent to the SingTel Transaction (see Note 4).

  In February 1995, a subsidiary of Birmingham Cable issued 175,000 cumulative (Pounds)1.00 redeemable five year term preference shares for a paid up value of (Pounds)175.0 million. Also in February 1995, Birmingham Cable entered into a (Pounds)175.0 million five year revolving credit facility (the "Birmingham Facility") which provided for conversion into a five year term loan on March 31, 2000. In March 1997, the terms of the Birmingham Facility were amended to extend the maturity of the term loan to December 31, 2005 and to amend the required cash flow levels (as defined) and certain other terms. Interest rates on the Birmingham Facility are at the London Interbank Offered Rate ("LIBOR") plus 5/8% to 2 1/4%.

  In July 1997, the preference shareholder exercised its option to require Birmingham Cable to purchase its shareholding. Birmingham Cable funded the redemption of the preference shares with the proceeds from the Birmingham Facility and restricted cash and settled its five year (Pounds)175.0 million interest rate exchange agreement with Barclays Bank PLC. The balance of the Birmingham Facility will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems. The preference shares had an effective dividend rate, including Advanced Corporation Tax ("ACT"), of 8.00%.

  The Birmingham Facility contains restrictive covenants which limit Birmingham Cable's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain minimum build requirements, financial ratios and cash flow levels be maintained and contain restrictions on dividend payments. Birmingham Cable's three principal shareholders' (including the Company) right to receive consulting fee payments from Birmingham Cable has been subordinated to the banks under the Birmingham Facility. The payment of consulting fees is restricted until Birmingham Cable meets certain financial ratio tests under the Birmingham Facility. Birmingham Cable has pledged the shares of its material subsidiaries to secure the Birmingham Facility. Upon a change of control, all amounts due under the Birmingham Facility become immediately due and payable. The

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

consummation of the NTL Transaction will not result in a change of control as defined in the Birmingham Facility.

  In May 1997, Cable London entered into a (Pounds)170.0 million revolving credit facility (the "London Revolver") with various banks, which converts into a five year term loan on June 30, 2001. Interest rates on the London Revolver are at LIBOR plus 1/2% to 2 3/8%. In May 1997, Cable London repaid all amounts outstanding under its existing credit facility with proceeds from borrowings under the London Revolver. The balance of the London Revolver will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems.

  The London Revolver contains restrictive covenants which limit Cable London's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's right to receive consulting fee payments from Cable London has been subordinated to the banks under the London Revolver. The payment of consulting fees is restricted until Cable London meets certain financial ratio tests under the London Revolver. In addition, the Company's shares in Cable London have been pledged to secure the London Revolver. Upon a change of control, all amounts due under the London Revolver become immediately due and payable. The consummation of the NTL Transaction will not result in a change of control as defined in the London Revolver.

  Although the Company is not contractually committed to make any additional capital contributions or advances to any of the Equity Investees, it currently intends to fund its share of the amounts necessary for capital expenditures and to finance operating deficits. Failure to do so could dilute the Company's ownership interests in the Equity Investees.

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


  Summarized financial information for affiliates accounted for under the equity method for 1997, 1996 and 1995, is as follows:

                           BIRMINGHAM        CABLE        CAMBRIDGE
                             CABLE           LONDON       CABLE(1)     CPP-1(2)       COMBINED
                         --------------  --------------  -----------  -----------  ---------------
                          (Pounds)000     (Pounds)000    (Pounds)000  (Pounds)000    (Pounds)000
YEAR ENDED DECEMBER 31,
 1997
Results of operations
  Service income........ (Pounds)67,166  (Pounds)52,816  (Pounds)     (Pounds)     (Pounds)119,982
  Operating, selling,
   general and
   administrative
   expenses.............        (56,564)        (45,787)                                  (102,351)
  Depreciation and
   amortization.........        (26,427)        (19,740)                                   (46,167)
  Operating loss........        (15,825)        (12,711)                                   (28,536)
  Net loss..............        (30,826)        (25,168)                                   (55,994)
  Company's equity in
   net loss.............         (8,616)        (12,743)                                   (21,359)
AT DECEMBER 31, 1997
Financial position
  Current assets........         11,424          10,340                                     21,764
  Noncurrent assets.....        248,611         185,353                                    433,964
  Current liabilities...         22,293          22,902                                     45,195
  Noncurrent
   liabilities..........        165,413         173,038                                    338,451
YEAR ENDED DECEMBER 31,
 1996
Results of operations
  Service income........         52,472          40,091        6,401                        98,964
  Operating, selling,
   general and
   administrative
   expenses.............        (44,476)        (39,135)      (6,366)                      (89,977)
  Depreciation and
   amortization.........        (19,690)        (14,862)      (2,168)                      (36,720)
  Operating loss........        (11,694)        (13,906)      (2,133)                      (27,733)
  Net loss..............        (20,378)        (21,241)      (4,419)                      (46,038)
  Company's equity in
   net loss.............         (5,671)        (10,551)      (2,210)                      (18,432)
AT DECEMBER 31, 1996
Financial position
  Current assets........         70,531          10,217                                     80,748
  Noncurrent assets.....        255,115         159,906                                    415,021
  Current liabilities...         33,628          85,183                                    118,811
  Noncurrent
   liabilities..........        188,863          60,831                                    249,694
YEAR ENDED DECEMBER 31,
 1995
Results of operations
  Service income........         39,004          30,277       20,585        1,088           90,954
  Operating, selling,
   general and
   administrative
   expenses.............        (35,894)        (33,238)     (26,273)      (5,673)        (101,078)
  Depreciation and
   amortization.........        (14,455)        (10,847)      (7,150)         (34)         (32,486)
  Operating loss........        (11,345)        (13,808)     (12,838)      (4,619)         (42,610)
  Net loss..............        (14,279)        (17,675)     (20,398)      (5,388)         (57,740)
  Company's equity in
   net loss.............         (3,922)         (8,657)     (10,200)        (898)         (23,677)

--------
(1) 1996 results of operations information for Cambridge Cable is for the three months ended March 31, 1996 (see Note 4).
(2)1995 results of operations information for CPP-1 is for the six months ended June 30, 1995.

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


6. FOREIGN CURRENCY RISK MANAGEMENT

  The Company is exposed to market risk including changes in foreign currency exchange rates. To manage the volatility relating to this exposure, the Company enters into various derivative transactions pursuant to the Company's policies in areas such as counterparty exposure and hedging practices. Positions are monitored using techniques including market value and sensitivity analyses.

  The Company has entered into certain FX Options as a normal part of its foreign currency risk management efforts. During 1995, the Company entered into certain foreign exchange put option contracts ("FX Puts") which may be settled only on November 16, 2000. These FX Puts are used to limit the Company's exposure to the risk that the eventual cash outflows related to net monetary liabilities denominated in currencies other than its functional currency (the UK Pound) (principally the 2007 Discount Debentures--see Note 7) are adversely affected by changes in exchange rates. As of December 31, 1997 and 1996, the Company had (Pounds)250.0 million notional amount of FX Puts to purchase US dollars at an exchange rate of $1.35 per (Pounds)1.00 (the "Ratio"). The FX Puts provide a hedge, to the extent the exchange rate falls below the Ratio, against the Company's net monetary liabilities denominated in US dollars since gains and losses realized on the FX Puts are offset against foreign exchange gains or losses realized on the underlying net liabilities. Premiums paid for the FX Puts of (Pounds)13.9 million are included in foreign exchange put options and other in the Company's consolidated balance sheet, net of related amortization. These premiums are being amortized over the terms of the related contracts of five years. As of December 31, 1997 and 1996, the FX Puts had carrying values of (Pounds)8.0 million and (Pounds)10.7 million, respectively. The estimated fair value of the FX Puts was (Pounds)3.2 million as of both December 31, 1997 and 1996. The difference between the carrying amount and the estimated fair value of the FX Puts was not significant as of December 31, 1995.

  In 1995, in order to reduce hedging costs, the Company sold foreign exchange call option contracts ("FX Calls") to exchange (Pounds)250.0 million notional amount and received (Pounds)3.4 million. These contracts may only be settled on their expiration dates. Of these contracts, (Pounds)200.0 million notional amount, with an exchange ratio of $1.70 per (Pounds)1.00, expired unexercised in November 1996 while the remaining contract, with a (Pounds)50.0 million notional amount and an exchange ratio of $1.62 per (Pounds)1.00, has a settlement date in November 2000. In the fourth quarter of 1996, in order to continue to reduce hedging costs, the Company sold additional FX Calls for 2.1 million, to exchange (Pounds)200.0 million notional amount at an average exchange ratio of $1.75 per (Pounds)1.00. These contracts expired unexercised in the fourth quarter of 1997. The FX Calls are marked-to-market on a current basis in the Company's consolidated statement of operations.

  As of December 31, 1997 and 1996, the estimated fair value of the liabilities related to the FX Calls, as recorded in the Company's consolidated balance sheet, was (Pounds)2.7 million and (Pounds)7.2 million, respectively. Changes in fair value between measurement dates relating to the FX Calls resulted in exchange gains of (Pounds)4.5 million during the year ended December 31, 1997 and exchange losses of (Pounds)1.3 million during the year ended December 31, 1996 in the Company's consolidated statement of operations. There were not significant exchange gains or losses relating to these contracts for the year ended December 31, 1995.

7. LONG-TERM DEBT

 2007 Discount Debentures

  In November 1995, the Company received net proceeds of approximately $291.1 million ((Pounds)186.9 million) from the sale of its 2007 Discount Debentures in a public offering ($517.3 million principal at maturity). Interest accretes on the 2007 Discount Debentures at 11.20% per annum compounded semi-annually from November 15,

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1995 to November 15, 2000, after which date interest will be paid in cash on each May 15 and November 15 through November 15, 2007. The accreted value of the 2007 Discount Debentures was (Pounds)229.2 million and (Pounds)198.1 million as of December 31, 1997 and 1996, respectively.

  The 2007 Discount Debentures contain restrictive covenants which limit the Company's ability to enter into arrangements for the sale of assets, mergers, the incurrence of additional debt and the payment of dividends. The Company was in compliance with such restrictive covenants as of December 31, 1997. Consummation of the NTL Transaction (see Note 1) is subject to consent of the Company's bondholders.

 UK Holdings Credit Facility

  On December 23, 1997, UK Holdings entered into a loan agreement (the "UK Holdings Agreement") with a consortium of banks to provide financing under a credit facility (the "UK Holdings Credit Facility") up to a maximum of (Pounds)200.0 million. Under the terms of the UK Holdings Agreement, borrowings under the UK Holdings Credit Facility are guaranteed by Teesside and Cambridge Cable.

  On January 14, 1998, UK Holdings borrowed (Pounds)75.0 million under Tranche A of the UK Holdings Credit Facility. Of this initial borrowing, (Pounds)50.4 million was paid to the Company as a dividend and (Pounds)17.8 million was used to fund capital expenditures and working capital requirements at Cambridge Cable and Teesside. Amounts available under the UK Holdings Credit Facility will be reduced each quarter in varying amounts beginning March 31, 2000 and continuing through December 31, 2000. The UK Holdings Credit Facility bears interest at a rate per annum equal to LIBOR plus 1/2% to 2 1/4%.

  The UK Holdings Credit Facility contains restrictive covenants which limit UK Holdings' ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's right to receive consulting fee payments from Cambridge Cable and Teesside has been subordinated to the banks under the UK Holdings Credit Facility. In addition, the Company's shares in UK Holdings have been pledged to secure the UK Holdings Credit Facility.

  The consummation of the NTL Transaction will result in a change in control, as defined in the UK Holdings Credit Facility. Upon a change in control, all amounts outstanding under the UK Holdings Credit Facility will become immediately due and payable.

 Other

  As of December 31, 1997 and 1996, Cambridge Cable has two outstanding bank loans totaling (Pounds)505,000 and (Pounds)533,000, respectively, which are included in long-term debt. These bank loans are secured by Cambridge Cable's land and buildings in Cambridge and Bishop Stortford and are payable in quarterly installments through April 2000 and bear interest at a weighted average fixed rate of 9.35%. Also included in long-term debt are capital lease obligations of Cambridge Cable and Teesside (see Note 12).

  Maturities of long-term debt outstanding, including long-term debt, due to shareholder (see Note 9), as of December 31, 1997 for the four years after 1998 are as follows (in (Pounds)000's):

       1999...................................................... (Pounds)12,658
       2000......................................................            665
       2001......................................................            528
       2002......................................................            498

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


  The Company's long-term debt, excluding long-term debt due to shareholder, had estimated fair values of (Pounds)259.6 million and (Pounds)219.7 million as of December 31, 1997 and 1996, respectively. The estimated fair value of the Company's publicly traded debt is based on quoted market prices for that debt. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

8. STOCK OPTION/SAR PLANS

  The Company implemented a Stock Appreciation Rights ("SARs") plan during 1995 for certain outside directors under which the terms of the SARs granted are determined by the Compensation Committee of the Board of Directors (the "SAR Plan"). Under the SAR Plan, eligible participants are entitled to receive a cash payment from the Company equal to 100% of the excess, if any, of the fair market value of a share of the Company's Class A Common Shares at the time of exercise over the fair market value of such a share at the grant date. Under the SAR Plan, a total of 50,000 SARs may be granted. The SARs have a term of ten years from the date of grant and are immediately exercisable. No SARs were granted in 1997. A total of 6,000 and 15,000 SARs were granted in 1996 and 1995, respectively and 14,000 SARs were outstanding at December 31, 1997, all exercisable. The fair value of the Company's Class A Common Stock at the grant date of the SARs was $12.63 and $16.25 for 1996 and 1995 grants, respectively. Compensation expense recorded during the year ended December 31, 1996 was not significant. No compensation expense was recognized during the years ended December 31, 1997 and December 31, 1995 as the exercise price of the SARs was not less then the fair value of a share of the Company's Class A Common Shares.

  The Company implemented a qualified stock option plan during 1995 for certain employees, officers and directors, under which the option prices and other terms are determined by the Compensation Committee of the Board of Directors (the "Option Plan"). Under the Option Plan, not more than 250,000 of the Company's Class A Common Shares may be issued pursuant to the plan upon exercise of qualified stock options. All options must be granted within ten years from the date of adoption of the Option Plan, with options becoming exercisable over four years from the date of grant. A total of 20,250 options, with an exercise price of $12.63, were granted in 1996 and are outstanding (none exercisable) at December 31, 1997. No options were granted in 1997 or 1995. No compensation expense has been recognized under the Option Plan as the exercise price of the grants was not less than the fair market value of the shares at the grant date. The fair value of the options granted in 1996 was not significant.

9. RELATED PARTY TRANSACTIONS

  Comcast U.K. Consulting, Inc. ("UK Consulting"), a wholly owned subsidiary of the Company, earns consulting fee income under consulting agreements with the Equity Investees. The consulting fee income is generally based on a percentage of gross revenues or a fixed amount per dwelling unit in the Equity Investees' franchise areas.

  The Company's right to receive consulting fee payments from Birmingham Cable and Cable London has been subordinated to the banks under their credit facilities. Accordingly, a portion of these fees have been classified as long-term receivables and are included in investments in affiliates in the Company's consolidated balance sheet. In addition, the Company's shares in Cable London have been pledged to secure amounts outstanding under the London Revolver.

  Management fee expense is incurred under agreements between the Company on the one hand, and Comcast, the Company's controlling shareholder, and Comcast UK Cable Partners Consulting, Inc. ("Comcast

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

Consulting"), an indirect wholly owned subsidiary of Comcast, on the other, whereby Comcast and Comcast Consulting provide consulting services to the Equity Investees on behalf of the Company and management services to the Company. Such management fees are based on Comcast's and Comcast Consulting's cost of providing such services. As of December 31, 1997 and 1996, due to affiliates consists primarily of this management fee and operating expenses paid by Comcast and its affiliates on behalf of the Company.

  Investment income includes (Pounds)2.5 million, (Pounds)2.9 million and (Pounds)5.0 million of interest income in 1997, 1996 and 1995, respectively, relating to the loans to Birmingham Cable, Cable London and Cambridge Cable described in Note 5.

  Long-term debt, due to shareholder consists of 9% Subordinated Notes payable to Holdings (the "Notes") which are due in 1999. During the years ended December 31, 1997, 1996 and 1995, interest expense on the Notes was (Pounds)950,000, (Pounds)870,000 and (Pounds)800,000, respectively.

  In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated parties.

10. INCOME TAXES

  The Company's wholly owned subsidiaries have a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

  Significant components of deferred income taxes are as follows (in (Pounds)000's):

                                                      DECEMBER 31,
                                              ------------------------------
                                                   1997            1996
                                              --------------  --------------
   Net operating loss carryforwards (carried
    forward indefinitely).................... (Pounds)14,382  (Pounds)13,485
   Differences between book and tax basis of
    property.................................          7,959           1,024
   Other.....................................            321             170
   Less: Valuation allowance.................        (22,662)        (14,679)
                                              --------------  --------------
                                              (Pounds)        (Pounds)
                                              ==============  ==============

11. STATEMENT OF CASH FLOWS--SUPPLEMENTAL INFORMATION

  The Company made cash payments for interest of approximately (Pounds)559,000 and (Pounds)418,000 during the years ended December 31, 1997 and 1996, respectively. There were no cash interest payments made during the year ended December 31, 1995.

  The Company's wholly owned subsidiaries incurred capital lease obligations of (Pounds)2.1 million, (Pounds)1.2 million and (Pounds)490,000 during the years ended December 31, 1997, 1996 and 1995, respectively.

12. COMMITMENTS AND CONTINGENCIES

  Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2008.

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


  A summary of assets held under capital lease are as follows (in
(Pounds)000's):

                                                          DECEMBER 31,
                                                  -----------------------------
                                                       1997           1996
                                                  --------------  -------------
   Land, buildings and equipment................. (Pounds)10,735  (Pounds)8,605
   Less: Accumulated depreciation................         (3,165)          (834)
                                                  --------------  -------------
                                                  (Pounds) 7,570  (Pounds)7,771
                                                  ==============  =============

  Future minimum rental payments under lease commitments with an initial or remaining term of more than one year of December 31, 1997 are as follows (in (Pounds)000's):

                                                    OPERATING       CAPITAL
                                                     LEASES         LEASES
                                                  -------------  -------------
   1998.......................................... (Pounds)2,191  (Pounds)1,580
   1999..........................................         1,753            969
   2000..........................................           902            283
   2001..........................................           706             63
   2002..........................................           629             63
   Thereafter....................................         1,731             36
                                                  -------------  -------------
   Total minimum rental commitments.............. (Pounds)7,912  (Pounds)2,994
                                                                 =============
   Less: Amount representing interest............        (1,874)
                                                  -------------
   Present value of minimum rental commitments...         6,038
   Less: Current portion of capital lease
    obligations..................................        (1,660)
                                                  -------------
   Long-term portion of capital lease
    obligations.................................. (Pounds)4,378
                                                  =============

  Operating lease expense for the years ended December 31, 1997, 1996 and 1995 was (Pounds)1.7 million, (Pounds)1.5 million and (Pounds)328,000, respectively.

  The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


13. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                              FIRST           SECOND          THIRD           FOURTH          TOTAL
                             QUARTER        QUARTER(1)       QUARTER        QUARTER(2)         YEAR
                         ---------------  --------------  --------------  --------------  --------------
                                            ((Pounds)000, EXCEPT PER SHARE DATA)
1997
Revenues................ (Pounds) 12,351  (Pounds)13,350  (Pounds)14,241  (Pounds)16,720  (Pounds)56,662
Operating loss..........          (6,543)         (6,364)         (5,679)         (4,018)        (22,604)
Equity in net losses of
 affiliates.............          (5,152)         (5,162)         (5,195)         (5,850)        (21,359)
Net loss................         (20,540)        (13,108)        (20,682)        (13,026)        (67,356)
Net loss per share......            (.41)           (.26)           (.41)           (.26)          (1.34)
1996
Revenues................ (Pounds)  2,334  (Pounds) 9,452  (Pounds)10,090  (Pounds)10,552  (Pounds)32,428
Operating loss..........          (3,765)         (6,128)         (7,398)         (7,262)        (24,553)
Equity in net losses of
 affiliates.............          (5,698)         (3,942)         (4,166)         (4,626)        (18,432)
Net loss................         (11,987)        (11,292)        (14,571)         (2,725)        (40,575)
Net loss per share......            (.28)           (.22)           (.30)           (.04)           (.84)

--------
(1) The Company began consolidating Cambridge Cable effective March 31, 1996.
(2) The fourth quarter of 1996 net loss includes (Pounds)12.9 million of foreign currency exchange rate gains resulting from fluctuations in the foreign currency exchange rate.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                          QUARTER ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                              MARCH 31,
                                                                1998
                                                      -------------------------
                                                      (IN (Pounds)000'S, EXCEPT
                                                             SHARE DATA)
                       ASSETS
CURRENT ASSETS.......................................
  Cash and cash equivalents..........................      (Pounds) 98,201
  Accounts receivable, less allowance for doubtful
   accounts of (Pounds)2,599.........................                3,887
  Other current assets...............................                4,634
                                                           ---------------
    Total current assets.............................              106,722
                                                           ---------------
INVESTMENTS IN AFFILIATES............................               57,704
                                                           ---------------
PROPERTY AND EQUIPMENT...............................              333,053
  Accumulated depreciation...........................              (38,637)
                                                           ---------------
  Property and equipment, net........................              294,416
                                                           ---------------
DEFERRED CHARGES.....................................               62,455
  Accumulated amortization...........................              (15,519)
                                                           ---------------
  Deferred charges, net..............................               46,936
                                                           ---------------
FOREIGN EXCHANGE PUT OPTIONS, net....................                7,275
                                                           ---------------
                                                           (Pounds)513,053
                                                           ===============
        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES..................................
  Accounts payable and accrued expenses..............      (Pounds) 26,424
  Accrued interest...................................                  332
  Current portion of long-term debt..................                1,955
  Due to affiliates..................................                1,073
                                                           ---------------
    Total current liabilities........................               29,784
                                                           ---------------
LONG-TERM DEBT, less current portion.................              312,842
                                                           ---------------
FOREIGN EXCHANGE CALL OPTION.........................                2,725
                                                           ---------------
LONG-TERM DEBT, due to shareholder...................               11,517
                                                           ---------------
COMMITMENTS AND CONTINGENCIES........................
SHAREHOLDERS' EQUITY.................................
  Preferred shares, (Pounds)0.1 par value--authorized
   10,000,000 shares; issued, none...................
  Class A common shares, (Pounds).01 par value--
   authorized 50,000,000 shares; issued, 37,231,997..                  372
  Class B common shares, (Pounds).01 par value--
   authorized 50,000,000 shares; issued, 12,872,605..                  129
  Additional capital.................................              358,548
  Accumulated deficit................................             (202,864)
                                                           ---------------
    Total shareholders' equity.......................              156,185
                                                           ---------------
                                                           (Pounds)513,053
                                                           ===============

           See notes to condensed consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                        CONDENSED CONSOLIDATED STATEMENT
                     OF OPERATIONS AND ACCUMULATED DEFICIT

                          QUARTER ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED
                                                       MARCH 31,
                                           ----------------------------------
                                                 1998              1997
                                           ----------------  ----------------
                                                 (IN 000'S EXCEPT PER
                                                      SHARE DATA)
REVENUES
  Service income.......................... (Pounds)  17,302  (Pounds)  12,118
  Consulting fee income...................              274               233
                                           ----------------  ----------------
                                                     17,576            12,351
                                           ----------------  ----------------
COSTS AND EXPENSES
  Operating...............................            5,661             4,729
  Selling, general and administrative.....            8,489             7,399
  Management fees.........................              755               843
  Depreciation and amortization...........            7,254             5,923
                                           ----------------  ----------------
                                                     22,159            18,894
                                           ----------------  ----------------
OPERATING LOSS............................           (4,583)           (6,543)
OTHER (INCOME) EXPENSE....................
  Interest expense........................            8,470             6,051
  Investment income.......................           (2,229)           (2,101)
  Equity in net losses of affiliates......            6,415             5,152
  Exchange (gains) losses and other.......           (1,748)            4,895
                                           ----------------  ----------------
                                                     10,908            13,997
                                           ----------------  ----------------
NET LOSS..................................          (15,491)          (20,540)
ACCUMULATED DEFICIT.......................
  Beginning of period.....................         (187,373)         (120,017)
                                           ----------------  ----------------
  End of period........................... (Pounds)(202,864) (Pounds)(140,557)
                                           ================  ================
NET LOSS PER SHARE........................ (Pounds)    (.31) (Pounds)    (.41)
                                           ================  ================
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING DURING THE PERIOD............           50,105            50,105
                                           ================  ================

           See notes to condensed consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                          QUARTER ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                              --------------------------------
                                                   1998             1997
                                              ---------------  ---------------
                                                (Pounds)000      (Pounds)000
OPERATING ACTIVITIES
 Net loss.................................... (Pounds)(15,491) (Pounds)(20,540)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
  Depreciation and amortization..............           7,254            5,923
  Amortization on foreign exchange
   contracts.................................             683              683
  Non-cash interest expense..................           6,576            5,916
  Non-cash investment income.................            (694)            (529)
  Exchange (gains) losses....................          (2,854)           5,673
  Equity in net losses of affiliates.........           6,415            5,152
                                              ---------------  ---------------
                                                        1,889            2,278
  Decrease in accounts receivable and other
   current assets............................           1,153              243
  Increase in accounts payable and accrued
   expenses and accrued interest.............           3,151            1,585
                                              ---------------  ---------------
    Net cash provided by operating
     activities..............................           6,193            4,106
                                              ---------------  ---------------
FINANCING ACTIVITIES
  Repayment of debt..........................            (598)            (391)
  Proceeds from borrowing....................          75,000
  Deferred financing costs...................          (1,627)
  Net transactions with affiliates...........            (141)            (574)
                                              ---------------  ---------------
    Net cash provided by (used in) financial
     activities..............................          72,634             (965)
                                              ---------------  ---------------
INVESTING ACTIVITIES
  Proceeds from sales of short-term
   investments, net..........................                           27,509
  Capital contributions and loans to
   affiliates................................          (1,768)          (7,925)
  Capital expenditures.......................         (16,172)         (18,670)
  Deferred charges...........................             (58)            (235)
                                              ---------------  ---------------
    Net cash (used in) provided by investing
     activities..............................         (17,998)             679
                                              ---------------  ---------------
INCREASE IN CASH AND CASH EQUIVALENTS........          60,829            3,820
CASH AND CASH EQUIVALENTS, beginning of
 period......................................          37,372           63,314
                                              ---------------  ---------------
CASH AND CASH EQUIVALENTS, end of period..... (Pounds) 98,201  (Pounds) 67,134
                                              ===============  ===============

           See notes to condensed consolidated financial statements.

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         QUARTER ENDED MARCH 31, 1998
                                  (UNAUDITED)

1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 Basis of Presentation

  The condensed consolidated balance sheet as of December 31, 1997 has been condensed from the audited consolidated balance sheet as of that date. The condensed consolidated balance sheet as of March 31, 1998 and the condensed consolidated statements of operations and accumulated deficit and of cash flows for the three months ended March 31, 1998 and 1997 have been prepared by Comcast UK Cable Partners Limited (the "Company") and have not been audited by the Company's independent auditors. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of March 31, 1998 and for all periods presented have been made.

  Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the period ended March 31, 1998 are not necessarily indicative of operating results for the full year.

 Reclassifications

  Certain reclassifications have been made to the prior year condensed consolidated financial statements to conform to those classifications used in 1998.

2. AMALGAMATION WITH NTL

  On February 4, 1998, the Company entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned Bermuda subsidiary of NTL Incorporated ("NTL"). NTL is an alternative telecommunications company in the United Kingdom ("UK") and is listed on Nasdaq. The NTL Transaction is expected to close in 1998, subject to, among other things, the receipt of required Bermuda and UK regulatory approvals, the approval of the Company's and NTL's shareholders, the consent of the Company's and NTL's bondholders, the consent of certain NTL bank lenders and other customary closing matters. Comcast Corporation ("Comcast"), through its indirect wholly owned subsidiary, Comcast U.K. Holdings, Inc. ("Holdings"), is the sole holder of the multiple-voting Class B Common Shares of the Company and has agreed to vote for the transaction, assuring its approval by the Company's shareholders. Upon consummation of the NTL Transaction, the Company would become a wholly owned subsidiary of NTL.

  Except in the circumstances described below, the Company's shareholders will receive 0.3745 shares of NTL common stock for each of the Company's Class A Common Shares or Class B Common Shares. If the average closing price of the NTL common stock for a specified period of time prior to the Company's shareholders meeting to approve the NTL Transaction (the "Average Price") is less than $26.70, the Company will have the option to terminate the NTL Transaction, subject to the right of NTL, to adjust the exchange ratio such that one share of the Company's Class A Common Shares or Class B Common Shares will be exchanged for a number of shares of NTL common stock equal to $10.00 (based on the Average Price).

  Pursuant to existing arrangements between the Company and Telewest Communications plc ("Telewest"), a co-owner of interests in Cable London PLC ("Cable London") and Birmingham Cable Corporation Limited ("Birmingham Cable"), Telewest has certain rights (the "Telewest Rights") to acquire either or both of the

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                         QUARTER ENDED MARCH 31, 1998
Company's interests in these systems (see Note 3) as a result of the NTL Transaction. However, as described in the following paragraphs, the consummation of the NTL Transaction is not dependent on the resolution of the Telewest Rights.

  If the Telewest Rights have been exercised prior to the closing of the NTL Transaction, the Company's shareholders may receive (at the option of NTL), in lieu of a portion of the consideration allocable to the interest subject to the exercised Telewest Rights, the per share proceeds from the sale of the interest to Telewest (net of taxes on gain on sale), payable in cash or shares of NTL common stock valued at the greater of $30.00 per share or the Average Price at closing (the "Exercise Consideration").

  Similarly, if at closing either of the Telewest Rights have not been exercised and have not been waived or otherwise expired, the Company's shareholders may receive (at the option of NTL), shares of a new class of NTL preferred stock equal to a portion of the consideration allocable to the interest subject to the unexercised Telewest Rights. Any shares of NTL preferred stock would have the same voting and dividend rights as shares of NTL common stock, would be subject to redemption as described below, and would be expected to be listed for trading on Nasdaq. If following closing the Telewest Rights are exercised, the NTL preferred stock will be redeemed for the Exercise Consideration (based on the Average Price at the time of exercise). If the Telewest Rights are resolved without being exercised, the NTL preferred stock will be redeemed for NTL common stock on a one-for-one basis.

  Of the consideration to be received by the Company's shareholders in the NTL Transaction, the parties have allocated 31% to the Company's interest in Cable London and 17% to the Company's interest in Birmingham Cable. However, if either or both of the Telewest Rights are exercised, the actual consideration to be received by the Company's shareholders may be materially different from the portion of the consideration (the "allocable portion") which has been allocated by the parties to the Company's respective interests in Cable London and Birmingham Cable, depending on, among other things, the value of these interests, as finally determined, whether NTL exercises its option to deliver the Exercise Consideration in lieu of the allocable portion and, the amount of any taxes payable by the Company on the sale of those interests.

3. INVESTMENTS IN AFFILIATES

  The Company has invested in two affiliates: Birmingham Cable and Cable London (together, the "Equity Investees"). The Equity Investees operate integrated cable communications, residential telephony and business telecommunications systems in their respective major metropolitan areas under exclusive cable television licenses and non-exclusive telecommunications licenses. As of March 31, 1998, the Company's ownership interest in the Equity Investees is as follows:

       Birmingham Cable................................................... 27.5%
       Cable London....................................................... 50.0%

  Included in investments in affiliates as of March 31, 1998 and December 31, 1997, are loans to Cable London of (Pounds)28.5 million and accrued interest of (Pounds)6.7 million and (Pounds)6.0 million, respectively. The loans accrue interest at a rate of 2% above the published base lending rate of Barclays Bank plc (9.25% effective rate as of March 31, 1998) and are subordinate to Cable London's credit facility. Of these loans, (Pounds)21.0 million as of March 31, 1998 and December 31, 1997, are convertible into ordinary shares of Cable London at a per share conversion price of (Pounds)2.00. Also included in investments in affiliates as of March 31, 1998 and December 31, 1997, are loans to Birmingham Cable of (Pounds)3.7 million and (Pounds)1.9 million and accrued interest of (Pounds)177,000 and (Pounds)133,000, respectively. The Birmingham Cable loans accrue interest at a fixed rate of 7.8% and are subordinate to Birmingham Cable's credit facility.

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                         QUARTER ENDED MARCH 31, 1998

  Although the Company is not contractually committed to make any additional capital contributions or advances to the Equity Investees, it currently intends to fund its share of the amounts necessary for capital expenditures and to finance operating deficits. Failure to do so could dilute the Company's ownership interests in the Equity Investees.

  Summarized financial information for affiliates accounted for under the equity method is as follows:

                                 BIRMINGHAM        CABLE
                                   CABLE           LONDON         COMBINED
                               --------------  --------------  --------------
                                (Pounds)000     (Pounds)000     (Pounds)000
   THREE MONTHS ENDED MARCH
    31, 1998
   Results of operations
     Service income........... (Pounds)18,779  (Pounds)15,935  (Pounds)34,714
     Operating, selling,
      general and
      administrative
      expenses................        (14,582)        (12,663)        (27,245)
     Depreciation and
      amortization............         (6,486)         (5,456)        (11,942)
     Operating loss...........         (2,289)         (2,184)         (4,473)
     Net loss.................        (12,345)         (5,870)        (18,215)
     Company's equity in net
      loss....................         (3,432)         (2,983)         (6,415)
   AT MARCH 31, 1998
   Financial position
     Current assets...........          8,888          10,664          19,552
     Noncurrent assets........        248,703         187,023         435,726
     Current liabilities......         21,256          23,344          44,600
     Noncurrent liabilities...        176,350         180,461         356,811
   THREE MONTHS ENDED MARCH
    31, 1997
   Results of operations
     Service income...........         15,394          11,671          27,065
     Operating, selling,
      general and
      administrative
      expenses................        (13,454)        (11,036)        (24,490)
     Depreciation and
      amortization............         (6,293)         (4,258)        (10,551)
     Operating loss...........         (4,353)         (3,623)         (7,976)
     Net loss.................         (7,355)         (6,109)        (13,464)
     Company's equity in net
      loss....................         (2,058)         (3,094)         (5,152)

4. LONG-TERM DEBT

 UK Holdings Credit Facility

  In December 1997, Comcast UK Holdings Limited ("UK Holdings"), a wholly owned subsidiary of the Company, entered into a loan agreement (the "UK Holdings Agreement") with a consortium of banks to provide financing under a credit facility (the "UK Holdings Credit Facility") up to a maximum of (Pounds)200.0 million. Under the terms of the UK Holdings Agreement, borrowings under the UK Holdings Credit Facility are guaranteed by Cambridge Holding Company Limited ("Cambridge Cable") and two companies holding the franchises for Darlington and Teesside, England ("Teesside"). Cambridge Cable and Teesside are wholly owned subsidiaries of the Company.

  In January 1998, UK Holdings borrowed (Pounds)75.0 million under the UK Holdings Credit Facility. Of this initial borrowing, (Pounds)50.4 million was paid to the Company as a dividend and (Pounds)17.8 million was used to fund capital expenditures and working capital requirements at Cambridge Cable and Teesside. Final maturity of the UK Holdings Credit Facility is January 31, 2001. The UK Holdings Credit Facility bears interest at a rate per annum

              COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                         QUARTER ENDED MARCH 31, 1998
equal to the London Interbank Official Rate ("LIBOR") plus 1/2% to 2 1/4%. As of March 31, 1998 the Company's effective weighted average interest rate on the UK Holdings Credit Facility was 9.47%.

  The consummation of the NTL Transaction will result in a change in control, as defined in the UK Holdings Credit Facility. Upon a change in control, all amounts outstanding under the UK Holdings Credit Facility will become immediately due and payable.

5. RELATED PARTY TRANSACTIONS

  Comcast U.K. Consulting, Inc., a wholly owned subsidiary of the Company, earns consulting fee income under consulting agreements with the Equity Investees. The consulting fee income is generally based on a percentage of gross revenues or a fixed amount per dwelling unit in the Equity Investees' franchise areas.

  The Company's right to receive consulting fee payments from the Equity Investees has been subordinated to the banks under their credit facilities. Accordingly, these fees have been classified as long-term receivables and are included in investments in affiliates in the Company's condensed consolidated balance sheet. In addition, the Company's shares in Cable London have been pledged to secure amounts outstanding under Cable London's revolving credit facility.

  Management fee expense is incurred under agreements between the Company on the one hand, and Comcast, the Company's controlling shareholder, and Comcast UK Cable Partners Consulting, Inc. ("Comcast Consulting"), an indirect wholly owned subsidiary of Comcast, on the other, whereby Comcast and Comcast Consulting provide consulting services to the Equity Investees on behalf of the Company and management services to the Company. Such management fees are based on Comcast's and Comcast Consulting's cost of providing such services. As of March 31, 1998 and December 31, 1997, due to affiliates consists primarily of this management fee and operating expenses paid by Comcast and its affiliates on behalf of the Company.

  For the three months ended March 31, 1998 and 1997, investment income includes (Pounds)694,000 and (Pounds)529,000 of interest income, respectively, relating to the loans to the Equity Investees.

  Long-term debt due to shareholder consists of 9% Subordinated Notes payable to Holdings which are due in September 1999. For the three months ended March 31, 1998 and 1997, the Company recorded (Pounds)245,000 and (Pounds)224,000, respectively, of interest expenses relating to such notes.

  In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated parties.

6. CONTINGENCIES

  The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

7. STATEMENT OF CASH FLOWS--SUPPLEMENTAL INFORMATION

  The Company made cash payments for interest of (Pounds)1.6 million and (Pounds)135,000 during the three months ended March 31, 1998 and 1997, respectively.

  The Company's wholly owned subsidiaries incurred capital lease obligations of (Pounds)1.3 million during the three months ended March 31, 1998.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Birmingham Cable Corporation Limited

  We have audited the accompanying consolidated balance sheet of Birmingham Cable Corporation Limited (a company incorporated in the United Kingdom) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Birmingham Cable Corporation Limited and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Birmingham, England
February 27, 1998 (March 16, 1998 as to Note 3)

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                     (IN (Pounds)000'S, EXCEPT SHARE DATA)

                                                       DECEMBER 31,
                                              --------------------------------
                                                   1997             1996
                                              ---------------  ---------------
                   ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................. (Pounds)  2,254  (Pounds)  7,689
  Restricted cash............................                           53,000
  Accounts receivable, less allowance for
   doubtful accounts of (Pounds)4,834 and
   (Pounds)2,360.............................           6,326            4,809
  Interest receivable........................                            2,016
  Other current assets.......................           2,844            3,017
                                              ---------------  ---------------
    Total current assets.....................          11,424           70,531
                                              ---------------  ---------------
RESTRICTED CASH..............................                           22,000
                                              ---------------  ---------------
PROPERTY AND EQUIPMENT.......................         310,111          269,665
  Accumulated depreciation...................         (74,214)         (49,961)
                                              ---------------  ---------------
  Property and equipment, net................         235,897          219,704
                                              ---------------  ---------------
DEFERRED CHARGES.............................          18,112           16,890
  Accumulated amortization...................          (5,398)          (3,479)
                                              ---------------  ---------------
  Deferred charges, net......................          12,714           13,411
                                              ---------------  ---------------
                                              (Pounds)260,035  (Pounds)325,646
                                              ===============  ===============
    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses...... (Pounds) 18,997  (Pounds) 24,381
  Accrued interest...........................           1,611            7,398
  Current portion of capital lease
   obligations...............................           1,685            1,849
                                              ---------------  ---------------
    Total current liabilities................          22,293           33,628
                                              ---------------  ---------------
LONG-TERM DEBT...............................         140,000
                                              ---------------  ---------------
CAPITAL LEASE OBLIGATIONS, less current
 portion.....................................          13,539           11,625
                                              ---------------  ---------------
LONG-TERM DEBT, due to shareholders..........           7,492
                                              ---------------  ---------------
OTHER LIABILITIES............................           4,382            2,238
                                              ---------------  ---------------
COMMITMENTS AND CONTINGENCIES
PREFERENCE SHARES............................                          175,000
                                              ---------------  ---------------
SHAREHOLDERS' EQUITY.........................
  Ordinary shares, (Pounds)1.00 par value--
   authorized, 60,000,000 shares; issued,
   51,073,486................................          51,073           51,073
  Additional capital.........................         112,399          112,399
  Accumulated deficit........................         (91,143)         (60,317)
                                              ---------------  ---------------
    Total shareholders' equity...............          72,329          103,155
                                              ---------------  ---------------
                                              (Pounds)260,035  (Pounds)325,646
                                              ===============  ===============

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                               (IN (Pounds)000'S)

                                         YEAR ENDED DECEMBER 31,
                             -------------------------------------------------
                                  1997             1996             1995
                             ---------------  ---------------  ---------------
SERVICE INCOME.............. (Pounds) 67,166  (Pounds) 52,472  (Pounds) 39,004
                             ---------------  ---------------  ---------------
COSTS AND EXPENSES
  Operating.................          28,942           20,912           16,358
  Selling, general and
   administrative...........          27,622           23,564           19,536
  Depreciation and
   amortization.............          26,427           19,690           14,455
                             ---------------  ---------------  ---------------
                                      82,991           64,166           50,349
                             ---------------  ---------------  ---------------
OPERATING LOSS..............         (15,825)         (11,694)         (11,345)
INTEREST EXPENSE............          17,500           17,202           13,993
INVESTMENT INCOME...........          (2,499)          (8,518)         (11,059)
                             ---------------  ---------------  ---------------
NET LOSS.................... (Pounds)(30,826) (Pounds)(20,378) (Pounds)(14,279)
                             ===============  ===============  ===============


                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                               (IN (Pounds)000'S)

                                         YEAR ENDED DECEMBER 31,
                             -------------------------------------------------
                                  1997             1996             1995
                             ---------------  ---------------  ---------------
OPERATING ACTIVITIES
  Net loss.................. (Pounds)(30,826) (Pounds)(20,378) (Pounds)(14,279)
  Adjustments to reconcile
   net loss to net cash
   (used in) provided by
   operating activities:
    Depreciation and
     amortization...........          26,427           19,690           14,455
    Non-cash interest
     expense................             492
                             ---------------  ---------------  ---------------
                                      (3,907)            (688)             176
    Decrease (increase) in
     accounts receivable,
     interest receivable and
     other current assets...             672            4,939           (7,438)
    (Decrease) increase in
     accounts payable and
     accrued expenses,
     accrued interest and
     other liabilities......          (9,027)          10,559            6,469
                             ---------------  ---------------  ---------------
      Net cash (used in)
       provided by operating
       activities...........         (12,262)          14,810             (793)
                             ---------------  ---------------  ---------------
FINANCING ACTIVITIES
  Proceeds from borrowings..         140,000                           175,000
  Loans from shareholders...           7,000
  Debt acquisition costs....                                            (2,977)
  Redemption of preference
   shares...................        (175,000)
  Repayment of capital
   leases...................          (2,316)          (1,161)            (220)
                             ---------------  ---------------  ---------------
      Net cash (used in)
       provided by financing
       activities...........         (30,316)          (1,161)         171,803
                             ---------------  ---------------  ---------------
INVESTING ACTIVITIES
  Restricted cash...........          75,000           39,000         (114,000)
  Capital expenditures......         (36,635)         (56,492)         (47,999)
  Deferred charges..........          (1,222)            (991)            (601)
                             ---------------  ---------------  ---------------
      Net cash provided by
       (used in) investing
       activities...........          37,143          (18,483)        (162,600)
                             ---------------  ---------------  ---------------
(DECREASE) INCREASE IN CASH
 AND CASH EQUIVALENTS.......          (5,435)          (4,834)           8,410
CASH AND CASH EQUIVALENTS,
 beginning of year..........           7,689           12,523            4,113
                             ---------------  ---------------  ---------------
CASH AND CASH EQUIVALENTS,
 end of year................ (Pounds)  2,254  (Pounds)  7,689  (Pounds) 12,523
                             ===============  ===============  ===============

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                               (IN (Pounds)000'S)

                            ORDINARY      ADDITIONAL      ACCUMULATED
                             SHARES         CAPITAL         DEFICIT           TOTAL
                         -------------- --------------- ---------------  ---------------
BALANCE, JANUARY 1,
 1995................... (Pounds)51,073 (Pounds)112,399 (Pounds)(25,660) (Pounds)137,812
  Net loss..............                                        (14,279)         (14,279)
                         -------------- --------------- ---------------  ---------------
BALANCE, DECEMBER 31,
 1995...................         51,073         112,399         (39,939)         123,533
  Net loss..............                                        (20,378)         (20,378)
                         -------------- --------------- ---------------  ---------------
BALANCE, DECEMBER 31,
 1996...................         51,073         112,399         (60,317)         103,155
  Net loss..............                                        (30,826)         (30,826)
                         -------------- --------------- ---------------  ---------------
BALANCE, DECEMBER 31,
 1997................... (Pounds)51,073 (Pounds)112,399 (Pounds)(91,143) (Pounds) 72,329
                         ============== =============== ===============  ===============



                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. BUSINESS

  Birmingham Cable Corporation Limited, a company incorporated in the United Kingdom ("UK"), and subsidiaries (the "Company") is principally engaged in the development, construction, management and operation of cable telecommunications systems. The Company holds two franchises in Birmingham/Solihull and Wythall, England.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  The Company maintains its books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 and 1996 was US $1.65 and US $1.71, respectively.

 Basis of Consolidation

  The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

 Management's Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Values

  The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997 and 1996, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates.

 Cash, Cash Equivalents and Restricted Cash

  Cash, cash equivalents and restricted cash as of December 31, 1996 included cash held on deposit as part of a (Pounds)175.0 million financing arrangement entered into by the Company in 1995. In July 1997 this arrangement was restructured and the restricted cash was used, together with proceeds from the Birmingham Facility, to redeem the preference shares (see Note 3).

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


 Prematurity Period

  The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

  Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor and construction overhead are capitalized. Subscriber-related costs and general and administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based upon the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

  During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period, depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

  As of December 31, 1997, all of the Company's seven discrete build areas have completed their Prematurity Period.

 Property and Equipment

  Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

 System assets

  Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

  Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

       Plant........................................................ 15-40 years
       Network......................................................    15 years
       Subscriber equipment.........................................  6-10 years
       Switch.......................................................    10 years
       Computers....................................................     4 years

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


 Non-system assets

  Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

       Buildings..................................................      40 years
       Leasehold buildings........................................ term of lease
       Fixtures, fittings and equipment...........................       5 years
       Computers..................................................       4 years
       Vehicles...................................................       4 years

 Leased Assets

  Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in capital lease obligations. Capital lease payments include principal and interest, with the interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

 Deferred Charges

  Deferred charges consist primarily of franchise acquisition and development costs directly attributable to obtaining, developing and maintaining the franchise licenses. Franchise acquisition and development costs have been allocated evenly between each build area and are amortized, by build area, on a straight-line basis, over the lives of the franchises of 15 to 23 years.

 Valuation of Long-Lived Assets

  The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

 Revenue Recognition

  Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

 Income Taxes

  The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

 Derivative Financial Instruments

  The Company uses interest rate exchange agreements ("Swaps"), to manage its exposure to fluctuations in interest rates. Swaps are matched with either fixed or variable rate debt and periodic cash payments are accrued on a settlement basis as an adjustment to interest expense.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


  Those instruments that have been entered into by the Company to hedge exposure to interest rate risks are periodically examined by the Company to ensure that the instruments are matched with underlying liabilities, reduce the Company's risks relating to interest rates and, through market value and sensitivity analysis, maintain a high correlation to the interest expense or underlying value of the hedged item.

  The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to any leveraged instruments (see Note 3). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

 Reclassifications

  Certain reclassifications have been made to the prior years' consolidated financial statements to conform to those classifications used in 1997.

3. LONG-TERM DEBT AND PREFERENCE SHARES

  In February 1995, a subsidiary of the Company issued 175,000 cumulative (Pounds)1.00 redeemable five year term preference shares for a paid up value of (Pounds)175.0 million. Also in February 1995, the Company entered into a (Pounds)175.0 million five year revolving credit facility (the "Birmingham Facility") which provided for conversion into a five year term loan on March 31, 2000. In March 1997, the terms of the Birmingham Facility were amended to extend the maturity of the term loan to December 31, 2005 and to amend the required cash flow levels (as defined) and certain other terms. Interest rates on the Birmingham Facility are at the London Interbank Offered Rate ("LIBOR") plus 5/8% to 2 1/4%.

  In July 1997, the preference shareholder exercised its option to require the Company to purchase its shareholding. The Company funded the redemption of the preference shares with the proceeds from the Birmingham Facility and restricted cash and settled its five year (Pounds)175.0 million interest rate exchange agreement with Barclays Bank PLC. The balance of the Birmingham Facility will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems. The preference shares had an effective dividend rate, including Advanced Corporation Tax ("ACT"), of 8.00%.

  The Birmingham Facility contains restrictive covenants which limit the Company's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain minimum build requirements, financial ratios and cash flow levels be maintained and contain restrictions on dividend payments. The Company's three principal shareholders' right to receive consulting fee payments from the Company has been subordinated to the banks under the Birmingham Facility. The payment of consulting fees is restricted until the Company meets certain financial ratio tests under the Birmingham Facility. The Company has pledged the shares of its material subsidiaries to secure the Birmingham Facility. Upon a change of control, all amounts due under the Birmingham Facility become immediately due and payable. On February 4, 1998, Comcast UK Cable Partners Limited ("Comcast UK"), one the Company's principal shareholders, entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned subsidiary of NTL Incorporated. The consummation of the NTL Transaction will not result in a change of control as defined in the Birmingham Facility.

  The Company enters into Swaps as a normal part of its risk management efforts to limit its exposure to adverse fluctuations in interest rates. Using Swaps, the Company agrees to exchange, at specified intervals, the

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

difference between fixed and variable interest amounts calculated by reference to an agreed upon notional amount. In conjunction with the Birmingham Facility, a subsidiary of the Company and Barclays Bank PLC entered into a five year (Pounds)175.0 million Swap, whereby the subsidiary receives fixed interest at a rate of 8.83% and pays floating rate interest at the six month LIBOR. The (Pounds)175.0 million Swap was settled in July 1997 along with the redemption of the preference shares (see above). In addition, a subsidiary of the Company entered into a second series of five year Swaps with three banks. Under the agreements, the subsidiary pays fixed rate interest at 9.20% and receives floating rate interest at six month LIBOR, based upon the outstanding notional amount of the Swaps. As of December 31, 1997 and 1996, the notional amount outstanding on the second series of Swaps was (Pounds)149.0 million and (Pounds)106.0 million, respectively, and increased to (Pounds)160.0 million on January 2, 1998. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. While Swaps represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the years ended December 31, 1997, 1996 and 1995 was not significant. The estimated amount to settle the Company's Swaps was a liability of (Pounds)7.5 million and a receivable of (Pounds)168,000 as of December 31, 1997 and 1996, respectively.

  On March 16, 1998, the Company's shareholders loaned (Pounds)7.0 million to the Company in the form of Junior Subordinated Debt, as defined in the Birmingham Facility. The proceeds from this borrowing were used to settle the Swaps described above. Additionally, on March 16, 1998 a subsidiary of the Company entered into a (Pounds)160.0 million notional amount two year Swap with three banks. Under the terms of this Swap, the subsidiary pays fixed rate interest at 7.23% and receives floating rate interest at six month LIBOR, based upon the notional amount.

  Maturities of long-term debt outstanding as of December 31, 1997 for the four years after 1998 are as follows ((Pounds)000's):

       1999......................................................... (Pounds)
       2000.........................................................       7,000
       2001.........................................................      14,000
       2002.........................................................      21,000

  The differences between the carrying amounts and estimated fair value of the Company's long-term debt was not significant as of December 31, 1997 and 1996. Interest rates that are currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

4. LONG-TERM DEBT, DUE TO SHAREHOLDERS

  As of December 31, 1997, the Company had outstanding loans from shareholders of (Pounds)7.0 million and accrued interest thereon of (Pounds)492,000. The loans from shareholders bear interest at a fixed rate of 7.8% and are payable on demand. Under the terms of the Birmingham Facility, however, principal and interest on the loans from shareholders cannot be paid until the Birmingham Facility is repaid. Thus, the loans from shareholders and accrued interest thereon have been classified as long-term in the Company's consolidated balance sheet. A reasonable estimate of the fair value of the loans from shareholders is not practicable to obtain because of the related party nature of these items and the lack of quoted market prices.

5. RELATED PARTY TRANSACTIONS

  The Company has consulting agreements with Comcast U.K. Consulting, Inc. ("Comcast Consulting") and Telewest Communications Group Ltd., subsidiaries of two of the Company's principal shareholders, Comcast

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

UK and Telewest Communications plc ("Telewest"), respectively. The Company also has a consulting agreement with General Cable, the Company's other principal shareholder. The Company pays a fee to Telewest each year as a contribution to the operating expenses and capital expenditures of Telewest's Network Service Center, which provides telephony support to the Company. The Company has a telephony interconnect agreement with Telewest, whereby certain telephony traffic is routed via Telewest. These interconnect costs are included in "other" below.

  A summary of related party charges included in the Company's consolidated financial statements is as follows (in (Pounds)000's):

                                               YEAR ENDED DECEMBER 31
                                      -----------------------------------------
                                          1997          1996          1995
                                      ------------- ------------- -------------
     Consulting fees................. (Pounds)1,511 (Pounds)1,326 (Pounds)1,070
     Network Service Center fees.....           711           814           680
     Other...........................         1,151           109             6
                                      ------------- ------------- -------------
                                      (Pounds)3,373 (Pounds)2,249 (Pounds)1,756
                                      ============= ============= =============

  As of December 31, 1997 and 1996, accounts payable and accrued expenses include (Pounds)1.4 million and (Pounds)2.3 million, respectively, payable to the Company's three principal shareholders, principally for consulting fees and normal operating expenses paid by the shareholders and their affiliates on behalf of the Company. As of December 31, 1997 and 1996, other long-term liabilities includes (Pounds)3.9 million and (Pounds)1.3 million, respectively, of consulting fees payable to the Company's three principal shareholders as payment is restricted under the Birmingham Facility.

  In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated third parties.

6. INCOME TAXES

  The Company has a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

  Significant components of the Company's deferred income taxes are as follows (in (Pounds)000's):

                                                      DECEMBER 31
                                            ---------------------------------
                                                1997           1996
                                            -------------  -------------
   Net operating loss carryforwards
    (carried forward indefinitely)......... (Pounds)3,253  (Pounds)3,218
   Differences between book and tax basis
    of property............................         7,880          6,916
   Less: Valuation allowance...............       (11,133)       (10,134)
                                            -------------  -------------
                                            (Pounds)       (Pounds)
                                            =============  =============

  In connection with the Birmingham Facility and the related preference share arrangement (see Note 3), the Company is obligated to pay ACT on all preference share dividends. Related ACT for 1997, 1996 and 1995 was (Pounds)1.4 million, (Pounds)2.8 million and (Pounds)2.5 million, respectively, and has been classified as a component of interest expense in the Company's consolidated statement of operations. ACT may be carried forward indefinitely to offset potential future tax liabilities of the Company.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


7. STATEMENT OF CASH FLOWS--SUPPLEMENTAL INFORMATION

  The Company made cash payments for interest and preferred stock dividends of approximately (Pounds)43.0 million, (Pounds)31.2 million and (Pounds)11.3 million during the years ended December 31, 1997, 1996 and 1995, respectively.

  The Company incurred capital lease obligations of (Pounds)4.1 million, (Pounds)5.0 million and (Pounds)4.6 million during the years ended December 31, 1997, 1996 and 1995, respectively.

8. COMMITMENTS AND CONTINGENCIES

  Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2007.

  A summary of assets held under capital leases are as follows (in
(Pounds)000's):

                                                      DECEMBER 31,
                                              ------------------------------
                                                   1997            1996
                                              --------------  --------------
   System, fixtures, fittings, equipment and
    vehicles................................. (Pounds)18,991  (Pounds)14,925
   Less: Accumulated depreciation............         (5,779)         (3,556)
                                              --------------  --------------
                                              (Pounds)13,212  (Pounds)11,369
                                              ==============  ==============

  Future minimum rental payments under lease commitments with an initial or remaining term of more than one year as of December 31, 1997 are as follows (in (Pounds)000's):

                                                     CAPITAL        OPERATING
                                                      LEASES         LEASES
                                                  --------------  -------------
   1998.........................................  (Pounds) 2,699  (Pounds)  156
   1999.........................................           2,801            156
   2000.........................................           2,778            156
   2001.........................................           2,300            157
   2002.........................................           1,719            154
   Thereafter...................................           7,710          1,805
                                                  --------------  -------------
   Total minimum rental commitments.............          20,007  (Pounds)2,584
                                                                  =============
   Less: Amount representing interest...........          (4,783)
                                                  --------------
   Present value of minimum rental commitments..          15,224
   Less: Current portion of capital lease
    obligations.................................          (1,685)
                                                  --------------
   Long-term portion of capital lease
    obligations.................................  (Pounds)13,539
                                                  ==============

  Operating lease expense for the years ended December 31, 1997, 1996 and 1995 was (Pounds)169,000, (Pounds)428,000 and (Pounds)947,000, respectively.

  Included within accounts payable and accrued expenses and other long-term liabilities as of December 31, 1997 and 1996 is (Pounds)570,000 and (Pounds)665,000, respectively, which represents the obligation incurred by the Company in connection with the termination of a contractual obligation under an agreement with the local authority to service and maintain the Company's satellite master antenna television installations in the franchise area. This liability is noninterest bearing and will be discharged by the payment of (Pounds)95,000 annually through 2003. The effect of discounting the liability is not significant to the Company's financial position or results of operations.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Cable London PLC

  We have audited the accompanying consolidated balance sheet of Cable London PLC (a company incorporated in the United Kingdom) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' (deficiency) equity and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cable London PLC and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

London, England
February 27, 1998

                       CABLE LONDON PLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                     (IN (Pounds)000'S, EXCEPT SHARE DATA)

                                                       DECEMBER 31,
                                              --------------------------------
                                                   1997             1996
                                              ---------------  ---------------
                   ASSETS
CURRENT ASSETS...............................
  Cash....................................... (Pounds)  2,718  (Pounds)  3,213
  Accounts receivable, less allowance for
   doubtful accounts of (Pounds)1,762 and
   (Pounds)1,465.............................           4,792            3,670
  Other current assets.......................           2,830            3,334
                                              ---------------  ---------------
    Total current assets.....................          10,340           10,217
                                              ---------------  ---------------
PROPERTY AND EQUIPMENT.......................         235,786          192,630
  Accumulated depreciation...................         (55,292)         (36,480)
                                              ---------------  ---------------
  Property and equipment, net................         180,494          156,150
                                              ---------------  ---------------
DEFERRED CHARGES.............................           8,073            6,986
  Accumulated amortization...................          (3,214)          (3,230)
                                              ---------------  ---------------
  Deferred charges, net......................           4,859            3,756
                                              ---------------  ---------------
                                              (Pounds)195,693  (Pounds)170,123
                                              ===============  ===============
 LIABILITIES AND SHAREHOLDERS' (DEFICIENCY)
                    EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses...... (Pounds) 19,972  (Pounds) 21,705
  Other current liabilities..................           2,172            3,117
  Current portion of long-term debt and
   capital lease obligations.................             758           60,361
                                              ---------------  ---------------
    Total current liabilities................          22,902           85,183
                                              ---------------  ---------------
LONG-TERM DEBT, less current portion.........          89,727              718
                                              ---------------  ---------------
CAPITAL LEASE OBLIGATIONS, less current
 portion.....................................          11,751            7,869
                                              ---------------  ---------------
CONVERTIBLE DEBT AND LOANS FROM
 SHAREHOLDERS................................          69,017           52,244
                                              ---------------  ---------------
OTHER LIABILITIES............................           2,543
                                              ---------------  ---------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' (DEFICIENCY) EQUITY
  Ordinary shares, (Pounds).10 par value--
   authorized, 100,000,000 shares; issued,
   55,572,916 and 55,125,690.................           5,557            5,513
  Additional capital.........................          97,254           96,486
  Accumulated deficit........................        (103,058)         (77,890)
                                              ---------------  ---------------
    Total shareholders' (deficiency) equity..            (247)          24,109
                                              ---------------  ---------------
                                              (Pounds)195,693  (Pounds)170,123
                                              ===============  ===============

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                               (IN (Pounds)000'S)

                                         YEAR ENDED DECEMBER 31,
                             -------------------------------------------------
                                  1997             1996             1995
                             ---------------  ---------------  ---------------
SERVICE INCOME.............. (Pounds) 52,816  (Pounds) 40,091  (Pounds) 30,277
                             ---------------  ---------------  ---------------
COSTS AND EXPENSES
  Operating.................          22,084           17,978           14,622
  Selling, general and
   administrative...........          23,703           21,157           18,616
  Depreciation and
   amortization.............          19,740           14,862           10,847
                             ---------------  ---------------  ---------------
                                      65,527           53,997           44,085
                             ---------------  ---------------  ---------------
OPERATING LOSS..............         (12,711)         (13,906)         (13,808)
INTEREST EXPENSE............          12,692            7,556            4,133
INVESTMENT INCOME...........            (235)            (221)            (266)
                             ---------------  ---------------  ---------------
NET LOSS.................... (Pounds)(25,168) (Pounds)(21,241) (Pounds)(17,675)
                             ===============  ===============  ===============




                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                               (IN (Pounds)000'S)

                                         YEAR ENDED DECEMBER 31,
                             -------------------------------------------------
                                  1997             1996             1995
                             ---------------  ---------------  ---------------
OPERATING ACTIVITIES
  Net loss.................. (Pounds)(25,168) (Pounds)(21,241) (Pounds)(17,675)
  Adjustments to reconcile
   net loss to net cash
   (used in) provided by
   operating activities:
    Depreciation and
     amortization...........          19,740           14,862           10,847
    Non-cash interest
     expense................           4,773            3,355            3,311
                             ---------------  ---------------  ---------------
                                        (655)          (3,024)          (3,517)
    Increase in accounts
     receivable and other
     current assets.........            (618)          (2,428)            (214)
    (Decrease) increase in
     accounts payable and
     accrued expenses, other
     current liabilities and
     other liabilities......            (135)           7,508            3,992
                             ---------------  ---------------  ---------------
      Net cash (used in)
       provided by operating
       activities...........          (1,408)           2,056              261
                             ---------------  ---------------  ---------------
FINANCING ACTIVITIES
  Proceeds from borrowings..          94,029           40,000           38,000
  Debt acquisition costs....          (1,704)                             (493)
  Loans from shareholders...          12,000            3,000
  Repayments of debt........         (65,031)             (33)             (30)
  Repayment of capital
   leases...................            (537)             (21)
  Issuances of shares.......             812
                             ---------------  ---------------  ---------------
      Net cash provided by
       financing
       activities...........          39,569           42,946           37,477
                             ---------------  ---------------  ---------------
  INVESTING ACTIVITIES
  Capital expenditures......         (38,656)         (46,082)         (36,780)
  Deferred charges and
   other....................                                              (834)
                             ---------------  ---------------  ---------------
      Net cash used in
       investing
       activities...........         (38,656)         (46,082)         (37,614)
                             ---------------  ---------------  ---------------
(DECREASE) INCREASE IN
 CASH.......................            (495)          (1,080)             124
CASH, beginning of year.....           3,213            4,293            4,169
                             ---------------  ---------------  ---------------
CASH, end of year........... (Pounds)  2,718  (Pounds)  3,213  (Pounds)  4,293
                             ===============  ===============  ===============


                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIENCY) EQUITY
                               (IN (Pounds)000'S)

                           ORDINARY      ADDITIONAL     ACCUMULATED
                            SHARES        CAPITAL         DEFICIT           TOTAL
                         ------------- -------------- ----------------  --------------
BALANCE, JANUARY 1,
 1995................... (Pounds)5,513 (Pounds)96,486 (Pounds) (38,974) (Pounds)63,025
  Net loss..............                                       (17,675)        (17,675)
                         ------------- -------------- ----------------  --------------
BALANCE, DECEMBER 31,
 1995...................         5,513         96,486          (56,649)         45,350
  Net loss..............                                       (21,241)        (21,241)
                         ------------- -------------- ----------------  --------------
BALANCE, DECEMBER 31,
 1996...................         5,513         96,486          (77,890)         24,109
  Shares issued.........            44            768                              812
  Net loss..............                                       (25,168)        (25,168)
                         ------------- -------------- ----------------  --------------
BALANCE, DECEMBER 31,
 1997................... (Pounds)5,557 (Pounds)97,254 (Pounds)(103,058) (Pounds)  (247)
                         ============= ============== ================  ==============





                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. BUSINESS

  Cable London PLC, a company incorporated in the United Kingdom ("UK"), and subsidiaries (the "Company") is principally engaged in the development, construction, management and operation of cable telecommunications systems. The Company holds four franchises covering Camden, Haringey, Hackney/ Islington and Enfield, England.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  The Company maintains its books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 and 1996 was US $1.65 and US $1.71, respectively.

 Basis of Consolidation

  The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

 Management's Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Values

  The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997 and 1996, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates.

 Prematurity Period

  The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

  Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor

                       CABLE LONDON PLC AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

and construction overhead are capitalized. Subscriber-related costs and general and administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based on the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

  During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period, depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

  As of December 31, 1997, three of the Company's four franchise areas have completed their Prematurity Period. The remaining Prematurity Period is expected to terminate in 1998.

 Property and Equipment

  Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

 System assets

  Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

  Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

        Plant.........................................................  40 years
        Network.......................................................  15 years
        Subscriber equipment.......................................... 6-8 years
        Switch........................................................  10 years
        Computers.....................................................   4 years

 Non-system assets

  Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

        Leased buildings............................................... 40 years
        Fixtures, fittings and equipment...............................  5 years
        Computers......................................................  4 years
        Vehicles.......................................................  3 years

 Leased Assets

  Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in capital lease obligations. Capital lease payments include principal and interest, with the

                       CABLE LONDON PLC AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

 Deferred Charges

  Deferred charges consist primarily of franchise acquisition and development costs directly attributable to obtaining, developing and maintaining the franchise licenses and debt acquisition costs incurred by the Company in entering into the London Revolver (see Note 3). Franchise acquisition and development costs are being amortized on a straight-line basis over periods from two to fifteen years. Debt acquisition costs are being amortized on a straight-line basis over the term of the London Revolver of nine years.

 Valuation of Long-Lived Assets

  The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

 Revenue Recognition

  Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

 Income Taxes

  The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

 Derivative Financial Instruments

  The Company uses derivative financial instruments, including interest rate exchange agreements ("Swaps") and interest rate collar agreements ("Collars"), to manage its exposure to fluctuations in interest rates.

  Swaps and Collars are matched with either fixed or variable rate debt and periodic cash payments are accrued on a settlement basis as an adjustment to interest expense.

  Those instruments that have been entered into by the Company to hedge exposure to interest rate risks are periodically examined by the Company to ensure that the instruments are matched with underlying liabilities, reduce the Company's risks relating to interest rates and, through market value and sensitivity analysis, maintain a high correlation to the interest expense or underlying value of the hedged item.

  The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments (see Note 3). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

                       CABLE LONDON PLC AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


 Reclassifications

  Certain reclassifications have been made to the prior years' consolidated financial statements to conform to those classifications used in 1997.

3. LONG-TERM DEBT

  In June 1995, the Company entered into a (Pounds)60.0 million revolving credit facility (the "London Facility") with various banks. The London Facility had a two year term and an interest rate at the London Interbank Offered Rate ("LIBOR") plus 2 1/2%. In April 1997, the amount available under the London Facility was increased to (Pounds)65.0 million.

  In May 1997, the Company entered into a (Pounds)170.0 million revolving credit facility (the "London Revolver") with various banks, which converts into a five year term loan on June 30, 2001. Interest rates on the London Revolver are at LIBOR plus 1/2% to 2 3/8%. In May 1997, the Company repaid all amounts outstanding under the London Facility with proceeds from borrowings under the London Revolver. The balance of the London Revolver will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems.

  The London Revolver contains restrictive covenants which limit the Company's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's two principal shareholders' rights to receive consulting fee payments from the Company has been subordinated to the banks under the London Revolver. The payment of consulting fees is restricted until the Company meets certain financial ratio tests under the London Revolver. In addition, the Company's two principal shareholders' shares in the Company have been pledged to secure the London Revolver. Upon a change of control, all amounts due under the London Revolver become immediately due and payable. On February 4, 1998, Comcast UK Cable Partners Limited ("Comcast UK"), one the Company's principal shareholders, entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned subsidiary of NTL Incorporated. The consummation of the NTL Transaction will not result in a change of control as defined in the London Revolver.

  The Company enters into Swaps and Collars as a normal part of its risk management efforts to limit its exposure to adverse fluctuations in interest rates. Using Swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional amount. Collars limit the Company's exposure to and benefits from interest rate fluctuations on variable rate debt to within a certain range of interest rates. In June 1997, the Company entered into a series of four year interest Swaps with three banks. Under the agreements, the Company pays fixed rate interest at 7.34% and receives floating rate interest at three month LIBOR, based upon the outstanding notional amount of the Swaps. As of December 31, 1997, the notional amount outstanding on the Swaps was (Pounds)44.5 million and increased to (Pounds)49.5 million on January 7, 1998. Also in June 1997, the Company entered into a Collar which limits the interest rate on the notional amount to between 6% and 9%. As of December 31, 1997, the notional amount outstanding on the Collar was (Pounds)22.3 million and increased to (Pounds)24.8 million on January 7, 1998. The notional amounts of interest rate agreements and interest rate collar agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. While Swaps and Collars represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the year ended December 31, 1997 was not significant. The estimated amount to settle the Company's Swaps and Collar was (Pounds)1.5 million as of December 31, 1997.

                       CABLE LONDON PLC AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


  Also included in long-term debt is a mortgage note payable with an outstanding balance of (Pounds)753,000 and (Pounds)755,000 as of December 31, 1997 and 1996, respectively, payable in monthly installments through 2002 which is secured by property of the Company. The mortgage note bears interest at a fixed rate of 9.79%.

  Maturities of long-term debt outstanding as of December 31, 1997 for the four years after 1998 are as follows ((Pounds)000's):

       1999........................................................ (Pounds)
       2000........................................................
       2001........................................................        2,225
       2002........................................................        8,900

  The differences between the carrying amounts and estimated fair value of the Company's long-term debt was not significant as of December 31, 1997 and 1996. Interest rates that are currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

4. CONVERTIBLE DEBT AND LOANS FROM SHAREHOLDERS

  As of December 31, 1997 and 1996, the Company had outstanding convertible debt due to shareholders of (Pounds)42.0 million and outstanding loans from shareholders of (Pounds)15.0 million and (Pounds)3.0 million, respectively. The convertible debt and loans from shareholders bear interest at 2% above the base lending rate of Barclays Bank PLC (9.25% effective rate as of December 31, 1997) and are payable on demand. Accrued interest on the convertible debt and loans from shareholders is (Pounds)12.0 million and (Pounds)7.2 million as of December 31, 1997 and 1996, respectively. Under the terms of the London Revolver, principal and interest on the convertible debt and loans from shareholders cannot be paid until the London Revolver is repaid. Accordingly, the convertible debt, loans from shareholders and accrued interest thereon has been classified as long-term convertible debt and other in the Company's consolidated balance sheet. The convertible debt, along with accrued interest thereon, is convertible into the Company's ordinary shares at (Pounds)2.00 per share. Interest expense on the convertible debt and loans from shareholders was (Pounds)4.8 million, (Pounds)3.3 million and (Pounds)3.2 million during the years ended December 31, 1997, 1996 and 1995, respectively. A reasonable estimate of the convertible debt and loans from shareholders is not practicable to obtain because of the related party nature of these items and the lack of quoted market prices.

5. RELATED PARTY TRANSACTIONS

  The Company has consulting agreements with Comcast U.K. Consulting, Inc. ("Comcast Consulting") and Telewest Communications Group Ltd., subsidiaries of the Company's two principal shareholders, Comcast UK and Telewest Communications plc ("Telewest"), respectively. The Company pays a fee to Telewest each year as a contribution to the operating expenses and capital expenditures of Telewest's Network Service Center, which provides telephony support to the Company.

  A summary of related party charges included in the Company's consolidated financial statements is as follows (in (Pounds)000's):

                                               YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                          1997          1996          1995
                                      ------------- ------------- -------------
   Consulting fees................... (Pounds)1,077 (Pounds)  790 (Pounds)  962
   Network Service Center fees.......           521           639           503
   Other.............................           355           125            33
                                      ------------- ------------- -------------
                                      (Pounds)1,953 (Pounds)1,554 (Pounds)1,498
                                      ============= ============= =============

                       CABLE LONDON PLC AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


  As of December 31, 1997 and 1996, accounts payable and accrued expenses include (Pounds)176,000 million and (Pounds)1.6 million, respectively, payable to the Company's two principal shareholders, principally for consulting fees and normal operating expenses paid by the shareholders and their affiliates on behalf of the Company. As of December 31, 1997 other long-term liabilities includes (Pounds)2.5 million of consulting fees and interest payable to the Company's two principal shareholders as payment is restricted under the London Revolver.

  In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated third parties.

6. INCOME TAXES

  The Company has a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

  Significant components of the Company's deferred income taxes are as follows (in (Pounds)000's):

                                                      DECEMBER 31,
                                              ------------------------------
                                                   1997            1996
                                              --------------  --------------
   Net operating loss carryforwards (carried
    forward indefinitely).................... (Pounds)17,692  (Pounds)15,852
   Differences between book and tax basis of
    property.................................         10,426           7,329
   Other.....................................           (459)           (756)
   Less: Valuation allowance.................        (27,659)        (22,425)
                                              --------------  --------------
                                              (Pounds)        (Pounds)
                                              ==============  ==============

7. STATEMENT OF CASH FLOWS--SUPPLEMENTAL INFORMATION

  The Company made cash payments for interest of approximately (Pounds)7.4 million, (Pounds)3.7 million and (Pounds)691,000 during the years ended December 31, 1997, 1996 and 1995, respectively.

  The Company incurred capital lease obligations of (Pounds)4.8 million, (Pounds)1.5 million and (Pounds)3.9 million during the years ended December 31, 1997, 1996 and 1995, respectively.

8. COMMITMENTS AND CONTINGENCIES

  Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2007.

  A summary of assets held under capital leases are as follows (in
(Pounds)000's):

                                                       DECEMBER 31
                                               -----------------------------
                                                    1997           1996
                                               --------------  -------------
   System, fixtures, fittings, equipment and
    vehicles.................................. (Pounds)13,040  (Pounds)8,219
   Less: Accumulated depreciation.............         (2,836)        (1,523)
                                               --------------  -------------
                                               (Pounds)10,204  (Pounds)6,696
                                               ==============  =============

                       CABLE LONDON PLC AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


  Future minimum rental payments under lease commitments with an initial or remaining term of more than one year as of December 31, 1997 are as follows (in (Pounds)000's):

                                                     CAPITAL        OPERATING
                                                      LEASES         LEASES
                                                  --------------  -------------
   1998.........................................  (Pounds) 1,550  (Pounds)  902
   1999.........................................           2,036            496
   2000.........................................           2,078            181
   2001.........................................           2,313            148
   2002.........................................           1,457            146
   Thereafter...................................           7,727            955
                                                  --------------  -------------
   Total minimum rental commitments.............          17,161  (Pounds)2,828
                                                                  =============
   Less: Amount representing interest...........          (4,678)
                                                  --------------
   Present value of minimum rental commitments..          12,483
   Less: Current portion of capital lease
    obligations.................................            (732)
                                                  --------------
   Long-term portion of capital lease
    obligations.................................  (Pounds)11,751
                                                  ==============

  Operating lease expense for the years ended December 31, 1997, 1996 and 1995 was (Pounds)919,000, (Pounds)1.2 million and (Pounds)1.1 million, respectively.

                   PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY

                                NTL Incorporated
                              110 East 59th Street
                            New York, New York 10022
                                      USA

                                EXCHANGE AGENT
     In New York                                       In Luxembourg
  The Chase Manhattan Bank                    Chase Manhattan Bank Luxembourg
  Corporate Trust--Securities Window                        S.A.
  Room 234--North Building                             5 Rue Plaetis
    55 Water Street                                  L-2338, Luxembourg
  New York, New York 10041
      USA

         TRUSTEE, PRINCIPAL PAYING AGENT, TRANSFER AGENT AND REGISTRAR

                            The Chase Manhattan Bank
                              450 West 33rd Street
                            New York, New York 10001
                                      USA

                       PAYING, TRANSFER AND LISTING AGENT

                       Banque Internationale a Luxembourg
                                69, route d'Esch
                               1-1470 Luxembourg

                                  PAYING AGENT

                            The Chase Manhattan Bank
                                 Trinity Tower
                              9 Thomas More Street
                                 London E1 9YT
                                 United Kingdom

                         LEGAL ADVISORS TO THE COMPANY

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022
                                      USA

                                    AUDITORS

                               Ernst & Young LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                      USA

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
Prospectus Summary.........................................................   6
Risk Factors...............................................................  18
The Exchange Offer.........................................................  30
Use of Proceeds............................................................  38
Exchange Rates.............................................................  38
Capitalization.............................................................  39
Selected Consolidated Financial Information................................  40
Unaudited Pro Forma Financial Data.........................................  41
Description of Notes.......................................................  46
Registration Rights........................................................  72
Description of Certain Indebtedness .......................................  74
Certain Federal Income Tax
 Considerations............................................................  79
Plan of Distribution.......................................................  85
Book-Entry; Delivery and Form..............................................  86
Legal Matters..............................................................  90
Experts....................................................................  90
Enforceability of Civil Liabilities........................................  90
General Information........................................................  91
Index to Financial Statements.............................................. F-1

  UNTIL        , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) DEALERS
AFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS OBLIGATION IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                 [LOGO OF NTL
                                 INCORPORATED]

                               NTL INCORPORATED

                              (Pounds)125,000,000

             (Pounds)300,000,000 10 3/4% SERIES B SENIOR DEFERRED
                             COUPON NOTES DUE 2003

     $1,300,000,000 9 3/4% SERIES B SENIOR DEFERRED COUPON NOTES DUE 2003


                          ---------------------------

                                  PROSPECTUS

                          ---------------------------


                                        , 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL or liability for a breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders, derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

  The Company's By-laws (the "By-laws") provide that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law. Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

  The Company has entered into a director and officer indemnity agreement ("Indemnity Agreement") with each officer and director of the Company (an "Indemnitee"). Under the By-laws and these Indemnity Agreements, the Company must indemnify an Indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or officer of the Company. The Company is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action.

ITEM 21. EXHIBITS.

  The following exhibits are filed as part of this Registration Statement:

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   1.1       Purchase Agreement, dated March 6, 1998, by and among the Company and Donaldson, Lufkin & Jenrette International, Donaldson, Lufkin
             & Jenrette Securities Corporation, Morgan Stanley & Co.
             International Limited, Morgan Stanley & Co. Incorporated, BT Alex.
             Brown International, Division of Bankers Trust International PLC,
             BT Alex. Brown Incorporated, Chase Securities Inc., Salomon
             Brothers International Limited and Salomon Brothers Inc, with respect to the Old Notes*
   2.1       Amended and Restated Agreement of Reorganization and Plan of
             Merger Agreement, dated as of May 28, 1993, by and between the
             Company and OCOM(1)
   2.2       Deed of Irrevocable undertaking dated March 28, 1996 by and among
             Addroute Limited, certain shareholders in the NTL Group Limited,
             NTL Group Limited and International CableTel Incorporated(7)
   2.3       Form of Offer Document dated March 28, 1996 of Addroute Limited for NTL Group Limited(7)
   2.4       Deed of Adjustment dated March 28, 1996 by and among Addroute
             Limited and Mercury Asset Management plc.(7)
   2.5       Share Exchange Agreement, dated as of August 30, 1996, by and among the Company, B/G Co., Booth American Company, Columbia
             Management, Inc. and Robert T. Goad(9)
   2.6       Share Purchase Agreement, dated October 7, 1996, by and among the
             Company, South Wales Electricity plc and Swalec Telco Investment
             Limited(9)
   3.1       Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment, dated June 5, 1996(8)
   3.1(a)    Certificate of Ownership and Merger, dated as of March 26, 1997(6)
   3.2       Restated By-laws of the Company(1)
   4.1       Indenture, dated as of March 13, 1998, by and between the Company and The Chase Manhattan Bank, as Trustee, with respect to the
             Sterling Senior Notes(11)
   4.2       Indenture, dated as of March 13, 1998, by and between the Company and The Chase Manhattan Bank, as Trustee, with respect to the
             Sterling Deferred Coupon Notes(11)
   4.3       Indenture, dated as of March 13, 1998, by and between the Company and The Chase Manhattan Bank, as Trustee, with respect to the 10
             3/4% USD Deferred Coupon Notes(11)
   4.4       Registration Rights Agreement, dated as of March 13, 1998, by and among the Company and Donaldson, Lufkin & Jenrette International,
             Morgan Stanley & Co. International Limited, BT Alex. Brown
             International, Chase Securities Inc. and Salomon Brothers
             International Limited with respect to the Old Sterling Senior
             Notes(11)
   4.5       Registration Rights Agreement, dated as of March 13, 1998, by and among the Company and Donaldson, Lufkin & Jenrette Securities
             Corporation, Morgan Stanley & Co. Incorporated, BT Alex. Brown
             Incorporated, Chase Securities Inc. and Salomon Brothers Inc with respect to the Old USD Deferred Coupon Notes(11)
   4.6       Registration Rights Agreement, dated as of March 13, 1998, by and among the Company and Donaldson, Lufkin & Jenrette International,
             Morgan Stanley & Co. International Limited, BT Alex. Brown
             International, Divisions of Bankers Trust International PLC Chase
             Securities Inc. and Salomon Brothers International Limited with respect to the Old Sterling Senior Deferred Coupon Notes(11)
   4.7       Indenture, dated as of February 12, 1997, by and between the
             Company and The Chase Manhattan Bank, as Trustee, with respect to the 10 1/2 Notes(10)
   4.8       Certificate of Designation, dated February 12, 1997, with respect to the Redeemable Preferred Stock(10)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------


     4.9     Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette Securities
             Corporation, Chase Securities Inc. and Merrill Lynch, Pierce,
             Fenner & Smith Incorporated with respect to the 10% Notes(10)
     4.10    Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette Securities
             Corporation, Chase Securities Inc. and Merrill Lynch, Pierce,
             Fenner & Smith Incorporated with respect to the Redeemable
             Preferred Stock(10)
     4.11    Form of New Sterling Senior Notes (included in Exhibit 4.1)
     4.12    Form of New Sterling Deferred Coupon Notes (included in Exhibit
             4.2)
     4.13    Form of New USD Deferred Coupon Notes (included in Exhibit 4.3)
     4.14    Indenture, dated as of June 12, 1996, by and between the Company and Chemical Bank, as Trustee, with respect to the 7% Convertible
             Notes(8)
     4.15    Registration Rights Agreement, dated June 12, 1996, by and among the Company and Donaldson, Lufkin & Jenrette Securities
             Corporation and Salomon Brothers Inc, with respect to the 7%
             Convertible Notes(8)
     4.16    Indenture, dated as of January 30, 1996, by and among the Company and Chemical Bank, as Trustee, with respect to the 11 1/2%
             Notes(7)
     4.17    Registration Rights Agreement, dated January 30, 1996, by and among the Company and Donaldson, Lufkin & Jenrette Securities
             Corporation, Salomon Brothers Inc and Chase Securities, Inc., with respect to the 11 1/2% Notes(7)
     4.18    Indenture, dated as of April 20, 1995, by and among the Company and Chemical Bank, as Trustee, with respect to the 12 3/4%
             Notes(2)
     4.19    First Supplemental Indenture, dated as of January 22, 1996, by and among the Company and Chemical Bank, as Trustee with respect to the Indenture included as Exhibit 4.19(7)
     4.20    Registration Agreement, dated April 13, 1995 by and among the
             Company and Salomon Brothers Inc, Donaldson, Lufkin & Jenrette
             Securities Corporation and Goldman, Sachs & Co., with respect to the 12 3/4% Notes(2)
     4.21    Indenture, dated as of April 20, 1995, by and among the Company and Chemical Bank, as Trustee, with respect to the 7 1/4%
             Convertible Notes(3)
     4.22    Registration Agreement, dated April 12, 1995, by and among the
             Company and Salomon Brothers Inc, Donaldson, Lufkin & Jenrette
             Securities Corporation and Goldman Sachs & Co., with respect to the 7 1/4% Convertible Notes(3)
     4.23    Indenture, dated as of October 1, 1993, by and among the Company and Chemical Bank, as Trustee with respect to the 10 7/8% Senior
             Notes(4)
     4.24    First Supplemental Indenture, dated January 23, 1996, by and among the Company and Chemical Bank, as Trustee, with respect to the
             Indenture included as Exhibit 4.24(7)
     4.25    Rights Agreement, dated as of October 1, 1993, between the Company and Continental Transfer & Trust Company, as Rights Agent(1)
     5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the
             legality of the notes being registered hereby**
    10.1     Compensation Plan Agreements, as amended and restated effective
             June 3, 1997(11)
    10.2     Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)(2)
    11.1     Statement of computation of per share earnings(11)
    12.1     Computation of Ratio of Earnings to Fixed Charges and Combined
             Fixed Charges and Preferred Stock Dividends*

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  21.1       Subsidiaries of the Company(11)
  23.1       Consent of Ernst & Young, LLP*
  23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
             Exhibit 5.1)**
  23.3       Consent of Deloitte & Touche LLP*
  23.4       Consent of Deloitte & Touche--Birmingham*
  23.5       Consent of Deloitte & Touche--London*
  24.1       Powers of Attorney (included in the signature pages to the
             Registration Statement)*
  25.1       Form T-1 Statement of Eligibility of Trustee with respect to
             Indenture included as Exhibit 4.1*
  25.2       Form T-1 Statement of Eligibility of Trustee with respect to
             Indenture included as Exhibit 4.2*
  25.3       Form T-1 Statement of Eligibility of Trustee with respect to
             Indenture included as Exhibit 4.3*
  99.1       Form of Letter of Transmittal in respect of the Notes*
  99.2       Form of Notice of Guaranteed Delivery*
  99.3       Form of Letter to Client*
  99.4       Form of Letter to Brokers, Dealers, Trust Companies and others
             Nominees*
  99.5       Prescribed Diffusion Service License, dated July 21, 1987, issued to British Cable Services Limited (now held by CableTel Surrey and
             Hampshire Limited) for the area of West Surrey and East Hampshire,
             England(5)
  99.6       Prescribed Diffusion Service License, dated December 3, 1990, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of Inverclyde, Scotland(5)
  99.7       Prescribed Diffusion Service License, dated December 3, 1990, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of Bearsden and Milngavie, Scotland(5)
  99.8       Prescribed Diffusion Service License, dated December 3, 1990, issued to Newport Cablevision Limited (renamed CableTel Newport)
             for the area of Newport, Wales(5)
  99.9       Prescribed Diffusion Service License, dated July 10, 1984, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of
             North Glasgow and Clydebank, Strathclyde, Scotland(5)
  99.10      Prescribed Diffusion Service License, dated December 3, 1990, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of Greater Glasgow, Scotland(5)
  99.11      Prescribed Diffusion Service License, dated December 3, 1990, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of Paisley and Renfrew, Scotland(5)
  99.12      Prescribed Diffusion Service License, dated December 3, 1990, issued to Cable and Satellite Television Holdings Ltd (renamed
             CableTel West Glamorgan Limited) for the area of West Glamorgan,
             Wales(5)

  99.13 Prescribed Diffusion Service License, dated December 3, 1990, issued to British Cable Services Limited for the area of Cardiff and Penarth, Wales (now held by CableTel Cardiff Limited)(5)
  99.14 Prescribed Diffusion Service License, dated December 3, 1990, issued to Kirklees Cable (renamed CableTel Kirklees) for the area of Huddersfield and Dewsbury, West Yorkshire, England(5)
  99.15 Prescribed Diffusion Service License, dated December 3, 1990, issued to CableVision Communications Company of Hertfordshire Ltd
             (renamed CableTel Hertfordshire Limited) for the area of Broxbourne and East Hertfordshire, England(5)
  99.16 Prescribed Diffusion Service License, dated December 3, 1990, issued to CableVision Communications Company Ltd (renamed CableTel
             Central Hertfordshire Limited) for the area of Central
             Hertfordshire, England(5)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  99.17      Prescribed Diffusion Service License, dated March 26, 1990, issued to CableVision Bedfordshire Limited (renamed CableTel Bedfordshire
             Ltd.) for the area of Luton and South Bedfordshire(5)
  99.18      Prescribed Diffusion Service License, dated December 3, 1990, issued to CableVision North Bedfordshire Ltd (renamed CableTel
             North Bedfordshire Ltd.) for the area of North Bedfordshire,
             England(5)
  99.19      Local Delivery Service License, dated October 2, 1995, issued to
             CableTel Northern Ireland Limited for Northern Ireland(5)
  99.20      Local Delivery Service License, dated December 6, 1995, issued to
             CableTel South Wales Limited for Glamorgan and Gwent, Wales(5)
  99.21      Local Delivery Service License, dated March 13, 1991, issued to
             Maxwell Cable TV Limited for Pembroke Dock, Dyfed, Wales (now held by Metro South Wales Limited)(5)
  99.22      Local Delivery Service License, dated March 15, 1991, issued to
             Maxwell Cable TV Limited for Camarthen, Wales (now held by Metro
             South Wales Limited)(5)
  99.23      Local Delivery Service License, dated March 15, 1991, issued to
             Maxwell Cable TV Limited for Milford Haven, Wales (now held by
             Metro South Wales Limited)(5)


  99.24      Local Delivery Service License, dated March 15, 1991, issued to
             Maxwell Cable TV Limited for Cwmgors (Amman Valley), West
             Glamorgan, Wales(5)
  99.25      Local Delivery Service License, dated March 15, 1991, issued to
             Maxwell Cable TV Limited for Ammanford, West Glamorgan, Wales(5)
  99.26      Local Delivery Service License, dated March 15, 1991, issued to
             Maxwell Cable TV Limited for Brecon, Gwent, Wales(5)
  99.27      Local Delivery Service License, dated March 15, 1991, issued to
             Maxwell Cable TV Limited for Haverfordwest, Preseli, Wales(5)
  99.28      Local Delivery Service License, dated March 15, 1991, issued to
             Maxwell Cable TV Limited for Neyland, Preseli, Wales (now held by
             Metro South Wales Limited)(5)
  99.29      License, dated January 11, 1991, issued to Cablevision
             Communications Company of Hertfordshire Ltd (renamed CableTel
             Hertfordshire Limited) for the Hertford, Cheshunt and Ware (Lea
             Valley) cable franchise, England(5)
  99.30      License, dated December 8, 1990, issued to Cablevision
             Communications Company Limited for Central Hertfordshire (renamed
             CableTel Central Hertfordshire Limited), England(5)
  99.31      License, dated August 23, 1989, issued to Cablevision Bedfordshire
             Limited for Bedford and surrounding areas, England(5)
  99.32      License, dated January 9, 1991, issued to Cablevision North
             Bedfordshire Ltd for North Bedfordshire, England(5)
  99.33      License, dated January 29, 1991, issued to Clyde Cablevision
             (renamed CableTel Glasgow) for the Inverclyde Cable Franchise,
             Scotland(5)
  99.34      License, dated January 29, 1991, issued to Clyde Cablevision
             (renamed CableTel Glasgow) for the Bearsden and Milngavie Cable
             Franchise, Scotland(5)
  99.35      License, dated January 29, 1991, issued to Clyde Cablevision
             (renamed CableTel Glasgow) for the Paisley and Renfrew Cable
             Franchise, Scotland(5)
  99.36      License, dated June 7, 1985, issued to Clyde Cablevision Ltd
             (renamed CableTel Glasgow) for North West Glasgow and Clydebank,
             Scotland(5)

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
  99.37      License, dated January 29, 1991, issued to Clyde Cablevision
             (renamed CableTel Glasgow) for the Greater Glasgow cable
             franchise, Scotland(5)
  99.38      License, dated October 13, 1993, issued to Insight Communications
             Cardiff Limited (renamed CableTel Cardiff Limited) for Cardiff,
             Wales(5)
  99.39      License, dated January 22, 1991, issued to Newport Cablevision
             Limited (renamed CableTel Newport), for Newport Cable franchise
             Wales(5)
  99.40      License, dated May 18, 1990, issued to Cable and Satellite
             Television Holdings Limited (renamed CableTel West Glamorgan) for
             West Glamorgan, Wales(5)
  99.41      License, dated December 20, 1990, issued to Kirklees Cable
             (renamed CableTel Kirklees) for the Huddersfield and Dewsbury cable franchise, England(5)
  99.42      License, dated October 13, 1993, issued to Insight Communications
             Guildford Limited (renamed CableTel Surrey and Hampshire Limited)
             for the West Surrey/East Hampshire (Guildford) Cable Franchise,
             England(5)
  99.43      License, dated January 20, 1995, issued to CableTel Bedfordshire
             Ltd. for the area of South Bedfordshire, England(5)
  99.44      License, dated January 20, 1995, issued to CableTel North
             Bedfordshire Ltd. for the area of Bedford, England(5)
  99.45      License, dated January 20, 1992, issued to Cable and Satellite
             Television Holdings Limited (renamed CableTel West Glamorgan
             Limited) for the area of Swansea, Neath and Port Talbot, Wales(5)
  99.46      License, dated January 20, 1995, issued to Cabletel Hertfordshire
             Ltd. for the area of Hertford, Cheshunt and Ware (Lea Valley),
             England(5)
  99.47      License, dated January 20, 1995, issued to Cabletel Central
             Hertfordshire Ltd. for the area of Central Hertfordshire,
             England(5)
  99.48      License, dated July 21, 1995, issued to CableTel Kirklees(5)
  99.49      License, dated June 8, 1995, issued to CableTel Bedfordshire
             Ltd.(5)
  99.50      License, dated October 27, 1995, issued to Metro South Wales
             Limited for the area of Neyland, Wales(5)
  99.51      License, dated October 27, 1995, issued to Metro South Wales
             Limited for the area of Cwmgors, Wales(5)
  99.52      License, dated October 27, 1995, issued to Metro South Wales
             Limited for the area of Ammanford, Wales(5)
  99.53      License, dated October 27, 1995, issued to Metro South Wales
             Limited for the area of Carmarthen, Wales(5)
  99.54      License, dated October 27, 1995, issued to Metro South Wales
             Limited for the area of Haverfordwest, Wales(5)
  99.55      License, dated October 27, 1995, issued to Metro South Wales
             Limited for the area of Pembroke Dock, Wales(5)
  99.56      License, dated October 27, 1995, issued to Metro South Wales
             Limited for the area of Milford Haven, Wales(5)
  99.57      License, dated October 27, 1995, issued to CableTel South Wales
             Limited for the area of Glamorgan and Gwent, Wales(5)
  99.58      License, dated January 26, 1996, issued to Cabletel South Wales
             Limited, for part of the Glamorgan area(5)
  99.59      License, dated November 3, 1997, issued to NTL (UK) Group, Inc.
             for the Provision of Radio Fixed Access Operator Services(10)
  99.60      Agreement and Plan of Amalgamation; Undertaking of Comcast
             Corporation; Undertaking of Warburg, Pincus Investors, L.P.(11)

--------
*    Filed herewith.
**   To be filed by amendment.
 (1) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570.
 (2) Incorporated by reference from the Company's Registration Statement on Form S-4, File No. 33-92794.
 (3) Incorporated by reference from the Company's Registration Statement on Form S-3, File No. 33-92792.
 (4) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63572.
 (5) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 20, 1996.
 (6) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 26, 1997.
 (7) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-1010.
 (8) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-07879.
 (9) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-16751.
(10) Incorporated by reference to the Company's Annual Report on Form 10-K, filed on March 28, 1997.
(11) Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on March 30, 1998.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the notes being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 5TH DAY OF JUNE, 1998.

                                         NTL Incorporated

                                                  /s/ Richard J. Lubasch
                                         By: __________________________________
                                                    RICHARD J. LUBASCH
                                               SENIOR VICE PRESIDENT--GENERAL
                                                   COUNSEL AND SECRETARY

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES GEORGE S. BLUEMENTHAL, J. BARCLAY KNAPP, RICHARD J. LUBASCH AND GREGG GORELICK AND EACH AND ANY OF THEM, AS ATTORNEY-IN-FACT AND AGENTS, WITH FULL POWERS OF SUBSTITUTION, TO SIGN ON HIS OWN BEHALF, INDIVIDUALLY AND IN THE CAPACITIES STATED BELOW, AND TO FILE ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING TO SAID ATTORNEY-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO PERFORM ANY OTHER ACT ON BEHALF OF THE UNDERSIGNED REQUIRED TO BE DONE IN THE PREMISES.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                       TITLE                 DATE

      /s/ George S. Blumenthal        Chairman of the          June 5, 1998
------------------------------------   Board, Treasurer
        GEORGE S. BLUMENTHAL           and Director

        /s/ J. Barclay Knapp          President, Chief         June 5, 1998
------------------------------------   Executive and
          J. BARCLAY KNAPP             Financial Officer
                                       and Director

         /s/ Gregg Gorelick           Vice President--         June 5, 1998
------------------------------------   Controller
           GREGG GORELICK

        /s/ Sidney R. Knafel          Director                 June 5, 1998
------------------------------------
          SIDNEY R. KNAFEL

       /s/ Ted H. McCourtney          Director                 June 5, 1998
------------------------------------
         TED H. MCCOURTNEY

           /s/ Del Mintz              Director                 June 5, 1998
------------------------------------
             DEL MINTZ

        /s/ Alan J. Patricof          Director                 June 5, 1998
------------------------------------
          ALAN J. PATRICOF

         /s/ Warren Potash            Director                 June 5, 1998
------------------------------------
           WARREN POTASH

       /s/ Michael S. Wilner          Director                 June 5, 1998
------------------------------------
         MICHAEL S. WILLNER

                                 EXHIBIT INDEX

 EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
 -----------                       -----------                         --------
   1.1       Purchase Agreement, dated March 6, 1998, by and among
             the Company and Donaldson, Lufkin & Jenrette
             International, Donaldson, Lufkin & Jenrette Securities
             Corporation, Morgan Stanley & Co. International
             Limited, Morgan Stanley & Co. Incorporated, BT Alex.
             Brown International, Division of Bankers Trust
             International PLC, BT Alex. Brown Incorporated, Chase
             Securities Inc., Salomon Brothers International Limited
             and Salomon Brothers Inc, with respect to the Old
             Notes*
   2.1       Amended and Restated Agreement of Reorganization and
             Plan of Merger Agreement, dated as of May 28, 1993, by
             and between the Company and OCOM(1)
   2.2       Deed of Irrevocable undertaking dated March 28, 1996 by
             and among Addroute Limited, certain shareholders in the
             NTL Group Limited, NTL Group Limited and International
             CableTel Incorporated(7)
   2.3       Form of Offer Document dated March 28, 1996 of Addroute
             Limited for NTL Group Limited(7)
   2.4       Deed of Adjustment dated March 28, 1996 by and among
             Addroute Limited and Mercury Asset Management plc.(7)
   2.5       Share Exchange Agreement, dated as of August 30, 1996,
             by and among the Company, B/G Co., Booth American
             Company, Columbia Management, Inc. and Robert T.
             Goad(9)
   2.6       Share Purchase Agreement, dated October 7, 1996, by and
             among the Company, South Wales Electricity plc and
             Swalec Telco Investment Limited(9)
   3.1       Restated Certificate of Incorporation of the Company,
             as amended by the Certificate of Amendment, dated June
             5, 1996(8)
   3.1(a)    Certificate of Ownership and Merger, dated as of March
             26, 1997(6)
   3.2       Restated By-laws of the Company(1)
   4.1       Indenture, dated as of March 13, 1998, by and between
             the Company and The Chase Manhattan Bank, as Trustee,
             with respect to the Sterling Senior Notes(11)
   4.2       Indenture, dated as of March 13, 1998, by and between
             the Company and The Chase Manhattan Bank, as Trustee,
             with respect to the Sterling Deferred Coupon Notes(11)
   4.3       Indenture, dated as of March 13, 1998, by and between
             the Company and The Chase Manhattan Bank, as Trustee,
             with respect to the 10 3/4% USD Deferred Coupon
             Notes(11)
   4.4       Registration Rights Agreement, dated as of March 13,
             1998, by and among the Company and Donaldson, Lufkin &
             Jenrette International, Morgan Stanley & Co.
             International Limited, BT Alex. Brown International,
             Chase Securities Inc. and Salomon Brothers
             International Limited with respect to the Old Sterling
             Senior Notes(11)
   4.5       Registration Rights Agreement, dated as of March 13,
             1998, by and among the Company and Donaldson, Lufkin &
             Jenrette Securities Corporation, Morgan Stanley & Co.
             Incorporated, BT Alex. Brown Incorporated, Chase
             Securities Inc. and Salomon Brothers Inc with respect
             to the Old USD Deferred Coupon Notes(11)
   4.6       Registration Rights Agreement, dated as of March 13,
             1998, by and among the Company and Donaldson, Lufkin &
             Jenrette International, Morgan Stanley & Co.
             International Limited, BT Alex. Brown International,
             Division of Bankers Trust International PLC Chase
             Securities Inc. and Salomon Brothers International
             Limited with respect to the Old Sterling Senior
             Deferred Coupon Notes(11)

 EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
 -----------                       -----------                         --------
     4.7     Indenture, dated as of February 12, 1997, by and
             between the Company and The Chase Manhattan Bank, as
             Trustee, with respect to the 10 1/2 Notes(10)
     4.8     Certificate of Designation, dated February 12, 1997,
             with respect to the Redeemable Preferred Stock(10)
     4.9     Registration Rights Agreement, dated February 12, 1997,
             by and among the Company and Donaldson, Lufkin &
             Jenrette Securities Corporation, Chase Securities Inc.
             and Merrill Lynch, Pierce, Fenner & Smith Incorporated
             with respect to the 10% Notes(10)
     4.10    Registration Rights Agreement, dated February 12, 1997,
             by and among the Company and Donaldson, Lufkin &
             Jenrette Securities Corporation, Chase Securities Inc.
             and Merrill Lynch, Pierce, Fenner & Smith Incorporated
             with respect to the Redeemable Preferred Stock(10)
     4.11    Form of New Sterling Senior Notes (included in Exhibit
             4.1)
     4.12    Form of New Sterling Deferred Coupon Notes (included in
             Exhibit 4.2)
     4.13    Form of New USD Deferred Coupon Notes (included in
             Exhibit 4.3)
     4.14    Indenture, dated as of June 12, 1996, by and between
             the Company and Chemical Bank, as Trustee, with respect
             to the 7% Convertible Notes(8)
     4.15    Registration Rights Agreement, dated June 12, 1996, by
             and among the Company and Donaldson, Lufkin & Jenrette
             Securities Corporation and Salomon Brothers Inc, with
             respect to the 7% Convertible Notes(8)
     4.16    Indenture, dated as of January 30, 1996, by and among
             the Company and Chemical Bank, as Trustee, with respect
             to the 11 1/2% Notes(7)
     4.17    Registration Rights Agreement, dated January 30, 1996,
             by and among the Company and Donaldson, Lufkin &
             Jenrette Securities Corporation, Salomon Brothers Inc
             and Chase Securities, Inc., with respect to the 11 1/2%
             Notes(7)
     4.18    Indenture, dated as of April 20, 1995, by and among the
             Company and Chemical Bank, as Trustee, with respect to
             the 12 3/4% Notes(2)
     4.19    First Supplemental Indenture, dated as of January 22,
             1996, by and among the Company and Chemical Bank, as
             Trustee with respect to the Indenture included as
             Exhibit 4.19(7)
     4.20    Registration Agreement, dated April 13, 1995 by and
             among the Company and Salomon Brothers Inc, Donaldson,
             Lufkin & Jenrette Securities Corporation and Goldman,
             Sachs & Co., with respect to the 12 3/4% Notes(2)
     4.21    Indenture, dated as of April 20, 1995, by and among the
             Company and Chemical Bank, as Trustee, with respect to
             the 7 1/4% Convertible Notes(3)
     4.22    Registration Agreement, dated April 12, 1995, by and
             among the Company and Salomon Brothers Inc, Donaldson,
             Lufkin & Jenrette Securities Corporation and Goldman
             Sachs & Co., with respect to the 7 1/4% Convertible
             Notes(3)
     4.23    Indenture, dated as of October 1, 1993, by and among
             the Company and Chemical Bank, as Trustee with respect
             to the 10 7/8% Senior Notes(4)
     4.24    First Supplemental Indenture, dated January 23, 1996,
             by and among the Company and Chemical Bank, as Trustee,
             with respect to the Indenture included as Exhibit
             4.24(7)
     4.25    Rights Agreement, dated as of October 1, 1993, between
             the Company and Continental Transfer & Trust Company,
             as Rights Agent(1)

 EXHIBIT NO.                       DESCRIPTION                        PAGE NO.
 -----------                       -----------                        --------
   5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as
             to the legality of the notes being registered hereby**
  10.1       Compensation Plan Agreements, as amended and restated
             effective June 3, 1997(11)
  10.2       Form of Director and Officer Indemnity Agreement
             (together with a schedule of executed Indemnity
             Agreements)(2)
  11.1       Statement of computation of per share earnings(11)
  12.1       Computation of Ratio of Earnings to Fixed Charges and
             Combined Fixed Charges and Preferred Stock Dividends*
  21.1       Subsidiaries of the Company(11)
  23.1       Consent of Ernst & Young, LLP*
  23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
             (included in Exhibit 5.1)**
  23.3       Consent of Deloitte & Touche LLP*
  23.4       Consent of Deloitte & Touche--Birmingham*
  23.5       Consent of Deloitte & Touche--London*
  24.1       Powers of Attorney (included in the signature pages to
             the Registration Statement)*
  25.1       Form T-1 Statement of Eligibility of Trustee with
             respect to Indenture included as Exhibit 4.1*
  25.2       Form T-1 Statement of Eligibility of Trustee with
             respect to Indenture included as Exhibit 4.2*
  25.3       Form T-1 Statement of Eligibility of Trustee with
             respect to Indenture included as Exhibit 4.3*
  99.1       Form of Letter of Transmittal in respect of the Notes*
  99.2       Form of Notice of Guaranteed Delivery*
  99.3       Form of Letter to Client*
  99.4       Form of Letter to Brokers, Dealers, Trust Companies
             and others Nominees*
  99.5       Prescribed Diffusion Service License, dated July 21,
             1987, issued to British Cable Services Limited (now
             held by CableTel Surrey and Hampshire Limited) for the
             area of West Surrey and East Hampshire, England(5)
  99.6       Prescribed Diffusion Service License, dated December
             3, 1990, issued to Clyde Cablevision (renamed CableTel
             Glasgow) for the area of Inverclyde, Scotland(5)
  99.7       Prescribed Diffusion Service License, dated December
             3, 1990, issued to Clyde Cablevision (renamed CableTel
             Glasgow) for the area of Bearsden and Milngavie,
             Scotland(5)
  99.8       Prescribed Diffusion Service License, dated December
             3, 1990, issued to Newport Cablevision Limited
             (renamed CableTel Newport) for the area of Newport,
             Wales(5)
  99.9       Prescribed Diffusion Service License, dated July 10,
             1984, issued to Clyde Cablevision (renamed CableTel
             Glasgow) for the area of North Glasgow and Clydebank,
             Strathclyde, Scotland(5)
  99.10      Prescribed Diffusion Service License, dated December
             3, 1990, issued to Clyde Cablevision (renamed CableTel
             Glasgow) for the area of Greater Glasgow, Scotland(5)
  99.11      Prescribed Diffusion Service License, dated December
             3, 1990, issued to Clyde Cablevision (renamed CableTel
             Glasgow) for the area of Paisley and Renfrew,
             Scotland(5)

 EXHIBIT NO.                       DESCRIPTION                        PAGE NO.
 -----------                       -----------                        --------
  99.12      Prescribed Diffusion Service License, dated December
             3, 1990, issued to Cable and Satellite Television
             Holdings Ltd (renamed CableTel West Glamorgan Limited)
             for the area of West Glamorgan, Wales(5)
  99.13      Prescribed Diffusion Service License, dated December
             3, 1990, issued to British Cable Services Limited for
             the area of Cardiff and Penarth, Wales (now held by
             CableTel Cardiff Limited)(5)
  99.14      Prescribed Diffusion Service License, dated December
             3, 1990, issued to Kirklees Cable (renamed CableTel
             Kirklees) for the area of Huddersfield and Dewsbury,
             West Yorkshire, England(5)
  99.15      Prescribed Diffusion Service License, dated December
             3, 1990, issued to CableVision Communications Company
             of Hertfordshire Ltd (renamed CableTel Hertfordshire
             Limited) for the area of Broxbourne and East
             Hertfordshire, England(5)
  99.16      Prescribed Diffusion Service License, dated December
             3, 1990, issued to CableVision Communications Company
             Ltd (renamed CableTel Central Hertfordshire Limited)
             for the area of Central Hertfordshire, England(5)
  99.17      Prescribed Diffusion Service License, dated March 26,
             1990, issued to CableVision Bedfordshire Limited
             (renamed CableTel Bedfordshire Ltd.) for the area of
             Luton and South Bedfordshire(5)
  99.18      Prescribed Diffusion Service License, dated December
             3, 1990, issued to CableVision North Bedfordshire Ltd
             (renamed CableTel North Bedfordshire Ltd.) for the
             area of North Bedfordshire, England(5)
  99.19      Local Delivery Service License, dated October 2, 1995,
             issued to CableTel Northern Ireland Limited for
             Northern Ireland(5)
  99.20      Local Delivery Service License, dated December 6,
             1995, issued to CableTel South Wales Limited for
             Glamorgan and Gwent, Wales(5)
  99.21      Local Delivery Service License, dated March 13, 1991,
             issued to Maxwell Cable TV Limited for Pembroke Dock,
             Dyfed, Wales (now held by Metro South Wales
             Limited)(5)
  99.22      Local Delivery Service License, dated March 15, 1991,
             issued to Maxwell Cable TV Limited for Camarthen,
             Wales (now held by Metro South Wales Limited)(5)
  99.23      Local Delivery Service License, dated March 15, 1991,
             issued to Maxwell Cable TV Limited for Milford Haven,
             Wales (now held by Metro South Wales Limited)(5)
  99.24      Local Delivery Service License, dated March 15, 1991,
             issued to Maxwell Cable TV Limited for Cwmgors (Amman
             Valley), West Glamorgan, Wales(5)
  99.25      Local Delivery Service License, dated March 15, 1991,
             issued to Maxwell Cable TV Limited for Ammanford, West
             Glamorgan, Wales(5)
  99.26      Local Delivery Service License, dated March 15, 1991,
             issued to Maxwell Cable TV Limited for Brecon, Gwent,
             Wales(5)
  99.27      Local Delivery Service License, dated March 15, 1991,
             issued to Maxwell Cable TV Limited for Haverfordwest,
             Preseli, Wales(5)
  99.28      Local Delivery Service License, dated March 15, 1991,
             issued to Maxwell Cable TV Limited for Neyland,
             Preseli, Wales (now held by Metro South Wales
             Limited)(5)
  99.29      License, dated January 11, 1991, issued to Cablevision
             Communications Company of Hertfordshire Ltd (renamed
             CableTel Hertfordshire Limited) for the Hertford,
             Cheshunt and Ware (Lea Valley) cable franchise,
             England(5)


 EXHIBIT NO.                       DESCRIPTION                        PAGE NO.
 -----------                       -----------                        --------
  99.30      License, dated December 8, 1990, issued to Cablevision
             Communications Company Limited for Central
             Hertfordshire (renamed CableTel Central Hertfordshire
             Limited), England(5)
  99.31      License, dated August 23, 1989, issued to Cablevision
             Bedfordshire Limited for Bedford and surrounding
             areas, England(5)
  99.32      License, dated January 9, 1991, issued to Cablevision
             North Bedfordshire Ltd for North Bedfordshire,
             England(5)
  99.33      License, dated January 29, 1991, issued to Clyde
             Cablevision (renamed CableTel Glasgow) for the
             Inverclyde Cable Franchise, Scotland(5)
  99.34      License, dated January 29, 1991, issued to Clyde
             Cablevision (renamed CableTel Glasgow) for the
             Bearsden and Milngavie Cable Franchise, Scotland(5)
  99.35      License, dated January 29, 1991, issued to Clyde
             Cablevision (renamed CableTel Glasgow) for the Paisley
             and Renfrew Cable Franchise, Scotland(5)
  99.36      License, dated June 7, 1985, issued to Clyde
             Cablevision Ltd (renamed CableTel Glasgow) for North
             West Glasgow and Clydebank, Scotland(5)
  99.37      License, dated January 29, 1991, issued to Clyde
             Cablevision (renamed CableTel Glasgow) for the Greater
             Glasgow cable franchise, Scotland(5)
  99.38      License, dated October 13, 1993, issued to Insight
             Communications Cardiff Limited (renamed CableTel
             Cardiff Limited) for Cardiff, Wales(5)
  99.39      License, dated January 22, 1991, issued to Newport
             Cablevision Limited (renamed CableTel Newport), for
             Newport Cable franchise Wales(5)
  99.40      License, dated May 18, 1990, issued to Cable and
             Satellite Television Holdings Limited (renamed
             CableTel West Glamorgan) for West Glamorgan, Wales(5)
  99.41      License, dated December 20, 1990, issued to Kirklees
             Cable (renamed CableTel Kirklees) for the Huddersfield
             and Dewsbury cable franchise, England(5)
  99.42      License, dated October 13, 1993, issued to Insight
             Communications Guildford Limited (renamed CableTel
             Surrey and Hampshire Limited) for the West Surrey/East
             Hampshire (Guildford) Cable Franchise, England(5)
  99.43      License, dated January 20, 1995, issued to CableTel
             Bedfordshire Ltd. for the area of South Bedfordshire,
             England(5)
  99.44      License, dated January 20, 1995, issued to CableTel
             North Bedfordshire Ltd. for the area of Bedford,
             England(5)
  99.45      License, dated January 20, 1992, issued to Cable and
             Satellite Television Holdings Limited (renamed
             CableTel West Glamorgan Limited) for the area of
             Swansea, Neath and Port Talbot, Wales(5)
  99.46      License, dated January 20, 1995, issued to Cabletel
             Hertfordshire Ltd. for the area of Hertford, Cheshunt
             and Ware (Lea Valley), England(5)
  99.47      License, dated January 20, 1995, issued to Cabletel
             Central Hertfordshire Ltd. for the area of Central
             Hertfordshire, England(5)
  99.48      License, dated July 21, 1995, issued to CableTel
             Kirklees(5)
  99.49      License, dated June 8, 1995, issued to CableTel
             Bedfordshire Ltd.(5)
  99.50      License, dated October 27, 1995, issued to Metro South
             Wales Limited for the area of Neyland, Wales(5)


 EXHIBIT NO.                       DESCRIPTION                        PAGE NO.
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
  99.51      License, dated October 27, 1995, issued to Metro South
             Wales Limited for the area of Cwmgors, Wales(5)
  99.52      License, dated October 27, 1995, issued to Metro South
             Wales Limited for the area of Ammanford, Wales(5)
  99.53      License, dated October 27, 1995, issued to Metro South
             Wales Limited for the area of Carmarthen, Wales(5)
  99.54      License, dated October 27, 1995, issued to Metro South
             Wales Limited for the area of Haverfordwest, Wales(5)
  99.55      License, dated October 27, 1995, issued to Metro South
             Wales Limited for the area of Pembroke Dock, Wales(5)
  99.56      License, dated October 27, 1995, issued to Metro South
             Wales Limited for the area of Milford Haven, Wales(5)
  99.57      License, dated October 27, 1995, issued to CableTel
             South Wales Limited for the area of Glamorgan and
             Gwent, Wales(5)
  99.58      License, dated January 26, 1996, issued to Cabletel
             South Wales Limited, for part of the Glamorgan area(5)
  99.59      License, dated November 3, 1997, issued to NTL (UK)
             Group, Inc. for the Provision of Radio Fixed Access
             Operator Services(10)
  99.60      Agreement and Plan of Amalgamation; Undertaking of
             Comcast Corporation; Undertaking of Warburg, Pincus
             Investors, L.P.(11)

--------
 *   Filed herewith.
**   To be filed by amendment.
 (1) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570.
 (2) Incorporated by reference from the Company's Registration Statement on Form S-4, File No. 33-92794.
 (3) Incorporated by reference from the Company's Registration Statement on Form S-3, File No. 33-92792.
 (4) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63572.
 (5) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 20, 1996.
 (6) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 26, 1997.
 (7) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-1010.
 (8) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-07879.
 (9) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-16751.
(10) Incorporated by reference to the Company's Annual Report on Form 10-K, filed on March 28, 1997.
(11) Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on March 30, 1998.